AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 12, 1999
                                                      REGISTRATION NO. 333-71213

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               -----------------


                                 PRE-EFFECTIVE
                                AMENDMENT NO. 1
                                       TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933


                               -----------------

                        MINNESOTA CORN PROCESSORS, LLC
            (Exact name of Registrant as specified in its charter)


            COLORADO                                 31199                       41-1928467
 (State or other jurisdiction of         (Primary Standard Industrial         (I.R.S. Employer
  incorporation or organization)           Classification Code Number)       Identification No.)


                 901 NORTH HIGHWAY 59, MARSHALL, MN 56258-2744 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                                L. DAN THOMPSON
                        MINNESOTA CORN PROCESSORS, INC.
                             901 NORTH HIGHWAY 59
                            MARSHALL, MN 56258-2744
                                (507) 537-2676
      (Name, address, including zip code, and telephone number, including area code, of agent for service)
                               -----------------
                                  COPIES TO:

      Ronald D. McFall, Esq.                             David P. Swanson
   Doherty, Rumble & Butler, P.A.                      Dorsey & Whitney, LLP
 2800 Minnesota World Trade Center                    Pillsbury Center South
     30 East Seventh Street                           220 South Sixth Street
      Saint Paul, MN 55101                             Minneapolis, MN 55402

                               -----------------

     Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective and all other conditions to the conversion pursuant to the Transaction Agreement described herein have been satisfied or waived.
     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. -
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. -
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

                               ------------------



     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRATION SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1993 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

[COMPANY LOGO GRAPHIC OMITTED]



                        MINNESOTA CORN PROCESSORS, LLC
                              ------------------
                      INFORMATION STATEMENT -- PROSPECTUS
                          RELATING TO THE CONVERSION
                      OF MINNESOTA CORN PROCESSORS, INC.
                     TO A COLORADO LIMITED LIABILITY COMPANY

     The Board of Directors of Minnesota Corn Processors, Inc. has determined to convert Minnesota Corn Processors, Inc. from a Minnesota cooperative into a Colorado limited liability company. To accomplish the conversion, we propose to take the following steps:

   o First, Minnesota Corn Processors, Inc. will merge with and into Minnesota Corn Processors Colorado, a Colorado cooperative which has been newly formed to effectuate the conversion.

   o Second, immediately after the initial merger, MCP Colorado will merge with and into Minnesota Corn Processors, LLC, a newly formed Colorado limited liability company.

     The effect of the two mergers is to convert Minnesota Corn Processors, Inc. into a Colorado limited liability company. As a result of the two mergers, each unit of equity participation of Minnesota Corn Processors, Inc. that you hold will be converted into one Class A unit of the new limited liability company. Each member holding 5,000 or more Class A units will be entitled to one vote. Your shares of common stock of Minnesota Corn Processors, Inc. will be canceled in the conversion. Nonvoting units of equity participation of MCP held by Archer Daniels Midland Company will be converted into nonvoting Class B units of the new limited liability company. Each Class A unit and Class B unit represent a share of the profits and losses of the new limited liability company as well as the right to receive distributions. In addition, the stated amount of any patronage dividend that was issued as a nonqualified written notice of allocation will be converted into a nonvoting financial interest in the new limited liability company that will have rights comparable to such nonqualified written notices. Each holder of nonvoting financial interests in the new limited liability company will have limited rights to receive distributions and profit allocations.

     As the sole shareholder of MCP Colorado before the initial merger, Minnesota Corn Processors, Inc. has approved the second merger between MCP Colorado and the new limited liability company. Although you will not vote on the second merger, neither the first merger nor the second merger will happen unless members approve the first merger. So, if you vote in favor of the first merger, it will have the same effect as if you voted in favor of the second merger.

     We have scheduled a special meeting of members of Minnesota Corn Processors, Inc. on ______, 1999 at Jackpot Junction, Morton, Minnesota to vote on the merger between Minnesota Corn Processors, Inc. and MCP Colorado. In addition, we will hold regional information meetings in ___________ and ___________ to answer any questions you may have relating to the conversion. To vote on the proposed merger, you must use the enclosed mail ballot. ADDITIONAL BALLOTS WILL NOT BE DISTRIBUTED AT ANY REGIONAL INFORMATION MEETING OR THE SPECIAL MEETING. Please take the time to vote by completing and returning the enclosed ballot by _______, 1999. YOUR VOTE IS VERY IMPORTANT.

     See "Risk Factors" beginning on page ___ to read about certain factors you should consider before voting.

     This document provides detailed information about the proposed conversion and the new limited liability company. You should carefully review this entire document. We strongly support the conversion and enthusiastically recommend that you vote in favor of the merger.


                                            Jerry Jacoby
                                            Chairman

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES TO BE ISSUED IN THE MERGER OR DETERMINED IF THIS JOINT INFORMATION STATEMENT/PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     Information Statement-Prospectus dated _______, 1999, and first mailed to members on _______, 1999.

[COMPANY LOGO GRAPHIC OMITTED]



                        MINNESOTA CORN PROCESSORS, INC.
                ----------------------------------------------
                 901 NORTH HIGHWAY 59, MARSHALL, MN 56258-2744

                ----------------------------------------------
                     NOTICE OF SPECIAL MEETING OF MEMBERS

                          TO BE HELD ON _______, 1999

To the Members:

     Notice is hereby given that a Special Meeting of Members of Minnesota Corn Processors, Inc. (the "Cooperative"), a Minnesota cooperative, will be held on _______, 1999, at _______, local time, at Jackpot Junction, Morton, Minnesota, for the following purposes:

     To consider and vote upon a proposal to approve (i) the Plan of Merger ("MCP Merger Agreement"), dated as of _______, 1999 by and between the Cooperative and Minnesota Corn Processors Colorado, a newly formed Colorado cooperative ("MCP Colorado") and (ii) the Transaction Agreement, dated as of _______, 1999, by and among the Cooperative, MCP Colorado and Minnesota Corn Processors, LLC, a newly formed Colorado limited liability company (the "LLC"). The MCP Merger Agreement provides for the merger of the Cooperative with and into MCP Colorado ("MCP Merger"), upon the terms and subject to the conditions set forth in the MCP Merger Agreement and the Transaction Agreement. If the MCP Merger Agreement is approved, immediately after the effective time of the MCP Merger and without further action by members of the Cooperative, MCP Colorado will merge with and into the LLC. As a result of both mergers (i) the LLC will be the surviving entity, (ii) members of the Cooperative will become members of the LLC and receive a number of Class A units of the LLC equal to the number of units of equity participation they hold as of _______, 1999, (iii) nonmembers of the Cooperative (i.e., ADM) holding nonvoting units of equity participation will become non-voting members of the LLC and receive Class B units of the LLC and (iv) holders of nonqualified written notices of allocation will receive nonvoting financial interests in the LLC.

The close of business on __________, 1999 has been fixed as the record date for determining those members entitled to vote at the Special Meeting and any adjournments or postponements of the meeting.

Regional information meetings will be held on _______, 1999 in ___ and on _______, 1999 in _______.

You are invited to attend a regional information meeting and the Special Meeting. If you are unable to attend, please complete and return the enclosed mail ballot to the Cooperative in the envelope provided. We must receive your ballot by , 1999. YOU MAY VOTE ON THE PROPOSED MERGER ONLY BY USING THE ENCLOSED BALLOT. NO ADDITIONAL BALLOTS WILL BE DISTRIBUTED AT ANY REGIONAL INFORMATION MEETING OR THE SPECIAL MEETING. NO PROCEDURES EXIST FOR A MEMBER TO REVOKE A BALLOT ONCE THE BALLOT HAS BEEN RECEIVED BY THE COOPERATIVE.

                                            By Order of the Board of Directors


                                            -----------------------------------
                                            Jerry Jacoby

                                            Chairman

_______, 1999
Marshall, Minnesota

     THE BOARD OF DIRECTORS OF MINNESOTA CORN PROCESSORS, INC. UNANIMOUSLY RECOMMENDS THAT MEMBERS VOTE FOR APPROVAL OF THE MCP MERGER AGREEMENT AND THE TRANSACTION AGREEMENT.

                               TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE CONVERSION .....................................    1
SUMMARY ........................................................................    2
RISK FACTORS ...................................................................    8
     Certain Risks Related to Federal Income Tax Consequences ..................    8
     Lack of Public Market for Class A Units; Restrictions on Transfers ........    9
     Intense Competition .......................................................    9
     Sensitivity to Corn Prices ................................................   10
     Leverage, Ability to Service Debt and Restrictive Covenants ...............   10
     Government Regulation .....................................................   10
CAUTIONARY STATEMENT REGARDING
 FORWARD-LOOKING INFORMATION ...................................................   11
THE SPECIAL MEETING ............................................................   12
     General ...................................................................   12
     Matters to be Considered ..................................................   12
     Who Can Vote ..............................................................   12
     How You Can Vote ..........................................................   12
     Votes Required ............................................................   12
     Recommendation of the Cooperative Board ...................................   12
THE CONVERSION .................................................................   13
     Reasons for the Conversion ................................................   13
     Recommendation of the Cooperative Board ...................................   13
     Appraisal Opinion .........................................................   14
     Material Federal Income Tax Consequences ..................................   14
     Accounting Treatment ......................................................   19
     Regulatory Approval .......................................................   19
     Absence of Dissenters' Rights .............................................   19
     Federal Securities Law Consequences .......................................   19
THE MERGER AGREEMENTS AND THE TRANSACTION AGREEMENT ............................   20
     Merger with MCP Colorado (MCP Merger Agreement) ...........................   20
     Merger with the LLC (LLC Merger Agreement) ................................   20
     Exchange of Certificates ..................................................   21
     Effective Time ............................................................   21
     Employee Benefit Plans ....................................................   21
     Patronage Distributions ...................................................   21
     1996 Loss Payables ........................................................   22
     Representation and Warranties .............................................   22
     Conditions to Consummation of the Mergers .................................   22
     Conduct of Business Prior to Conversion ...................................   23
     Termination ...............................................................   23
     Amendment .................................................................   23
     Indemnification and Insurance .............................................   23
SELECTED FINANCIAL DATA ........................................................   25
MANAGEMENT'S DISCUSSION AND ANALYSIS
 OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS ..............................   26
     Overview And Outlook ......................................................   26
     Results of Operations .....................................................   26
     Liquidity and Capital Resources ...........................................   28
     Year 2000 .................................................................   29


                                                                            PAGE
                                                                            -----
BUSINESS .......................................................................   30
     Overview ..................................................................   30
     The Corn Sweetener and Ethanol Markets ....................................   30
     Corn Procurement ..........................................................   32
     Wet Milling Operations ....................................................   32
     Products ..................................................................   34
     Product Quality ...........................................................   35
     Sales and Distribution ....................................................   35
     Competition ...............................................................   36
     Government Regulation and Environmental Matters ...........................   36
     Production Facilities .....................................................   36
     Legal Proceedings .........................................................   37
     Employees .................................................................   37
MANAGEMENT .....................................................................   38
     Directors .................................................................   38
     Committees of the Board ...................................................   42
     Compensation of Directors .................................................   43
     Executive Officers ........................................................   43
     Executive Compensation ....................................................   44
     Employee Benefit Plans ....................................................   44
     Management Stock Purchase Program .........................................   45
     Employment Agreements .....................................................   45
     Security Ownership of Management ..........................................   46
DESCRIPTION OF MEMBERSHIP UNITS ................................................   47
     General ...................................................................   47
     Qualifications for Membership .............................................   47
     Class A Units .............................................................   47
     Class B Units .............................................................   48
     Distributions .............................................................   48
     Capital Accounts and Contributions ........................................   48
     Allocation of Profits and Losses; Special Allocation Rules ................   48
     Restrictions on Transfer of Units .........................................   48
     Distribution of Assets Upon Liquidation ...................................   49
     Amendments to Operating Agreement .........................................   49
COMPARISON OF CERTAIN RIGHTS OF MEMBERS ........................................   50
     Taxation ..................................................................   50
     Limited Liability .........................................................   50
     Distributions; Corn Delivery Obligation ...................................   50
     Authorized Capital ........................................................   51
     Membership Interests ......................................................   51
     Liquidity and Transferability .............................................   51
     Voting Rights .............................................................   52
     Termination of Membership ................................................    52
     Redemption ................................................................   52
     Annual Meetings ...........................................................   53
     Vote on Extraordinary Transactions ........................................   53
     Amendment of Governing Documents ..........................................   53
     Preemptive Rights .........................................................   53
     Appraisal Rights of Dissenting Members ....................................   53
     Liquidating Rights ........................................................   54
     Financial Reporting .......................................................   54

                                                                                  PAGE
                                                                                  -----

     Fiduciary Duties ..........................................................   54
     Indemnification of Officers and Directors .................................   55
CERTAIN FEDERAL INCOME TAX CONSIDERATIONS ......................................   56
     Tax Status of the LLC .....................................................   56
     Publicly Traded Partnership Rules .........................................   56
     Treatment of the LLC's Operations .........................................   58
     Tax Consequences of LLC Unit Ownership ....................................   59
     Tax Consequences of Disposition of Units ..................................   60
     Other Tax Matters .........................................................   62
LEGAL MATTERS ..................................................................   64
EXPERTS ........................................................................   64
WHERE YOU CAN FIND MORE INFORMATION ............................................   65
PRO FORMA CONDENSED FINANCIAL INFORMATION ......................................   66
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS .....................................   81
APPENDIX A: MCP Merger Agreement ...............................................   A-1
APPENDIX B: LLC Merger Agreement ...............................................   B-1
APPENDIX C: Transaction Agreement ..............................................   C-1
APPENDIX D: Operating Agreement of Minnesota Corn Processors, LLC ..............   D-1
APPENDIX E: Summarization Letter of Appraisal Opinion,
            dated February 1, 1999 .............................................   E-1

                  QUESTIONS AND ANSWERS ABOUT THE CONVERSION


Q: Why is Minnesota Corn Processors converting to a limited liability company? How will I benefit?

A: The conversion is necessary to continue to ensure that any earnings generated by the business is not subject to federal "double taxation" (once at the company level when earned and once again at the member level when distributed). We also believe that the limited liability company structure will give us the flexibility to compete more effectively by removing constraints to corn procurement.


Q:      What will I receive in the conversion?

A. You will receive one Class A unit of the new limited liability company for each unit of equity participation of Minnesota Corn Processors you own on _______, 1999. Also, you will continue to be a member of the LLC, with voting rights on a one vote per member basis, as long as you own 5,000 Class A units.


Q: Will I continue to get value-added payments?

A: No, but you will be entitled to receive cash distributions in proportion to your equity interest in the new limited liability company, subject to applicable loan covenants and the approval of the Board of Directors.


Q: Do I have to pay self-employment taxes on the income allocations or cash distributions?

A: No. Based on proposed regulations, it appears probable that limited liability company members generally will not be subject to self-employment tax.


Q: What happens to the amount I owe the Cooperative for losses allocated to me in 1996?

A: If you have not yet paid us for your share of the 1996 loss, the unpaid amount will carry over as a lien against the Class A units you receive in the conversion. Upon a transfer of your Class A units, you must pay off this liability. In addition, the allocated losses will also be deducted from future cash distributions, in a manner consistent with Minnesota Corn Processor's previous plan.


Q:      How will I be taxed on the conversion?

A: You will recognize gain or loss for federal income tax purposes in the conversion in an amount equal to the difference between the fair market value of the Class A units you receive and the tax basis of your units of equity participation. To review how the value of the new units has been determined, see pages ___ - ___.


Q:      Will the new units trade any differently?

A: Generally, no. Although the liquidity for the Class A units may be enhanced by not restricting ownership to agricultural producers, the Class A units will not trade on any stock exchange or on a less formal secondary market. To review the restrictions on transfers, see pages ___
        - ___.


Q:      Should I send in my stock certificates?

A: No, you do not need to exchange your current certificates for new ones. After the conversion, each unit of equity participation you now own will automatically represent one Class A unit of the new limited liability company.

                                    SUMMARY

     THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO UNDERSTAND THE TRANSACTION FULLY AND FOR A COMPLETE DESCRIPTION OF THE LEGAL TERMS OF THE CONVERSION, YOU SHOULD READ THIS ENTIRE DOCUMENT AND THE APPENDICES.


MINNESOTA CORN                      Established as a farmer-owned
PROCESSORS, INC.                    cooperative under Minnesota law in
                                    1980, Minnesota Corn Processors, Inc.
                                    (the "Cooperative") is a large
                                    processor of corn and the second
                                    largest producer of ethanol in the
                                    United States. MCP produces high
                                    fructose corn sweeteners, corn syrup,
                                    corn starch, ethanol and feed
                                    co-products. These products are used
                                    in a variety of industries. The
                                    principal offices of the Cooperative
                                    are located at 901 North Highway 59,
                                    Marshall, MN 56258-2744. The
                                    telephone number is 507-537-2676.

MINNESOTA CORN                      Minnesota Corn Processors, LLC (the
PROCESSORS, LLC                     "LLC") is a newly formed limited
                                    liability company organized under the
                                    laws of Colorado. A limited liability
                                    company is a form of business entity
                                    that possesses both corporate and
                                    partnership characteristics. It is
                                    generally characterized as a
                                    partnership for federal income tax
                                    purposes (the entity pays no federal
                                    income tax), while providing
                                    corporate-type limited liability
                                    (members are not personally liable
                                    for the Cooperative's debts and
                                    obligations). The Cooperative is
                                    currently the sole member of the LLC.
                                    The address and telephone number will
                                    be the same as those of the
                                    Cooperative.

MINNESOTA CORN                      Minnesota Corn Processors Colorado
PROCESSORS COLORADO                 ("MCP Colorado") is a newly formed
                                    Colorado cooperative that has been
                                    organized to accomplish the
                                    conversion of the Cooperative into a
                                    limited liability company. MCP
                                    Colorado is currently a wholly-owned
                                    subsidiary of the Cooperative.

OUR REASONS FOR THE                 Because of the amount of corn
CONVERSION                          required to operate our wet milling
                                    facilities and the location of the
                                    facilities relative to our members,
                                    we have become increasingly concerned
                                    in recent years about our ability to
                                    maintain and operate a corn delivery
                                    program on a cooperative basis
                                    without imposing a heavy corn
                                    delivery burden on our members. To
                                    avoid any potential challenge to our
                                    status as a cooperative, your Board
                                    of Directors has thoroughly
                                    considered three alternatives: (1)
                                    continuing to claim cooperative tax
                                    status and risk a potential
                                    substantial future tax liability if
                                    an IRS challenge is successful, (2)
                                    electing to be taxed as a corporation
                                    and subject to two levels of
                                    potential tax on income earned by the
                                    business and (3) converting into a
                                    limited liability company to
                                    reasonably assure that our income is
                                    subject to only one level of federal
                                    income tax. An appraisal suggests
                                    that the current value of the
                                    Cooperative makes it feasible to
                                    convert to a limited liability
                                    company and the Board has concluded
                                    that the conversion is the most
                                    attractive of the three options
                                    considered.

HOW THE CONVERSION WILL             The conversion will involve two
BE COMPLETED                        steps:
                                    (1) The Cooperative has created a new
                                        Colorado cooperative (MCP
                                        Colorado) and will merge into MCP
                                        Colorado. Initially, all shares
                                        of stock and units of equity
                                        participation of the Cooperative
                                        will be converted into
                                        corresponding equal amounts of
                                        stock and units of equity
                                        participation of MCP Colorado.
                                        MCP Colorado's Articles of
                                        Incorporation and Bylaws will be
                                        substantially identical to the
                                        Cooperative's. This merger, which
                                        we refer to as the MCP Merger, is
                                        necessary because Minnesota law
                                        does not permit a merger between
                                        a cooperative and a limited
                                        liability company. Also, this
                                        merger allows us to avoid paying
                                        deed taxes on the transfer of
                                        real property in connection with
                                        the conversion.

                                    (2)  Immediately after the MCP Merger takes
                                         effect, MCP Colorado will merge into
                                         the new limited liability company,
                                         which we refer to as the LLC Merger. As
                                         a result, the LLC will own all of the
                                         assets and assume all of the
                                         liabilities of the Cooperative. All
                                         shares of stock of MCP Colorado will be
                                         canceled, and all units of equity
                                         participation of MCP Colorado will be
                                         converted into Class A or Class B
                                         membership interests of the LLC. All
                                         nonqualified written notices of
                                         allocation will be converted into
                                         nonvoting financial interests in the
                                         LLC having comparable rights. The LLC
                                         has been organized under Colorado law
                                         because the provisions of the Colorado
                                         Limited Liability Company Act provide a
                                         greater deal of flexibility in
                                         structuring a customized business
                                         entity than those of the Minnesota
                                         Limited Liability Company Act.

                                    WE HAVE ATTACHED THE AGREEMENTS WHICH
                                    DESCRIBE THE LEGAL TERMS OF THE
                                    CONVERSION AS APPENDIX A, B AND C TO
                                    THIS DOCUMENT. WE ENCOURAGE YOU TO
                                    READ EACH AGREEMENT.

VOTE REQUIRED TO APPROVE            You are being asked to vote on the
THE MERGER                          MCP Merger only, and you will not
                                    vote on the LLC Merger. The
                                    Cooperative, as the sole stockholder
                                    of MCP Colorado, has approved the LLC
                                    Merger. The LLC Merger (and thus the
                                    conversion) will not take effect,
                                    however, unless the MCP Merger is
                                    approved by members.
                                    You can vote if you owned shares of
                                    Common Stock of the Cooperative as of
                                    the close of business on _____, 1999.
                                    Each voting member will have one vote
                                    regardless of the number of units of
                                    equity participation owned. The
                                    favorable vote of two-thirds of the
                                    votes cast, in person or by mail, at
                                    the special meeting is required to
                                    approve the MCP Merger.

WHAT YOU WILL RECEIVE IN            As a result of the MCP Merger and LLC
THE CONVERSION                      Merger, you will receive one Class A
                                    unit of the LLC for every unit of equity participation of the Cooperative you own on _____, 1999. Your shares of common stock of the Cooperative will be canceled. Each Class A unit represents a share of the profits and losses of the new limited liability company. As long as you own 1,000 Class A units, you will be a member of the LLC and you will be entitled to one vote if you own 5,000 or more Class A units. If you hold a nonqualified written notice of allocation, it will be converted into a nonvoting financial interest ("Special
                                    Financial Interest") in the LLC having
                                    comparable rights. Each nonvoting equity participation unit held by Archer
                                    Daniels Midland Company will be
                                    converted into one Class B unit of the
                                    new limited liability company. Class B
                                    units are nonvoting interests
                                    participating in the profit and losses
                                    of the new limited liability company.

                                    You do not need to surrender the
                                    certificates representing your units
                                    of equity participation or exchange
                                    them for new certificates
                                    representing the Class A units. After
                                    the conversion, certificates
                                    representing units of equity
                                    participation of the Cooperative will
                                    automatically represent Class A units
                                    of the new limited liability company.

TAX CONSEQUENCES OF                 The conversion into a limited
THE CONVERSION                      liability company will be a taxable
                                    event for both the Cooperative and
                                    its members, though the Cooperative
                                    does not expect to incur a tax
                                    liability based on the appraisal
                                    received by the Cooperative. The
                                    amount of taxable gain or loss that
                                    you will recognize will depend on
                                    whether the value of your Class A
                                    units received in the conversion is
                                    greater or less than the aggregate
                                    tax basis in your stock and units of
                                    equity participation of the
                                    Cooperative. We believe that the
                                    Special Financial Interests in the
                                    LLC that will be issued to holders of
                                    nonqualified written notices of
                                    allocation do not have an
                                    ascertainable value and therefore
                                    will not result in taxable gain. To
                                    review tax consequences in more
                                    detail, see pages ___. THE ACTUAL TAX
                                    CONSEQUENCES OF THE CONVERSION TO YOU
                                    MAY BE COMPLICATED. YOU SHOULD
                                    CONSULT YOUR OWN TAX ADVISOR FOR A
                                    FULL UNDERSTANDING OF THE TAX
                                    CONSEQUENCES OF THE CONVERSION.

APPRAISAL                           In evaluating the potential tax
                                    impact of the conversion on the
                                    Cooperative and its members, the
                                    Board of Directors considered the
                                    opinion of American Appraisal
                                    Associates(R) that, as of September
                                    30, 1998, the appraised value of the
                                    Cooperative was $290.6 million and,
                                    after appropriate discounts for
                                    minority interest and lack of
                                    marketability, the liquidating value
                                    per unit was $1.10. We have attached
                                    a summarization letter of this opinion as Appendix E to this document. We encourage you to read it.


CONDITIONS TO                       The completion of the conversion
THE CONVERSION                      depends on the satisfaction (or
                                    waiver) of a number of conditions,
                                    including:

                                    o  approval of the MCP Merger by
                                       members;
                                    o  the absence of any court order or
                                       legal restraint blocking the
                                       conversion;
                                    o  the absence of any pending or
                                       threatened governmental action
                                       seeking to prohibit the
                                       conversion;
                                    o  receipt of the consent of Archer
                                       Daniels Midland Company; and
                                    o  receipt of the consent of lenders.

ACCOUNTING TREATMENT                We expect the conversion will be
                                    treated in a manner similar to that
                                    of a "pooling of interests"
                                    transaction under generally accepted
                                    accounting principles. This means
                                    that, for accounting and financial
                                    reporting purposes, no gain or loss
                                    will be recognized at the time of the
                                    conversion and the book value of the
                                    assets and liabilities of the
                                    Cooperative at the time of the
                                    conversion will carry over to the
                                    LLC.

NO DISSENTERS' RIGHTS               Under Minnesota law, you have no
                                    right to demand an appraisal of your
                                    shares in connection with the
                                    conversion and to receive a cash
                                    payment for the fair value of your
                                    shares.

TAX IMPLICATIONS TO MEMBERS         As a limited liability company, the
FOLLOWING THE CONVERSION            LLC will pay no federal income tax on
                                    its taxable income and will pass its
                                    taxable income or loss to members in
                                    proportion to their relative
                                    ownership interests. If distributions
                                    are made to the holders of Special
                                    Financial Interests, a corresponding
                                    amount of income or gain will be
                                    specially allocated to them. When we
                                    allocate income or loss to you, you
                                    will be taxed on that income or,
                                    subject to substantial restrictions,
                                    may deduct that loss. This tax will
                                    be imposed regardless of whether we
                                    actually distribute cash or property
                                    to you.

MANAGEMENT AFTER THE                The present Board of Directors and
CONVERSION                          management team of the Cooperative
                                    will continue to manage the LLC after
                                    the conversion. Each director will
                                    continue to represent one of eight
                                    geographic districts and will be
                                    elected by the voting members
                                    residing in the director's district.

DIFFERENCES IN THE RIGHTS           If the conversion is completed, you
OF MEMBERS                          will become a member of a limited
                                    liability company, and your rights
                                    will be governed by Colorado law and
                                    by the Operating Agreement. In most
                                    respects, the rights of members under
                                    these provisions are similar to your
                                    current rights as a member of the
                                    Cooperative. There are some
                                    differences, including:

                                    o  Members are not required to
                                       produce or deliver corn and the
                                       existing Marketing Agreement will
                                       be terminated.
                                    o  Distributions by the LLC will be
                                       based on investment (equity)
                                       rather than patronage.
                                    o  No person may own less than 1,000
                                       Class A units or more than 2% of
                                       the issued and outstanding Class A
                                       units.
                                    o  Members owning less than 5,000
                                       Class A units have no voting
                                       rights.

                                    WE HAVE ATTACHED THE OPERATING
                                    AGREEMENT AS APPENDIX D TO THIS
                                    DOCUMENT. PLEASE READ THE AGREEMENT.
                                    IT IS THE LEGAL DOCUMENT THAT GOVERNS
                                    THE PURPOSE, POWERS AND INTERNAL
                                    AFFAIRS OF THE NEW LIMITED LIABILITY
                                    COMPANY.

TRADING OF CLASS A UNITS            The Board of Directors of the LLC
                                    must approve all transfers and will
                                    not recognize any transfer that would
                                    result in us losing our partnership
                                    tax status.

FORWARD-LOOKING                     We have made forward-looking
STATEMENTS MAY                      statements in this document that are
PROVE INACCURATE                    subject to risks and uncertainties.
                                    When we use words such as "believes,"
                                    "expects," "anticipates," "will" or
                                    similar expressions, we are making
                                    forward-looking statements. Many
                                    possible events or factors, some of
                                    which are discussed under "Risk
                                    Factors" in this document, could
                                    affect our future financial condition
                                    and results and could cause those
                                    results to differ materially from
                                    those expressed in our
                                    forward-looking statements. These
                                    events or factors include:

                                    o  General economic, market and
                                       competitive forces affecting our
                                       corn processing and marketing
                                       business.
                                    o  Legislative or regulatory changes
                                       affecting our business.
                                    o  The risk that our analysis of
                                       these forces and changes could be
                                       incorrect or that the strategies
                                       developed to address them could be
                                       unsuccessful.

                         SUMMARY FINANCIAL INFORMATION

     The following table sets forth summary historical financial information of Minnesota Corn Processors, Inc. We derived this information from the consolidated financial statements of Minnesota Corn Processors, Inc. The audited financial statements have been audited by Clifton Gunderson L.L.C., independent auditors.

     Fiscal year 1997 was a six-month period because Minnesota Corn Processors, Inc. changed its fiscal year end from September 30 to March 31.

     You should read the financial information presented below along with our consolidated financial statements and related notes that we include at the end of this document. For a narrative explanation of the following financial information, see "Management's Discussion and Analysis of Financial Condition and Results of Operations."


                                                                      PERIOD ENDED       YEAR             (UNAUDITED)
                                                                        MARCH 31,       ENDED          SIX MONTHS ENDED
                                         YEAR ENDED SEPTEMBER 30,      (6 MONTHS)     MARCH 31,          SEPTEMBER 30,
                                      ------------------------------ -------------- ------------- ---------------------------
                                         1994      1995      1996         1997           1998          1997          1998
                                      --------- --------- ---------- -------------- ------------- ------------- -------------
                                                                           (in millions)
STATEMENT OF OPERATIONS DATA:
 Net Revenues .......................  $   233   $   327   $   420      $    237      $   563       $   293       $   322
 Operating income (loss) ............       26        57       (46)           10           (8)           (5)            7
 Net income (loss) ..................       24        47       (63)          (10)         (45)          (23)           (1)
 Outstanding units of equity
  participation at year end .........     76.3      76.3      76.2         136.7        195.7         195.7         195.7

BALANCE SHEET DATA:
 Working capital (deficit) ..........       19       (31)     (363)         (352)          43            45            77
 Total assets .......................      326       491       662           672          650           655           653
 Long-term debt(1) ..................      137       164         6             1          295           291           318
 Member equity ......................      131       201       201           212          286           308           285

OTHER DATA:
 EBITDA(2) ..........................       42        78       (16)           28           30            20            34
 Capital expenditures ...............      102       172       208            12           13             6             5

-----------------
(1) Does not reflect the retirement of $28 million of indebtedness in November 1998.

(2) EBITDA represents earnings (loss) before interest, income taxes, depreciation and amortization. It is presented to enhance an understanding of our operating results and ability to service debt and is not intended to represent cash flow or net earnings under U.S. generally accepted accounting principles ("GAAP"). Our use of EBITDA may not be comparable to similarly titled measures used by other companies.

               SUMMARY UNAUDITED PRO FORMA FINANCIAL INFORMATION

     In the table below, we present consolidated income statement data for the LLC for the fiscal year ended March 31, 1998 and the six months ended September 30, 1998, as if the conversion had been completed on April 1, 1997. We present consolidated balance sheet information as of March 31, 1998, as if the conversion had been completed as of such date.

     The following information is provided for illustrative purposes only and does not necessarily reflect what the results of operations or financial position of the LLC would have been if the conversion had actually occurred on the dates specified. Please see "Unaudited Pro Forma Financial Information" on page ___ for a more detailed explanation of this analysis.


                                     UNAUDITED             UNAUDITED
                                     YEAR ENDED         SIX MONTHS ENDED
                                   MARCH 31, 1998      SEPTEMBER 30, 1998
                                   --------------      ------------------
                                      PRO FORMA            PRO FORMA
                                      ---------            ---------
                                                (IN MILLIONS)
Statement of Operations Data:
       Net Revenues                   $  563
       Operating Income (Loss)            (8)
       Net Income (Loss)                 (45)

Balance Sheet Data:
       Working Capital                    42
       Total Assets                      650
       Long-Term Debt                    295
       Member Equity                     286

                                 RISK FACTORS

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW BEFORE MAKING A VOTING
                                   DECISION.

CERTAIN RISKS RELATED TO FEDERAL INCOME TAX CONSEQUENCES

IMPORTANCE OF THE APPRAISAL

     The conversion from a cooperative into a limited liability company will be a taxable transaction. The amount of taxable gain or loss that the Cooperative and its members must recognize will depend on the aggregate fair market value of the Cooperative as a going concern as well as the fair market value of each Class A unit issued to members. Based on the Appraisal, the aggregate tax basis exceeds the appraised value of our assets. This means that we will have a nondeductible loss on liquidation and will not incur a tax liability.

     Although some members (principally those who purchased all or most of their units of equity participation in 1982) may incur substantial capital gains, we expect that most members will incur capital losses. The deductibility of capital losses incurred by individuals is limited to their capital gains in the taxable year plus $3,000. Unused capital losses may be carried forward indefinitely. Accordingly, many members may be unable to fully utilize their capital loss in the year of the conversion.

     In deciding to proceed with the conversion, your Board has relied on accuracy of the Appraisal. The Appraisal is not binding on the IRS. Accordingly, while we have no reason to believe that the IRS will challenge the Appraisal as an accurate determination of the value of the Cooperative, there is a risk that the IRS might determine that the Cooperative or its members must recognize gain for federal income tax purposes. Furthermore, the Appraisal is subject to adjustment for changes occurring between the appraisal date, September 30, 1998, and the conversion date.

OTHER INCOME TAX RISKS OF THE CONVERSION

     In addition to challenging the overall valuation of the Cooperative and the LLC units received by the unit holders, the IRS might also might challenge: (1) the apportionment of values to specific assets and the treatment of the resulting gains or losses as capital gain or loss or ordinary income or loss,
(2) the patronage or nonpatronage character of the income, gains or loss, and
(3) our treatment of the liquidation as a constructive distribution of specific assets rather than as a distribution of interests in the LLC. There are certain anti-netting rules that may become operative if such challenges are mounted by the IRS. Specifically, corporate capital losses cannot be offset against any income other than capital gains and, likewise, patronage losses, including the Cooperative's net operating loss carryover, cannot be offset against nonpatronage income or gain. For example, if the IRS were to successfully establish higher asset values, either in the aggregate or for specific assets, anticipated losses could become taxable gains that might be characterized as nonpatronage sourced which would prevent them from being offset by patronage sourced losses.

     Because we believe that the Special Financial Interests in the LLC that will be issued to holders of nonqualified written notices of allocation do not have an ascertainable value, we will not report any amount with respect to such notices to the IRS. The Appraisal does not address this valuation issue and the IRS may contend that the Interests have received value that is subject to tax as ordinary income.

TAX STATUS OF THE LLC

     We expect that the LLC will be treated as a partnership for federal income tax purposes unless there is a change of law or trading in our units is sufficient to classify the LLC as a publicly traded partnership. This means that the LLC will pay no income tax and members will pay tax on their share of the LLC's net income. We have not requested a ruling from the IRS with respect to the tax treatment of the LLC because tax classification is essentially elective under current IRS regulations.

     If the LLC is treated as a corporation for federal income tax purposes, the LLC would pay tax on its income at corporate rates (currently a maximum 35% rate), distributions would generally be taxed again to holders of Class A units as corporate dividends, and no income, gains, losses or deductions would flow through to holders of Class A units. Because a tax would be imposed upon the LLC as an entity, the cash available for distribution to unit holders would be reduced by the amount of the tax paid. Reduced distributions could cause a reduction in the value of the LLC units.

TAX LIABILITIES MAY EXCEED CASH DISTRIBUTIONS

     It is likely that unit holders may receive allocations of taxable income that exceed cash distributions from the LLC. This will occur if the LLC determines that the cash generated by the business is needed to fund the LLC's activities or other obligations, rather than being available for distribution to the LLC unit holders. The LLC will endeavor to make distributions at least sufficient to cover unit holder taxes on income allocations. However, it is possible that unit holders may be required to pay the tax liability with personal funds.

PASSIVE LOSS LIMITATIONS; POSSIBLE DISALLOWANCE OF MEMBER INTEREST DEDUCTIONS

     It is likely that a member's interest in the LLC will be treated as a "passive activity" for most unit holders. In the case of unit holders who are individuals or closely held corporations, this means that a unit holder's share of any loss incurred by the LLC will be deductible only against such holders' income or gains from other passive activities, e.g., S corporations and partnerships that conduct a business in which the holder is not a material participant. Passive activity losses that are disallowed in any taxable year are suspended and may be carried forward and used as an offset against passive activity income in future years. Upon disposition of a taxpayer's entire interest in a passive activity to an unrelated person in a taxable transaction, suspended losses with respect to that activity may then be deducted.

     Many members have borrowed to purchase their equity interest in the Cooperative and have been deducting the interest expense. After the conversion, part or all of such interest expense may not be deductible in the same manner because it must be aggregated with other items of income and loss that the member has independently experienced from passive activities and subjected to the passive activity loss limitation.

LACK OF PUBLIC MARKET FOR CLASS A UNITS; RESTRICTIONS ON TRANSFERS

     There is currently no established public trading market for the Class A units and an active trading market is unlikely to develop. We do not intend to apply for listing of the Class A units on any stock exchange or on the Nasdaq Stock Market. Consequently, you may be unable to readily resell your units.

     To maintain our partnership tax status, our Class A units and Class B units may not be traded on an established securities market or readily tradable on a secondary market (or the substantial equivalent thereof). To help ensure that a market does not develop, the Operating Agreement prohibits transfers without the approval of the Board of Directors. The Board of Directors will approve transfers that fall within "safe harbors" contained in the publicly-traded partnership rules under the Tax Code, including transfers by gift, transfers upon death of a member, transfers between family members and other transfers during the tax year that in the aggregate do not exceed 2% of the total outstanding Class A and Class B units. If any person transfers units in violation of the publicly traded partnership rules or without the prior consent of the Board, we will consider the transfer to be null and void.

INTENSE COMPETITION

     Our business operates within highly competitive markets. In the United States, we compete with other corn processors or refiners, including Archer Daniels Midland Company, Cargill, Inc. and A.E. Staley Manufacturing Company (a subsidiary of Tate & Lyle, PLC). Certain competitors are divisions of larger enterprises which may have greater financial resources than the Cooperative. Many of our products also compete with products made from raw materials other than corn. For example, high fructose corn syrup competes principally with cane and beet sugar and ethanol competes with MTBE and other oxygenate and compliance alternatives. We believe the principal competitive factors in our markets are price, product quality and service. We believe the conversion may enhance our competitiveness by removing impediments to corn procurement that result from the member corn delivery requirement under the present cooperative structure. In addition, we are responding to the competitive conditions by seeking to reduce manufacturing and distribution costs, seeking to maintain and improve product quality and pursuing activities which will enhance the service we provide to our customers.

SENSITIVITY TO CORN PRICES

     Changes in the price of corn can significantly affect our business. In general, rising corn prices produce lower profit margins and therefore represent unfavorable market conditions for the Cooperative. This is especially true when market conditions do not allow us to pass along increased corn costs to our customers. In fiscal year 1996 we incurred substantial losses. A primary cause of the losses was an exceptional increase in corn costs which we were unable to offset with higher product prices.

     The price of corn is influenced by general economic, market and government factors. These factors include weather conditions, farmer planting decisions, domestic and foreign government farm programs and policies, global demand and supply, all of which are beyond our control.

     We attempt to mitigate the impact of fluctuations in corn prices by using sophisticated financial instruments (corn futures contracts). However, such hedging activities may not result in a reduction in our corn costs or protect us from sharp increases in corn prices which we have experienced in the past.

LEVERAGE, ABILITY TO SERVICE DEBT AND RESTRICTIVE COVENANTS

     As of December 31, 1998, the Cooperative's long-term debt was approximately $290,000,000. While we believe that future operating cash flow, together with financing arrangements, will be sufficient to finance current operating requirements, it is possible our leverage and debt service requirements may make us more vulnerable to economic or market downturns. If we are unable to service our indebtedness, we may be forced to reduce or delay planned capital expenditures, sell assets, restructure our indebtedness or seek additional equity capital. There can be no assurance that any of these strategies could be effected on satisfactory terms, if at all. In addition, the terms of the Cooperative's existing debt instruments contain restrictive, financial and maintenance covenants. These covenants, among other things, place limits on our ability to make cash distributions to members. For example, cash distributions may not exceed 80% of our net earnings in any given year, unless certain financial ratios are satisfied.

GOVERNMENT REGULATION

     As a producer of food items, we are subject to extensive regulation by the FDA and other government agencies. We also are subject to various federal, state and local laws and regulations with respect to environmental matters. The failure to comply with applicable laws and regulations may adversely affect our business, operating results or financial condition.

                        CAUTIONARY STATEMENT REGARDING
                          FORWARD-LOOKING INFORMATION

     This Information Statement-Prospectus contains forward-looking statements. These statements are based on management's beliefs and expectations, and on information currently available to management. Forward-looking statements may be found under "The Conversion," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business." Also, forward-looking statements include statements in which we use words such as "believe," "expect," "anticipate," "intend," "will" or similar expressions.

     Forward-looking statements involve numerous assumptions, risks and uncertainties. Important factors that could significantly affect our current plans, anticipated actions and future financial condition and results include, among others, those set forth under the heading "Risk Factors." Actual results may differ materially from those contemplated by any forward-looking statements. We caution you not to put undue reliance on any forward-looking statements, which speak only as of the date of this Information Statement-Prospectus.

                              THE SPECIAL MEETING

GENERAL

     The Board of Directors of the Cooperative is presenting the accompanying ballot for use at the Special Meeting of Members to be held on, ____________, 1999 at ______, local time, at Jackpot Junction, Morton, Minnesota, and at any adjournments or postponements thereof. This Information Statement-Prospectus and the enclosed ballot form are first being mailed to the Cooperative members on or about ____________, 1999.

MATTERS TO BE CONSIDERED

     The purpose of the Special Meeting is to approve the merger of the Cooperative with and into MCP Colorado. A copy of the MCP Merger Agreement is attached as Appendix A and a copy of the Transaction Agreement is attached as Appendix C.

WHO CAN VOTE

     Members of record at the close of business on ___________, 1999 are entitled to notice of and may vote at the Special Meeting. On ___________, 1999, there were ______ voting members. Each member has one vote. If at least 10% of the membership is present or represented by mail ballot at the Special Meeting, a quorum will exist.

HOW YOU CAN VOTE

     To vote on the proposed MCP Merger, you must use the mail ballot accompanying this Information Statement-Prospectus. It is the only ballot you will receive, and no additional ballots will be distributed at any regional information meeting or the Special Meeting. As provided in the Cooperative's Bylaws, voting by proxy is prohibited.

     If you are unable to attend the Special Meeting, you can mail or personally deliver the ballot to the Cooperative, or personally deliver the ballot at any regional information meeting. Two envelopes, one to hold the ballot and one to return the envelope containing the ballot, are enclosed for your convenience. We must receive your ballot by the close of business on ____________, 1999 in order for your vote to be counted. NO PROCEDURES EXIST FOR A MEMBER TO REVOKE A BALLOT ONCE THE BALLOT HAS BEEN RECEIVED BY THE COOPERATIVE.

VOTES REQUIRED

     The affirmative vote of two-thirds of the votes cast, in person or by mail, at the Special Meeting is required to approve the MCP Merger.

RECOMMENDATION OF THE COOPERATIVE BOARD

     The Cooperative Board has unanimously approved the MCP Merger Agreement and the Transaction Agreement, including the transactions contemplated thereby. The Cooperative Board believes that the proposed conversion is in the best interests of the Cooperative and its members and recommends that members vote "FOR" the adoption of the MCP Merger Agreement and the Transaction Agreement.

                                THE CONVERSION

REASONS FOR THE CONVERSION

     The structure and terms of the conversion from cooperative to limited liability company form were determined by your Board of Directors and senior management after extensive investigation of the anticipated financial and other impacts of the conversion on the Cooperative and its members. In determining whether to convert to a limited liability company, the Cooperative's Board and senior management team considered numerous factors. The following is a brief discussion of those factors.

   * As the Cooperative's operations have expanded, it has become increasingly difficult for members to cost-effectively deliver corn to the Cooperative's facilities. This has forced members to use "GPA" as a mechanism to facilitate corn delivery. As a result, the Cooperative is operating less like a cooperative, and is at risk of losing its tax-exempt status under the Internal Revenue Code. The conversion to a limited liability company form will enable the Cooperative to maintain its tax exempt status at the company level. It also gives the Cooperative flexibility with respect to corn procurement in order to compete with other corn wet milling companies, without placing unattractive corn delivery requirements on members.

   * The fact that the Cooperative has incurred substantial net losses in each of the last two fiscal years and a much smaller loss for the six months ended September 30, 1998.

   * The fact that the cooperative form requires the Cooperative to limit its membership to corn producers and to distribute its earnings to members based on the amount of corn each member delivers to the company, rather than the value of each member's investment.

   * Members are currently required to pay self-employment taxes on the Cooperative's earnings. As a member of the LLC, members will pay no self-employment taxes on the new company's earnings because members will not be required to deliver corn.

   * The belief of the Board and senior management that, while no assurances can be given, the liquidity of members' equity interests will be enhanced by opening up membership in the new company to a broader range of investors, that is, non-producers.

   * The appraisal of American Appraisal Associates(R) that, as of September 30, 1998, the value of the Cooperative as a going concern was $290.6 million and the value per unit on that date was $1.10.

   * The alternative courses of action available to the Cooperative, including continuing to claim cooperative tax status and voluntarily electing corporate tax status, which would involve double taxation, at both the entity and member levels.

   * The structure of the conversion, including that the conversion would constitute a taxable transaction and that the Cooperative and most members would realize a loss rather than a gain.

     The foregoing discussion of the factors considered by the Board is not intended to be exhaustive, but is believed to include all material factors considered by the Board. In reaching its determination to approve and recommend the conversion, the Board did not quantify or assign a relative weight to the above factors.

RECOMMENDATION OF THE COOPERATIVE BOARD

     The Cooperative's Board of Directors has approved the conversion and believes that it is in the best interests of the Cooperative and its members to convert from a cooperative to a limited liability company. Accordingly, the Board has unanimously approved the MCP Merger Agreement and Transaction Agreement and recommends that members of the Cooperative vote "FOR" adoption of the MCP Merger Agreement and Transaction Agreement. If the conversion is not consummated for any reason, the Board presently intends to continue to operate the Cooperative in its current cooperative form.

APPRAISAL OPINION

     Because of the importance of fair market values in evaluating the tax consequences of the proposed conversion, the Cooperative retained American Appraisal Associates(R), a nationally recognized appraisal firm, to appraise the value of the Cooperative and the value of the assets that will be deemed constructively distributed to each of the Cooperative's unit holders (the "Appraisal"). In the opinion of American Appraisal Associates(R), the fair market value under the premise of continued use of the Cooperative's business enterprise was $611 million as of September 30, 1998 and on that date, the fair market value under the premise of continued use of the minority common equity value of the Cooperative immediately following the consummation of the conversion is $1.10 per unit.

     The $611 million figure represents the aggregate value of the Cooperative's assets, net of current liabilities, as a going concern and will be used by the Cooperative in determining its taxable gains and losses on the constructive liquidation for income tax purposes as discussed in detail in the tax discussion that follows.

     From the $611 million figure, the Appraisal subtracts long-term debt of $320.3 million as of September 30, 1998 to arrive at the "as if freely traded aggregate common equity value" of the Cooperative of $290.6 million. The $1.10 per unit value represents the per unit value of the constructive liquidating distribution in the hands of the unit holders and is determined by applying discounts for minority interest and for lack of marketability which, with rounding, produce an aggregate "closely held minority interest common equity value" of $215 million or $1.10 per unit. The significance of the Appraisal is discussed further in the tax discussion that follows.


     WE HAVE ATTACHED A SUMMARIZATION LETTER OF THIS OPINION TO THIS DOCUMENT AS APPENDIX E. YOU SHOULD READ THIS DOCUMENT TO UNDERSTAND THE MATTERS CONSIDERED AND THE SCOPE OF THE REVIEW MADE BY AMERICAN APPRAISAL ASSOCIATES(R) IN PROVIDING ITS OPINION. MEMBERS OF THE COOPERATIVE MAY REVIEW THE FULL TEXT OF THE APPRAISAL REPORT AT THE PRINCIPAL OFFICES OF THE COOPERATIVE.


MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material federal income tax consequences of the conversion of the Cooperative into the LLC. The summary is based on current provisions of the Internal Revenue Code of 1986, as amended ("Code"), existing and proposed Treasury regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Subsequent changes in such authorities may cause the tax consequences to vary substantially from the consequences described below.

     MEMBERS OF THE COOPERATIVE ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE CONVERSION TO THEM.

CHARACTERIZATION OF THE CONVERSION FOR FEDERAL INCOME TAX PURPOSES

     For state law purposes, the conversion of the Cooperative into LLC will consist of two steps: a merger of the Cooperative into a transitory Colorado cooperative, followed by a merger of the transitory cooperative into the LLC. For tax purposes, however, the Cooperative will treat the conversion as (1) a reorganization of the Cooperative into a transitory Colorado cooperative, (2) a complete liquidation of the Cooperative consisting of the constructive distribution of its assets to its members and the assumption of its liabilities by the members, and followed by (3) a constructive contribution of the distributed assets subject to those liabilities to LLC.

TAX CONSEQUENCES OF THE CONVERSION TO THE COOPERATIVE

     The merger of the Cooperative into the transitory Colorado cooperative is a reorganization that will be treated as a mere change in form as defined in
Section 368(a)(1)(F) of the Code. Such a reorganization has no federal income tax consequences to either the Cooperative or its equity owners.

     The merger of the transitory Colorado cooperative into the LLC will be treated as a taxable liquidation of the Cooperative. Section 311(b) of the Code requires a corporation to recognize gain on liquidating distributions of appreciated property as if it had sold the property to the distributees. The United States Tax Court has held that a corporation's gain on distribution of substantially all of the interests in a partnership must be measured as if the partnership's business was sold in its entirety, which means that certain factors that may bear on the value of the membership units of the LLC, such as minority discounts and lack of marketability, cannot be taken into account by the Cooperative. POPE & TALBOT, INC. V. COMMISSIONER, 104 T.C. 574 (1995) (decision as to the assets to be valued), T. C. Memo 1997-116 (memorandum on valuation), currently on appeal to 9th Circuit.

     As discussed below, the Cooperative intends to treat the conversion as a constructive distribution of its assets rather than as a constructive distribution of interests in the LLC. Accordingly, the Cooperative will apportion the aggregate appraised value ($611 million, net of current liabilities, appraised as of September 30, 1998) among its assets and determine gain or loss asset-by-asset. The Cooperatives' apportionment, which is based in part on the appraised value of certain assets including the Member Loss Receivable and the St.Paul Bank investment, and in part on management's judgment as to other asset values, is as follows:


          COOPERATIVE GAIN/LOSS ON                        9/30/98       9/30/98       LIQUIDATING
          LIQUIDATION* (In millions)                       VALUES      TAX BASIS      GAIN (LOSS)

Current assets (net of current liabilities) ..........    $ 70,120     $ 70,120            --
Member Loss Receivable ...............................      15,100       21,532        (6,432)
Property, plant and equipment ........................     491,120      502,893       (11,773)
LSI investment and intercompany receivable ...........      25,060       25,060            --
St. Paul Bank Investment .............................       3,800       11,296        (7,469)
Unamortized costs ....................................       3,400        4,724        (1,324)
Other assets .........................................       2,400        5,237        (2,837)
                                                          --------     --------      ---------
Totals ...............................................    $611,000     $640,862      $(29,862)
                                                          ========     ========

Income from discounted satisfaction of qualified written notices of allocation .        5,709
                                                                                     ---------
Net income (loss) before net operating loss deduction ..........................      (24,153)
Net operating loss deduction** .................................................      (46,300)
                                                                                     ---------
Overall loss after net operating loss deduction** ..............................     $(70,453)
                                                                                     =========

------------------
* All amounts shown are based on September 30, 1998 figures and will be adjusted to conversion date values and basis for purposes of determining the Cooperative's gain or loss on each of its assets.

** The Cooperative's net operating loss carryover is patronage sourced and therefore may be used only to offset patronage sourced income or gain. See discussion below.

     The above calculations suggest that the Cooperative has a reasonable cushion to protect it against adverse tax consequences as a result of the LLC conversion. Nevertheless, the conversion is not free of tax risk because there can be no assurance that the IRS will not challenge the Cooperative on the following points: (1) the aggregate values determined by the Appraisal, (2) the apportionment of values to specific assets and the treatment of the resulting gains or losses as capital gain or loss or ordinary income or loss, (3) the patronage or nonpatronage character of the gains or loss, (4) the characterization of the liquidation as a constructive distribution of specific assets rather than as a distribution of interests in the Cooperative. The IRS is not bound by the Appraisal and there are certain anti-netting rules that may become operative if such challenges are mounted by the IRS. Specifically, corporate capital losses cannot be offset against any income other than capital gains and, likewise, patronage losses, including the Cooperative's net operating loss carryover, cannot be offset against nonpatronage income or gain. For example, if the IRS were to successfully establish asset values higher of those shown above either in the aggregate or for specific assets, the anticipated losses could become taxable gains that might be characterized as nonpatronage sourced which would prevent them from being offset by losses and operating loss carryovers that are patronage sourced.

     The Cooperative's management and its Board of Directors have evaluated the tax risks of the conversion with the valuation advice of its outside appraisers and the tax advice of its legal counsel and have concluded that the benefits of the conversion substantially outweigh the tax risks.

TAX CONSEQUENCES OF THE CONVERSION TO UNIT HOLDERS

     Section 331(a) of the Code provides that amounts received by a shareholder in complete liquidation of a corporation shall be treated as full payment in exchange for the shareholder's stock. Accordingly, the Cooperative's equity holders will recognize any gain or loss inherent in their interest in the Cooperative. The amount of the gain or loss will depend on the adjusted tax basis of the members's old Cooperative units and the value of the liquidating distribution. Such gain or loss will be a long-term capital gain or loss if the holding period for such old Cooperative units is greater than one year at the effective time of the conversion.

     The amount of the liquidating distribution will be the fair market value of the LLC units received each Cooperative equity holder. Based on general principles of valuation, the equity holders should be entitled to give consideration to the depressing effect on valuation of the lack of marketability and lack of control that is inherent in a nonpublicly traded LLC interest. The Appraisal indicates that such discounts will result in per unit values that are 26.0% less than each unit's proportionate interest in the overall appraised value of the Cooperative's equity. Specifically, the Appraisal values the Cooperative in the aggregate as a going concern at $611 million (net of current liabilities but exclusive of long-term debt). This amount will be adjusted to conversion date values used in determining the Cooperative's tax consequences arising from the conversion as discussed above. After subtracting debt of $320.3 million, the Appraisal reflects an "as if freely traded aggregate common equity value" of $290.6 million as of September 30, 1998. This value is then reduced to $223.8 million by application of a minority discount of 23% and is further reduced to a rounded $215 million by a discount for lack of marketability. The $215 million figure produces a per unit value of $1.10 for each LLC unit that is received by a unit holder in the conversion.

     Based on legal counsel's conclusion that discounts for lack of marketability and lack of control (minority interest) are supportable and on the determination of those discounts in the Appraisal, the Cooperative intends to report the liquidating distribution to the unit holders and to the IRS at $1.10 per unit (subject to adjustment to the conversion date value). Although there is no legal authority that expressly allows minority interest and lack of marketability discounts in this form of transaction, the IRS litigating position in the POPE & TALBOT case discussed above vigorously argues that the asset to be valued at the corporate level in a liquidation is different than the asset to be valued at the shareholder level because of such discounts. Because the IRS is not bound by either the Appraisal nor the position of the Cooperative's legal counsel, the principal tax risk at the Cooperative unit holder level of the conversion is that the IRS challenges the valuation of the LLC units by attacking the valuation methodology at the Cooperative level, the propriety of valuation discounts or the actual percentage discounts applied.

     The Cooperative's unitholders will be able to deduct their adjusted basis in their old Cooperative units from the value of the LLC units received in determining whether they have realized gain or loss. Many members acquired units at different times and have a different tax basis for some of their units than for others. Other members may have purchased their units in private transfers or inherited units with a basis different than their transferor's basis. Accordingly, members are likely to have differing tax results depending on their unit tax basis as discussed below.

     The Cooperative's analysis suggests that some members (principally those who purchased some or all of their units in 1982) may incur substantial capital gains, while most other members will incur capital losses. The following schedule illustrates some of the per unit gain/loss calculations depending on when a particular unit was acquired:


 GAIN/LOSS PER UNIT*                                         ORIGINAL      LIQUIDATING        TOTAL       GAIN/LOSS
 (in millions, except per unit amounts)           UNITS      TAX BASIS     DISTRIBUTION      GAIN/LOSS     PER UNIT
Units Issued in 1982 .........................     57,488     18,798         $ 63,245       $  44,447     $ 0.77
Units Issued in 1991 .........................     29,307     41,868           32,243          (9,625)     (0.33)
Units Issued in 1994 .........................     19,722     49,306           21,698         (27,608)     (1.40)
Units Issued in 1995 .........................     28,824    129,709           31,711         (97,998)     (3.40)
Units Issued as Qualified Patronage ..........      1,464      7,320            1,611          (5,709)     (3.90)
Archer Daniels Midland equity ................     58,622    119,790           64,493         (55,297)     (0.94)
                                                  -------    -------         --------       ----------    -------
Totals .......................................    195,428    366,791         $215,000       $(151,791)    $(0.78)
                                                  =======    =======         ========       ==========    =======
Liquidation distribution per Unit:                                           $   1.10
                                                                             ========

------------------
* All amounts shown are based on the September 30, 1998 figures drawn from the Appraisal and will be adjusted to conversion date values and basis for purposes of determining each unit holder's gain or loss.

TAX TREATMENT OF CERTAIN UNIT HOLDERS

     The tax basis shown in the above schedule is the original issue price and is applicable to those unit holders that acquired their units in the original issue. The scheduled basis amounts will not be applicable to units that have been subsequently transferred by sale, upon death, or as gifts.

     Unit holders who acquired their units by purchase from another unit holder will have a basis equal to their purchase price. Unit holders who acquired their units from a decedent will have a basis equal to the value of the unit for estate tax purposes.

     For the purpose of determining gain, the Cooperative unit holders who acquired their units by gift will have a basis equal to the donor's basis. However, if use of the donor's basis will produce a loss and if the fair market value at the time of the gift was less than the donor's basis, then the donee's basis will be the fair market value at the time of the gift. To illustrate, if the holder of units issued in 1995 for $5 makes a gift, the donee's basis for purposes of the conversion will be the current fair market value of the gift ($1.10 per unit based on September 30, 1998 figures) and no loss will be realized by the donee. On the other hand, if a donor who acquired units in 1982 at $0.33 per unit makes a gift of those units, the donee will take the donor's basis and have the same $0.77 per unit gain as shown on the above schedule. ACCORDINGLY, CAUTION SHOULD BE EXERCISED BY ANY UNIT HOLDER WHO MAKES GIFTS OF UNITS IN ANTICIPATION OF THE CONVERSION.

     As shown in the above schedule, certain units were issued as patronage refunds. Holders of units that were issued to them as qualified written notices of allocation will have a loss on the conversion. The character of the loss as ordinary loss or as capital loss, however, is uncertain. Redemption of a qualified written notice of allocation traditionally has been treated as an ordinary loss under the authority of Revenue Ruling 70-64, 1970-1 C.B. 36, and Revenue Ruling 70-407, 1970-2 C.B. 52. However, in Notice 87-68, 1987-2 C.B.
378, the IRS suspended Revenue Ruling 70-74 and implicitly suspended Revenue Ruling 70-407 pending the decision of the U.S. Supreme Court in ARKANSAS BEST CORP. V. COMMISSIONER, 485 U.S. 212 (1988), which was later decided against the taxpayer. Original holders may reasonably contend that ordinary loss treatment is appropriate under general cooperative tax principles because the conversion represents the completion of a patronage transaction. However, the IRS may well argue that the adverse decision in ARKANSAS BEST CORP. mandates capital loss treatment. Purchasers of such units will have a basis equal to their purchase price and will realize capital gain or loss depending on whether the their purchase price is less than or greater than the $1.10 per unit value of the LLC units received.

     In the case of nonqualified written notices of allocation, Section 1385(c)(2) of the Code provides that: (A) the basis of the notice in the hands of the patron to whom such notice was issued shall be zero, (B) the basis of the notice which was acquired from a decedent shall be its basis in the hands of the decedent, and (C) gain on the disposition of the notice by any unit holder shall be ordinary income to the extent of the stated dollar amount of the unit. Distributions with respect to Special Financial Interests in the LLC into which the nonqualified written notices of allocation will be converted are extremely uncertain both as to time and as to amount and, because of the extent of the LLC Board's discretion, there is no assurance that any amount will ever be paid. Accordingly, the Cooperative intends to take the position that the nonvoting Special Financial Interests in the LLC that will be issued to holders of the nonqualified written notices in the conversion do not have an ascertainable value in the hands of the holders and no amount will be reported to the IRS with respect to receipt of the Special Financial Interests. If the IRS were to successfully challenge this position, the holders of nonqualified written notices who originally received their notices as patrons would have ordinary income in 1999 to the extent of the value of their Special Financial Interests in the LLC and other holders would calculate income in accordance with Code Section 1385(c)(2).

UTILIZATION OF CAPITAL LOSSES BY NON-CORPORATE TAXPAYERS

     Noncorporate taxpayers such as individuals, trusts and estates may deduct capital losses to the extent of capital gains recognized by the taxpayer during the taxable year, plus $3,000. Unused capital losses may not be carried back but may be carried forward indefinitely until they are fully utilized or the taxpayer dies. Thus, an individual Cooperative member who has no other capital gains or losses could deduct $3,000 per year until the conversion loss is fully deducted or the member dies. In addition to capital gains the member may realize on sale of capital assets, it also should be noted that net Section 1231 gains are treated as capital gains that may be offset by capital loss deductions or carry forwards.

UTILIZATION OF CAPITAL LOSSES BY C CORPORATIONS

     In the case of a C corporation (such as Archer Daniels Midland), capital losses are deductible only to the extent of capital gains. C corporations may not use any part of their capital losses to reduce ordinary taxable income. Code Sec. 1211(a). A C corporation deducts its capital losses against its capital gains for the taxable year. A C corporation that sustains capital losses in excess of capital gains in the taxable year has a net capital loss which, in general and subject to limitations, can be carried back three years and forward five years until it is used. The amount of net capital loss (whether long or short-term) carried back or carried forward to another year is treated as a short-term capital loss in the year to which it is carried. Code Sec. 1212(a)(1).

CONSTRUCTIVE PARTNERSHIP FORMATION

     The merger of MCP Colorado cooperative into the LLC will be treated for tax purposes as a constructive formation of the LLC as a partnership. Accordingly, the members will be treated as having contributed the assets they constructively received in the liquidation of the Cooperative subject to the Cooperative's liabilities. In general, neither gain nor loss is recognized to a partnership or its partners in the case of a contribution of property to the partnership in exchange for an interest in the partnership. Code Section 731. The LLC's initial asset basis will be the aggregate basis of those assets in the hands of the contributing members which will reflect the discounts from the Appraisal for minority interest and lack of marketability as shown above.

IMPORTANCE OF THE APPRAISAL TO THE COOPERATIVE AND ITS UNIT HOLDERS

     As the above discussion indicates, the Cooperative's tax treatment, the tax treatment of the Cooperative unit holders and the initial asset basis in the hands of the LLC all depend in significant part on the accuracy of the Appraisal which is not binding on the IRS or the courts. While we have no reason to believe that the Appraisal will not be accepted by the IRS, there can be no assurance that the IRS will not challenge the values used in determining gain or loss at the Cooperative or unit holder level or that a court will not sustain such challenge.

IRS INFORMATION REPORTING REQUIREMENTS

     The Cooperative is required to file Form 966 notifying the IRS of the taxable liquidation within 30 days of formal adoption of the plan of merger and to supplement the filing if the plan is later amended. MCP will be required to issue a Form 1099-DIV to each unit holder whose units have a value of more than $600 not later than January 31, 2000, and transmit the information to the IRS before February 28, 2000.

ACCOUNTING TREATMENT

     For financial accounting purposes, the conversion will be treated in a manner similar to that of a "pooling of interests" transaction under GAAP. Under this method of accounting, no gain or loss will be recognized at the time of the conversion and the book value of the assets and liabilities of the Cooperative at the time of the conversion will carry over to the LLC. However, since the LLC is not a tax paying entity, any deferred income taxes on the books of the Cooperative at the time of the conversion will be eliminated. In addition, the various equity accounts will be consolidated into only two captions -- Class A Units and Class B Units.

REGULATORY APPROVAL

     No federal or state regulatory requirements must be complied with or approval must be obtained in connection with the proposed conversion.

ABSENCE OF DISSENTERS' RIGHTS

     Members who object to the MCP Merger will have no appraisal or dissenters' rights under Minnesota law (i.e., the right to receive, instead of Class A units, an amount in cash that a court decides is the fair value of their units of equity participation).

FEDERAL SECURITIES LAW CONSEQUENCES

     Under the federal securities laws, Class A units received in the conversion by persons who are not "affiliates" (as that term is defined under the Securities Act of 1933, as amended) of the LLC may be resold immediately. Class A units received in the conversion by "affiliates" of the LLC may be resold only
(1) pursuant to further registration under the Securities Act, (2) in compliance with Rule 145 under the Securities Act or (3) in transactions that are exempt from registration under the Securities Act. The foregoing restrictions are expected to apply to the directors and executive officers of the LLC.

     This Information Statement -- Prospectus cannot be used in connection with resales of Class A units received in the conversion by any person who may be deemed to be an "affiliate" of the Cooperative or the LLC under the Securities Act.

              THE MERGER AGREEMENTS AND THE TRANSACTION AGREEMENT

     THE FOLLOWING SUMMARY OF THE MATERIAL TERMS OF THE MCP MERGER AGREEMENT, THE LLC MERGER AGREEMENT AND THE TRANSACTION AGREEMENT, IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SAID AGREEMENTS. THE MCP MERGER AGREEMENT IS ATTACHED AS APPENDIX A, THE LLC MERGER AGREEMENT AS APPENDIX B AND THE TRANSACTION AGREEMENT IS ATTACHED AS APPENDIX C TO THIS DOCUMENT.

MERGER WITH MCP COLORADO (MCP MERGER AGREEMENT)

GENERAL

     MCP Colorado is a wholly-owned subsidiary of the Cooperative. It has been formed specifically to effectuate the conversion. Subject to the terms and conditions of the MCP Merger Agreement and the Transaction Agreement, immediately before the effective time of the LLC Merger, the Cooperative will merge with MCP Colorado. MCP Colorado will be the surviving entity. At the effective time, the separate corporate existence of the Cooperative will cease. The Articles and Bylaws of MCP Colorado will be substantially identical to those of the Cooperative as in effect immediately before the merger. The directors and officers of the Cooperative will be the officers and directors of MCP Colorado.

     This merger is a necessary step in the conversion process because Minnesota law does not permit a Minnesota cooperative, such as the Cooperative, to merge with a limited liability company. Under Colorado law, cooperatives are permitted to merge with limited liability companies. In addition, Colorado has been chosen as the state of organization for the new limited liability company because Colorado law allows limited liability companies greater freedom and flexibility to manage their business and affairs than laws in most other states.

CONVERSION OF EQUITY INTERESTS; TREATMENT OF MEMBERSHIP STOCK

     Upon completion of the MCP Merger, each member of the Cooperative will be a member of MCP Colorado. All outstanding shares of the Cooperative common stock and units of equity participation will be converted automatically into shares of common stock and units of equity participation of MCP Colorado on a one-to-one basis. The rights and privileges of the MCP Colorado common stock and units of equity participation will be the same as the rights and privileges of the Cooperative common stock and units of equity participation. The outstanding nonvoting units of equity participation of the Cooperative held by Archer Daniels Midland Company will also be converted automatically into nonvoting units of equity participation of MCP Colorado on a one-to-one basis.

     The Cooperative currently has outstanding $3,849,000 of patronage refunds that were originally issued as nonqualified written notices of allocation within the meaning of Section 1388(d) of the Internal Revenue Code. The nonqualified written notices were not evidenced by capital stock or by units of equity participation. Thus, they represent allocated patronage equities that may be redeemed at the discretion of the Board of Directors and, if such discretion is not exercised, upon liquidation of the Cooperative after all units of equity participation have been redeemed at the value determined by the Board of Directors. Nonqualified written notices represent patronage earnings of the Cooperative that were allocated to the members in a manner that did not produce a patronage dividend deduction for the Cooperative and which were not required to be taken into taxable income of the members when they were issued. The stated amount of the notices would be deductible by the Cooperative and taxable to the holders if and when they are redeemed. The entitlements of the holders of nonqualified written notices in the Cooperative will be converted into comparable entitlements in MCP Colorado.

MERGER WITH THE LLC (LLC MERGER AGREEMENT)

GENERAL

     Prior to the execution of the Transaction Agreement, the LLC was formed as a Colorado limited liability company. Subject to the terms and conditions of the LLC Merger Agreement and the Transaction Agreement, immediately after the effective time of the MCP Merger, MCP Colorado will merge with the LLC, a Colorado limited liability company, with the LLC being the surviving company. At the effective time, the separate corporate existence of MCP Colorado will cease, and the initial membership interest of the LLC held by the Cooperative will be automatically canceled.

     As a result of the MCP Merger and the LLC Merger (the "Mergers"), all members of MCP Colorado will become members of the LLC, which means that all members of the Cooperative will be members of the LLC. The business of the Cooperative will be conducted by the LLC. The directors and officers of the Cooperative will be the directors and officers of the LLC.

CONVERSION OF EQUITY INTERESTS; TREATMENT OF MEMBERSHIP STOCK

     Each outstanding unit of equity participation of MCP Colorado will be converted automatically into one Class A unit of the LLC. Each outstanding share of common stock of MCP Colorado will be canceled. Each member owning at least 5,000 Class A units will have one vote, regardless of the number of additional Class A units owned by the member. The rights and privileges of the Class A units are set forth in the Operating Agreement. For a description of the differences between the rights of the holders of Class A units and holders of Cooperative units of equity participation, see "Comparison of Certain Rights of Members."

     In addition, each outstanding nonvoting unit of equity participation of MCP Colorado held by Archer Daniels Midland Company will be converted automatically into one Class B unit of the LLC. A Class B unit is a nonvoting membership interest. With the exception of the right to vote, Class B units have the same rights and privileges as the Class A units.

     Nonqualified written notices of allocation will not be redeemed as part of the LLC Merger nor will they be converted in to LLC units. Instead, they will be designated as Special Financial Interests in the LLC that will possess entitlements comparable to their present entitlements. Specifically, the LLC Board of Directors will have the discretion to redeem the Special Financial Interests for their stated amount and, if that discretion is not exercised, the Special Financial Interests will have a liquidation entitlement comparable to what now exists, namely a subordinated right to be paid after each LLC unit holder has been paid the value of their unit as determined by the Board of Directors of the LLC. If and when the face amount of the Special Financial Interests are paid, a special allocation of income or gain will be made to the holders thereof as taxable income.

EXCHANGE OF CERTIFICATES

     There is no requirement to exchange any certificates representing shares of common stock and units of equity participation of the Cooperative (or MCP Colorado). After the Mergers, until surrendered to the LLC in a subsequent transfer, the certificates representing the Cooperative units of equity participation will be deemed to evidence ownership of the Class A units or Class B units, as the case may be.

EFFECTIVE TIME

     The MCP Merger will take effect upon the later of the filing of the articles of merger with the Secretary of State of the State of Minnesota and the filing of the Statement of Merger with the Secretary of State of the State of Colorado, and the LLC Merger will take effect upon the filing of the statement of merger with the Secretary of State of the State of Colorado (the "Effective Time"). The Cooperative anticipates that the MCP Merger and the LLC Merger will be consummated on ____________, 1999 (the "Closing Date").

EMPLOYEE BENEFIT PLANS

     Under the Transaction Agreement, the LLC will honor all benefits accrued under any Cooperative benefit plan, policy or arrangement in accordance with the respective terms of such benefit plans and to the extent required by law.

PATRONAGE DISTRIBUTIONS

     Within a reasonable period of time after the Effective Time, the LLC will make patronage distributions to former members of the Cooperative based on patronage transactions with the

Cooperative during the fiscal year or portion thereof immediately preceding the Effective Time. Patronage distributions shall made in cash and equity credits in a manner consistent with the Cooperative's patronage distribution policy in effect prior to the Effective Time (and in the case of equity credits, in the form of Class A units or Class B units, as appropriate).

1996 LOSS PAYABLES

     After the Effective Time, the unpaid portion of the Cooperative's operating loss for the fiscal year ended September 30, 1996 that was assessed against units of equity participation shall continue as a lien in favor of the LLC against Class A units received in the LLC Merger.

REPRESENTATION AND WARRANTIES

     In the Transaction Agreement, the Cooperative, MCP Colorado and the LLC each have made representations and warranties as to, among other things, the organization and good standing of each party, the capitalization of each party and the corporate power and authority of each party. In addition, the Transaction Agreement contains representation and warranties of the Cooperative as to, among other things, (i) its financial statements; (ii) the absence of undisclosed liabilities; (iii) compliance with applicable laws; (iv) the absence of legal proceedings; and (v) the absence of material defaults under material contracts.

CONDITIONS TO CONSUMMATION OF THE MERGERS

     The obligations of each party to consummate the Mergers are subject to the satisfaction or waiver, where permissible, of the following conditions at or prior to the Effective Time.

     (1) the requisite approval by the members of the Cooperative of the MCP Merger Agreement and the Transaction Agreement;

     (2) the requisite approval by the members of MCP Colorado of the LLC Merger Agreement and the Transaction Agreement;

     (3) the absence of any injunction, restraining order or order of any nature issued by any court of competent jurisdiction, government or governmental agency enjoining the MCP Merger and LLC Merger;

     (4) the effectiveness of the Registration Statement (of which this Information Statement -- Prospectus constitutes a part) and no stop-order suspending the effectiveness thereof will have been issued or no proceedings will have been initiated or threatened by the SEC for such purpose;


     (5) the receipt of all consents, approvals, authorizations and waivers which are necessary in connection with the MCP Merger and the LLC Merger, including receipt of consents from Archer Daniels Midland Company and the Cooperative's lenders;


     (6) the accuracy in all material respects of the representations and warranties of each party to the Transaction Agreement;

     (7) the performance in all material respects of all obligations required to be performed by each party under the Transaction Agreement, MCP Merger Agreement and LLC Merger Agreement prior to the Effective Time; and

     (8) all actions, proceedings and documents necessary to carry out the MCP Merger and LLC Merger shall be reasonably satisfactory to each party.

     As the sole shareholder of MCP Colorado and sole member of the LLC before the MCP Merger, the Cooperative (through the actions of its Board of Directors) has approved the LLC Merger Agreement and the Transaction Agreement. No assurance can be provided that the other conditions precedent to the conversion will be satisfied or waived by the party permitted to do so. The condition that cannot be waived includes approval by members of the Cooperative of the MCP Merger.

CONDUCT OF BUSINESS PRIOR TO CONVERSION

     The Transaction Agreement provides that, prior to the Effective Time, the Cooperative will conduct its business in the ordinary course consistent with past practice and use good faith efforts to preserve intact its business organization, properties and the goodwill of its members suppliers and other business relationships.

     Each party has also agreed to use its good faith efforts to take or cause to be taken all actions, and to do or cause to be done, all things necessary, proper or advisable under applicable laws so as to permit consummation of the Mergers as promptly as practicable and otherwise to enable consummation of the transactions contemplated by the Transaction Agreement, the MCP Merger Agreement and LLC Merger Agreement. Each party has agreed to cooperate in obtaining necessary permits, consents, approvals and authorizations of all third parties and any court, administrative agency or other federal, state or local government authority.

     In addition, each party has agreed that without the prior consent of the other party it will not, among other things: (1) grant to any person any right to acquire capital stock or other equity interests, except for allocation of patronage equities in a manner consistent with past practice; (2) issue any additional shares of capital stock or other equity interests, except in the ordinary course of business consistent with past practice; (3) reclassify, combine, split or amend its capital stock or equity interests; (4) purchase, acquire or redeem any shares of its capital stock or equity interests, except in the ordinary course of business; (5) enter into, amend or terminate any material contract; (6) amend its Articles of Incorporation or Articles of Organization, as the case may be, or its Bylaws or Operating Agreement, as the case may be, or any Board policies; (7) other than in the ordinary course of business pursuant to existing credit arrangements, incur any indebtedness for borrowed money; (8) make any material capital expenditures other than in the ordinary course of business; (9) mortgage any of its assets or properties, or except in the ordinary course, sell any of its material assets or properties; (10) pay any dividends or make any distributions with respect to its capital stock or equity interests, except in the ordinary course consistent with past practice; or (11) agree or commit to do any of the actions listed above.

TERMINATION

     The Transaction Agreement may be terminated and the Mergers contemplated thereby may be abandoned at any time prior to the Effective Time by:

     (1) either party if members of the Cooperative fail to approve the MCP Merger;

     (2) mutual written consent of the Cooperative, MCP Colorado and the LLC (although the Cooperative currently controls MCP Colorado and the LLC);

     (3) any party to the Transaction Agreement upon written notice if (a) one or more of the conditions to its obligations cannot be met, (b) the other party has defaulted in any material respect under any of the covenants or agreements under the Transaction Agreement or (c) any representation or warranty of the other party is or has become materially untrue or incorrect and in either case, has not been cured within 30 days after notice thereof; or

     (4) either party if the conversion has not been consummated on or before August 1, 1999.

AMENDMENT

     The terms of the Transaction Agreement may be amended or supplemented at any time by mutual agreement except, following approval of the MCP Merger by members of the Cooperative, the Transaction Agreement may not be amended if such amendment would violate applicable law or change the amount or form of the consideration to be received by members of the Cooperative.

INDEMNIFICATION AND INSURANCE

     From and after the Effective Time of the Mergers, the LLC has agreed to indemnify each present and former director, officer, employee or agent of the Cooperative or MCP Colorado and each person who, while a director or officer of the Cooperative and at the request of the Cooperative, serves or has served another corporation, cooperative, partnership, joint venture, or other enterprise as a director, officer or partner, against any losses, claims, damages, liabilities, or expenses arising out of or pertaining to matters existing or occurring at or before the Effective Time, whether asserted or claimed before or after the Effective Time, to the fullest extent permitted by law. The LLC may purchase insurance coverage against any such losses, claims or expenses, but is not obligated to do so.

                            SELECTED FINANCIAL DATA

     The following table sets forth selected financial data of Minnesota Corn Processors, Inc. We derived this information from the consolidated financial statements of Minnesota Corn Processors, Inc. The audited financial statements have been audited by Clifton Gunderson L.L.C., independent auditors.

     Fiscal year 1997 was a six-month period because Minnesota Corn Processors, Inc. changed its fiscal year end from September 30 to March 31.

     You should read the financial data presented below along with "Management's Discussion and Analysis of Financial Condition and Results of Operations," as well as the consolidated financial statements and related notes that we include at the end of this document.

                                                                      PERIOD ENDED       YEAR             (UNAUDITED)
                                                                        MARCH 31,       ENDED          SIX MONTHS ENDED
                                         YEAR ENDED SEPTEMBER 30,     (SIX MONTHS)    MARCH 31,          SEPTEMBER 30,
                                      ------------------------------ -------------- ------------- ---------------------------
                                         1994      1995      1996         1997           1998          1997          1998
                                      --------- --------- ---------- -------------- ------------- ------------- -------------
                                                                           (in millions)

STATEMENT OF OPERATIONS DATA:
 Net Revenues .......................  $   233   $   327   $   420      $    237      $   563       $   293       $   322
 Cost of product sold ...............      195       256       441           207          525           276           290
 Gross proceeds (loss) ..............       38        71       (21)           30           38            17            32
 Selling, general and
  administrative expenses ...........       12        14        26            20           46            22            25
 Operating income (loss) ............       26        57       (47)           10           (8)           (5)            7
 Interest expense ...................        6        11        19            20           32            20            12
 Other income (expense) .............        4         1         3            --           (5)            2             4
 Net income (loss) ..................       24        47       (63)          (10)         (45)          (23)           (1)
 Outstanding units of equity
  participation at year end .........     76.3      76.3      76.2         136.7        195.7         195.7         195.7
BALANCE SHEET DATA:
 Working capital (deficit) ..........       19       (31)     (363)         (352)          43            45            77
 Total assets .......................      326       491       662           672          650           655           653
 Long-term debt(1) ..................      137       164         6             1          295           291           318
 Members' equity ....................      131       201       201           212          286           308           285
OTHER DATA:
 EBITDA(2) ..........................       42        78       (16)           28           30            20            34
 Capital expenditures ...............      102       172       208            12           13             6             5

------------------
(1) Does not reflect the retirement of $28 million of indebtedness in November 1998.


(2) EBITDA represents earnings (loss) before interest, income taxes, depreciation and amortization. It is presented to enhance an understanding of our operating results and ability to service debt and is not intended to represent cash flow or net earnings under U.S. GAAP. Our use of EBITDA may not be comparable to similarly titled measures used by other companies.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS
               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     THE FOLLOWING DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS. SUCH STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES, INCLUDING THOSE DISCUSSED UNDER "RISK FACTORS", THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE ANTICIPATED.

OVERVIEW AND OUTLOOK

     Following several years of attractive growth, the Cooperative sustained major losses in fiscal years ending in 1996, 1997 and 1998. The primary reason for the losses was a significant expansion of high fructose corn syrup ("HFCS") capacity in North America ahead of industry demand which has been, however, growing at approximately 5% per year. The supply/demand caused sweetener prices to fall sharply and made these producers unprofitable in 1996 and 1997. Since HFCS capacity utilization dropped to 68% in 1996, some withdrawal of capacity and the continuing demand growth has returned the HFCS capacity utilization to the 86-90% rate. This recovery has been in line with the industry's history in dealing with these imbalances that occur approximately every 8-10 years. The recovery is generally fairly quick.

     The other major factor contributing to the losses sustained during 1996 - 1997 was a sharply higher corn cost. Corn reached a historical high, with the average cost of fiscal 1996 corn increasing by 76%. In late 1997, corn returned to more normal levels and has actually fallen in late 1998 below normal lows. This has helped the Cooperative to return to profitability at the present time.

     In fiscal 1999, the Cooperative has addressed those items within its control in order to be properly positioned when industry prices rebounded to normal levels. The Cooperative increased volume to basically full capacity, while reducing operating costs per bushel to target levels, and increasing efficiency. Concentration on customer service and quality of products will continue to establish an outstanding customer base. Capital expenditures were directed to cost reduction projects at the processing facilities.

RESULTS OF OPERATIONS

SIX MONTHS ENDED SEPTEMBER 30, 1998 COMPARED TO SIX MONTHS ENDED SEPTEMBER 30, 1997

     NET SALES. Net sales increased 9.9% from $293 million to $322, while grind increased 8.3 million bushels or 14.9%. Increased sweetener volumes and prices ($32 million) were offset by decreases in starch (8%) and ethanol (18%) sales.

     COST OF PRODUCTS SOLD. Cost of products sold increased $14 million or 5.1%. Increases in grind accounted for a $21 million increase in corn costs which was offset by a savings of $6 million due to a lower per bushel cost. The ethanol producer credit recognized in 1998 was $3 million greater than in 1997.

     SELLING, GENERAL & ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased by $3 million. Leased railcar costs accounted for $2 million (66.7%) of the overall increase. LSI's general and administrative costs increased $2 million primarily due to higher labor costs and contractual services.

     NET OPERATING INCOME. Net operating income increased from a loss of $5 million to a profit of $7 million or an improvement of $12 million. This is principally due to lower per bushel corn costs ($6 million) and increased operational efficiencies on a per unit basis ($8 million), offset by slightly higher selling, general and administrative expenses.

     NET PROCEEDS. Net proceeds improved from a loss of $23 million to a loss of $1 million, an improvement of $22 million. Improvement of $12 million in net operating income, $8 million in financing costs, and $2 million in other income account for the majority of the increase in net proceeds.

YEAR ENDED MARCH 31, 1998 COMPARED WITH YEAR ENDED SEPTEMBER 30, 1996

     Note this comparison is necessary due to the change of fiscal years from September 30 to March 31. These two periods compare the first full new year (3/31/98) with last full old fiscal year (9/30/96).

     NET SALES. Net sales increased from $420 million to $563 million or $143 million (34%). Total grind increased by 63.5%, principally due to increased capacity from the completion of expansion in both Columbus and Marshall facilities. Volume increases were primarily in 55 HFCS (144.1%) and ethanol (54.0%). These volume increases were a direct result of having a full year's production from capacity expansion. These volume increases were offset by sweetener price decreases of 25-35% and starch and ethanol decreases of 10%. The inclusion of LSI sales for a full year in 1998 as compared to a half year in 1996 added $47 million to net sales or 32.9% of the overall increase.

     COST OF PRODUCT SOLD. Cost of product sold increased $84 million (19%). The cost of corn only increased $8 million, with $109 million increase due to higher grind but offset by $101 million decrease due to cost per bushel declining by 37%. Increases in labor, depreciation, repairs, and utility costs, as a result of increased grind and production, account for $38 million (45.2%) of the overall increase. The inclusion of LSI operations for a full year in 1998 as compared to a half year in 1996 increase the cost of goods sold by $39 million or 46.4% of the overall increase.

     SELLING, GENERAL & ADMINISTRATIVE EXPENSES. These expenses increased $20 million. Leased railcar costs increased $4 million due to more railcars needed for the increase in sales volumes. Selling and general and administrative costs are up $5 million primarily due to increases in administrative labor cost, bad debts, and legal and audit fees. The inclusion of LSI operations for the entire year of 1998 as compared to a half year in 1996 added $12 million to this cost or 60% of the overall increase.

     NET OPERATING INCOME. Net operating income improved from a loss of $47 million to a loss of $8 million or $39 million (83%). The return to more normal corn costs added $101 million but this was offset by the decrease in sweetener prices of 25-30% or approximately $75 million. Improvements in operational efficiencies account for the additional improvements.

     INTEREST EXPENSE AND OTHER INCOME/EXPENSE. Interest expense increased $13 million due to higher interest rates and an increased debt load for five months of fiscal year 1998 prior to the recapitalization and refinancing of the debt in late August 1997. Other expense increased by $8 million due to the recognizing of a loss on sales contracts of $8 million.

     NET PROCEEDS. Net proceeds improved from a loss of $63 million to a loss of $45 million or $18 million (28.6%). This is principally due to the improvement in the operating proceeds ($39 million) offset by the higher financing cost ($13 million) and the recognition of the loss on a sales contract ($8 million).

YEAR ENDED SEPTEMBER 30, 1996 COMPARED TO YEAR ENDED SEPTEMBER 30, 1995

     NET SALES. Net sales increased by $93 million or 28.4%, on slightly decreased grind of 6.3%. The decreased grind was primarily related to a cessation of ethanol production for two months due to the economic infeasibility as a result of very high corn cost. The increase in net sales was primarily due to the first year of operations of the 55 HFCS plant in Columbus, NE, as well as the inclusion of six months of operations and sales of Liquid Sugars, Inc., a subsidiary of the Cooperative, acquired in March 1996.

     COST OF PRODUCT SOLD. Cost of products sold increased by $185 million or 72.3%. The cost of corn increased significantly by $107 million. This was primarily due to the average price of corn per bushel increasing 76.1% which contributed $126 million of increased cost, offset by ($18 million) by the decreased grind. Other costs increased $15 million including labor, depreciation, utilities and supplies, as a result of starting up the 55 HFCS plant in Columbus, NE. The consolidation of six months of operations of LSI with the Cooperative added $56 million to the cost of products sold.

     SELLING, GENERAL AND ADMINISTRATION. These expenses increased $12 million. Of this, approximately $2 million was additional railcar cost and $1 million was in selling and administrative expense increase. The remaining $9 million represents the first time overhead of LSI, acquired in March, 1996.

     NET OPERATING INCOME. Net operating income decreased from $57 million to a loss of $47 million or a decrease of $104 million. This is principally due to the increased cost of corn ($107 million).

     INTEREST EXPENSE AND OTHER COSTS/INCOME. Interest expense increased by $8 million (72.7%) due to an increased debt load as a result of finalizing the expansion project and funding a negative cash flow. Other income increased by $2 million which is primarily the result of an increase in the patronage dividend received form the St. Paul Bank for Cooperatives.

     NET PROCEEDS. Net proceeds decreased from a profit of $47 million to a loss of $63 million or a $110 million decrease. The increase in corn cost of $107 million due to the higher per bushel unit cost is principally responsible for the decrease in net proceeds.

LIQUIDITY AND CAPITAL RESOURCES

     The Cooperative expects that cash flow from operations and proceeds from its existing credit lines will be sufficient to fund operations, to provide adequate capital expenditures (excluding any major expansion), and to make distributions to its members for the near future.

     In late 1997, the Cooperative sold a 30% equity interest (in the form of Nonvoting Units of Equity Participation) to Archer Daniels Midland Company for approximately $120 million. These funds were utilized to pay down debt (from $410 million to $290 million) and to refinance existing short-term debt with long-term debt. In connection with the passive equity investment, Archer Daniels Midland Company and the Cooperative entered into a Stockholder Agreement dated August 27, 1997. This agreement sets forth the rights and obligations of Archer Daniels Midland Company as a nonmember patron of the Cooperative. The agreement restricts the Cooperative from, among other things, materially changing its principal business, disposing or otherwise transferring substantially all of its assets, making material changes to its corn delivery program and incurring capital expenditures in excess of $250,000 without the consent of Archer Daniels Midland Company.

     In 1997, the Cooperative also sold $290 million of first mortgage notes in a private offering, primarily to major insurance companies. The maturities range from seven to fifteen years, with no significant principal payments due until September 30, 2003. The average interest rate, including a variable rate portion, is approximately 71/4% at present. The notes restrict the Cooperative from incurring additional long-term debt and disposing of assets, and require the Cooperative to maintain certain financial ratios, including a minimum total equity amount which increases annually by 20% of net earnings until the ratios are met. As of December 31, 1998, the Cooperative was in compliance with all covenants and restrictions. The notes are collateralized by mortgages on the Marshall and Columbus facilities.

     In addition, the Cooperative has established a $50 million revolving line of credit with Harris Trust and Savings Bank and US Bancorp Ag Credit. At the current time, there is no amount outstanding under the revolver. This credit line, which protects the Cooperative for seasonal cash fluctuations, terminates August 27, 2000. The line of credit requires the Cooperative to maintain a minimum net working capital of $25 million at all times, a minimum equity amount equal to the sum of $270 million plus 20% of consolidated net earnings for each fiscal year and a minimum cash flow of $0 on March 31, 1999. In addition, the line of credit restricts the ability of the Corporation to (1) make capital expenditures, (2) make certain distributions, (3) create liens, (4) incur indebtedness and (5) sell assets and properties.

     The plants were both expanded to double capacity with completion in 1997. The plants are modern, cost efficient facilities. Capital expenditures will remain moderate in the near future. Capital expenditures in the current year will be about $15 million and the projection for next year is approximately $20 million. Capital expenditures totaled $165 million in 1995 and $185 million in 1996. These large expenditures were in large part due to the $320 million expansion during those years. There are no significant expansions planned at present.

     Net cash flow from operation (EBITDA) improved to a positive $30 million in fiscal 1998 (3/31/98) from a negative $16 million in fiscal year ended 9/30/96. This improvement is a result of increased depreciation, improved gross margins and stronger volume. The benefit of increased cash flows from operation and lower capital expenditures requirements in fiscal 1998 resulted in significant improvement in net cash flows.

     In 1996, the net losses, together with higher working capital requirements and very elevated capital expenditures created a serious negative cash outflow which was funded primarily by borrowings (increasing $195 million).

     Total assets at September 30, 1998 were $653 million, essentially the same as the prior year. Working capital was $77 million at September 30, 1998 and $45 million at September 30, 1997.

     Capital expenditures were $5 million in the six month ended 9/30/98 and $6 million in the prior year's period.

     Total assets at September 30, 1996 increased $171 million over the prior year, due to the capital expansion project with total capital expenditures of $208 million. Debt increased $195 million. Working capital equaled a negative $363 million due to the reclassification of all debt to a current liability.

YEAR 2000

     Many computer and other software and hardware systems currently are not, or will or may not be, able to read, calculate or output correctly using dates after 1999, and such systems will require significant modification in order to be year 2000 compliant. This issue may have a material adverse affect on the operations and financial performance of the Cooperative because computer and other systems are integral parts of the Cooperative's manufacturing and distribution activities as well as its accounting and other information systems and because the Cooperative will have to divert financial resources and personnel to address this issue.

     The Cooperative is in the process of reviewing its computer and other hardware and software systems and has recently begun upgrading systems that it has identified as not being year 2000 compliant. The existing systems will be upgraded either through modification or replacement. The Cooperative currently anticipates that this upgrading will be completed during fiscal year 1999. The Cooperative has alternate plans in the event that critical systems upgrading is not completed on time which the Cooperative believes are sufficient to meet the Cooperative's internal needs.

     Although the Cooperative is not aware of any material operational impediments associated with upgrading its computer and other hardware and software systems to be year 2000 compliant, the Cooperative cannot make any assurance that the upgrade of the Cooperative's computer systems will be free of defects or that the Cooperative's alternate plans will meet the Cooperative's needs. If any such risks materialize, the Cooperative could experience material adverse consequences to its operations and financial performance, substantial costs or both.

     Year 2000 compliance may also adversely affect the operations and financial performance of the Cooperative indirectly by causing complications of, or otherwise affecting, the operations of any one or more of the Cooperative's suppliers and customers. The Cooperative has begun contacting its significant suppliers and customers as part of its Year 2000 compliance action plan to identify any potential year 2000 compliance issues with them. The Cooperative is currently unable to anticipate the magnitude of the operational or financial impact on the Cooperative of year 2000 compliance issues with its suppliers and customers.

     The Cooperative expects to incur up to $500,000 during fiscal year 2000 to resolve the Cooperative's year 2000 compliance issues. All expenses incurred in connection with becoming year 2000 compliant will be expensed as incurred, other than acquisitions of new software or hardware, which will be capitalized.

                                   BUSINESS

OVERVIEW

     Minnesota Corn Processors, Inc. is an agricultural processing and marketing cooperative that operates corn wet milling facilities in Minnesota and Nebraska. Formed in 1980, the Cooperative commenced wet milling operations in Marshall, Minnesota in 1983. During the mid-1990s, the Cooperative experienced significant growth, spending approximately $337 million for expansion of existing processing facilities and acquisition of storage and distribution facilities.

     Based on total production capacity, the Cooperative is one of the largest corn wet millers in the United States. In addition, the Cooperative is the second largest producer of ethanol in the United States and a leading producer of high quality corn sweetener products for the soft drink and food industries. Our primary products include corn sweeteners, corn starch, ethanol and feed co-products. We supply a broad range of customers in a variety of industries.

     The Cooperative today has over 5,300 members. The Cooperative generally distributes its net income each year to members as patronage or value-added payments. Each member's payment is based on the earnings of the Cooperative attributed to the corn delivered by the member. The Cooperative may withhold a portion of its annual earnings for use as capital.

THE CORN SWEETENER AND ETHANOL MARKETS

HIGH FRUCTOSE CORN SYRUP AND CONVENTIONAL CORN SYRUP

     Since the invention of starch-based sweeteners in the early 1800's, researchers have tried to develop a starch-based sweetener that is as sweet as cane or beet sugar. After years of research, the desired result was achieved through the process of rearranging glucose molecules into the chemical isomer fructose, known as "glucose isomerization." As a result of the development of glucose isomerization, the corn refining industry now produces a sweetener -- high fructose corn syrup -- that has a sweetness level equivalent to that of sucrose. Since the development of HFCS, the corn sweetener industry has grown rapidly. According to the USDA, per capita consumption of corn sweeteners grew at a compounded annual growth rate of 2.54% between 1985 and 1996 as compared to a growth rate of 0.51% for sugar.

     In recent years, there has been good market growth for both high fructose corn syrup and the more traditional corn sweeteners conventional corn syrup and dextrose. While much of this growth is attributable to the soft drink industry's switch from sucrose to high fructose corn syrup, the baking industry has also contributed to the industry's growth in its switch from primarily dry sucrose to 42 HFCS. While corn sweeteners are priced competitively with sugar, they have earned their place in the baking industry through other advantages and are likely to retain their place in the foreseeable future with continued growth of 3% to 4% per year. Corn sweeteners are more consistent in quality than sucrose and are expected to continue to replace sucrose due to the savings in labor cost generated by the ease of use and adaptability of corn sweeteners in today's highly automated baking industry.

     Based on continued strong domestic demand and the anticipation of increased exports to Mexico, significant expansion of HFCS capacity was completed during the last few years. Archer Daniels Midland Company, Cargill, Inc., A.E. Staley Manufacturing Company and others joined the Cooperative in expanding their production capacities. In total, 55 HFCS production capacity throughout the industry increased from 12.5 billion pounds dry in 1995 to approximately 15.6 billion pounds dry in 1997, an increase of approximately 25%. The 42 HFCS segment also expanded by approximately 25% over that time period from 7.9 billion pounds to 9.9 billion pounds.

     As a result of the recent industry-wide expansions, the HFCS industry entered a period of supply and demand imbalance in 1996 and 1997, resulting in a decline in the industry capacity utilization rate to around 70%. Industry analysts have estimated that the industry is currently operating at levels ranging from approximately 80% to 85% of capacity. The rebound in the capacity utilization rate is due to (1) continued growth in domestic consumption, and (2) shuttered capacity when Golden Technologies shut down its Johnstown, Colorado operations which were reportedly producing approximately 228 million pounds (dry) of HFCS and Cargill, Inc. shut down its 55 HFCS facility in Dayton, Ohio. The Cooperative is not aware of any additional capacity expansions currently underway in the domestic HFCS industry, indicating that over the next few years, supply and demand should rebalance as demand grows and industry production should reach almost full capacity.

     As industry capacity utilization rates dropped dramatically in 1996, major HFCS users were able to negotiate advantageous contracts for the 1997 calendar year, gaining significant price reductions. In 1998, prices began to stabilize and many industry experts expect pricing to increase in 1999 and 2000, to reflect a more balanced supply/demand situation.

     The USDA has estimated that in 1998 the 55 HFCS segment will grow at approximately 4% to 4.5% and the 42 HFCS segment will grow approximately 3% in the U.S. The soft drink firms will drive much of this growth as they continue to position themselves as "total beverage companies," as evidenced by the introduction of over 200 new soft drinks, juices, teas and punches over the last two years alone. In addition, the Mexican market offers the opportunity for dramatic volume growth during the next 1 to 2 years; Canada has also experienced conversion from sucrose usage to use of 55 HFCS.

     According to the USDA, U.S. exports of HFCS to Mexico rose to 78,000 metric tons (dry basis) in 1996 from only 9,000 tons in 1991. Under NAFTA, the Mexican import tariff on U.S. HFCS fell to 9% in 1997, and is scheduled to decrease by 1.5% each year thereafter to zero in 2003. Mexican demand for HFCS is growing as bottlers adopt new technology to handle liquid sweeteners. While none of the major soft drink bottlers have announced a complete switch to using HFCS in their Mexican soft drinks, some of the smaller brands apparently have switched. World demand for HFCS sweetener is expected to increase from 20 billion pounds in 1995 to 26.6 billion pounds by the year 2000.

ETHANOL

     Ethanol has important applications and is used primarily as a high quality octane enhancer and an oxygenate capable of reducing air pollution and improving automobile performance. As a fuel additive, the demand for ethanol is derived from the overall demand for gasoline, as well as the competition of ethanol versus competing oxygenate products and technologies. Motor vehicles in the U.S. consume more than 130 billion gallons of gas every year.

     The Cooperative currently benefits from three economic incentives to produce ethanol. First, in Minnesota, there is a state producer payment of 20 cents per gallon for the first 15 million gallons per plant for a total of $3 million annually to ethanol producers for ten years. For the Cooperative, this producer payment is due to expire in 2001. Second, Nebraska also has a similar program with an incentive of 20 cents for the first 25 million gallons. For the Cooperative, these payments will continue until at least the year 2000. The Cooperative currently is receiving the limit of $8 million per year from both state programs. Third, ethanol users can claim a 5.4 cents per gallon exemption from the federal gasoline excise tax. This federal ethanol tax subsidy, which was set to expire in 2000, has been extended through December 31, 2007. The exemption will gradually drop to 5.1 cents in 2005.

     A large jump in corn prices in 1996 caused ethanol production variable costs to exceed selling prices, resulting in a sharp reduction in production as corn processors sought to curtail losses. The Cooperative shut down its Marshall ethanol production plant from July 14, 1996 until September 12, 1996.

     If the federal ethanol tax incentive or state incentive payments are eliminated or sharply curtailed, management believes that decreased demand for ethanol will result. The Cooperative's management is pursuing a strategy to reduce the Cooperative's reliance on ethanol through growth in other product lines. Evidence of the Cooperative's efforts can be seen in the portion of the Cooperative's total sales represented by ethanol. In fiscal year 1993, ethanol sales represented 41% of the Cooperative's total sales while in fiscal year 1999, ethanol sales generated only 20% of the Cooperative's total sales.

CORN PROCUREMENT

     Each unit of equity participation held by a member obligates the member to deliver annually one bushel of corn to the Cooperative as part of the Cooperative's Corn Delivery Program. The Corn Delivery Program has been modified by the Cooperative so that corn delivery is now on a voluntary rather than mandatory basis. Members of the new limited liability company will not be obligated to produce or deliver corn to the company.

     Following the conversion, the LLC will continue to require the same quantities of corn for processing as are currently required. In order to fulfill those requirements, the LLC will be required to acquire substantial quantities of corn in the marketplace. To reduce the price risk of fluctuations in the corn market, the Cooperative has established a policy of hedging corn to cover fixed price and volume sales contracts for its finished products. The Cooperative may also hedge a portion of its anticipated non-contracted production requirements. The instruments used are principally readily marketable exchange traded futures contracts. The changes in market value of the contracts have a high correlation to the price changes of the base commodity. Also, the underlying commodity can be delivered against the contracts. In order to match revenue and expense, any gains or losses arising from open and closed hedging transactions are included, through inventory, in cost of goods sold at the time the product is sold.

     The hedging policy evolves around the fundamental as well as technical outlook of the CBOT, the U.S. and world supply and demand outlook for grain, and the amount of risk both will have in determining the net price of corn for the Cooperative's projected grind demand. Management will continuously monitor the amount of risk and make appropriate changes based on projected and actual costs of corn, sales of product, production costs, and administrative expenses.

WET MILLING OPERATIONS

     Corn wet milling increases the nutritional and economic value of the corn by separating it into homogeneous fractions. Although the wet milling process was originally designed to produce relatively pure starch for industrial food uses, the process now results in the optimum use and maximum value for each fraction of the corn kernel.

     A typical bushel of corn weighs 56 pounds and contains approximately 72,800 kernels. Most of the weight is the starch, oil, protein and fiber, with some natural moisture. Each bushel of corn can yield:

   * 31.5 pounds of starch or
   * 34.0 pounds of sweetener or
   * 2.5 gallons of fuel ethanol and
   * 12.1 pounds of gluten feed and
   * 2.7 pounds of gluten meal and
   * 1.8 pounds of corn oil

     A kernel of corn sliced lengthwise from top to bottom will disclose the following primary components:

     HULL. The hull is the fine skin on the outside of the kernel that protects it from deterioration. It is water resistant and is undesirable to insects and micro-organisms. Hulls go mostly into corn gluten feed for livestock, poultry feeds and pet foods.

     STARCH. Starch is found at the top, middle and on the sides of the kernel. This is the most abundant constituent and is used in making starches and sweeteners.

     GLUTEN. Gluten is the dark portion inside the kernel, although some gluten is mixed with the starch granules. Gluten contains the majority of the protein found in a kernel of corn. Separated and purified, gluten becomes corn gluten meal which is used in animal feeds.

     GERM. Germ is the seed-like pod at the bottom of the kernel in the center and is the source of corn oil. The germ is important for food, drug and industrial uses. About 50% of the germ is corn oil. After removal of the oil, germ becomes a component of corn gluten meal or corn gluten feed and small amounts of oil are included in the various feed products.

     WATER. Approximately 15% of the kernel is water. It becomes part of the steepwater in which the refining is initiated. Steepwater is rich in vitamins, especially the B complex vitamins and is used in animal feed. Corn steepwater is also used in the manufacture of antibiotics.

     Corn is run through a process which generates the germ, gluten feed, gluten meal, and finally starch. The starch is then converted into ethanol or dry starch, or further processed into sweeteners or other starch-based products. The flow chart below shows the products generated in the wet milling process.

[GRAPHIC OMITTED]

     RECEIVING. The Cooperative receives its corn by truck. Before accepting a truck-load, the corn is tested for quality. The Cooperative has the right to refuse any shipment of corn if it does not meet its quality standards. Receiving staff inspect arriving corn shipments and clean them twice to remove dust, chaff, and foreign materials before steeping. Each facility has on-site storage capacity for approximately 1 million bushels of corn.

     STEEPING. Each steep, a stainless steel vat, holds corn for 30 to 40 hours soaking in 125 degree Fahrenheit water, increasing the corn's moisture levels from 15% to 45% and causing the corn to more than double in size. The addition of 0.2% sulfur dioxide to the water prevents excessive bacterial growth in the warm environment. As the corn swells and softens, the mild acidity of the steepwater begins to loosen the gluten bonds within the corn and release the starch. After steeping, the corn is coarsely ground to break the germ loose from other components. Steepwater is condensed to capture nutrients in the water for use in animal feeds. The ground corn, in a water slurry, flows to the germ separators.

     GERM SEPARATION. Cyclone separators spin the low density corn germ out of the slurry. The germs, containing about 85% of corn's oil, are pumped onto screens and washed repeatedly to remove any starch left in the mixture. The Cooperative sells its germ on a contract basis to other oil processors, who then extracts the oil from the germ. The oil is then refined and filtered into finished corn oil. The germ residue is saved as another useful component of animal feeds.

     GRINDING AND SCREENING. The corn and water slurry leaves the germ separator for a second, more thorough grinding in an impact or attrition-impact mill to release the starch and gluten from the fiber in the kernel. The suspension of starch, gluten and fiber flows over fixed concave screens which catch fiber but allow starch and gluten to pass through. The fiber is collected, slurried, and screened again to reclaim any residual starch or protein, then piped to the feed house as a major ingredient of animal feeds. The starch-gluten suspension, called mill starch is piped to the starch separators.

     STARCH SEPARATION. Gluten has a lower density than mill starch. By passing mill starch through a centrifuge, the gluten is readily spun out for use in animal feeds. The starch, with just four to five percent protein remaining, is diluted, washed 8 to 14 times in hydro clones to remove the last trace of protein and produce high quality starch, typically more than 99.5% pure. Some of the starch is dried and marketed as unmodified corn starch and some is slightly modified, but most is converted into corn sweeteners and ethanol.

     STARCH CONVERSION. Starch, suspended in water, is liquified in the presence of acid and/or enzymes which convert the starch to a low-dextrose solution. Treatment with another enzyme continues the conversion process. Throughout the process, refiners can halt acid or enzyme actions at key points to produce the right profile of sugars like dextrose and maltose to meet different needs. In some sweeteners the conversion of starch to sugars is halted at an early stage to produce low-to medium sweetness. In others, the conversion is allowed to proceed until the sugar is nearly all dextrose. The sweetener product is refined in filters, centrifuges and ion-exchange columns, and excess water is evaporated. Corn sweeteners are sold directly in the form of heavy corn syrup or HFCS.

     FERMENTATION. In yet another application to corn refining, enzymes modify corn starch to produce feedstock suitable for traditional fermentation methods. The result of the fermentation is ethanol, which corn refiners distill to remove excess water and sell for a variety of uses. Carbon dioxide, a by-product of fermentation, also may be sold to beverage manufacturers as the "fizz" in soft drinks.

PRODUCTS

     The Cooperative's primary products groups include corn sweeteners, ethanol, corn starches and feed products. Information about each of the product groups is provided below. Through the first seven months of fiscal year 1999 (April 1, 1998 through October 31, 1998), the approximate percentages of MCP's total sales associated with each of these product groups were: corn sweeteners - 50%; ethanol - 20%; corn starches - 5% and feed products - 25%.

CORN SWEETENERS

     HFCS. The Cooperative produces two types of high fructose sweeteners: 42 HFCS and 55 HFCS. Both syrups share advantages -- stability, high osmotic pressure, and crystallization control -- but each offers special qualities to food and beverage manufacturers and consumers. 42 HFCS is popular in canned fruits, condiments and other processed foods which need mild sweetness that won't mask natural flavors. 55 HFCS has earned a commanding role in soft drinks, ice cream and frozen desserts.

     SYRUPS. Corn syrup is used in a variety of ways in food products. The most common use for corn syrup is as a sweetener for food products. However, corn syrups are adaptable to many uses and therefore have other less known advantages. Corn syrups can depress the freezing point of frozen products to prevent crystal formation in ice cream and other frozen desserts. Because of its effect on viscosity, corn syrup is added to salad dressings and condiments to ensure the product pours at manageable rates. In lunch meat and hot-dogs, corn syrups provide the suspension to keep other ingredients evenly mixed, and, like other corn products, the basic syrups can improve textures and enhance colors without masking natural flavors, as in canned fruits and vegetables. The Cooperative manufactures a number of corn syrups which offer a broad range of functionalities.

ETHANOL

     Ethanol has several major applications: (1) as an octane enhancer in fuels;
(2) as an oxygenated fuel additive for the purpose of reducing ozone and carbon monoxide vehicle emissions; and (3) as a non-petroleum-based gasoline substitute. Approximately 95% of all ethanol is used in its primary form for blending with unleaded gasoline and other fuel products. The implementation of the Federal Clean Air act has made ethanol fuels the most important domestic renewable fuel, allowing the country to meet its environmental goals and reduce imports of petroleum based fuels. Ethanol used as a fuel oxygenate, provides one of the easier, less expensive means to control carbon monoxide in problem areas.

STARCHES

     Starch is one of nature's major renewable resources, and a mainstay of our food and industrial economy. Starches have a wide variety of uses. On average, each ton of paper produced in the U.S. uses 28 pounds of corn starch. Corn starches, and their cousins dextrins (a roasted starch), are used in hundreds of adhesive applications. Special types of starches are used in oil exploration as part of the "drilling mud" which cools down super heated oil drilling bits. Starches are used as flocculating agents, anti-caking agents, mold-release agents, dusting powder and thickening agents. Literally thousands of supermarket staples are produced using both regular and specially modified starches.

Many of today's instant and ready-to-eat foods are produced using starches which enable them to maintain the proper textural characteristics during freezing, thawing and heating. Starches are converted to sugar by breweries and used as the feedstock in beer production. Other starches are important ingredients for instant pie and pudding fillings which require little or no cooking compared to traditional formulations. The most promising new market for corn starches is as a raw material for the production of industrial chemicals and plastics which are today made from petroleum feedstocks. The Cooperative manufactures and sells unmodified and slightly-modified corn starches, with the majority of sales going into the corrugated, paper, brewing and food industries.

FEEDS PRODUCTS AND GERM

     The Cooperative produces three major feed products: gluten meal, gluten feed and condensed fermented corn extractives (steepwater). Corn gluten meal supplies vitamins, minerals, and energy in poultry feeds while pet food processors value it for its high digestibility and low residue. Steepwater is a liquid protein supplement for cattle and is also used as a binder in feed pellets. The Cooperative also produces germ which is sold to edible oils manufacturers for further processing into corn oil and gluten feed.

PRODUCT QUALITY

     The Cooperative believes that its ability to produce high quality products is a key competitive advantage over other industry participants. The American Institute of Baking ("AIB") annually inspects each production facility in the industry and numerically rates the plants so that industry users of corn products can measure and compare the quality of facilities. In 1998, each of the Cooperative's plants earned a "Superior" rating for its overall food safety levels, placing each among the top 5% within the food processing industry. In addition, customers have acknowledged the Cooperative's superior quality through presentation of several quality awards.

SALES AND DISTRIBUTION

     The Cooperative's products are sold directly by a staff of sales personnel located regionally across the United States. The Cooperative also employs third party resellers, primarily in the eastern and midwestern portions of the United States. The Cooperative owns and operates an extensive distribution network which is located primarily west of the Mississippi River, providing the Cooperative with cost and service advantages in this strategic geographic region. The Cooperative's combined sales and distribution network allows it to effectively distribute its products to most areas of the United States by either rail or truck.

     The Cooperative supplies a broad range of customers throughout the U.S. Sales of germ to Cargill accounted for approximately 12.5% of MCP's sales revenues through the first seven months of fiscal year 1999 (April 1, 1998 through October 31, 1998). No other customer accounted for 10% or more of MCP's total net sales for that period.

     The majority of the Cooperative's corn sweetener and starch sales are made on an annual basis, under contracts fixed as to price and volume. The Cooperative sells its germ and steepwater on a contract basis. Gluten meal is sold on both a contract basis and on the spot market. Feed product prices typically reflect the general price of other comparable feedstuffs, such as soybean meal, soybean oil, other edible oils and similar products. Feed demand is primarily driven by the domestic population of animals being raised for slaughter and by export demand.

     The realized sales price of ethanol is driven by gasoline demand, the price of oxygenate alternatives such as MTBE (a petroleum-based fuel oxygenate substitutable for ethanol) and overall oxygenate program requirements. The majority of the Cooperative's ethanol sales are made on a spot basis. The Cooperative's ability to produce ethanol provides an important mitigant against the seasonality inherent in the HFCS industry. Since soft drinks are an important user of HFCS, its production peaks in the spring and early summer months in anticipation of the peak in soft drink demand. On the other hand, ethanol demand peaks in the winter, when many cities institute their oxygenated fuel programs mandated by the Federal Clean Air Act.

     The Cooperative has indoor rail car and truck loading capabilities at both plants which minimize the negative effects of harsh weather and help to maintain strict product quality standards. The Cooperative leases in excess of 2,000 rail cars for terms of up to 15 years. In March 1996, the Cooperative acquired Liquid Sugars, Inc. ("LSI"), a sweetener blending, storage and distribution operation with headquarters in Emeryville, California, which serves various customers located in the western United States and southwestern Canada. LSI has 16 regional storage and transfer stations which allow the Cooperative to economically effect deliveries of products to many regions of the country.

     In February 1997, the Cooperative obtained an option to acquire a 7.5% minority interest in Natural Solutions Corp. (formerly known as Ice Ban America, Inc.) in exchange for agreeing to supply steepwater to it. Natural Solutions has developed the first noncorrosive, nontoxic, biodegradable roadway de-icing agent. As part of the agreement, the Cooperative will assist in the on-going research and development of the technology. The Cooperative also has the right to name members to the board of directors of Natural Solutions. Stanley L. Sitton, the Cooperative's Senior Vice President of Sales and Marketing, has been designated to represent the Cooperative and serves as a director of Natural Solutions. Natural Solutions is quoted on the OTC Bulletin Board under the symbol "ICEB."

COMPETITION

     The Cooperative faces intense competition from other corn processors, including Archer Daniels Midland Company, Cargill, Inc., and A.E. Staley Manufacturing Company. Most of the Cooperative's products compete with virtually identical products and derivatives manufactured by other companies. Many of these competitors are substantially larger and have greater financial resources than the Cooperative. Competition is generally based on price, product quality and customer service.

     Several products of the Cooperative also compete with products made from raw materials other than corn. High fructose corn syrup competes with cane and beet sugar products. Ethanol competes with MTBE and other oxygenate alternatives. Corn gluten meal competes with soybean meal. Fluctuations in prices of these substitute products may affect the prices of and profits derived from the Cooperative's products.

GOVERNMENT REGULATION AND ENVIRONMENTAL MATTERS

     As a producer of food items for human consumption and items for use in the pharmaceutical industry, the Cooperative is subject to various federal, state and local laws relating to the operation of its processing facilities, product quality, purity and labeling. The failure to comply with one or more regulatory requirements can result in a variety of sanctions, including monetary fines.

     The operations of the Cooperative also are subject to various federal, state and local laws and regulations with respect to environmental matters, including air and water quality and underground fuel storage tanks. The Cooperative believes it is currently in substantial compliance with environmental laws and regulations. Protection of the environment requires the Cooperative to incur expenditures for equipment or processes.

PRODUCTION FACILITIES

     The Cooperative owns two processing facilities. The facility in Marshall, Minnesota has the capacity to grind approximately 56 million bushels of corn per year and is a major supplier of corn syrup. The facility in Columbus, Nebraska has the capacity to grind approximately 70 million bushels of corn per year and is a major supplier of 55 HFCS. Each facility also produces starch, 42 HFCS and ethanol.

     During the past few years, the Cooperative has modernized and expanded its facilities. During 1995 and 1996, the Cooperative spent approximately $320 million to:

     * increase the corn syrup production capacity of the Minnesota facility;

     * build a refinery capable of producing 42 HFCS at the Minnesota facility;

     * increase the 42 HFCS production capacity of the Nebraska facility; and

     * build a refinery capable of producing 55 HFCS at the Nebraska facility.

     The Cooperative believes that the capital expansion program completed in 1996 will allow the Cooperative to operate highly efficient facilities for the foreseeable future without incurring significant additional capital expenditures.

LEGAL PROCEEDINGS

     From time to time the Cooperative is subject to litigation incidental to its business. The Cooperative is not currently a party to any material legal proceedings.

EMPLOYEES

     At December 31, 1998, the total number of full-time employees was 870. Approximately 5% of these employees are covered by three collective bargaining agreements, one expiring in March 1999, one expiring in February 2001 and one expiring in April 2001.

                                  MANAGEMENT

DIRECTORS

     Immediately after the conversion, the Board of Directors of the LLC will be composed of the current members of the Board of Directors of the Cooperative. The current directors of the Cooperative will continue to serve as directors of the LLC for the same terms for which they would otherwise have served as directors of the Cooperative. The Board will consist of twenty-four directors, each of whom will represent one of eight districts. Each director will be elected by members of the new company residing in the district represented by the directors. The Board also will be divided into three classes for election purposes. One class is elected at each annual meeting of members to serve for a three-year term. The Operating Agreement requires that the incumbent Board of Directors appoint a Districting Committee to review the boundaries of the districts at least every three years. The committee will recommend any changes in the district boundaries necessary or appropriate to maintain equitable representation of the number of members in each district.

     The table below sets forth certain information concerning the initial directors of the LLC

NAME AND ADDRESS                   AGE     DISTRICT     TERM EXPIRES
-------------------------------   -----   ----------   -------------

Doug G. Finstrom ..............    45          I            2000
 1060 160th Avenue SE
 Kerkhoven, MN 56252

Carl M. Just ..................    69          I            1999
 20491 -- 121 Street NW
 Sunburg, MN 56289

Duane R. Adams ................    59          I            2000
 54676 MN Highway 7
 Cosmos, MN 56228

Howard A. Dahlager ............    50         II            2001
 85380 180th Street
 Sacred Heart, MN 56285

Ken Robinson ..................    54         II            1999
 RR 2 Box 82
 Bird Island, MN 55310

David J. Scheibel .............    38         II            2000
 37554 County Road 4
 Bird Island, MN 55310

Jerry N. Jacoby ...............    53        III            2001
 17557 County Highway 1
 Springfield, MN 56087

Steve F. Lipetzky .............    48        III            1999
 P.O. Box 152
 Springfield, MN 56087

John M. Zwach, Jr. ............    51        III            2000
 13705 205th Street
 Walnut Grove, MN 56180

NAME AND ADDRESS                AGE     DISTRICT     TERM EXPIRES
-----------------------------   -----   ----------   -------------

Roger E. Fjerkenstad ........    65         IV            2000
 RR 2 Box 145
 Dawson, MN 56232

Donald M. Lindblad ..........    61         IV            1999
 RR 1 Box 25B
 Dawson, MN 56232


Daniel P. Dybsetter .........    53          V            1999
 RR 1 Box 92
 Porter, MN 56280

John R. Jerzak ..............    46          V            2000
 RR 1 Box 178
 Ivanhoe, MN 56142

Dean J. Buesing .............    45          V            2001
 RR 1 Box 157
 Granite Falls, MN 56241

Sandy A. Ludeman ............    51         VI            2000
 RR 2 Box 19
 Tracy, MN 56175

John P. Hennen ..............    62         VI            1999
 1986 330th Street
 Ghent, MN 56239

John H. Nelson ..............    61        VII            1999
 2034 170th Avenue
 Garvin, MN 56132

James H. Gervais ............    47        VII            2000
 2090 171st Street
 Currie, MN 56123

Ron F. Kirchner .............    51        VII            2001
 2696 71st Street
 Avoca, MN 56114

Kenneth L. Regier ...........    65       VIII            2001
 503 South O Road
 Aurora, NE 68818

Larry W. Dowd ...............    53       VIII            1999
 P.O. Box 129
 Columbus, NE 68602

Andrew V. Jensen ............    48       VIII            1999
 1407 W. 16th Road
 Aurora, NE 68818

Patrick L. Meuret ...........    42       VIII            2000
 P.O. Box 146
 Brunswick, NE 68720

Robert J. Bender ............    45       VIII            2000
 5266 Cherokee Avenue
 Columbus, NE 68601

     DOUG FINSTROM. Mr. Finstrom has been a director of the Cooperative since 1989. Mr. Finstrom has been in the business of farming near Kerkhoven, MN for the past 28 years. Mr. Finstrom is currently the President of Property Management Services of Minnesota, Inc., involved in buying, selling, and managing investment properties for 3 years and has also been for the past 15 years, and currently is, the President for 15 years of Finco Equipment, Inc., a company involved in managing assets (i.e. leasing equipment and investing). In addition, Mr. Finstrom has been a member of Minnesota Farm Bureau for 28 years.

     CARL JUST. Mr. Just has been a director of the Cooperative since 1990. Mr. Just has been in the business of farming corn and soybeans near Sunburg, MN for 35 years. Mr. Just has been for the past 8 years and is currently the Chairman of the Board for Sunburg Corporation, a nonprofit organization. Mr. Just has been the Chairman for 3 years of Aid Association for Lutherans -- Branch 5330. Mr. Just has also been the Vice Chairman since 1994 of Farm Service Agency -- Kandiyohi County Office Committee. In addition, Mr. Just is a member of the Minnesota Farmers Union.

     DUANE ADAMS. Mr. Adams has been a director of the Cooperative since 1997. Mr. Adams has been the President of Duane Adams Farms, Inc., producing corn and soybeans, near Cosmos, MN for the past 15 years. In addition, Mr. Adams has been a member of the Meeker County Corn Growers for the past 10 years and was a director of that association for 6 years. Mr. Adams has also been the past President of Cosmos Development Corporation.

     HOWARD DAHLAGER. Mr. Dahlager has been a director of the Cooperative since 1988. Mr. Dahlager is co-owner and secretary-treasurer of JSF Inc., Johnson Seed Farm near Sacred Heart, MN, since 1979. Mr. Dahlager has also been the secretary-treasurer for the past 4 years of Sacred Heart Community Development Company LLC. In addition, Mr. Dahlager is currently the secretary of M.C.I.A. -- Minnesota Crop Improvement Association. Mr. Dahlager is also a member of Southern Minnesota Beet Coop, Minn Aqua Fisheries and Midwest Investor (Golden
Oval) Eggs.

     KEN ROBINSON. Mr. Robinson has been a director of the Cooperative since 1990. Mr. Robinson has been in the business of farming in the Bird Island, MN area since 1983.

     DAVID SCHEIBEL. Mr. Scheibel has been a director of the Cooperative since 1988. Mr. Scheibel's experiences include being a partner of a 946 acre farming operation from 1978 to 1994 near Bird Island, MN. The partnership raised corn, soybeans, seed corn and other specialty crops, as well as feeding Holstein dairy replacement heifers and finishing Holstein beef cattle. As a partner, his duties included financial and cost accounting, as well as daily production responsibilities. Mr. Scheibel has also been employed in the agriculture equipment business since 1994. He is currently serving as senior parts man at Kibble Equipment Service Center in Bird Island, MN. In addition, Mr. Scheibel is currently a member and serving as a Trustee and has served in the past as Financial Secretary and Grand Knight of the Knights of Colombus, Council #2000, Bird Island, MN.

     JERRY JACOBY. Mr. Jacoby has been a director of the Cooperative since 1986 and Board Chairman since 1992. Mr. Jacoby has been in the business of farming, producing corn and soybeans, near Springfield, MN since 1974. Mr. Jacoby has also been the Treasurer for Sundown Township for 12 years. In addition, Mr. Jacoby has been a member of Minnesota Corn Growers for 8 years and is also a member of the American Legion.

     STEVE LIPETZKY. Mr. Lipetzky has been a director of the Cooperative since 1981. Mr. Lipetzky is the President of Stephen Trucking, Inc. of Springfield, MN, a trucking company hauling F.O.B. corn to Minnesota Corn Processors, since its inception in May 1998. Although MCP has done a significant amount of business with Mr. Lipetzky's trucking company, that business has been on the same terms as MCP's relationships with other trucking firms. In addition, Mr. Lipetzky is currently working on the farm in partnership with his brothers. Mr. Lipetzky is currently the Parish Council Chairman at St. Raphael's Catholic Church in Springfield, MN.

     JOHN ZWACH, JR. Mr. Zwach has been a director of the Cooperative since 1991. Mr. Zwach is totally involved in operations and management in the business of farming, a corn and soybean operation in Redwood County, MN for 29 years. Mr. Zwach is also currently a member of the Knights of Columbus and has been since 1968. In addition, Mr. Zwach is a member of the American Legion Post in Milroy, MN and has been a member of the Milroy Lions club since the early 1970's.

     ROGER FJERKENSTAD. Mr. Fjerkenstad helped in the organization of the Cooperative and has been a director since 1981. Mr. Fjerkenstad is a retired farmer, producing corn, soybeans and hogs from 1957 to 1996 near Dawson, MN. Mr. Fjerkenstad has been a director of the Farmers Electric Company, Dawson, MN for 10 years.

     DONALD LINDBLAD. Mr. Lindblad has been a director of the Cooperative since 1990. Mr. Lindblad currently is involved in managing a family farm, producing corn and soybeans, since 1956 near Dawson, MN. Mr. Lindblad has been a member of the Farmers Coop Elevator, Dawson, MN for 32 years and a member of the Prairie Grains Elevator, Clarkfield, MN for 16 years.


     DANIEL DYBSETTER. Mr. Dybsetter has been a director of the Cooperative since 1994 and is currently serving as Secretary. Mr. Dybsetter is in the business of farming, producing corn, soybeans and hogs since 1970 near Porter, MN. Mr. Dybsetter is also a member and owns shares in the South Dakota Soybean Processors and Phenix Manufacturing. Mr. Dybsetter is also a member of the Corn Growers Association, Soybean Growers Association and a member of various area coops. Mr. Dybsetter was the past secretary for the Yellow Medicine Pork Producers.

     JOHN JERZAK. Mr. Jerzak has been a director of the Cooperative since 1985. Mr. Jerzak is primarily engaged in the business of farming near Ivanhoe, MN since 1975. Mr. Jerzak also has a seed business, dealing primarily in DeKalb Seeds. In addition, Mr. Jerzak is Board Chairman of Hope Mutual Insurance Company and a director of Divine Providence Hospital at Ivanhoe, MN.

     DEAN BUESING. Mr. Buesing has been a director of the Cooperative since 1998. Mr. Buesing is the President of Buesing Farms, Inc., Granite Falls, MN, a farming operation producing corn, soybeans and hogs for 25 years. Mr. Buesing has also been the President for the past 4 years of Buesing, Buesing, Inc., Granite Falls, MN which is involved in the building of cornheads. In addition, Mr. Buesing is an officer and serves as treasurer for the past 8 years of the Yellow Medicine Soybean Growers Association. Mr. Buesing and Mr. Hennen are first cousins.

     SANDY LUDEMAN. Mr. Ludeman has been a director of the Cooperative since 1997 and is currently serving as Vice-Chairman. Mr. Ludeman has been a partner in Sanmarbo Farms, Inc., a diversified grain and livestock farm near Tracy, MN, since 1973. Mr. Ludeman has been on the board of the Minnesota Farm Bureau Foundation for 4 years. In addition, Mr. Ludeman has been a member of Minnesota Soybean Growers Association for 20 years, Minnesota Corn Growers Association for 15 years and Minnesota Farm Bureau for 30 years. Mr. Ludeman was the founding chairman of the United Soybean Board, past president of the American Soybean Development Foundation, vice-chairman of the Institute of Agriculture, Forestry, Home Economics and Advisory Council of the University of Minnesota and past chairman of the Minnesota Soybean Research and Promotion Council.

     JOHN P. (JACK) HENNEN. Mr. Hennen has been a director of the Cooperative since 1997. Mr. Hennen has been in the business of farming in Lyon County, MN since 1960. Mr. Hennen's farming operation is diversified, producing cattle, hogs, corn and soybeans. The farming operation has expanded to include his 3 sons and their families. In addition, Mr. Hennen is currently a director and has been vice-chairman of the Minnesota Beef Council for 2 years. Mr. Hennen also is a member of Minnesota Corn Growers, National Corn Growers, Soybean Growers and a member of various coops in the area.

     JOHN NELSON. Mr. Nelson has been a director of the Cooperative since 1981. Mr. Nelson is the owner-operator of a 930 acre farming business located in Murray County for 40 years. Mr. Nelson is also involved in a farm drainage business. In addition, Mr. Nelson served as state president in 1992 and is a past state director for the Minnesota Corn Growers Association. Mr. Nelson is also a member of the Minnesota Soybean Growers Association and has been on the Murray County Planning and Zoning Board for 18 years, 10 of which he was chairman.

     JAMES GERVAIS. Mr. Gervais has been a director of the Cooperative since 1990. Mr. Gervais has been in the business of farming near Currie, MN for 27 years.

     RON KIRCHNER. Mr. Kirchner has been a director of the Cooperative since 1998. Mr. Kirchner has been in the business of farming, producing soybeans and custom feeding hogs near Fulda, MN. Mr. Kirchner has been a director for the past 6 years on the Fulda, MN School Board. In addition, Mr. Kirchner has been a member of the VFW for 30 years, the American Legion Club for 30 years, the Corn Growers Association for 5 years and the Soybean Growers Association for 2 years. Mr. Kirchner also volunteers at St. Gabriel in Fulda, MN as a release time teacher.

     KENNETH REGIER. Mr. Regier has been a director of the Cooperative since 1992. Mr. Regier is in the business of farming bear Aurora, NE, producing irrigated corn, since 1955. Mr. Regier has been a board member of the Upper Big Blue Natural Resource District since 1980. In addition, Mr. Regier has been a member of the Nebraska Coop Council, Education Committee, since 1997. Mr. Regier was past board chairman of the Aurora Coop Elevator Company.

     LARRY DOWD. Mr. Dowd has been a director of the Cooperative since 1992. Mr. Dowd is President of Dowd Grain, O'Neill Farms, and Dowd Oil Co, all of which are principally farming operations located in Holt County, Nebraska, producing row crops, cow-calf operations, farrow to finish hog operations. Mr. Dowd also serves as a director of First State Bank of Hickman, and has a partnership interest in a swine breeding stock company. In addition, Mr. Dowd has been a member of the Nebraska Corn Growers Association for 10 years.

     ANDREW JENSEN. Mr. Jensen has been a director of the Cooperative since 1997. Mr. Jensen has been in the business of farming and livestock production near Aurora, NE since 1970. Mr. Jensen is currently the President of Jensen Farms, Inc. and a partner in Jensen Brothers. Mr. Jensen has been a state director of the Nebraska Corn Growers Association since 1986 and was the past State President from 1990 to 1992. In addition, Mr. Jensen has been the Chairman of Government Affairs since 1992, a member of the Nebraska Cattlemen since 1970, a member of the National Corn Growers Association since 1982, a state director of the Nebraska Agriculture Awareness Foundation since 1996 and a national director of the National Corn Growers Association since 1992.

     PATRICK L. MEURET. Mr. Meuret has been a director of the Cooperative since 1997. Mr. Meuret has been the manager of J.E. Meuret Grain Co. Inc., Brunswick, NE for 22 years. Mr. Meuret is currently Chairman of the Board, Village Board of Trustees' -- Village of Brunswick, of which he has been a board member for 8 years. In addition, Mr. Meuret is currently President of Plainview Board of Education and has been a board member for 8 years. Mr. Meuret is a past director of Nebraska Grain and Feed and the Nebraska Turkey Growers Association.

     ROBERT BENDER. Mr. Bender has been a director of the Cooperative since 1992. Mr. Bender is the owner-operator of Bender Farms, a grain and livestock operation, near Colombus, NE since 1977. Mr. Bender has also been a the President of Bender Farms Trucking Inc., since 1992 and is a partner-manager of CSS Farms. In addition, Mr. Bender is currently a partner and has been the secretary for Klub 81 Inc. since 1980.

COMMITTEES OF THE BOARD

     Following the conversion, the Board will have the following committees:
Executive, Finance, Corn Procurement, Grower Relations, Public Relations, Compensation and Long Range Planning.

     EXECUTIVE. The Executive Committee exercises the authority of the Board of Directors when the Board is not in session, as permitted by law and the Operating Agreement. Members: Howard Dahlager, Larry Dowd, Dan Dybsetter, Doug Finstrom, Roger Fjerkenstad, Jim Gervais, Jerry Jacoby, Sandy Ludeman and John Zwack, Jr.

     FINANCE. The Finance Committee reviews the financial structure, policies and future of the Cooperative as developed by senior management. It also approves audit reports, accounting policies, financial statements and internal controls. Members: Dean Buesing, Howard Dahlager, Larry Dowd, Doug Finstrom, Roger Fjerkenstad, Jerry Jacoby, Ron Kirchner and Sandy Ludeman.

     CORN PROCUREMENT. The Corn Procurement Committee establishes the Cooperative's strategic corn procurement activities. Members: Duane Adams, Larry Dowd, Jim Gervais, Jack Hennen, John Jerzak, Donald Lindblad, Steve Lipetzky and David Scheibel.

     GROWER RELATIONS. The Grower Relations Committee has historically coordinated the Cooperative's interaction with the growers who have provided the Cooperative's corn. Members: Duane Adams, Daniel Dybsetter, Roger Fjerkenstad, Andrew Jensen, Steve Lipetzky, John Nelson, Kenneth Regier and Ken Robinson.

     PUBLIC RELATIONS. The Pubic Relations Committee assists management in directing the Cooperative's public relations activities. Members: Robert Bender, Daniel Dybsetter, Andrew Jensen, Carl Just, Jack Hennen, Ron Kirchner, Ken Robinson and John Zwach, Jr.

     COMPENSATION. The Compensation Committee reviews management compensation practices and employee benefit plans. Members: Robert Bender, Howard Dahlager, Jerry Jacoby, John Jerzak, Carl Just, Donald Lindblad, Patrick Meuret and John Nelson.

     LONG RANGE PLANNING. The Long Range Planning Committee considers and analyzes the Cooperative's long-term strategic and market positions. Members:
Dean Buesing, Doug Finstrom, Jim Gervais, Sandy Ludeman, Patrick Neuret, Kenneth Regier, David Scheibel and John Zwach, Jr.

COMPENSATION OF DIRECTORS

     The LLC will reimburse each director for actual expenses of attending Board and committee meetings and provide a per diem payment for services performed on behalf of the LLC in the amount $250 for the Board Chairman, $150 for the Vice Chairman and Secretary, and $100 for other directors. The Operating Agreement provides that additional director compensation must be approved by Class A members. The Cooperative currently reimburses each director for actual expenses and also provides a per diem payment for services performed.

EXECUTIVE OFFICERS

     Upon completion of the conversion, the following individuals will be executive officers of the LLC:

NAME                                   AGE    POSITION
-----------------------------------   -----   -------------------------------------------------------------

L. Daniel Thompson ................    57     President and Chief Executive Officer
Daniel H. Stacken .................    35     Vice President and Chief Financial Officer
George A. Lamberth ................    50     Chief Operating Officer of the Cooperative and
                                              President and Chief Executive Officer of Liquid Sugars, Inc.
Lawrence J. Schiavo, Jr. ..........    40     Vice President of Operations and Business Development
Stanley L. Sitton .................    41     Senior Vice President of Sales and Marketing
Roger L. Untiedt ..................    40     Vice President of Technology
Roger F. Evert ....................    37     Vice President of Human Resources and Administration

     L. DANIEL THOMPSON. Mr. Thompson has served as President and Chief Executive Officer of the Cooperative since August 1997. Mr. Thompson served as Chief Financial Officer from January 1997 to August 1997. From December 1994 to January 1997, he served as President and Chief Executive Officer of Bake Rite Foods, a shortening and vegetable oil manufacturer. Before that, Mr. Thompson was President and Chief Executive Officer of Lou Ana Foods, Inc., a vegetable oil refinery. Mr. Thompson is also a director of Liquid Sugars, Inc.

     DANIEL H. STACKEN. Mr. Stacken has served as Vice President and Chief Financial Officer of the Cooperative since November 1998. Mr. Stacken served as Controller from December 1991 to November 1998. He is a director of Liquid Sugars, Inc.

     GEORGE A. LAMBERTH. Mr. Lamberth has served as Chief Operating Officer of the Cooperative and President and Chief Executive Officer of Liquid Sugars, Inc., a wholly-owned subsidiary of the Cooperative, since November 1997. Mr. Lamberth is also a director of Liquid Sugars, Inc. Before joining the Cooperative, Mr. Lamberth was Chief Executive Officer of GST Group, L.L.C. From 1995 to 1996, he was President of KRK Thermal Systems, a start-up food vending machine manufacturer. Before that, he was Interim Chief Executive Officer of Valley Care Health Systems, a 168-bed, two campus hospital complex. From 1987 to 1994, Mr. Lamberth was Chairman and Chief Executive Officer of Spreckels Industries, Inc., a sweetener company.

     LAWRENCE J. SCHIAVO, JR. Mr. Schiavo has served as Vice President of Operations and Business Development of the Cooperative since November 1998. Mr. Schiavo served as Director of Operations from October 1992 to November 1998 and as Plant Manager of the Marshall facility from June 1990 to October 1992.

     STANLEY L. SITTON. Mr. Sitton was named Senior Vice President of Sales and Marketing in November 1998 and has been Vice President of Sales and Marketing of the Cooperative since March 1997. Mr. Sitton also is a director of Liquid Sugars, Inc. and of Natural Solutions, Inc. From December 1985 to February 1997, Mr. Sitton served in various positions with A.E. Staley Manufacturing Company focusing on sales and marketing.

     ROGER L. UNTIEDT. Mr. Untiedt was named Vice President and Director of Technology in November 1998 and from February, 1996 and November, 1998 served as Director of Quality and Engineering of the Cooperative. From November 1992 to February 1996, he served as Plant Manager of the Marshall facility.

     ROGER F. EVERT. Mr. Evert was named Vice President of Human Resources and Administration in November 1998. From October 1992 to November 1998, Mr. Evert was Human Resources Manager.

EXECUTIVE COMPENSATION

     The following table shows the compensation paid by the Cooperative for the Chief Executive Officer and the five next highest paid executive officers at the end of fiscal year 1998.

                          SUMMARY COMPENSATION TABLE

                                                                                                 LONG-TERM
                                                         ANNUAL COMPENSATION                COMPENSATION AWARDS
                                              ------------------------------------------   --------------------
                                                                                                SECURITIES
                                    FISCAL                                OTHER ANNUAL          UNDERLYING
NAME AND PRINCIPAL POSITION          YEAR        SALARY       BONUS     COMPENSATION(1)           OPTIONS
--------------------------------   --------   -----------   --------   -----------------   --------------------
L. Daniel Thompson                  1998       $231,450      $   --         $11,880                 --
 President and Chief Executive
 Officer

Daniel H. Stacken                   1998        110,057       6,000              --                 --
 Vice President and Chief
 Financial Officer

George A. Lamberth(2)               1998         68,213          --          13,200                 --
 Chief Operating Officer of the
 Cooperative; President and
 Chief Executive Officer of
 Liquid Sugars, Inc.

Lawrence J. Schiavo                 1998        125,225       6,000              --                 --
 Vice President of Operations
 and Business Development

Stanley L. Sitton                   1998        150,000       4,000          13,345                 --
 Senior Vice President of Sales
 and Marketing

Roger L. Untiedt                    1998        125,075       6,000             ---                 --
 Vice President and Director of
 Technology

------------------
(1) Includes reimbursements for moving and relocation expenses and premiums paid in connection with life insurance and retirement policies.

(2) Mr. Lamberth joined the Cooperative in November 1997.

EMPLOYEE BENEFIT PLANS

     In 1998, the Cooperative adopted a Retirement Savings and Investment Plan ("401(k) Plan") covering the Cooperative's full-time employees. The 401(k) Plan is intended to qualify under Section 401(k) of the Code, so that contributions to the 401(k) Plan by employees or by the Cooperative, and the investment earnings thereon, are not taxable to employees until withdrawn from the 401(k) Plan. The Cooperative matches a maximum of 1.5% of each employee's earnings, but on the basis of 25% of the employee's contribution, up to a maximum of 6%. Cooperative contributions vest 20% per year of service.

     The Cooperative also maintains for all of its full-time employees health and medical insurance, dental insurance, short-term and long-term disability and term life insurance.

MANAGEMENT STOCK PURCHASE PROGRAM

     The management stock purchase program provides management with an opportunity to purchase nonvoting units of equity participation. The Board selects the participants who will be granted rights to purchase nonvoting units of equity participation and determines the number of nonvoting units covered by the right. The purchase price is equal to 75% of the average selling price of units of equity participation during the preceding 12 months. The purchase price is payable in full at the time of exercise of the right or, in the discretion of the Board, through accumulated cash dividend payments over an unspecified period of time. If the payment is funded by cash dividends, the Cooperative has no recourse against the participant for the full amount of the purchase price. The rights are not transferable without the written consent of the Cooperative and may be exercised immediately after the date of grant for a period of one year. The nonvoting units acquired upon the exercise of a right are subject to redemption by the Cooperative upon termination of the participant's employment. However, if the participant's employment is terminated for reasons other than for cause, the participant may sell his or her nonvoting units to a qualified third party, within 3 months following termination of the participant's employment. In fiscal 1998, the right to purchase 10,000 units were granted to each of Mr. Thompson and Mr. Sitton at an average per unit price of $2.08.

     As of December 31, 1998, the total number of nonvoting units of equity participation held by the executive officers named in the Summary Compensation Table, and the balance owed on these units were as follows: Mr. Thompson -- 10,000 units ($20,767.50), Mr. Stacken -- 21,288 units ($27,879.95), Mr. Schiavo
-- 28,384 units ($10,258.21), Mr. Sitton -- 10,000 units ($20,767.50) and Mr.
Untiedt -- 21,288 units ($27,886.84). The units held by Messrs. Stacken and Untiedt are subject to loss payables that were assessed against all members in fiscal 1996. The Board does not intend to grant any rights under the management stock purchase program in the future.

EMPLOYMENT AGREEMENTS

     The Cooperative has an employment agreement with Mr. Thompson, its President and Chief Executive Officer. Under the agreement, Mr. Thompson's initial annual salary is $250,000. Mr. Thompson also is eligible for an annual bonus based on a fixed percentage of net income for such fiscal year. The agreement provides for discretionary annual bonuses to Mr. Thompson for any fiscal year in which the Cooperative is unprofitable. In addition, Mr. Thompson is entitled to participate in the Management Stock Purchase Program and receives a $20,000 annuity annually.

     The initial term of the agreement expires on March 31, 2001, subject to automatic renewal terms of one year each, unless terminated earlier. If the Board terminates the employment agreement with Mr. Thompson without cause (as defined), Mr. Thompson will receive a cash severance payment equal to:

     * if the employment ends during the initial term, the greater of $250,000 or the product of $4,807.69 times the number of weeks remaining from the date of termination to the end of the initial term, or

     *  if the employment ends after the initial term, $250,000.

     In addition, the Cooperative will compensate Mr. Thompson for any financial loss suffered on the sale of his residence in the Marshall area.

     In November 1997, the Cooperative entered into an employment agreement with Mr. Lamberth. The agreement provides for an initial annual salary of $175,000. Under the agreement, Mr. Lamberth is eligible for discretionary annual bonuses and entitled to participate in the Management Stock Purchase Program. In addition, the agreement provides for reimbursement of approximately $13,000 in annual premiums for an existing universal benefit policy. The agreement will expire on later of (1) December 31, 1999, unless earlier terminated or (2) such later date that is agreed upon by the Cooperative and Mr. Lamberth. If the Board terminates the employment agreement with Mr. Lambeth without cause (as defined), Mr. Lamberth will receive a cash severance payment equal to his weekly compensation rate multiplied by the number of weeks remaining in his term of employment.

SECURITY OWNERSHIP OF MANAGEMENT

     The Operating Agreement provides that each Class A member owning 5,000 or more Class A units will have one vote and that no Class A member may own more than 2% of the total issued and outstanding Class A units. If the conversion had been completed on December 31, 1998, officers and directors would beneficially own as a group approximately ___% of the outstanding Class A units.

                        DESCRIPTION OF MEMBERSHIP UNITS

     THE FOLLOWING SUMMARY OF THE MATERIAL FEATURES OF THE LLC MEMBERSHIP UNITS DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRELY BY REFERENCE TO THE OPERATING AGREEMENT OF THE LLC.

GENERAL

     The LLC has two classes of membership: Class A membership, which has voting rights, and Class B membership, which has no voting rights. Membership is not limited to agricultural producers. Class A memberships are represented by Class A units. A Class A Unit is the holder's share of the profits and losses of the LLC and the holder's right to receive distributions of cash or assets. Class B memberships are represented by Class B units, which also represent the right to share in the profits and losses and distributions of the LLC. The LLC is authorized to issue 350,000,000 Class A units and 150,000,000 Class B units.

     The Operating Agreement authorizes the LLC to issue additional units for the purpose of (1) funding costs of expansion of, or maintenance and repairs to, its corn wet milling facilities and related facilities, (2) funding costs of construction or acquisition of facilities or any related or complementary business, (3) funding losses which cannot be reasonably expected to be funded with future earnings or (4) funding equity contributions to joint ventures related or complementary to the LLC's existing business. If the LLC issues additional units in the future, members will have the right to subscribe for additional units in order to permit members to maintain their percentage of units owned at a constant level.

QUALIFICATIONS FOR MEMBERSHIP

CLASS A MEMBERSHIP

     A Class A membership is available to any individual, corporation or other entity who acquires a minimum of 1,000 Class A units. The initial Class A members of the LLC will be members of Minnesota Corn Processors, Inc. who receive Class A units upon completion of the conversion. Competitors of the LLC are not eligible to purchase or own Class A units. At the time of the conversion, competitors would include Archer Daniels Midland Company, Cargill, Inc., Corn Products Company and A.E. Staley Manufacturing Company, Cerestar USA, Inc., National Starch and Chemical Company, Penford Products Company, Roquette America, Inc., and any officers or directors of those companies.

CLASS B MEMBERSHIP

     A Class B membership is available to any individual, corporation or other entity who acquires a minimum of 1,000 Class B units. Upon completion of the conversion, the initial Class B member will be Archer Daniels Midland Company.

CLASS A UNITS

VOTING RIGHTS

     Although Class A members are required to own a minimum of 1,000 Class A units, only members holding 5,000 or more Class A units are entitled to vote. Holders of 5,000 or more Class A units are entitled to one vote on all matters to be voted upon by the members. The LLC has the right to purchase the Class A units of any member owning less than 1,000 Class A units at the Established Value (as defined below), following written notice of the deficiency to the member and expiration of a one-year cure period within which the member can buy additional Class A units. Any member owning at least 1,000 Class A units, but less than 5,000 units, is not entitled to vote. Class A units held by any member not entitled to vote will be excluded in determining the total number of Class A units required for action to be taken by the members.

MAXIMUM OWNERSHIP LIMITATION

     No member can own more than 2% of the total issued and outstanding Class A units. For purposes of calculating the 2% limitation, the number of Class A units owned by a member includes any Class A units owned by that member's spouse, children, parents, brothers and sisters, and any

Class A units owned by any corporation, partnership or other entity in which the member or the member's family members owns or controls a majority of the voting power. Any Class A member owning more than 2% of the outstanding Class A units is not entitled to vote until the member disposes of the excess Class A units. In addition, the LLC has the right to purchase the number of Class A units in excess of the 2% limitation at the Established Value, following written notice of the excess ownership to the member and expiration of a one-year cure period within which the member can dispose of the excess Class A units. Under the Operating Agreement, the "Established Value" means the per unit purchase price set by the Board of Directors based on 75% the fair market value of the Class A units (as determined by the Board using reasonable valuation methods) or the book value of the Class A units, whichever is less. At the option of the LLC, the purchase price may be made in one lump sum or in equal installments over a five-year period, with interest.

CLASS B UNITS


     Class B units are nonvoting membership interests. However, the LLC may not
(1) materially change its principal business, (2) sell, lease or otherwise transfer substantially all of its assets or (3) incur capital expenditures in excess of $250,000 without the prior consent of the holders of 66.67% of the Class B units. The LLC has the right to purchase the Class B units of any member owning less than 1,000 Class B units at the Established Value, following written notice and expiration of the one-year cure period. There is no maximum limit on the ownership of Class B units. Holders of Class B units are also entitled to receive distributions of cash as may be declared by the Board of Directors, on the same basis as holders of Class A Units.


DISTRIBUTIONS

     Unit holders are entitled to receive distributions of cash as may be declared by the Board of Directors. Distributions of cash will be made to unit holders in proportion to the number of Units owned by each member. The holders of Class A units and Class B units are entitled to equivalent per Unit distributions. The Board of Directors has the discretion to make distributions to holders of Special Financial Interests in the aggregate amount of the stated amount of such Interests.

CAPITAL ACCOUNTS AND CONTRIBUTIONS

     The purchase price for Class A units and Class B units will constitute a capital contribution to the LLC for purposes of becoming a member of the LLC. The Operating Agreement does not require any member to make additional capital contributions to the company, except that the Board of Directors may require any member who owes a tax withholding obligation to the company to reimburse the company for that liability. Except as otherwise provided in the Operating Agreement, interest will not accrue on capital contributions, and members will have no right to withdraw or be repaid any capital contribution.

ALLOCATION OF PROFITS AND LOSSES; SPECIAL ALLOCATION RULES

ALLOCATION OF PROFITS AND LOSSES

     Except as otherwise provided in Special Allocations, profits and losses realized by the LLC will be allocated to the members in proportion to the number of units held by each member. Profits and losses will be determined by the Board of Directors on either a daily, monthly, or other basis permitted under the Code and corresponding Treasury Regulations.

SPECIAL ALLOCATION RULES

     The general rule for profit and loss allocations is subject to a number of exceptions referred to as special allocations. The most relevant of the special allocations is the special allocation of profits that will be made if distributions are made to the holders of Special Financial Interests. The other special allocations are required by Treasury Regulations and are aimed at highly leveraged partnerships that allocate taxable losses in excess of the partner's actual capital contributions. These circumstances are highly unlikely to occur in the LLC.

RESTRICTIONS ON TRANSFER OF UNITS

     Transferability of units is restricted to ensure that the LLC is not deemed a "publicly traded partnership" and thus taxed as a corporation. See "Federal Income Tax Considerations -- Publicly Traded Partnership Rules." Under the Operating Agreement, no transfers may occur without the approval of the Board of Directors. The Board of Directors will permit transfers that fall within "safe harbors" contained in the publicly traded partnership rules under the Code. These include transfers by gift, transfers upon the death of a member, intra family transfers and other transfers during the tax year that in the aggregate do not exceed 2% of the total outstanding Class A and Class B units. In addition, the Board may give nontransferring members a right of first refusal with respect to certain transfers of units. In the future, the LLC may consider establishing a qualified matching service to facilitate trading in the Class A units. If anyone transfers units in violation of the publicly traded partnership requirements of the Code or without the prior consent of the Board, the LLC will consider the purported transfer to be null and void and will not recognize any voting and distribution rights for those units.

     The Board of Directors may, in its discretion, establish other conditions and procedures for transfers of units. These may include (1) delivery of a legal opinion to the Cooperative; (2) delivery of transfer instruments to the Cooperative; (3) delivery of certain financial information sufficient to enable to Cooperative to file all necessary tax returns; and (4) repayment of any indebtedness owed by the transferring member to the LLC.

     In addition, the Board may require a transferee of Class B units to enter into a written agreement with the Cooperative to the effect that the transferee is not entitled to the benefits of the Stockholder Agreement between the Cooperative, as successor in interest to the Cooperative, and Archer Daniels Midland Company. All transfers of Class B units also must be approved by the Board of Directors.

     The pledge of, or granting of a security interest in, lien or other encumbrance in or against a member's units does not constitute a transfer of the units. A transfer of units as a result of foreclosure or transfer in lieu of foreclosure does constitute a transfer of units, and is subject to the restrictions on transfers of units. The transfer of all of a member's units to a transferee terminates the transferring member's membership in the Cooperative.

DISTRIBUTION OF ASSETS UPON LIQUIDATION

     The Cooperative's Operating Agreement establishes the following order and priority for distribution of the Cooperative's assets upon dissolution, each category to be satisfied in full before any distribution is made to the next: first, all debts and liabilities of the Cooperative must be paid; second, reserves for contingent liabilities must be set aside; third, the value of Class A and Class B units, as determined by the Board of Directors must be paid pro rata to the unit holders; fourth, the stated amount of Special Financial Interests, reduced by previous distributions with respect to such Interests, must be paid; and fifth, all remaining property and assets of the Cooperative are then to be distributed among the unit holders pro rata in amount equal to the unit holders' respective capital accounts.

AMENDMENTS TO OPERATING AGREEMENT


     The Operating Agreement may be amended by the vote of 66.67% of the members voting, either in person or, if authorized by the Board, by proxy or mail ballot, at any regular or special meeting of the members at which a quorum is present. In the case of any amendment which modifies the rights and benefits afforded to holders of Class B units, the consent of 66.67% of the holders of Class B units is required.

                    COMPARISON OF CERTAIN RIGHTS OF MEMBERS

     The rights of members are currently governed by Minnesota Cooperative Law ("Minnesota Law") and the Articles of Incorporation and Bylaws of the Cooperative. Upon completion of the conversion, the rights of members will be governed by the Colorado Act and the Operating Agreement of the LLC. The following is a summary of the material differences between ownership of the Cooperative units and ownership of the LLC Class A units. This summary is not intended to be a complete discussion of, and is qualified in its entirety by reference to the Minnesota Act, the Colorado Act, the Cooperative Articles, the Cooperative Bylaws and the Operating Agreement. The identification of specific differences is not meant to indicate that other equally or more significant differences do not exist. A copy of the Operating Agreement is attached as Appendix D to this document. The Articles of Incorporation and Bylaws of the Cooperative may be obtained from the Cooperative, without charge, by contacting Dan Stacken, Minnesota Corn Processors, Inc., 901 North Highway 59, Marshall, MN 56258.

                                                                   UNITS OF EQUITY PARTICIPATION OF THE
                       CLASS A UNITS OF THE LLC                    COOPERATIVE

 TAXATION              The LLC will be treated as a                The Cooperative is exempt from
                       partnership for federal income tax          taxation at the company level under
                       purposes. The LLC will pay no tax           Subchapter T of the Code so long as
                       on its net income. Rather, each             it distributes at least 20% of
                       member is subject to income tax             patronage distributions to its
                       based on the member's allocable             members in cash. Each member is
                       share of income, gain, loss, deduction      subject to income tax based on the
                       and credits, whether or not any cash        amount of patronage and dividends
                       is actually distributed to the member.      distributed to the member.

 LIMITED LIABILITY     Under the Colorado Act and the              Members are not personally liable
                       Operating Agreement, members will           for the debts, obligations and
                       not be personally liable for the debts,     liabilities of the Cooperative, but are
                       obligations and liabilities of the LLC.     obligated to deliver corn under their
                                                                   marketing agreements.

 DISTRIBUTIONS;        Subject to any legal or contractual         The Cooperative is required to
 CORN DELIVERY         restrictions, the Board of Directors        distribute its annual net income to
 OBLIGATION            of the LLC has the discretion               members based on patronage.
                       whether and when to make cash               Patronage distributions may be paid
                       distributions to the members and to         in the form of cash, stock, units of
                       fix the amount of any distribution.         equity participation, certificates of
                       Holders of Class A units and Class B        interest, revolving fund certificates,
                       units are entitled to equivalent per        notes or credits. The Cooperative
                       unit distributions. The Board also has      may (and may be required to loan
                       the discretion to make distributions        agreements to) retain a portion of its
                       to the holders of Special Financial         annual income for working capital
                       Interests up to the stated amount           purposes. Members are obligated to
                       thereof. Members have no obligation         deliver roughly one bushel of corn
                       to deliver corn to the LLC and              for each unit of equity participation
                       distributions are based on the              they own.
                       number of units held by a member.

                                                                UNITS OF EQUITY PARTICIPATION OF THE
                     CLASS A UNITS OF THE LLC                   COOPERATIVE

 AUTHORIZED          The Operating Agreement provides           The Cooperative Articles provide for
 CAPITAL             for authorized capital consisting of       authorized stock consisting of
                     350 million Class A units and 150          100,000 shares of common stock,
                     million Class B units.                     $50.00 par value per share, 100,000
                                                                shares of nonvoting preferred
                                                                stock, $50.00 par value per share
                                                                and non-voting units of equity
                                                                participation equal to 30% of the
                                                                Cooperative's total participating
                                                                equity.

 MEMBERSHIP          Under the Operating Agreement,             The Cooperative Articles provide
 INTERESTS           Class A units represent voting             that common stock is the only class
                     membership interests and Class B           of membership and voting stock.
                     units represent nonvoting                  Common stock may be held only by
                     membership interests. Class A units        agricultural producers. Each unit of
                     may be held by any person that is          equity participation represents the
                     not a competitor of the LLC (i.e.,         right and obligation to deliver corn.
                     ownership of Class A units is not          The Cooperative is a closed-end
                     limited to agricultural producers). No     cooperative, which means that new
                     person may own less than 1,000             members may be admitted by
                     Class A units or more than 2% of           purchasing shares from existing
                     the issued and outstanding Class A         members, or from the company if the
                     units.                                     company expands its corn processing
                                                                capacity.

 LIQUIDITY AND       There is no public trading market for      There is no public trading market for
 TRANSFERABILITY     the Class A units. The Operating           the Cooperative common stock and
                     Agreement imposes certain transfer         units of equity participation. No
                     restrictions to preserve the LLC's         transfer may occur without the prior
                     partnership tax status. No transfer        consent of the Board, and the
                     may occur without the prior consent        common stock may be held only by
                     of the Board. Ownership of Class A         qualified agricultural producers.
                     units is not limited to agricultural       Members have a right-of-first-refusal
                     producers. The Board has the               with respect to certain transfers of
                     discretion to give members a               stock.
                     right-of-first-refusal with respect to
                     certain transfers of Units.

                                                               UNITS OF EQUITY PARTICIPATION OF THE
                    CLASS A UNITS OF THE LLC                   COOPERATIVE

 VOTING RIGHTS      Under the Operating Agreement,             Under the Cooperative Articles, each
                    each member owning a minimum of            member owning a minimum of 5
                    5,000 Class A units is entitled to one     common shares is entitled to one
                    vote, regardless of the number of          vote, regardless of the number of
                    units owned. Members owning less           shares or units of equity participation
                    than 5,000 Class A units have no           owned.
                    voting rights; members owning more
                    than 2% of the outstanding Class A         The Cooperative Bylaws prohibit
                    units will not be entitled to voting       voting by proxy.
                    rights until they reduce their
                    ownership to no more than 2% of the
                    outstanding Class A units. Members
                    who are competitors don't have voting
                    rights.

                    The Operating Agreement permits
                    voting by mail ballot and proxy if
                    authorized by the Board.

 TERMINATION OF     Under the Operating Agreement, a           The Cooperative Bylaws provide that
 MEMBERSHIP         member's membership interest will          the Board of Directors, in its sole
                    terminate upon (1) a complete              discretion, may terminate the
                    transfer of all of the member's            member's membership if the member (1)
                    units, (2) dissolution of a                becomes ineligible for membership,
                    nonindividual member, (3) death of an      (2) has failed to patronize the
                    individual member, (4) withdrawal or       Cooperative for a period of 1 year or
                    (5) failing to meet the minimum or         more, (3) has moved outside the
                    maximum requirements for unit              territory served by the Cooperative,
                    ownership.                                 (4) dies or ceases to be an
                                                               agricultural producer or (5)
                                                               intentionally or repeatedly violated
                                                               any provisions of the Article or
                                                               Bylaws breached any contract with the
                                                               Cooperative, remained indebted to the
                                                               Cooperative for 90 days after said
                                                               indebtedness first became payable or
                                                               willfully obstructed any lawful
                                                               purpose or activity of the
                                                               Cooperative.

 REDEMPTION         Class A units are subject to               Under the Cooperative Articles, the
                    redemption if a members owns less          common stock is subject to optional
                    than 1,000 Class A Units or more           redemption by the Cooperative at
                    than 2% of the total outstanding           the lesser of par value or book value.
                    Class A Units. The redemption price
                    is the lesser of book value or 75% of
                    the fair market value of the units.

                                                                  UNITS OF EQUITY PARTICIPATION OF THE
                       CLASS A UNITS OF THE LLC                   COOPERATIVE

 ANNUAL MEETINGS       The Operating Agreement provides           The Cooperative Bylaws provides
                       that regular meetings of the               that the annual meeting of members
                       members shall be held at least once        shall be held with six months
                       per year. The Operating Agreement          following the close of the fiscal year.
                       gives any member the right to
                       demand a meeting of the members if
                       a regular meeting has not been held
                       within six months after the end of
                       the fiscal year.

 VOTE ON               The Operating Agreement states that        Minnesota Law requires that a
 EXTRAORDINARY         a merger, consolidation, share or          merger, consolidation, sale of all or
 TRANSACTIONS          interest exchange, sale of all or          substantially all of the assets of the
                       substantially all of the assets of The     Cooperative, or a dissolution of the
                       LLC, a dissolution of the LLC or           Cooperative must be approved by
                       any transaction, agreement or action       the affirmative vote of two-thirds of
                       on behalf of the LLC that is not           the members voting in person or if
                       related or complimentary to the            authorized, by mail ballot. The
                       Cooperative's existing business, must      Cooperative Articles do not contain
                       be approved by the affirmative vote        vote requirements for extraordinary
                       of two-thirds of the Class A               transactions.
                       members voting in person, or if
                       authorized, by proxy or mail ballot.

 AMENDMENT OF          An amendment of the Operating              An amendment of the Cooperative
 GOVERNING             Agreement requires approval of             Articles and Bylaws requires
 DOCUMENTS             two-thirds of the Class A members          approval by the members by the
                       voting in person, or if authorized, by     affirmative vote of a majority of the
                       proxy or mail ballot.                      members present at the meeting.

 PREEMPTIVE RIGHTS     The Operating Agreement provides           Neither Minnesota Law nor the
                       that holders of Class A units have         Cooperative's Articles or Bylaws
                       preemptive rights.                         provide for preemptive rights.

 APPRAISAL RIGHTS      Neither the Colorado Act nor the           Neither Minnesota Law nor the
 OF DISSENTING         Operating Agreement provides for           Cooperative Articles or Bylaws
 MEMBERS               appraisal rights.                          provides for appraisal rights.

                                                                     UNITS OF EQUITY PARTICIPATION OF THE
                        CLASS A UNITS OF THE LLC                     COOPERATIVE

 LIQUIDATING RIGHTS     In the event of a liquidation of the         In the event of a liquidation of the
                        LLC, unit holders would be entitled          Cooperative, the assets remaining
                        to share ratably in any assets               offer the satisfaction of all debts and
                        remaining after satisfaction of              liabilities of the Cooperative are
                        obligations to creditors and the             distributed as follows: (1) to holders
                        establishment of reserves for                of units of equity participation on a
                        contingent liabilities or obligations of     pro rata basis; (2) to holder of other
                        the Cooperative as deemed necessary          patronage equity interests on a pro
                        by the Board or the person                   rata basis; (3) to holders of common
                        conducting the liquidation, except           stock and preferred stock an amount
                        that when unit holders have received         equal to the par value of their
                        the value of their units as                  shares; and (4) remaining assets to
                        determined by the Board, the                 current and former patrons in
                        holders of Special Financial Interests       accordance with their proportionate
                        will be entitled to payment of their         patronage.
                        stated value as reduced by prior
                        distributions.

 FINANCIAL              The LLC will be subject to the               The Cooperative is not subject to the
 REPORTING              reporting requirements of the                reporting requirements of the
                        Exchange Act and will file annual,           Exchange Act.
                        quarterly and special reports with the
                        SEC.

 FIDUCIARY DUTIES       The Colorado Act provides that a             The Cooperative Articles limit the
                        director must perform his duties in          personal liability of directors to the
                        good faith, in a manner he                   maximum extent permitted by
                        reasonably believes to be in the best        Minnesota Law. Minnesota Law
                        interests of the limited liability           provides that directors of a
                        company, and with such care as an            cooperative will not be personally
                        ordinarily prudent person in a like          liable for monetary damages for
                        position would use under similar             breach of their fiduciary duties as
                        circumstances. A person who so               directors, except liability for (1) any
                        performs his duties shall not have           breach of their duty of loyalty to the
                        any liability for reason of being a          cooperative or its members, (2) acts
                        director of the limited liability            or omissions not in good faith or
                        company.                                     which involve intentional misconduct
                                                                     or a knowing violation of law or (3)
                                                                     any transaction from which the
                                                                     director derived an improper personal
                                                                     benefit.

                                                                   UNITS OF EQUITY PARTICIPATION OF THE
                        CLASS A UNITS OF THE LLC                   COOPERATIVE

 INDEMNIFICATION OF     The Operating Agreement requires           The Cooperative Bylaws provides
 OFFICERS AND           the LLC, to the fullest extent             that the Cooperative shall indemnify
 DIRECTORS              permitted by law, to indemnify each        its directors, officers, managers,
                        director from and make advances for        employees or agents to the fullest
                        expenses incurred by the director in       extent permitted by Minnesota law.
                        connection with any claim made
                        against the director arising from an
                        action or omission made in good
                        faith or which he or she reasonably
                        believed to be in the best interests of
                        the Company or any other such
                        claim to the maximum extent
                        permitted under the Colorado Act,
                        except to the extent the claim results
                        from an act or omission constituting
                        fraud or willful misconduct. In
                        addition, except as otherwise
                        provided in an agreement with an
                        officer, the LLC is required to
                        indemnify officers to the fullest
                        extent permitted by law.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The following summary of the material federal income tax considerations relating to the tax treatment of the LLC and its members is based on current law, is for general purposes only, and is not tax advice. The summary is not intended to represent a detailed description of the federal income tax consequences applicable to a particular member in view of such member's particular circumstances nor is it intended to represent a detailed description of the federal income tax consequences applicable to certain investors subject to special treatment under the federal income tax laws. The summary is based on current provisions of the Code, current and proposed Treasury Regulations, court decisions, and other administrative rulings and interpretations. All of these sources are subject to change, and these changes may be applied retroactively. We cannot provide any assurance that any such change, future provisions of the Code or other legal authorities will not alter significantly the tax considerations we describe in this summary.

     EACH MEMBER IS ADVISED TO CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE FEDERAL, STATE, AND LOCAL TAX CONSEQUENCES TO HIM OR HER OF THE PURCHASE, OWNERSHIP AND SALE OF THE UNITS AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

TAX STATUS OF THE LLC

     Single-tax treatment and the ability to make cash distributions to unit holders without incurring an entity level federal income tax depends on the treatment of the LLC as a partnership for income tax purposes. We expect that the LLC will be treated as a partnership for federal income tax purposes. This means that the LLC will pay no federal income tax and members will pay tax on their share of the LLC's net income. Under recently revised Treasury Regulations known as the "check-the-box" regulations, an unincorporated entity such as a limited liability company will be taxed as a partnership unless the entity is considered a publicly traded limited partnership or the entity affirmatively elects to be taxed as a corporation.

     The LLC will not elect to be taxed as a corporation and will endeavor to take such steps as are feasible and advisable to avoid classification as a publicly traded limited partnership. In early 1997, a study of partnership law by the staff of the Congressional Joint Committee on Taxation questioned the legal authority of the Treasury to issue the check-the-box regulations. Although certain of the staff's recommendations were enacted into law, Congress has shown no inclination to adopt legislation that would jeopardize the tax classification of the many entities that have acted in reliance on the check-the-box regulations.

     If the LLC fails to qualify for partnership taxation for whatever reason, it would be treated as a "C corporation" for federal income tax purposes. As a "C corporation," it would be taxed on its taxable income at corporate rates (currently a maximum 35% federal rate), distributions would generally be taxed again to holders of Class A units as corporate dividends, and the holders of Class A units would not be required to report their share of the LLC's income, gains, losses or deductions on their tax returns. Because a tax would be imposed upon the LLC as an entity, the cash available for distribution to unit holders would be reduced by the amount of tax paid which could cause a reduction in the value of the units.

PUBLICLY TRADED PARTNERSHIP RULES

     To qualify for taxation as a partnership, the LLC cannot be subject to the publicly traded partnership rules under the Section 7704 of the Code. Generally, the Code provides that a publicly traded partnership ("PTP") will be taxed as a corporation. The Code defines a PTP as a partnership whose interests are traded on an established securities market, or are readily tradable on a secondary market (or the substantial equivalent thereof). Although there is no legal authority on whether a limited liability company is subject to the PTP rules, it is probable that the LLC is subject to the PTP rules because it has elected to be classified and taxed as a partnership.

     The LLC will seek to avoid being treated as a PTP. Under Section 1.7704-1(d) of the Regulations, interests in a partnership are not considered traded on an established securities market or readily tradable on a secondary market unless (1) the partnership participates in the establishment of the market or the inclusion of its interests thereon, or (2) the partnership recognizes any transfers made on the market by redeeming the transferor partner or admitting the transferee as a partner. The LLC does not intend to list the Class A and Class B units on any stock exchange or the NASDAQ Stock Market. In addition, the Operating Agreement prohibits any transfer of units without the approval of the Board. The Board intends to approve only transfers that fall within certain safe harbor provisions of the Regulations and therefore will not cause the LLC to be classified as a PTP. These safe harbor provisions generally provide that interests will not be treated as readily tradable on a secondary market (or the substantial equivalent thereof) if the interests are transferred:

   * in "private" transfers;
   * in qualified redemptions and repurchases;
   * pursuant to a qualified matching service; or
   * in limited amounts that satisfy a 2% test.

     Private transfers include, among others: (1) transfers such as gifts in which the transferee's tax basis is determined by reference to the transferor's tax basis in the interests transferred, (2) transfers at death, including transfers from an estate or testamentary trust, (3) transfers between members of a family (as defined in Section 267(c)(4) of the Code), (4) transfers from retirement plans qualified under Section 401(a) of the Code or an IRA, and (5) "block" transfers. A block transfer is a transfer by a member and any related persons (as defined in the Code) in one or more transactions during any thirty-calendar-day period of interests representing in the aggregate more than two percent of the total interests in partnership capital or profits.

     Transfers pursuant to a qualified redemption or repurchase are disregarded in determining whether interests are readily tradable on a secondary market if several conditions are met. First, the redemption or repurchase cannot occur until at least 60 days after the partnership receives written notice of the member's intent to exercise the redemption or repurchase right. Second, either the purchase price is not established until at least 60 days after receipt of such notification or the purchase price is established not more than four times during the entity's tax year. Third, the sum of the interests in capital or profits transferred during the year (other than in private transfers) cannot exceed 10 percent of the total interests in partnership capital or profits.

     Transfers through a qualified matching service also are disregarded in determining whether interests are readily tradable. A matching service is qualified only if: (1) it consists of a computerized or printed system that lists customers' bid and/or ask prices in order to match members who want to sell with persons who want to buy, (2) matching occurs either by matching the list of interested buyers with the list of interested sellers or through a bid and ask process that allows interested buyers to bid on the listed interest, (3) the seller cannot enter into a binding agreement to sell the interest until the fifteenth calendar day after his interest is listed (which date must be confirmable by maintenance of contemporaneous records), (4) the closing of a sale effected through the matching service does not occur prior to the forty-fifth calendar day after the interest is listed, (5) the matching service displays only quotes that do not commit any person to buy or sell an interest at the quoted price (nonfirm price quotes) or quotes that express an interest in acquiring an interest without an accompanying price (nonbinding indications of interest) and does not display quotes at which any person is committed to buy or sell a interest at the quoted price (firm quotes), (6) the seller's information is removed within 120 days of its listing and is not reentered into the system for at least 60 days after its deletion, and (7) the sum of the percentage interests transferred during the entity's tax year (excluding private transfers) cannot exceed 10 percent of the total interests in partnership capital or profits.

     In addition, interests are not treated as readily tradable if the sum of the percentage interests transferred during the entity's tax year (excluding private transfers, qualified redemptions and qualified matching service transfers) do not exceed two percent of the total interests in partnership capital or profits.

TREATMENT OF THE LLC'S OPERATIONS

FLOW-THROUGH OF TAXABLE INCOME; USE OF CALENDAR YEAR

     No federal income tax will be paid by the LLC. Instead, each unit holder will be required to report on his income tax return his allocable share of the income, gains, losses and deductions of the LLC without regard to whether corresponding cash distributions are received.

     Because the LLC will be taxed as a partnership, it will have its own taxable year separate from the taxable years of its unit holders. Unless a business purpose can be established to support a different taxable year, a partnership must use the "majority interest taxable year" which is the taxable year that conforms to the taxable year of the holders of more than 50% of its interests. In the LLC's case, the majority interest taxable year is the calendar year.

     Establishing a valid business purpose for a nonconforming taxable year is difficult. The Service has ruled that, in determining whether a partnership has established a sufficient business purpose to justify consent to use a nonconforming taxable year, both tax factors and nontax factors must be considered. Moreover, the ruling states that, where the use by a partnership of a nonconforming year results in deferral or distortion of income, the nontax factors must be "compelling." The examples in the ruling indicate that the Service is not likely to view many nontax factors as compelling. Although the LLC will consider applying for a nonconforming taxable year, unit holders should assume that the LLC will be required to use the calendar year.

LLC'S BASIS IN ASSETS

     Code Section 723 provides that the basis of any property contributed to a partnership by a partner is the adjusted basis of the property in the hands of the contributor at the time of the contribution. In general, this will be the fair market value of the LLC units ($1.10 per unit) increased by the amount of liabilities initially assumed by the LLC. The aggregate basis must be apportioned among the categories of assets in proportion to their relative fair market values and future cost recovery deductions will be based on the amounts so apportioned. It is possible that the IRS will challenge the allocation of basis to specific categories of assets within the LLC so as to increase the allocation to longer-lived assets or assets that cannot be depreciated or amortized such as land and Section 197 intangibles that were used by the Cooperative during the Section 197 transition period of 1991 to 1993.

TAXABLE INCOME OR LOSS FROM OPERATIONS

     The LLC will compute its taxable income or loss in a manner that differs materially from the way the Cooperative determines its taxable income or loss. Material changes include the fact that an LLC does not issue patronage dividends or value added payments and therefore does not receive a deduction for such payments. The net effect at the unit holder level is similar with respect to taxable income, however, in that the bulk of the taxable income of the LLC will be reported by the members. LLC losses, however, flow-through to the unit holders, subject to restrictions discussed below, while a cooperative's losses generally produce net operating loss carryovers.

     The LLC may have material differences in taxable income or loss relative to pre-conversion taxable income or loss because of changes in asset basis that is attributable to the conversion. The LLC will have a lower basis in its accounts receivable and inventory as the result of the valuation and discounts applied in the conversion process. This is likely to result in a nonrecurring increase in 1999 LLC income in the approximate amount of the discount for lack of marketability and minority interest that is apportioned to accounts receivable and inventory currently estimated at $9 million. This will result in nonrecurring taxable income of approximately 4.6 cents per unit in the year of conversion. In addition, new cost recovery schedules will be adopted that will be based on the discounted value of depreciable and amortizable assets as if they are placed in service on the conversion date. We estimate that our annual cost recovery deductions in the first several years following the conversion will be approximately $8.7 million or 4.5 cents per unit less than cost recovery deductions of the Cooperative in recent years. These are the inevitable consequences of the conversion and are subject to adjustment to conversion date values and discounts as explained in the discussion of the tax consequences of the conversion.

TAX CONSEQUENCES OF LLC UNIT OWNERSHIP

FLOW-THROUGH OF TAXABLE INCOME OR LOSS

     Each unit holder and holder of a Special Financial Interest will be required to report on his income tax return for his taxable year with which or within which ends the LLC's taxable year his distributive share of the income, gains, losses and deductions of the LLC without regard to whether corresponding cash distributions are received. To illustrate, each calendar year unit holder will include his share of the LLC's 1999 taxable income or loss on his 1999 income tax return. A unit holder with a June 30 fiscal year will report his share of the LLC's 1999 taxable income or loss on his income tax return for the fiscal year ending June 30, 2000. Holders of Special Financial Interests will be allocated taxable income only if they receive a corresponding cash distribution. The LLC will provide each unit holder with an annual Schedule K-1 indicating the member's share of the LLC's income, loss and separately stated components thereof.

TAX TREATMENT OF DISTRIBUTIONS

     Distributions by the LLC to a unit holder or the holder of a Special Financial Interest generally will not be taxable to the unit holder for federal income tax purposes as long as distributions do not exceed his basis in his units immediately before the distribution. Cash distributions in excess of unit basis -- which are considered unlikely -- are treated as gain from the sale or exchange of the units under the rules described below for unit dispositions.

INITIAL TAX BASIS OF UNITS AND PERIODIC BASIS ADJUSTMENTS

     Under Code Section 722, a member's initial basis in his or her membership interest in the LLC will be equal to the sum of the amount of money and the contributor's adjusted basis of any property contributed to the LLC. Such amount is increased by a member's share of the LLC's debt.1 Since the property deemed to be contributed by each member is the property received in the constructive liquidation, each member's initial basis in the LLC units should be equal to the fair market value of those units as reported by the member in determining gain or loss on the conversion transaction as described above plus the member's share of the LLC's debt. Pursuant to the Appraisal and subject to adjustment to conversion date amounts, the initial basis will be $2.73 per unit consisting of a net property contribution of $1.10 plus $1.63 per unit share of debt.

     A member's initial basis in LLC units will be increased to reflect the member's distributive share of the LLC's taxable income and tax-exempt income, certain amounts attributable to depletion that are not likely to be relevant, and any increase in a member's share of the LLC's debt. If a member makes additional capital contributions at any time, the adjusted unit basis is increased by the amount of any cash contributed or the adjusted basis in any property contributed.

     A member's unit basis will be decreased (but not below zero) by (1) the amount of any cash distributed to the member; (2) the basis of any other property distributed; (3) the amount of certain depletion deductions; (4) the member's distributive share of losses and nondeductible expenditures of the LLC that are "not properly chargeable to capital account" and (5) any reduction in such member's share of LLC's debt.

     The unit basis calculations are complex. A member is only required to compute unit basis if the computation is necessary to determine his tax liability but accurate records should be maintained. Typically, basis computations are necessary at the following times:

   1. The end of a taxable year during which the LLC suffered a loss, for the purpose of determining the deductibility of the member's share of the loss;

   2. Upon the liquidation or disposition of a member's interest, and

------------------
(1) Inclusion of debt in the basis of a unit holder's LLC interest is technically true but is unnecessarily confusing. During the tax shelter boom of the 1980s, inclusion of debt in the basis of a partnership interest allowed partnership investors to write off losses in excess of their investment. This led to the at-risk and passive loss restrictions. Inclusion of debt in basis is unlikely to have any material tax consequences to an LLC unit holder.

   3. Upon the nonliquidating distribution of cash or property to a partner, in order to ascertain the basis of distributed property or the taxability of cash distributed.

     Except in the case of a taxable sale of a unit or liquidation of the LLC, exact computations usually are not necessary. For example, a unit holder who regularly receives cash distributions that are less than or equal to his share of the LLC's taxable income will have a positive unit basis at all times. Consequently, no computations are necessary to demonstrate that cash distributions are not taxable to him under Code Section 731(a) (1). The purpose of the basis adjustments is to keep track of a member's "tax investment" in LLC, with a view toward preventing double taxation or exclusion from taxation of income items upon ultimate disposition of the units.

DEDUCTIBILITY OF LOSSES; PASSIVE LOSS LIMITATIONS

     In general, a unit holder may deduct losses allocated to him, subject to a number of restrictions. Those restrictions include a general rule that losses cannot be deducted if they exceed a member's basis in his units nor to the extent they exceed the member's at-risk amount. These specific restrictions are not likely to impact the members of the LLC. However, if the LLC incurs a taxable loss or if taxable income is insufficient to cover interest expense on the Cooperative related borrowing, the passive activity loss deduction rules are likely to have widespread effect.

     Code Section 469 substantially restricts the ability of taxpayers to deduct losses from passive activities. Passive activities generally include activities conducted by pass-through entities, such as the LLC and other partnerships, limited liability companies or S corporations, in which the taxpayer does not materially participate. Generally, losses from passive activities are deductible only to the extent of the taxpayer's income from other passive activities. Passive activity losses that are not deductible because of these rules may be carried forward and deducted against future passive activity income or may be deducted in full upon disposition of a unit holder's entire interest in the LLC to an unrelated party in a fully taxable transaction.

     It is important to note that "passive activities" do not include dividends and interest income that normally is considered to be "passive" in nature; nor do they include farming operations in which the taxpayer is a material participant.

     Many members have borrowed to purchase their equity interest in the Cooperative and have been deducting the interest expense. After the conversion, such interest expense will be aggregated with other items of income and loss from passive activities and subjected to the passive activity loss limitation. To illustrate, if a member's only passive activity is the LLC, and if the LLC incurs a net loss, no interest expense on related borrowing would be deductible. If that member's share of the LLC's taxable income is less than the related interest expense, the excess would be nondeductible. In both instances, the disallowed interest would be suspended and would be deductible against future passive activity income or upon disposition of the member's entire interest in the LLC to an unrelated party in a fully taxable transaction.

ALTERNATIVE MINIMUM TAX

     If the LLC adopts accelerated methods of depreciation, it is possible that taxable income for Alternative Minimum Tax purposes might exceed regular taxable income passed through to the unit holders. No decision has been made on this point but we believe that most unit holders are unlikely to be adversely affected by such excess alternative minimum taxable income.

TAX CONSEQUENCES OF DISPOSITION OF UNITS

RECOGNITION OF GAIN OR LOSS

     Gain or loss will be recognized on a sale of LLC units equal to the difference between the amount realized and the unit holder's basis in the units sold. Amount realized includes cash and the fair market value of other property received plus the member's share of the LLC's debt. Because of the inclusion of debt in basis, it is possible that a member could have a tax liability on sale that exceeds the proceeds of sale. While such a result is common in "tax shelters," it is quite unlikely in the case of a typical business operation such as will be conducted by the LLC.

     Gain or loss recognized by a unit holder on the sale or exchange of a unit held for more than one year generally will be taxed as long-term capital gain or loss. A portion of this gain or loss, however, will be separately computed and taxed as ordinary income or loss under Code Section 751 to the extent attributable to depreciation recapture or other "unrealized receivables" or "substantially appreciated inventory" owned by the LLC. The LLC will adopt conventions to assist those members that sell units in apportioning the gain among the various categories.

ALLOCATIONS AND DISTRIBUTIONS FOLLOWING UNIT TRANSFERS

     If any unit is transferred during any accounting period in compliance with the provisions of Article X of the Operating Agreement, then solely for purposes of making allocations and distributions, the LLC will use the interim closing of the books method (rather than a daily proration of profit or loss for the entire period) and the convention that recognizes the transfer as of the beginning of the month following the month in which the notice, documentation and information requirements of Article VIII have been substantially complied with. All distributions on or before the end of the calendar month in which such requirements have been substantially complied with shall be made to the transferor and all distributions thereafter shall be made to the transferee. The Board the authority to adopt other reasonable methods and/or conventions.

EFFECT OF CODE SECTION 754 ELECTION ON CERTAIN UNIT TRANSFERS

     The adjusted basis of each unit holder in his LLC units ("outside basis") initially will equal his proportionate share of the adjusted basis of the LLC in its assets ("inside basis"). Over time, however, it is probable that changes in unit values and cost recovery deductions will cause the value of a unit to differ materially from the unit holder's proportionate share of the inside basis.

     Section 754 of the Code permits a partnership to make an election that allows a transferee who acquires units either by purchase or upon the death of a unit holder to adjust his share of the inside basis to fair market value as reflected by the unit price in the case of a purchase or the estate tax value of the unit in the case of an acquisition upon death of a unit holder. Once the amount of the transferee's basis adjustment is determined, it is allocated among the LLC's various assets pursuant to Code Section 755.

     A Section 754 election is beneficial to the transferee when his outside basis is greater than his proportionate share of the entity's inside basis. In this case, a special calculation is made solely for the benefit of the transferee that will determine his cost recovery deductions and his gain or loss on disposition of LLC property by reference to his higher outside basis. The
Section 754 election will be detrimental to the transferee if his outside basis is less than his proportionate share of inside basis.

     Code Section 743(b) provides that the partnership or LLC is responsible for making the basis adjustments. However, the unit transferees are required to report the basis adjustments. Transferees accomplish this by attaching statements to their returns that show how the Section 743(b) adjustment was determined and how the adjustment was allocated among the various partnership properties. No existing guidance indicates when (i.e., before or after the Schedule K-1) the effect of the basis adjustment to specific partnership items is to be determined or who is required to make and report the adjustments to the partnership items.

     Proposed Regulations issued in January, 1998, clarify that partnerships and LLCs are required to make the basis adjustments. In addition, the Proposed Regulations place the responsibility for reporting basis adjustments on the entity. The entity reports basis adjustments by attaching statements to their partnership returns when they acquire knowledge of transfers subject to section
743. In addition, partnerships and LLCs are required to adjust specific partnership items in light of the basis adjustments. Consequently, amounts reported on the transferee's Schedule K-1 are adjusted amounts.

     Transferees are subject to an affirmative obligation to notify partnerships and LLCs of their basis in acquired interests. To accommodate entity concerns about the reliability of the information provided, partnerships and LLCs are entitled to rely on the written representations of transferees concerning either the amount paid for the partnership interest or the transferee's basis in the partnership interest under Code Section 1014 (unless clearly erroneous).

     Section 9.3 of the Operating Agreement provides that the LLC will not make a Section 754 election unless the Board determines that the tax benefits made available to affected transferees by the election are likely to be sufficient to justify the increased cost and administrative burden of accounting for the resulting basis adjustments. Depending on the circumstances, the value of units may be effected positively or negatively by whether or not the LLC makes a
Section 754 election. The Board intends to monitor prices at which units change hands and is likely to authorize the election only when and if unit prices become materially greater than the LLC's per unit inside basis and only if it determines that such material difference is likely to continue or increase over time. If the LLC decides to make a Section 754 election, the election is made by the LLC on a timely filed partnership income tax return and it is effective for transfers occurring in taxable year of the return in which the election is made. Once made, the Section 754 election is irrevocable unless the Internal Revenue Service consents to its revocation.

IRS REPORTING REQUIREMENT

     Article X of the Operating Agreement contains the requirements for a valid transfer of units, including proper documentation and Board approval. In addition, the IRS requires a taxpayer who sells or exchanges a unit to notify LLC in writing within thirty days or, for transfers occurring on or after December 16 of any year, by January 15 of the following year. Although the IRS reporting requirement is limited to "Section 751(a) exchanges," it is likely that any transfer of an LLC unit will constitute a Section 751(a) exchange. The written notice required by the IRS must include the names and addresses of both parties to the exchange, the identifying numbers of the transferor and, if known, of the transferee and the exchange date. The IRS imposes a penalty of $50 for failure to file the written notice unless reasonable cause can be shown.

OTHER TAX MATTERS

TAX INFORMATION TO UNIT HOLDERS; CONSISTENT REPORTING

     The LLC will be required to provide each unit holder with a Schedule K-1 (or authorized substitute therefore) on an annual basis. Harsh penalties are provided for failure to do so unless reasonable cause for the failure is established.

     Each unit holder's Schedule K-1 will set out the holder's distributive share of each item of income, gain, loss, deduction or credit that is required to be separately stated. Each unit holder must report all items consistently with Schedule K-1 or, if an inconsistent position is reported, must notify the IRS of any inconsistency by filing Form 8062 "Notice of Inconsistent Treatment or Administrative Adjustment Request (AAR)" with the original or amended return in which the inconsistent position is taken.

IRS AUDIT PROCEDURES

     Prior to 1982, regardless of the size of a partnership, adjustments to a partnership's items of income, gain, loss, deduction, or credit had to be made in separate proceedings with respect to each partner individually. Because a large partnership sometimes had many partners located in different audit districts, adjustments to items of income, gains, losses, deductions, or credits of the partnership had to be made in numerous actions in several jurisdictions, sometimes with conflicting outcomes.

     The Tax Equity and Fiscal Responsibility Act of 1982 ("TEFRA") established unified audit rules applicable to all but certain small partnerships. These rules require the tax treatment of all "partnership items" to be determined at the partnership, rather than the partner, level. Partnership items are those items that are more appropriately determined at the partnership level than at the partner level, as provided by regulations. Since the LLC will be taxed as a partnership, the TEFRA rules are applicable to it and its unit holders.

     The IRS may challenge the reporting position of a partnership by conducting a single administrative proceeding to resolve the issue with respect to all partners. But the IRS must still assess any resulting deficiency against each of the taxpayers who were partners in the year in which the understatement of tax liability arose. Any partner of a partnership can request an administrative adjustment or a refund for his own separate tax liability. Any partner also has the right to participate in partnership-level administrative proceedings. A settlement agreement with respect to partnership items binds all parties to the settlement.

     The TEFRA rules establish the "Tax Matters Partner" as the primary representative of a partnership in dealings with the IRS. The Tax Matters Partner must be a "member-manager" which is defined as an LLC member who, alone or together with others, is vested with the continuing exclusive authority to make the management decisions necessary to conduct the business for which the organization was formed. In the LLC's case, this would be a member of the Board of Directors who is also a member of LLC. Section 9.4 of the Operating Agreement provides for Board designation of the Tax Matters Partner and for default designations if it fails to do so.

     The IRS generally is required to give notice of the beginning of partnership-level administrative proceedings and any resulting administrative adjustment to all partners whose names and addresses are furnished to the IRS. For partnerships with more than 100 partners, however, the IRS generally is not required to give notice to any partner whose profits interest is less than one percent.

     After the IRS makes an administrative adjustment, the Tax Matters Partner (and, in limited circumstances, certain other partners) may file a petition for readjustment of partnership items in the Tax Court, the district court in which the partnership's principal place of business is located, or the Claims Court.

NEW ELECTIVE PROCEDURES FOR LARGE PARTNERSHIPS

     The Taxpayer Relief Act of 1997 contains an elective provision under which the income tax reporting and IRS auditing of large partnerships (more than 100 partners) is streamlined. The Act reduces the number of items that must be separately stated on the Schedules K-1 that are issued to the partners which will ease the burden on their tax preparers.

     If the election is made, IRS audit adjustments generally will flow through to the partners for the year in which the adjustment takes effect. However, the partnership may elect to pay an imputed underpayment that is calculated by netting the adjustments to the income and loss items of the partnership and multiplying that amount by the highest tax rate (whether individual or corporate). A partner may not file a claim for credit or refund of his allocable share of the payment.

     Certain timing adjustments are made in the year of audit in order to avoid adjustments to multiple years where possible. In addition, the partnership, rather than the partners individually, generally is liable for any interest and penalties that result from a partnership audit adjustment. Penalties (such as the accuracy and fraud penalties) are determined on a year-by-year basis (without offsets) based on an imputed underpayment. Any payment (for Federal income taxes, interest, or penalties) that an electing large partnership is required to make is non-deductible.

     Under the electing large partnership audit rules, a partner is not permitted to report any partnership items inconsistently with the partnership return, even if the partner notifies the IRS of the inconsistency. The IRS may treat a partnership item that was reported inconsistently by a partner as a mathematical or clerical error and immediately assess any additional tax against that partner.

     The IRS is not required to give notice to individual partners of the commencement of an administrative proceeding or of a final adjustment. Instead, the IRS is authorized to send notice of a partnership adjustment to the partnership itself by certified or registered mail. An administrative adjustment may be challenged in the Tax Court, the district court in which the partnership's principal place of business is located, or the Claims Court. However, only the partnership, and not partners individually, can petition for a readjustment of partnership items.

     The Board of Directors of the LLC will review the new large partnership procedures with its legal counsel and certified public accountants to determine whether it appears advantageous to elect to be subject to the new procedures. Because of the substantial cost and administrative burden involved in implementing IRS audit adjustments at the unit holder level under the existing procedures, it is likely that the Board will decide to make the election.

SELF-EMPLOYMENT TAX

     The IRS has held on audit that the Cooperative's members currently are subject to self-employment tax on value added payments although at least one retired member has successfully escaped self-employment tax on such payments. The Code and Treasury Regulations provide that general partners are subject to self-employment tax on their distributive share of partnership income and that limited partners who do not render services to the partnership are not subject to self-employment tax. Neither the Code nor the Treasury Regulations address the treatment of LLC unit holders for self-employment tax purposes. Proposed Regulations, however, were issued in 1997 that provide generally for imposition of the self-employment tax on LLC unit holders only if they (1) have personal liability for LLC obligations, have authority to contract on behalf of the LLC, or participate in the LLC's business for more than 500 hours each year. Few, if any, of the LLC's unit holders would be subject to self-employment tax under this test.

     The status of the Proposed Regulations is uncertain because they were subject to a Congressional moratorium that ended July 1, 1998 and the Treasury has not taken steps to finalize them. Nevertheless, because of the similarity of LLC unit holders and limited partners, it is believed to be highly likely that LLC unit holders will be treated similar to limited partners, i.e., generally not subject to self-employment tax on their share of LLC earnings. This will represent a substantial saving relative to cooperative taxation for those LLC unit holders whose FICA wages and self-employment earnings are below the maximum FICA income base which is $72,600 for 1999.

STATE INCOME TAXES

     LLC unit holders generally are subject to tax in their state of residence as well as in those states in which the entity does business if their share of income exceeds the minimum filing requirements. Since the LLC will potentially be doing business in several states, this could create a substantial reporting burden for the members. Most states, however, allow "composite reporting" by partnerships and limited liability companies which means that the entity pays income taxes to the various states and the individual members are relieved of the reporting responsibility in states other than their state of residence and their state of residence generally will allow a tax credit for state income taxes paid by the entity for the benefit of the unit holder. For example, a unit holder who is a resident of Minnesota will report his entire share of the LLC's income but will receive credit on his Minnesota return for taxes paid to Minnesota and other states on his behalf. The Minnesota resident unit holder generally will not have to file individually in other states.

                                 LEGAL MATTERS

     The validity of the Class A units to be issued in connection with the conversion will be passed upon by Dorsey & Whitney, LLP.

                                    EXPERTS


The consolidated financial statements of Minnesota Corn Processors, Inc. at March 31, 1998 and 1997 and for the year ended March 31, 1998, the six month fiscal period ended March 31, 1997, and the year ended September 30, 1996 provided in this Information Statement -- Prospectus have been audited by Clifton Gunderson L.L.C., independent auditors, as set forth in their report thereon. The consolidated financial statements have been included herein in reliance upon said report given upon the authority of said firm as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

     Following the conversion, the LLC will file annual, quarterly and special reports with the SEC. You may read and copy any reports that the LLC files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The reports also will be available from commercial document retrieval services and at the SEC's web site (http://www.sec.gov).

     The LLC has filed with the SEC a Registration Statement on Form S-4 that registers the distribution to members of the Class A units to be issued in connection with the conversion. This Information Statement - Prospectus is a part of that Registration Statement. As allowed by SEC rules, this Information - Prospectus does not contain all the information you can find in the Registration Statement or the exhibits to the Registration Statement.

     The LLC intends to furnish Class A unit holders with annual reports containing financial statements audited by an independent certified public accounting firm.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THE INFORMATION STATEMENT -- PROSPECTUS TO VOTE ON THE CONVERSION. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THE INFORMATION -- STATEMENT PROSPECTUS. THIS INFORMATION -- STATEMENT PROSPECTUS IS DATED ____________, 1999. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS DOCUMENT IS ACCURATE AS OF ANY OTHER DATE, AND NEITHER THE MAILING OF THE INFORMATION -- STATEMENT PROSPECTUS TO MEMBERS NOR THE ISSUANCE OF CLASS A UNITS IN THE CONVERSION SHALL CREATE ANY IMPLICATION TO THE CONTRARY.

                   PRO FORMA CONDENSED FINANCIAL INFORMATION
                 (UNAUDITED OF MINNESOTA CORN PROCESSORS LLC)


INTRODUCTION:
     The accompanying unaudited condensed financial information of Minnesota Corn Processors LLC gives effect to the dissolution of Grower Procurement Agency
(GPA) and the merger of Liquid Sugars, Inc. (LSI) into Minnesota Corn
Processors.

     The pro forma balance sheet was prepared as if such transactions had occurred on March 31, 1998. The pro forma statement of operations was prepared as if such transactions had occurred at April 1, 1997.


     The pro forma condensed consolidated balance sheet and statement of operations are not necessarily indicative of the consolidated financial position or results of operations as they might have been had the transactions actually occurred on the dates indicated. The pro forma condensed balance sheet and statement of operations should be read in conjunction with the consolidated financial statements of Minnesota Corn Processors elsewhere in this Information Statement -- Prospectus beginning on page F-1.

                         MINNESOTA CORN PROCESSORS LLC
                       PRO FORMA CONDENSED BALANCE SHEET
                                MARCH 31, 1998
                                  (Unaudited)
                                   ($000's)

                                                                       PRO FORMA
                                                     AS REPORTED      ADJUSTMENTS       PRO FORMA
                                                    -------------   ---------------   ------------
                                                ASSETS
CURRENT ASSETS
 Cash and cash equivalents ......................     $     744        $    --         $     744
 Receivables ....................................        53,229             --            53,229
 Inventories ....................................        43,819             --            43,819
 Prepaids .......................................         5,531             --             5,531
 Margin deposits ................................         4,083             --             4,083
 Recoverable income taxes .......................           114             --               114
 Option contract premiums .......................         1,457             --             1,457
 Deferred income taxes ..........................           243           (243)(A)            --
                                                      ---------        -------         ---------
  Total current assets ..........................       109,220           (243)          108,977
                                                      ---------        -------         ---------
INVESTMENTS AND OTHER ASSETS
 Investments in cooperatives ....................         9,014             --             9,014
 Deferred start up costs ........................           171             --               171
 Deferred debt refinancing costs ................         3,470             --             3,470
 Cash surrender value of life insurance .........           250             --               250
 Non-current receivables ........................           649             --               649
 Non-current prepaids ...........................           634             --               634
 Goodwill .......................................         3,839             --             3,839
                                                      ---------        -------         ---------
  Total investments and other assets ............        18,027             --            18,027
                                                      ---------        -------         ---------
PROPERTY AND EQUIPMENT ..........................       685,637             --           685,637
 Less accumulated depreciation ..................       163,148             --           163,148
                                                      ---------        -------         ---------
  Net property and equipment ....................       522,489             --           522,489
                                                      ---------        -------         ---------
TOTAL ASSETS ....................................     $ 649,736        $  (243)        $ 649,493
                                                      =========        =======         =========
                                    LIABILITIES AND MEMBER EQUITIES
CURRENT LIABILITIES
 Short-term notes payable .......................     $   7,967        $    --         $   7,967
 Current portion of long-term debt ..............         1,660             --             1,660
 Accounts payable - grain .......................        11,385             --            11,385
 Accounts payable - other .......................        37,410             --            37,410
 Accrued expenses and taxes, other
  than income taxes .............................         8,216             --             8,216
                                                      ---------        -------         ---------
  Total current liabilities .....................        66,638             --            66,638
LONG-TERM DEBT ..................................       295,000             --           295,000
DEFERRED INCOME TAXES ...........................           655           (655)(A)            --
DEFERRED COMPENSATION ...........................         1,076             --             1,076
                                                      ---------        -------         ---------
  Total liabilities .............................       363,369           (655)          362,714
                                                      ---------        -------         ---------
MEMBER EQUITIES
 Voting member units ............................       201,664            412           202,076
 Non-voting member units ........................       106,237             --           106,237
 Loss allocation recoverable ....................       (21,534)            --           (21,534)
                                                      ---------        -------         ---------
  Total member equities .........................       286,367            412           286,779
                                                      ---------        -------         ---------
TOTAL LIABILITIES AND
 MEMBER EQUITIES ................................     $ 649,736        $  (243)        $ 649,493
                                                      =========        =======         =========

(A) Elimination of deferred income taxes. Since a limited liability company is a pass-through entity, the differences between book and taxable income has no impact on the entity itself.

       These financial statements should be read only in connection with the accompanying summary of significant accounting policies
                       and notes to financial statements.

                         MINNESOTA CORN PROCESSORS LLC
                  PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                           YEAR ENDED MARCH 31, 1998
                                  (Unaudited)
                                   ($000's)


                                                                          PRO FORMA
                                                         AS REPORTED     ADJUSTMENTS      PRO FORMA
                                                        -------------   -------------   ------------
NET SALES, STORAGE, AND
 HANDLING CHARGES ...................................     $ 563,193        $   --        $ 563,193
COST OF GOODS .......................................       525,003            --          525,003
                                                          ---------        ------        ---------
  Gross profit ......................................        38,190            --           38,190
SELLING, GENERAL, AND
 ADMINISTRATIVE EXPENSES ............................        45,917            --           45,917
                                                          ---------        ------        ---------
  Net operating loss ................................        (7,727)           --           (7,727)
                                                          ---------        ------        ---------
OTHER INCOME (EXPENSE)
 Interest expense ...................................       (31,901)           --          (31,901)
 Interest and other income (net) ....................         2,409            --            2,409
 Gain on disposal of property and equipment .........            30            --               30
 Loss on sales contract .............................        (7,986)           --           (7,986)
                                                          ---------        ------        ---------
                                                            (37,448)           --          (37,448)
                                                          ---------        ------        ---------
  Net loss before income taxes ......................       (45,175)           --          (45,175)
PROVISION FOR INCOME TAXES ..........................            --           412(A)           412
                                                          ---------        ------        ---------
NET LOSS ............................................     $ (45,175)       $  412        $ (44,763)
                                                          =========        ======        =========

(A) Elimination of deferred income taxes. Since a limited liability company is a pass-through entity, the differences between book and taxable income has no impact on the entity itself.






















       These financial statements should be read only in connection with the accompanying summary of significant accounting policies
                       and notes to financial statements.

                         MINNESOTA CORN PROCESSORS LLC
               PRO FORMA CONDENSED STATEMENT OF MEMBER EQUITIES
                           YEAR ENDED MARCH 31, 1998
                                  (Unaudited)
                                   ($000's)



                                       VOTING    UNITS OF EQUITY   NON-VOTING
                                       MEMBER     PARTICIPATION      MEMBER     CONTRIBUTED
                                        UNITS      CERTIFICATES       UNITS       CAPITAL
                                     ---------- ----------------- ------------ -------------
BALANCE, APRIL 1, 1997 .............  $     --     $   246,868     $      --     $   1,008
Loss allocation:
 Payments by members ...............        --              --            --            --
 Less discounts on payments ........        --              --            --            --
1998 net loss ......................        --              --            --            --
Equities issued ....................        --               6       119,790            --
Adjustments ........................        --             (14)           --            --
Pro forma adjustments:
 Allocate 30% of 1997/98 loss to
  non-voting member units ..........        --              --       (13,553)           --
 Transfer all other forms of
  allocated equities to voting
  member units .....................   201,664        (246,860)           --        (1,008)
                                       69
 Elimination of deferred
  income taxes .....................       412              --            --            --
                                      --------     -----------     ---------     ---------
PRO FORMA BALANCE,
 MARCH 31, 1998 ....................  $202,076     $        --     $ 106,237     $      --
                                      ========     ===========     =========     =========

[WIDE TABLE CONTINUED FROM ABOVE]

                                      UNALLOCATED   NON-QUALIFIED      LOSS       RETAINED
                                        CAPITAL       PATRONAGE      ALLOCATED    EARNINGS
                                        DEFICIT        REFUNDS      TO MEMBERS   (DEFICIT)     TOTAL
                                     ------------- --------------- ------------ ----------- -----------
BALANCE, APRIL 1, 1997 .............   $ (18,018)     $   3,849     $ (21,585)    $ (403)    $ 211,719
Loss allocation:
 Payments by members ...............          --             --            41         --            41
 Less discounts on payments ........         (10)            --            10         --            --
1998 net loss ......................     (45,151)            --            --        (24)      (45,175)
Equities issued ....................          --             --            --         --       119,796
Adjustments ........................          --             --            --         --           (14)
Pro forma adjustments:
 Allocate 30% of 1997/98 loss to
  non-voting member units ..........      13,553             --            --         --            --
 Transfer all other forms of
  allocated equities to voting
  member units .....................      49,626         (3,849)           --        427            --
 Elimination of deferred
  income taxes .....................          --             --            --         --           412
                                       ---------      ---------     ---------     ------     ---------
PRO FORMA BALANCE,
 MARCH 31, 1998 ....................   $      --      $      --     $ (21,534)    $   --     $ 286,779
                                       =========      =========     =========     ======     =========

       These financial statements should be read only in connection with the accompanying summary of significant accounting policies
                       and notes to financial statements.

                         MINNESOTA CORN PROCESSORS LLC
                  PRO FORMA CONDENSED STATEMENT OF CASH FLOWS
                           YEAR ENDED MARCH 31, 1998
                                  (Unaudited)
                                   ($000's)


                                                                                 PRO FORMA
                                                               AS REPORTED      ADJUSTMENTS       PRO FORMA
                                                              -------------   ---------------   -------------
CASH FLOWS FROM OPERATING ACTIVITIES
 Net loss .................................................     $ (45,175)       $   412(A)       $ (44,763)
 Adjustments to reconcile net loss to net
  cash used by operating activities:
  Depreciation and amortization ...........................        43,185             --             43,185
  Non-cash patronage refunds received .....................        (1,261)            --             (1,261)
  Gain on disposal of equipment ...........................           (30)            --                (30)
  Deferred compensation ...................................            62             --                 62
  Deferred debt refinancing costs .........................        (3,610)            --             (3,610)
  Changes in operating assets and liabilities:
   Receivables ............................................        (7,480)            --             (7,480)
   Inventories ............................................         1,942             --              1,942
   Cash value of life insurance ...........................            87             --                 87
   Prepaids ...............................................           177             --                177
   Margin deposit account .................................        (3,680)            --             (3,680)
   Accounts payable - grain ...............................         4,417             --              4,417
   Accounts payable - other ...............................        10,731             --             10,731
   Accrued expenses and taxes, other
    than income taxes .....................................          (988)            --               (988)
   Income taxes recoverable/payable - current
    and deferred ..........................................          (194)          (412)(A)           (606)
   Option contract premiums ...............................          (829)            --               (829)
                                                                ---------        -------          ---------
    Net cash used by operating activities .................        (2,646)            --             (2,646)
                                                                ---------        -------          ---------
CASH FLOWS FROM INVESTING ACTIVITIES
 Additions to property and equipment ......................       (12,672)            --            (12,672)
 Proceeds from disposal of property and equipment .........            91             --                 91
 Investments purchased ....................................          (313)            --               (313)
                                                                ---------        -------          ---------
    Net cash used by investing activities .................       (12,894)            --            (12,894)
                                                                ---------        -------          ---------

                         MINNESOTA CORN PROCESSORS LLC
                  PRO FORMA CONDENSED STATEMENT OF CASH FLOWS
                           YEAR ENDED MARCH 31, 1998
                                  (Unaudited)
                                   ($000's)


                                                                          PRO FORMA
                                                         AS REPORTED     ADJUSTMENTS      PRO FORMA
                                                        -------------   -------------   -------------
CASH FLOWS FROM FINANCING ACTIVITIES
 Prinicipal payments on short-term borrowings
  from members and others (net) .....................    $    3,086          $ --        $    3,086
 Long-term borrowings ...............................       296,000            --           296,000
 Principal payments on long-term debt ...............      (409,683)           --          (409,683)
 Loss allocation payments from members ..............            41            --                41
 Equity adjustments .................................           (15)           --               (15)
 Equities issued ....................................       119,796            --           119,796
                                                         ----------          ----        ----------
  Net cash provided by financing activities .........         9,225            --             9,225
                                                         ----------          ----        ----------
NET DECREASE IN CASH AND CASH
 EQUIVALENTS ........................................        (6,315)           --            (6,315)
CASH AND CASH EQUIVALENTS, BEGINNING
 OF YEAR ............................................         7,059            --             7,059
                                                         ----------          ----        ----------
CASH AND CASH EQUIVALENTS,
 END OF YEAR ........................................    $      744          $ --        $      744
                                                         ==========          ====        ==========
SUPPLEMENTAL CASH FLOW INFORMATION
 Interest paid ......................................    $   33,573          $ --        $   33,573
 Income taxes paid ..................................           194            --               194

(A) Elimination of deferred income taxes. Since a limited liability company is a pass-through entity, the differences between book and taxable income has no impact on the entity itself.





















       These financial statements should be read only in connection with the accompanying summary of significant accounting policies
                       and notes to financial statements.

                         MINNESOTA CORN PROCESSORS LLC
                  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                                MARCH 31, 1998
                                  (Unaudited)


     Minnesota Corn Processors LLC ("the company") (MCP) is a limited liability company incorporated in Colorado for the purpose of producing corn related products. The company produces corn starch, syrup, gluten, fuel ethanol, and high fructose corn syrup from its company processing facilities in Marshall, Minnesota, and Columbus, Nebraska.

     The company is also a sweetener blending and storage operation, which provides its products to various types of customers (including food processors) located in the Western United States and Southwestern Canada.


USE OF ESTIMATES IN PREPARING FINANCIAL STATEMENTS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates included in these financial statements include the valuation of the repair parts inventory, the accumulated depreciation, and the allowance for doubtful accounts.


CREDIT POLICY

     The company sells its product to the petroleum industry, farmers and ranchers, breweries, bakeries, the paper industry, soft drink companies, food processors, etc., on terms it establishes for each customer. Credit sales are made throughout the United States and, to a much lesser degree, in Canada.


CASH AND CASH EQUIVALENTS

     For purposes of the statement of cash flows, the company considers all highly liquid investments in debt instruments of other entities, with a maturity date of less than three months at the date of purchase, to be cash equivalents.


INVENTORIES

     Unprocessed corn, finished goods, maintenance parts, and in-process inventories are valued at the lower of cost or net realizable value. Ingredients are valued at the lower of cost or market. All inventory valuations assume a first-in, first-out flow of goods.


HEDGE TRANSACTIONS

     The company generally follows a policy of managing its risk of future grain price fluctuations by hedging in established commodities markets. As grain is used in the production process, realized gains or losses and option contract premiums on these positions are recognized. Marketing gains or losses realized on grain prior to the delivery period for which they are identified as protecting are deferred and recognized pro rata through the identified delivery period.

     In June 1998, the Financial Accounting Standards Board (FAS) has issued Statement No. 133 -- ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES to be implemented for periods beginning after June 15, 1999. While management does not believe this standard will materially impact the financial results of the company, it is currently evaluating the reporting requirements under this new standard.


INVESTMENTS

     Investments are principally in the St. Paul Bank. They are recorded at original cost, plus the face value of equities received as patronage refunds. The face value of equities redeemed by other

                         MINNESOTA CORN PROCESSORS LLC
                  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                                MARCH 31, 1998
                                  (Unaudited)

cooperatives is deducted from the investment balance. The investments are not transferable. No cash is received until such time as redeemed at the discretion of the cooperative. Patronage refunds and redemptions are recorded in the year received.


PROPERTY AND EQUIPMENT

     The cost of property and equipment includes all costs incurred to bring such assets to the condition necessary for their intended use.

     Costs of property and equipment are charged to operations, as depreciation, on a straight-line method over the estimated useful lives of the individual assets.


PENSION PLANS

     The company makes payments under a defined contribution plan for the benefit of substantially all employees at a contribution rate stipulated by the plan. Starting April 1, 1998, the company will also match a portion of employee contributions.

     The company also contributes to the pension funds for the union employees as required by the respective union contracts. In addition, a portion of the employees is covered by a collective bargaining agreement.


DEFERRED COMPENSATION

     The company maintains non-qualified deferred compensation agreements with certain of its employees. The present value of the future payments amounted to $1,075,727 and $1,013,232 at March 31, 1998 and 1997, respectively. These amounts are based on estimated rates of returns. Actual future payments could differ from these estimates. The increase in future benefits attributable to interest is expensed yearly. Life insurance contracts have been acquired covering the life of most of the employees covered by the deferred compensation arrangements, with the company being both the owner and the beneficiary of the policies. The purpose of these life insurance policies is to assist in payment of the deferred compensation obligations in the event of death or retirement of the employee. The cash surrender value, amounting to $249,800 relating to these policies, is included as a non-current asset in the balance sheet as of March 31, 1998.


INCOME TAXES

     The company is not subject to federal income tax or most state income taxes as a limited liability company.


DEFERRED START UP COSTS

     Various start-up costs incurred in connection with the construction of the plant in Nebraska have been deferred ($3,747,373) and are being charged to expense (amortized) on a straight-line basis over a 5-year period effective September, 1992, and August, 1994. Amortization expense relating to the deferred organizational costs was $383,786 for the year ended March 31, 1998. Accumulated amortization was $3,576,642 at March 31, 1998.


AMORTIZATION OF OTHER INTANGIBLE COSTS

     Goodwill resulting from the purchase price of LSI being greater than fair market value is being amortized on a straight-line basis over a 15-year period beginning in April, 1996. Amortization expense for the year was $295,282. Accumulated amortization was $590,564 at March 31, 1998.

                         MINNESOTA CORN PROCESSORS LLC
                  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                                MARCH 31, 1998
                                  (Unaudited)

     Included in prepaid expenses is an amount of $3,788,324 representing costs incurred by MCP in connection with the construction of a railroad bridge in Columbus, Nebraska, to encourage another rail company to serve that location. It is expected that the freight savings will result in the recovery of the costs incurred over a three-year period. Accordingly, these costs are being amortized on a straight-line basis over a three-year period effective October 1, 1996. Amortization expense for the year amounted to $1,260,624. Accumulated amortization was $1,890,936 at March 31, 1998.


DEFERRED DEBT REFINANCING COST


     The debt refinancing costs relate to a restructuring of debt completed during fiscal 1997/98. The asset is carried at cost and is being amortized over a 15-year period on a straight-line basis. Amortization expense for the year was $140,000.





































 This information is an integral part of the accompanying financial statements.

                         MINNESOTA CORN PROCESSORS LLC
                         NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 1998
                                  (Unaudited)
                                    ($000's)

NOTE 1 -- RECEIVABLES

     Balance sheet totals comprise the following elements:


   Notes receivable ................................................    $    494
   Trade accounts ..................................................      51,062
   Other - primarily tax refunds on capital expenditures and ethanol
    production credits .............................................       3,940
   Allowance for doubtful accounts .................................      (1,617)
                                                                        --------
   TOTAL RECEIVABLES ...............................................    $ 53,879
                                                                        ========
   Balance sheet classification:
    Current assets .................................................    $ 53,229
    Non-current assets .............................................         650
                                                                        --------
   TOTAL ...........................................................    $ 53,879
                                                                        ========

NOTE 2 -- INVENTORIES

     Principal elements of inventories were as follows:


   Corn ......................................................    $ 3,638
   Chemicals, supplies, and coal .............................      5,584
   Goods in process of manufacture ...........................      1,896
   Finished goods ............................................     14,231
   Repair parts ..............................................     12,757
   Sweetener inventory - bulk and specialty products .........      4,491
   Finished product in transit ...............................      1,222
                                                                  -------
   TOTAL INVENTORIES .........................................    $43,819
                                                                  =======

NOTE 3 -- PROPERTY AND EQUIPMENT

     The entity's investment in property and equipment is recorded in the balance sheet at cost. The principal elements of the totals shown in the balance sheet are as follows:


   Land and public improvements ...................    $  5,625
   Land improvements ..............................       6,543
   Buildings and leasehold improvements ...........     116,552
   Equipment ......................................     541,591
   Railroad, switch engine, and rail cars .........       1,961
   Silos ..........................................      10,627
   Construction in progress .......................       2,738
                                                       --------
   TOTAL PROPERTY AND EQUIPMENT ...................    $685,637
                                                       ========

     Depreciation expense was $42,366,307 for the year ended March 31, 1998.

                         MINNESOTA CORN PROCESSORS LLC
                         NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 1998
                                  (Unaudited)
                                    ($000's)

NOTE 4 -- SHORT-TERM NOTES PAYABLE

     Balance sheet totals consist of notes payable to:


   Debentures payable .....................    $1,367
   Bank of the West .......................     6,600
                                               ------
   TOTAL SHORT-TERM NOTES PAYABLE .........    $7,967
                                               ======

     The debentures payable to members and others are unsecured. Interest is paid on maturity of the debenture at a rate of to 7.00% per annum. Notes are issued for one-year periods and may be renewed.

     The loan payable to Bank of the West is secured by a first priority lien on all of former LSI receivables, inventories, and equipment. The loan is due on September 30, 1998. Interest is payable monthly at an interest rate of prime plus .25% (8.75% at March 31, 1998).

     The former LSI subsequently refinanced the line of credit and the bank loan, which was with the Bank of the West, with a line of credit from MCP in an aggregate amount of $15,000,000. This line of credit is due August 27, 2000.

     Also, subsequently MCP, jointly with LSI, entered into a secured revolving credit agreement with Harris Trust and Savings Bank and U.S. Bancorp Ag Credit, Inc. in an aggregate amount of $50,000,000. The company is jointly and severally liable for the entire amount of any future outstanding balances on this loan.

                         MINNESOTA CORN PROCESSORS LLC
                         NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 1998
                                  (Unaudited)
                                    ($000's)

NOTE 5 -- LONG-TERM DEBT AND PROPERTY PLEDGED

     Long-term debt comprises the following elements:


Harris Trust and Savings Bank and FBS Ag Credit, Inc. -- outstanding on $50,000,000 revolving credit loan due August 27, 1999. Outstanding amounts are secured by security agreements on inventories, accounts receivable, and
 assignment of hedging account. Interest at variable rates (6.81% at March 31, 1998)..    $  5,000

Private Placement Notes - Series A - repayment to be made at the rate of $3,571,429 per year commencing September 1, 2001, with final payment due September 1, 2007. Secured by real estate mortgage. Interest payable
 semi-annually at 7.57% per annum. ...................................................      25,000

Private Placement Notes - Series B - repayment to be made at the rate of $24,000,000 per year commencing September 1, 2005, with final payment due September 1, 2009. Secured by real estate mortgage. Interest payable
 semi-annually at 7.72% per annum. ...................................................     120,000

Private Placement Notes - Series C - repayment to be made at the rate of $6,428,571 per year commencing September 1, 2006, with final payment due September 1, 2012. Secured by real estate mortgage. Interest payable
 semi-annually at 7.83% per annum. ...................................................      45,000

Private Placement Notes - Series D - repayment to be made at the rate of $20,000,000 per year commencing September 1, 2003, with final payment due September 1, 2007. Secured by real estate mortgage. Interest payable
 at a variable rate (7.175% at March 31, 1998). ......................................     100,000

The Bank of the West loans are secured by all receivables, inventories, and equipment of LSI Interest is payable at prime plus 0.75% and 0.50%. Repayment terms:
 (A) $20,000 per month with final payment due September 30, 2000.
  Interest rate 9.25% at March 31, 1998. .............................................         600
 (B) $10,000 per month with final payment due September 30, 1999.
  Interest rate 9.25% at March 31, 1998. .............................................         180
 (C) $20,000 per month with final payment due December 31, 2001.
  Interest rate 8.75% at March 31, 1998. .............................................         880
                                                                                          --------
 Total ...............................................................................     296,660
Less current portion .................................................................       1,660
                                                                                          --------
LONG-TERM DEBT .......................................................................    $295,000
                                                                                          ========

     Additionally there are loan covenants with respect to the Harris Trust and Savings Bank, FBS Ag Credit, Inc., and private placement notes that require the cooperative to maintain minimum equity of $270,000,000, maintain a current ratio of 1.1 to 1, maintain minimum net working capital of $25,000,000, maintain certain levels of cash flow, limit expenditures for capital expenditures, and various other financial conditions. Additionally, Harris Trust & Savings Bank and FSB Ag Credit, Inc. have a borrowing base limit on advances. The base consists of portions of accounts receivable and inventories. At March 31, 1998, the company was in compliance with, or had obtained a waiver for, all loan provisions.

                         MINNESOTA CORN PROCESSORS LLC
                         NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 1998
                                  (Unaudited)
                                    ($000's)

 NOTE 5 -- LONG-TERM DEBT AND PROPERTY PLEDGED (CONTINUED)


     The loan covenants with respect to the Bank of the West loans require that the former LSI maintain, among other things, a net worth of $12,000,000, current assets of 1.1 times current liabilities, and total liabilities not to exceed three times net worth. At March 31, 1998, the subsidiary was not in compliance with all loan provisions and had not obtained a waiver from The Bank of the West. As a result, the $1,660,000 in outstanding long-term debt at March 31, 1998, has been classified as a current liability in the balance sheet as current portion of long-term debt. (See Note 4.)

     Future maturities of long-term debt are as follows:

   March 31, 1999 .........    $  1,660
   March 31, 2000 .........       5,000
   March 31, 2001 .........
   March 31, 2002 .........       3,572
   March 31, 2003 .........       3,571
   Thereafter .............     282,857
                               --------
   TOTAL ..................    $296,660
                               ========

NOTE 6 -- COMMITMENTS AND CONTINGENCIES

     Certain property and equipment used by the company are leased. In 1998, payments on such operating leases, recorded as expense in the statement of operations, totaled $10,914,552. Noncancellable future minimum payments are required on these leases as follows for the next five years:


   1998/99 ............    $10,937
   1999/2000 ..........     10,191
   2000/2001 ..........      9,536
   2001/2002 ..........      9,202
   2002/2003 ..........      8,816
   Thereafter .........     59,101


     MCP is involved in various litigation at March 31, 1998. In the opinion of management, the ultimate liability for such litigation would not have a material adverse financial effect upon the company. Management further believes that all or part of any potential liability for certain of these claims will be covered by insurance, and management is vigorously defending all such claims against the company.

     MCP entered into a stock purchase agreement in which they will purchase a 7.5% ownership interest in a third party with an option to purchase an additional 7.5% ownership interest.

     It is expected that the total costs to complete the construction in progress at March 31, 1998, for MCP will approximate $2,675,919.

     In May, 1997, Archer Daniels Midland Company (ADM) purchased 58,622,340 nonvoting units of equity participation. In return for this investment ADM will receive 30% of any future profits.

     LSI has 25 employment contracts with employees, ranging from five to eight years in length. Salary commitments under these contracts total $9,733,469 as of March 31, 1998.

                         MINNESOTA CORN PROCESSORS LLC
                         NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 1998
                                  (Unaudited)
                                    ($000's)

NOTE 7 -- MEMBER EQUITIES

     Included as non-current assets is an account entitled loss allocated to members, which represents the balance of the loss for the fiscal year ended September 30, 1996, which was allocated to the membership. This loss is to be recovered from the members in one of two ways:

   A. A portion of the loss will be deducted from future cash distributions, until the loss is repaid in full.

   B. The loss represents a lien against the members' equity, and should a member sell their units of equity participation, the amount of the loss allocated to the members will be deducted from such sale.


NOTE 8 -- INCOME TAXES

     As a result of the conversion of the cooperative to a limited liability company, which is a non-taxable (pass-through) entity, deferred income taxes as of March 31, 1997, were eliminated from the balance sheet, resulting in an income tax benefit during the fiscal year ended March 31, 1998, in the amount of $412,000.


NOTE 9 -- MARKETING OBLIGATIONS

     Cash Grain Positions

     The company had open contracts to purchase 5,634,303 bushels of cash corn as of March 31, 1998. MCP has open futures purchase contracts for 26,000,000 bushels as of March 31, 1998. Additionally, MCP has an outstanding obligation on 3,445,504 bushels on deferred price contracts at March 31, 1998.


NOTE 10 -- DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

     The consolidated entities financial instruments consist principally of cash, trade receivables and payables, grain contracts, sales contracts, short-term and long-term notes payable. There are no significant differences between the carrying value and the fair value of any of these financial instruments. For investments in cooperatives, there are no quoted market prices and a reasonable estimate of the fair value could not be made without incurring excessive costs.


NOTE 11 -- PENSION EXPENSE

     Pension costs charged to operations on the accrual basis during 1998 amounted to $93,720.


NOTE 12 -- CONCENTRATIONS OF CREDIT RISK

     The company maintains cash and temporary investments at various financial institutions. Balances on deposit are insured by the Federal Deposit Insurance Corporation (FDIC) up to specified limits. Balances in excess of FDIC limits are uninsured. Total cash and temporary investments held by the financial institutions exceeded specified limits at various dates throughout the fiscal year ended March 31, 1998.


NOTE 13 -- LOSS ON SALES CONTRACT

     During the current year, an MCP customer exercised its contract option to purchase additional corn sweeteners at a contract price that was less than the current market price. This option was exercised after MCP had committed its corn sweetener production to other customers. Because the customer has a binding contract, MCP has agreed to subsidize this customer by purchasing product on the open market and selling it to the customer at the reduced contract price. This transaction will create an estimated loss of $7,986,000 and is included in the statement of operations.

                         MINNESOTA CORN PROCESSORS LLC
                         NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 1998
                                  (Unaudited)
                                    ($000's)

NOTE 14 -- YEAR 2000 COMPLIANCE


     Like most entities, the company may be exposed to risks associated with Year 2000 dating problems. This problem affects computer software and hardware; transactions with customers, vendors and other entities; and equipment dependent on microchips. It is not possible for any entity to guarantee the results of its own remediation efforts or to accurately predict the impact of Year 2000 dating problems on third parties with which the cooperative does business. If remediation efforts of the company or third parties with which it does business are not successful, it is possible the Year 2000 dating problem could negatively impact the company's financial condition and results of operations.









































 This information is an integral part of the accompanying financial statements.

                  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                        MINNESOTA CORN PROCESSORS, INC.



                                                                                         PAGE
                                                                                        -----
Report of Independent Accountants ...................................................    F-1

Consolidated Balance Sheets as of March 31, 1998 and 1997 ...........................    F-2

Consolidated Statements of Operations for the Years Ended March 31, 1998,
Six Month Fiscal Period Ended March 31, 1997 and the Year Ended September 30, 1996 ..    F-3

Consolidated Statements of Cash Flows for the Years Ended March 31, 1998,
Six Month Fiscal Year Ended March 31, 1997 and the Year Ended September 30, 1996 ....    F-4

Consolidated Statements of Members' Equity for the Years Ended March 31, 1998,
Six Month Fiscal Period Ended March 31, 1997 and the Year Ended September 30, 1996 ..    F-6

Summary of Significant Accounting Policies March 31, 1998, March 31, 1997,
and September 30, 1996 ..............................................................    F-7

Notes to Consolidated Financial Statements ..........................................   F-11

Unaudited Consolidated Balance Sheet as of September 30, 1998 .......................   F-18

Unaudited Consolidated Statement of Operations for the Six Months Ended
September 30, 1998 and 1997 .........................................................   F-19

Unaudited Consolidated Statement of Cash Flows for the Six Months Ended
September 30, 1998 and 1997 .........................................................   F-20

Unaudited Consolidated Statement of Members' Equity for the Six Months Ended
September 30, 1998 ..................................................................   F-21

Summary of Significant Accounting Policies September 30, 1998 .......................   F-22

Notes to Unaudited Consolidated Financial Statements ................................   F-26


                         INDEPENDENT AUDITOR'S REPORT








Board of Directors
Minnesota Corn Processors and Consolidated Entities
Marshall, Minnesota

We have audited the accompanying consolidated balance sheets of Minnesota Corn Processors and Consolidated Entities as of March 31, 1998 and 1997, and the related consolidated statements of operations, member equities, and cash flows for the year ended March 31, 1998, the six month fiscal period ended March 31, 1997, and the year ended September 30, 1996. These consolidated financial statements are the responsibility of the cooperative's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Minnesota Corn Processors and Consolidated Entities as of March 31, 1998 and 1997, and the results of their operations and their cash flows for the year ended March 31, 1998, the six month fiscal period ended March 31, 1997, and the year ended September 30, 1996, in conformity with generally accepted accounting principles.

/s/ Clifton Gunderson L.L.C.

Marshfield, Wisconsin
May 1, 1998, except for Note 15, as to
which the date is September 28, 1998

              MINNESOTA CORN PROCESSORS AND CONSOLIDATED ENTITIES
                          CONSOLIDATED BALANCE SHEETS
                            MARCH 31, 1998 AND 1997


                                                                       1998               1997
                                                                 ----------------   ----------------
                                                 ASSETS
CURRENT ASSETS
 Cash and cash equivalents ...................................    $     743,882      $   7,059,433
 Receivables .................................................       53,229,357         45,799,234
 Inventories .................................................       43,818,954         45,761,420
 Prepaids ....................................................        5,531,029          4,451,495
 Margin deposits .............................................        4,082,861            402,515
 Deferred income taxes .......................................          242,500            230,900
 Recoverable income taxes ....................................          113,696            243,680
 Option contract premiums ....................................        1,457,280            627,920
                                                                  -------------      -------------
  Total current assets .......................................      109,219,559        104,576,597
                                                                  -------------      -------------
INVESTMENTS AND OTHER ASSETS
 Investments .................................................        9,013,698          7,438,676
 Deferred start up costs .....................................          170,732            554,517
 Deferred debt refinancing costs .............................        3,469,949                 --
 Cash surrender value of life insurance ......................          249,800            337,000
 Non-current receivables .....................................          649,693            600,040
 Non-current prepaids ........................................          634,613          1,890,950
 Goodwill ....................................................        3,838,663          4,133,945
                                                                  -------------      -------------
  Total investments and other assets .........................       18,027,148         14,955,128
                                                                  -------------      -------------
PROPERTY AND EQUIPMENT                                              685,637,379        673,016,449
 Less accumulated depreciation ...............................      163,147,927        120,992,735
                                                                  -------------      -------------
  Net property and equipment .................................      522,489,452        552,023,714
                                                                  -------------      -------------
TOTAL ASSETS .................................................    $ 649,736,159      $ 671,555,439
                                                                  =============      =============
                                      LIABILITIES ANDMEMBER EQUITIES
CURRENT LIABILITIES
 Short-term notes payable ....................................    $   7,967,176      $   4,881,527
 Current portion of long-term debt ...........................        1,660,000        409,538,655
 Accounts payable - grain ....................................       11,385,344          6,968,672
 Accounts payable - other ....................................       37,410,401         26,457,925
 Accrued expenses and taxes, other than income taxes .........        8,216,163          9,204,273
                                                                  -------------      -------------
  Total current liabilities ..................................       66,639,084        457,051,052
LONG-TERM DEBT ...............................................      295,000,000            804,614
DEFERRED COMPENSATION ........................................        1,075,727          1,013,232
DEFERRED INCOME TAXES ........................................          654,500            967,100
                                                                  -------------      -------------
  Total liabilities ..........................................      363,369,311        459,835,998
                                                                  -------------      -------------
MEMBER EQUITIES
 Units of equity participation certificates ..................      246,858,933        246,867,655
 Non-voting units of equity participation ....................      119,790,000                 --
 Contributed capital .........................................        1,007,789          1,007,789
 Unallocated capital deficit .................................      (63,177,920)       (18,017,847)
 Non-qualified patronage refunds .............................        3,849,171          3,849,171
 Loss allocated to members ...................................      (21,534,536)       (21,584,206)
 Retained earnings (deficit) .................................         (426,589)          (403,121)
                                                                  -------------      -------------
  Total member equities ......................................      286,366,848        211,719,441
                                                                  -------------      -------------
TOTAL LIABILITIES AND MEMBER EQUITIES ........................    $ 649,736,159      $ 671,555,439
                                                                  =============      =============

These consolidated financial statements should be read only in connection with the accompanying summary of significant accounting policies and notes to consolidated financial statements.

              MINNESOTA CORN PROCESSORS AND CONSOLIDATED ENTITIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
   YEAR ENDED MARCH 31, 1998, SIX MONTH FISCAL PERIOD ENDED MARCH 31, 1997,
                       AND YEAR ENDED SEPTEMBER 30, 1996



                                                                        SIX MONTHS
                                                    YEAR ENDED             ENDED
                                                     MARCH 31,           MARCH 31,           YEAR ENDED
                                                       1998                1997                 1996
                                                 ----------------   ------------------   ------------------
NET SALES, STORAGE, AND HANDLING
 CHARGES .....................................    $ 563,192,996       $  237,461,920       $  420,338,562
COST OF GOODS ................................      525,002,748          207,464,457          441,371,956
                                                  -------------       --------------       --------------
 Gross proceeds (loss) .......................       38,190,248           29,997,463          (21,033,394)
SELLING, GENERAL, AND ADMINISTRATIVE
 EXPENSES ....................................       45,917,515           19,972,556           25,922,710
                                                  -------------       --------------       --------------
 Net operating proceeds (loss) ...............       (7,727,267)          10,024,907          (46,956,104)
                                                  -------------       --------------       --------------
OTHER INCOME (EXPENSE) .......................
 Interest expense ............................      (31,901,028)         (20,347,464)         (18,662,306)
 Interest and other income (net) .............        2,408,801              175,856            2,820,372
 Gain (loss) on disposal of property
  and equipment ..............................           30,344               17,902             (109,783)
 Loss on sales contract ......................       (7,986,000)                  --                   --
                                                  -------------       --------------       --------------
                                                    (37,447,883)         (20,153,706)         (15,951,717)
                                                  -------------       --------------       --------------
  Net loss before income taxes ...............      (45,175,150)         (10,128,799)         (62,907,821)
PROVISION FOR (INCOME TAXES) BENEFIT .........              285              (59,124)                  --
                                                  -------------       --------------       --------------
NET LOSS .....................................    $ (45,174,865)      $  (10,187,923)      $  (62,907,821)
                                                  =============       ==============       ==============
ALLOCATION OF NET PROCEEDS (LOSS)
 Value added payments ........................    $          --       $           --       $    1,291,779
 Unallocated capital reserve .................      (45,151,397)         (10,629,771)         (12,081,615)
 Loss to be allocated to members .............               --                   --          (51,273,016)
 Retained earnings (deficit) .................          (23,468)             441,848             (844,969)
                                                  -------------       --------------       --------------
                                                  $ (45,174,865)      $  (10,187,923)      $  (62,907,821)
                                                  =============       ==============       ==============

These consolidated financial statements should be read only in connection with the accompanying summary of significant accounting policies and notes to consolidated financial statements.

              MINNESOTA CORN PROCESSORS AND CONSOLIDATED ENTITIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
   YEAR ENDED MARCH 31, 1998, SIX MONTH FISCAL PERIOD ENDED MARCH 31, 1997,
                       AND YEAR ENDED SEPTEMBER 30, 1996


                                                                                SIX MONTHS
                                                           YEAR ENDED              ENDED             YEAR ENDED
                                                            MARCH 31,            MARCH 31,          SEPTEMBER 30
                                                              1998                 1997                 1996
                                                       ------------------   ------------------   ------------------
CASH FLOWS FROM OPERATING ACTIVITIES
 Net loss ..........................................     $  (45,174,865)      $  (10,187,923)      $  (62,907,821)
 Adjustments to reconcile net loss to net cash used
  by operating activities:
   Depreciation and amortization ...................         43,185,375           18,228,484           28,367,875
   Non-cash patronage refunds received .............         (1,261,572)                  --           (1,577,607)
   (Gain) loss on disposal of equipment ............            (30,344)             (13,402)             109,783
   Deferred compensation ...........................             62,495               29,872              983,360
   Deferred debt refinancing costs .................         (3,609,949)                  --                   --
   Changes in operating assets and liabilities:
    Receivables ....................................         (7,479,776)          (1,251,347)          (4,595,021)
    Inventories ....................................          1,942,466           (3,171,273)            (317,592)
    Cash value of life insurance ...................             87,200              (23,000)             (26,513)
    Prepaids .......................................            176,803           (3,052,395)             599,860
    Margin deposit account .........................         (3,680,346)            (402,515)           1,256,498
    Accounts payable - grain .......................          4,416,672           (4,198,533)         (25,395,005)
    Value added payments payable ...................                 --                   --           (1,291,779)
    Accounts payable - other .......................         10,731,291            2,900,959          (28,139,320)
    Accrued expenses and taxes, other than
     income taxes ..................................           (988,110)          (1,587,220)           2,544,127
    Income taxes recoverable/payable - current
     and deferred ..................................           (194,216)            (261,552)            (478,998)
    Deferred market position .......................                 --                   --           (2,951,179)
    Option contract premiums .......................           (829,360)            (627,920)                  --
                                                         --------------       --------------       --------------
     Net cash used by operating activities .........         (2,646,236)          (3,617,765)         (93,819,332)
                                                         --------------       --------------       --------------
CASH FLOWS FROM INVESTING ACTIVITIES
 Additions to property and equipment ...............        (12,671,480)         (12,105,601)        (187,162,400)
 Other .............................................                 --                   --                2,389
 Proceeds from disposal of property and equipment                90,963               51,467              105,431
 Investments purchased .............................           (313,450)                  --           (1,407,470)
 Other investments purchased .......................                 --                   --                 (145)
 Purchase of subsidiary ............................                 --                   --           (4,717,627)
 Bank overdraft ....................................                 --           (2,722,391)         (12,495,661)
                                                         --------------       --------------       --------------
    Net cash used by investing activities ..........        (12,893,967)         (14,776,525)        (205,675,483)
                                                         --------------       --------------       --------------

              MINNESOTA CORN PROCESSORS AND CONSOLIDATED ENTITIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
   YEAR ENDED MARCH 31, 1998, SIX MONTH FISCAL PERIOD ENDED MARCH 31, 1997,
                       AND YEAR ENDED SEPTEMBER 30, 1996


                                                                                  SIX MONTHS
                                                              YEAR ENDED            ENDED            YEAR ENDED
                                                              MARCH 31,           MARCH 31,         SEPTEMBER 30
                                                                 1998                1997               1996
                                                          -----------------   -----------------   ---------------
CASH FLOWS FROM FINANCING ACTIVITIES
 Principal payments on short-term borrowings from
  members and others (net) ............................    $    3,085,649       $  (1,953,669)     $     281,990
 Long-term borrowings .................................       296,000,000          39,400,007        218,515,275
 Principal payments on long-term debt .................      (409,683,269)        (33,026,213)           (75,120)
 Loss allocation payments from members ................            40,994          20,782,166                 --
 Equity adjustments ...................................           (15,172)                 --                 --
 Equities issued ......................................       119,796,450                  --                 --
 Equities repurchased .................................                --             (59,498)          (696,473)
 Equities sold ........................................                --                  --         64,833,780
 Patronage refunds paid in cash .......................                --                  --         (2,198,415)
                                                           --------------       -------------      -------------
  Net cash provided by financing activities ...........         9,224,652          25,142,793        280,661,037
                                                           --------------       -------------      -------------
NET INCREASE (DECREASE) IN CASH AND
 CASH EQUIVALENTS .....................................        (6,315,551)          6,748,503        (18,833,778)
CASH AND CASH EQUIVALENTS, BEGINNING
 OF YEAR/PERIOD .......................................         7,059,433             310,930         19,144,708
                                                           --------------       -------------      -------------
CASH AND CASH EQUIVALENTS, END OF
 YEAR/PERIOD ..........................................    $      743,882       $   7,059,433      $     310,930
                                                           ==============       =============      =============
SUPPLEMENTAL CASH FLOW INFORMATION
 Interest paid (including $7,176,751 capitalized
  in 1996) ............................................    $   33,573,344       $  22,997,498      $  25,839,057
 Income taxes paid ....................................           193,931                  --                 --
 Income taxes recovered ...............................                --               2,790                 --
NON-CASH ACTIVITY
 Purchase subsidiary with long-term borrowing .........                --                  --         11,782,373

These consolidated financial statements should be read only in connection with the accompanying summary of significant accounting policies and notes to consolidated financial statements.

              MINNESOTA CORN PROCESSORS AND CONSOLIDATED ENTITIES
                  CONSOLIDATED STATEMENTS OF MEMBER EQUITIES
   YEAR ENDED MARCH 31, 1998, SIX MONTH FISCAL PERIOD ENDED MARCH 31, 1997,
                       AND YEAR ENDED SEPTEMBER 30, 1996



                                                                                                 UNALLOCATED
                                           UNITS OF EQUITY      NON-VOTING                         CAPITAL
                                            PARTICIPATION    UNITS OF EQUITY    CONTRIBUTED        RESERVE
                                             CERTIFICATES     PARTICIPATION       CAPITAL         (DEFICIT)
                                          ----------------- ----------------- --------------- -----------------
BALANCE, OCTOBER 1, 1995 ................   $ 110,136,393      $         --    $  2,753,030     $  12,300,385
 Transfers ..............................      64,879,953                --      (1,745,241)        1,745,241
 Allocation of 1995 net proceeds ........       7,328,054                --              --                --
 Equities sold ..........................      64,833,780                --              --                --
 Equities repurchased ...................         (92,977)               --              --          (603,495)
 Value added paid .......................              --                --              --                --
 1996 net loss ..........................              --                --              --       (12,081,615)
                                            -------------      ------------    ------------     -------------
BALANCE, SEPTEMBER 30, 1996 .............     247,085,203                --       1,007,789         1,360,516
 Transfers ..............................        (209,298)               --              --           209,298
 Equities repurchased ...................          (8,250)               --              --           (51,248)
 Loss allocation:
  Payments by members ...................              --                --              --                --
  Less discounts on payments ............              --                --              --        (8,906,644)
 1997 net loss ..........................              --                --              --       (10,629,769)
                                            -------------      ------------    ------------     -------------
BALANCE, MARCH 31, 1997 .................     246,867,655                --       1,007,789       (18,017,847)
 Loss allocation:
  Payments by members ...................              --                --              --                --
  Less discounts on payments ............              --                --              --            (8,676)
 1998 net loss ..........................              --                --              --       (45,151,397)
 Equities issued ........................           6,450       119,790,000              --                --
 Adjustments ............................         (15,172)               --              --                --
                                            -------------      ------------    ------------     -------------
BALANCE, MARCH 31, 1998 .................   $ 246,858,933      $119,790,000    $  1,007,789     $ (63,177,920)
                                            =============      ============    ============     =============



[WIDE TABLE CONTINUED FROM ABOVE]

                                                                                 QUALIFIED
                                                                             PATRONAGE REFUNDS
                                           NON-QUALIFIED   UNITS OF EQUITY   PAYABLE IN UNITS        LOSS          RETAINED
                                             PATRONAGE      PARTICIPATION        OF EQUITY       ALLOCATED TO      EARNINGS
                                              REFUNDS       SUBSCRIPTIONS      PARTICIPATION        MEMBERS       (DEFICIT)
                                          --------------- ----------------- ------------------ ---------------- -------------
BALANCE, OCTOBER 1, 1995 ................    $3,849,171    $   64,879,953     $   7,328,054     $          --    $       --
 Transfers ..............................            --       (64,879,953)               --                --            --
 Allocation of 1995 net proceeds ........            --                --        (7,328,054)               --            --
 Equities sold ..........................            --                --                --                --            --
 Equities repurchased ...................            --                --                --                --            --
 Value added paid .......................            --                --                --        (1,291,779)           --
 1996 net loss ..........................            --                --                --       (49,981,237)     (844,969)
                                             ----------    --------------     -------------     -------------    ----------
BALANCE, SEPTEMBER 30, 1996 .............     3,849,171                --                --       (51,273,016)     (844,969)
 Transfers ..............................            --                --                --                --            --
 Equities repurchased ...................            --                --                --                --            --
 Loss allocation:
  Payments by members ...................            --                --                --        20,782,166            --
  Less discounts on payments ............            --                --                --         8,906,644            --
 1997 net loss ..........................            --                --                --                --       441,848
                                             ----------    --------------     -------------     -------------    ----------
BALANCE, MARCH 31, 1997 .................     3,849,171                --                --       (21,584,206)     (403,121)
 Loss allocation:
  Payments by members ...................            --                --                --            40,994            --
  Less discounts on payments ............            --                --                --             8,676            --
 1998 net loss ..........................            --                --                --                --       (23,468)
 Equities issued ........................            --                --                --                --            --
 Adjustments ............................            --                --                --                --            --
                                             ----------    --------------     -------------     -------------    ----------
BALANCE, MARCH 31, 1998 .................    $3,849,171    $           --     $          --     $ (21,534,536)   $ (426,589)
                                             ==========    ==============     =============     =============    ==========



[WIDE TABLE CONTINUED FROM ABOVE]

                                               TOTAL
                                          ---------------
BALANCE, OCTOBER 1, 1995 ................  $ 201,246,986
 Transfers ..............................             --
 Allocation of 1995 net proceeds ........             --
 Equities sold ..........................     64,833,780
 Equities repurchased ...................       (696,472)
 Value added paid .......................     (1,291,779)
 1996 net loss ..........................    (62,907,821)
                                           -------------
BALANCE, SEPTEMBER 30, 1996 .............    201,184,694
 Transfers ..............................             --
 Equities repurchased ...................        (59,498)
 Loss allocation:
  Payments by members ...................     20,782,166
  Less discounts on payments ............             --
 1997 net loss ..........................    (10,187,921)
                                           -------------
BALANCE, MARCH 31, 1997 .................    211,719,441
 Loss allocation:
  Payments by members ...................         40,994
  Less discounts on payments ............             --
 1998 net loss ..........................    (45,174,865)
 Equities issued ........................    119,796,450
 Adjustments ............................        (15,172)
                                           -------------
BALANCE, MARCH 31, 1998 .................  $ 286,366,848
                                           =============

    These consolidated financial statements should be read only in connection with the accompanying summary of significant accounting policies and notes to consolidated financial statements.

              MINNESOTA CORN PROCESSORS AND CONSOLIDATED ENTITIES
                  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
            MARCH 31, 1998, MARCH 31, 1997, AND SEPTEMBER 30, 1996


     Minnesota Corn Processors ("the cooperative") (MCP) is a member owned cooperative incorporated in Minnesota for the purpose of producing value added corn related products for its members. The cooperative produces corn starch, syrup, gluten, fuel ethanol, and high fructose corn syrup.

     Members are required to purchase units of equity participation based upon the number of bushels for which they contract.

     Liquid Sugars, Inc. (LSI), a wholly owned subsidiary, is a sweetener blending and storage operation, which provides its products to various types of customers (including food processors) located in the Western United States and Southwestern Canada. As a result of MCP's 100% ownership of LSI, the accounts and transactions of LSI are consolidated in these financial statements.

     Grower Procurement Agency (GPA), an agency of the members of MCP, was formed to assemble, procure, and supply corn to MCP on behalf of its membership. The Board of Directors consists of employees of MCP, and it leases facilities and employees from MCP. Because of the control which MCP has over the operations of GPA, this entity is also being consolidated.


PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of MCP, and its wholly owned subsidiary, LSI, and its controlled entity, GPA. All significant intercompany accounts and transactions have been eliminated.


USE OF ESTIMATES IN PREPARING FINANCIAL STATEMENTS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates included in these financial statements include the valuation of the repair parts inventory, the accumulated depreciation, and the allowance for doubtful accounts.


CREDIT POLICY

     The cooperative sells its product to the petroleum industry, farmers and ranchers, breweries, bakeries, the paper industry, soft drink companies, etc., on terms it establishes for each customer. LSI sells its products to food processors and others on terms it establishes for each customer. GPA only has one customer, MCP. Credit sales are made throughout the United States and, to a much lesser degree, in Canada, by MCP and its consolidated entities.


CASH AND CASH EQUIVALENTS

     For purposes of the statement of cash flows, the cooperative and its subsidiary considers all highly liquid investments in debt instruments of other entities, with a maturity date of less than three months at the date of purchase, to be cash equivalents.


INVENTORIES

     Unprocessed corn, finished goods, maintenance parts, and in-process inventories are valued at the lower of cost or net realizable value. Ingredients are valued at the lower of cost or market. All inventory valuations, except those of LSI, assume a first-in, first-out flow of goods. The inventory of LSI is valued at the last-in, first-out flow of goods method.


HEDGE TRANSACTIONS

     The cooperative generally follows a policy of managing its risk of future grain price fluctuations by hedging in established commodities markets. As grain is used in the production process, realized gains or

              MINNESOTA CORN PROCESSORS AND CONSOLIDATED ENTITIES
                  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
             MARCH 31, 1998, MARCH 31, 1997, AND SEPTEMBER 30, 1996

losses and option contract premiums on these positions are recognized. Marketing gains or losses realized on grain prior to the delivery period for which they are identified as protecting are deferred and recognized pro rata through the identified delivery period.

     In June 1998, the Financial Accounting Standards Board (FAS) has issued Statement No. 133 -- ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES to be implemented for periods beginning after June 15, 1999. While management does not believe this standard will materially impact the financial results of the Company, it is currently evaluating the reporting requirements under this new standard.


INVESTMENTS

     Investments are principally in the St. Paul Bank. They are recorded at original cost, plus the face value of equities received as patronage refunds. The face value of equities redeemed by other cooperatives is deducted from the investment balance. The investments are not transferable. No cash is received until such time as redeemed at the discretion of the other cooperative. Patronage refunds and redemptions are recorded in the year received.


PROPERTY AND EQUIPMENT

     The cost of property and equipment includes all costs incurred to bring such assets to the condition necessary for their intended use.

     Costs of property and equipment are charged to operations, as depreciation, on a straight-line method over the estimated useful lives of the individual assets.


PENSION PLANS

     The cooperative makes payments under a defined contribution plan for the benefit of substantially all employees at a contribution rate stipulated by the plan. Starting April 1, 1998, the cooperative will also match a portion of employee contributions.

     LSI makes payments under a defined contribution plan covering substantially all eligible employees and makes contributions at a rate that is stipulated by the plan. LSI also contributes to the pension funds for the union employees as required by the respective union contracts. In addition, a portion of LSI's employees is covered by a collective bargaining agreement.


DEFERRED COMPENSATION

     LSI maintains non-qualified deferred compensation agreements with certain of its employees. The present value of the future payments amounted to $1,075,727, $1,013,232, and $983,360 at March 31, 1998, March 31, 1997, and
September 30, 1996, respectively. These amounts are based on estimated rates of returns. Actual future payments could differ from these estimates. The increase in future benefits attributable to interest is expensed yearly. Life insurance contracts have been acquired covering the life of most of the employees covered by the deferred compensation arrangements, with LSI being both the owner and the beneficiary of the policies. The purpose of these life insurance policies is to assist in payment of the deferred compensation obligations in the event of death or retirement of the employee. The cash surrender value, amounting to $249,800, $337,000, and $314,000 relating to these policies, is included as a non-current asset in the balance sheets as of March 31, 1998, March 31, 1997, and September 30, 1996, respectively.


INCOME TAXES

     The cooperative is subject to federal income tax, Minnesota franchise tax, and Nebraska income tax and is permitted a deduction from taxable income for the portion of the net proceeds refunded to

              MINNESOTA CORN PROCESSORS AND CONSOLIDATED ENTITIES
                  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
             MARCH 31, 1998, MARCH 31, 1997, AND SEPTEMBER 30, 1996

patrons in the form of qualified patronage refunds, if any, or value added payments. In addition, any tax that may be due to the State of Nebraska will be offset primarily by credits allowable under the Nebraska Employment and Investment Growth Act.

     LSI is subject to federal and numerous state income taxes as a tax paying corporation. The entity is subject to state income taxes on a pro-rata basis in most of these states.

     GPA is a Minnesota corporation that is subject to taxation under the provision of its organizing code section, but has a net operating loss carryforward resulting in minimal federal or state income taxes for the year.

     Consolidated tax returns are not being filed for federal income tax purposes.


DEFERRED INCOME TAXES

     Deferred income taxes arise from LSI from the difference in reported bases of assets and liabilities for financial and tax accounting. Deferred taxes are classified as current or non-current depending on the classification of the asset and liabilities to which they relate.

     The principal sources of differences are property and equipment depreciation methods and non-deductible items, such as the allowance for doubtful accounts, vacation pay accruals, and deferred compensation.

     MCP distributes its proceeds and losses on a tax basis, which effectively eliminates the requirement of recording deferred income taxes relating to timing differences for this entity. Those timing differences are accounted for in the unallocated capital reserve.


DEFERRED START UP COSTS

     Various start-up costs incurred in connection with the construction of the plant in Nebraska have been deferred ($3,747,373) and are being charged to expense (amortized) on a straight-line basis over a 5-year period effective September, 1992, and August, 1994. Amortization expense relating to the deferred organizational costs was $383,786, $374,736, and $749,472 for the year ended March 31, 1998, six months ended March 31, 1997, and year ended September 30, 1996, respectively. Accumulated amortization was $3,576,642, $3,192,856, and $2,818,120 at March 31, 1998, March 31, 1997, and September 30, 1996,
respectively.


AMORTIZATION OF OTHER INTANGIBLE COSTS

     Goodwill resulting from the purchase price of LSI being greater than fair market value is being amortized on a straight-line basis over a 15-year period beginning in April, 1996. Amortization expense was $295,282, $147,641, and $147,641, respectively, for the year ended March 31, 1998, the six month fiscal period ended March 31, 1997, and the year ended September 30, 1996. Accumulated depreciation was $590,564 and $295,282 at March 31, 1998 and 1997, respectively.

     Included in prepaid expenses are amounts of $3,788,324 and $3,200,000 at March 31, 1998 and 1997, respectively, representing costs incurred by MCP in connection with the construction of a railroad bridge in Columbus, Nebraska, to encourage another rail company to serve that location. It is expected that the freight savings will result in the recovery of the costs incurred over a three-year period. Accordingly, these costs are being amortized on a straight-line basis over a three-year period effective October 1, 1996. Amortization expense amounted to $1,260,624 for the year ended March 31, 1998, and $630,312 for the six month fiscal period ended March 31, 1997. Accumulated amortization was $1,890,936 and $630,312 at March 31, 1998 and 1997,
respectively.

              MINNESOTA CORN PROCESSORS AND CONSOLIDATED ENTITIES
                  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
             MARCH 31, 1998, MARCH 31, 1997, AND SEPTEMBER 30, 1996

DEFERRED DEBT REFINANCING COST


     The debt refinancing costs relate to a restructuring of debt completed during fiscal 1997/98. The asset is carried at cost and is being amortized over a 15-year period on a straight-line basis. Amortization expense for the year was $140,000.


CHANGE IN FISCAL YEAR


     Minnesota Corn Processors, Liquid Sugars, Inc., and Grower Procurement Agency all changed their fiscal years to a March 31 closing date, effective October 1, 1996. Previously, these entities had a fiscal closing date of September 30 for financial statement purposes.







































                  This information is an integral part of the
                 accompanying consolidated financial statements.

              MINNESOTA CORN PROCESSORS AND CONSOLIDATED ENTITIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            MARCH 31, 1998 AND 1997


NOTE 1 -- RECEIVABLES

     Balance sheet totals comprise the following elements:


                                                                     1998              1997
                                                               ---------------   ---------------
   Notes receivable ........................................    $    494,003       $   360,317
   Trade accounts ..........................................      51,061,695        41,127,112
   Other - primarily tax refunds on capital expenditures and
    ethanol production credits .............................       3,940,352         5,408,845
   Allowance for doubtful accounts .........................      (1,617,000)         (497,000)
                                                                ------------       -----------
   TOTAL RECEIVABLES .......................................    $ 53,879,050       $46,399,274
                                                                ============       ===========
   Balance sheet classification:
    Current assets .........................................    $ 53,229,357       $45,799,234
    Non-current assets .....................................         649,693           600,040
                                                                ------------       -----------
   TOTAL ...................................................    $ 53,879,050       $46,399,274
                                                                ============       ===========

NOTE 2 -- INVENTORIES

     Principal elements of inventories were as follows:


                                                                         1998            1997
                                                                    -------------   -------------
   Corn .........................................................   $ 3,637,865     $ 3,157,109
   Chemicals, supplies, and coal ................................     5,583,811       6,414,285
   Goods in process of manufacture ..............................     1,896,421       1,908,421
   Finished goods ...............................................    14,231,261      16,121,819
   Repair parts .................................................    12,756,915      13,034,900
   Liquid Sugars, Inc. - sweetener inventory - bulk and specialty
    products ....................................................     4,490,963       4,049,302
   Finished product in transit between Minnesota Corn Processors
    locations and Liquid Sugars, Inc. locations .................     1,221,718       1,075,584
                                                                    -----------     -----------
   TOTAL INVENTORIES ............................................   $43,818,954     $45,761,420
                                                                    ===========     ===========

     The sweetener inventory maintained by LSI is valued on the basis of a last-in, first-out flow of goods. Had the inventory been valued at current average replacement cost, the inventory value would have been approximately $315,512 and $956,234 higher than under the last-in, first-out method of valuation for March 31, 1998 and 1997, respectively.

              MINNESOTA CORN PROCESSORS AND CONSOLIDATED ENTITIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            MARCH 31, 1998 AND 1997

NOTE 3 -- INVESTMENTS

     Investments are nearly all in stock of the St. Paul Bank. The stock was acquired under the terms of the cooperative's prior loan agreement with the bank (Note 6) and through patronage refunds received from the bank.


NOTE 4 -- PROPERTY AND EQUIPMENT

     The consolidated entity's investment in property and equipment is recorded in the balance sheet at cost. The principal elements of the totals shown in the balance sheet are as follows:


                                                             1998              1997
                                                       ---------------   ---------------
   Land and public improvements ....................    $  5,624,778      $  5,552,696
   Land improvements ...............................       6,543,052         5,907,292
   Buildings and leasehold improvements ............     116,552,177       115,540,657
   Equipment .......................................     541,590,580       520,475,494
   Railroad, switch engine, and rail cars ..........       1,960,902         2,029,235
   Silos ...........................................      10,627,402         9,750,952
   Construction in progress ........................       2,738,488        13,760,123
                                                        ------------      ------------
   TOTAL PROPERTY AND EQUIPMENT ....................    $685,637,379      $673,016,449
                                                        ============      ============

     Depreciation expense was $42,366,307 for the year ended March 31, 1998, $17,706,108 for the six month fiscal period ended March 31, 1997, and $27,470,763 for the year ended September 30,1996.


NOTE 5 -- SHORT-TERM NOTES PAYABLE

     Balance sheet totals consist of notes payable to:


                                                    1998            1997
                                               -------------   -------------
   Debentures payable ......................    $1,367,176      $1,681,527
   Bank of the West ........................     6,600,000       3,200,000
                                                ----------      ----------
   TOTAL SHORT-TERM NOTES PAYABLE ..........    $7,967,176      $4,881,527
                                                ==========      ==========

     The debentures payable to members and others are unsecured. Interest is paid on maturity of the debenture at a rate of to 7.00% per annum. Notes are issued for one-year periods and may be renewed.

     The loan payable to Bank of the West is secured by a first priority lien on all of LSI receivables, inventories, and equipment. The loan is due on September 30, 1998. Interest is payable monthly at an interest rate of prime plus .25% (8.75% at March 31, 1998).

              MINNESOTA CORN PROCESSORS AND CONSOLIDATED ENTITIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            MARCH 31, 1998 AND 1997

NOTE 6 -- LONG-TERM DEBT AND PROPERTY PLEDGED

     Long-term debt comprises the following elements:


                                                                                1998               1997
                                                                          ----------------   ---------------
St. Paul Bank and RaboBank - bridge financing agreement
 (construction) .......................................................    $          --      $183,233,513
St. Paul Bank - other term loan agreement (consolidated) ..............               --        94,300,000
St. Paul Bank - revolving note ........................................               --        40,000,000
RaboBank - revolving credit agreement .................................               --        30,000,000
Rabo Bank - term loan agreement .......................................               --        50,000,000
Former stockholders of Liquid Sugars, Inc. ............................               --        11,618,413
Loup River Public Power District ......................................               --            21,729
B & B Procurement .....................................................               --            29,614

Harris Trust and Savings Bank and FBS Ag Credit, Inc. -- outstanding on
 $50,000,000 revolving credit loan due August 27, 1999. Outstanding amounts are secured by security agreements on inventories, accounts receivable, and assignment of hedging account.
 Interest at variable rates (6.81% at March 31, 1998). ................        5,000,000                --

Private Placement Notes - Series A - repayment to be made at the rate of $3,571,429 per year commencing September 1, 2001, with final payment due September 1, 2007. Secured by real estate
 mortgage. Interest payable semi-annually at 7.57% per annum. .........       25,000,000                --

Private Placement Notes - Series B - repayment to be made at the rate of $24,000,000 per year commencing September 1, 2005, with final payment due September 1, 2009. Secured by real estate
 mortgage. Interest payable semi-annually at 7.72% per annum. .........      120,000,000                --

Private Placement Notes - Series C - repayment to be made at the rate of $6,428,571 per year commencing September 1, 2006, with final payment due September 1, 2012. Secured by real estate
 mortgage. Interest payable semi-annually at 7.83% per annum. .........       45,000,000                --

Private Placement Notes - Series D - repayment to be made at the rate of $20,000,000 per year commencing September 1, 2003, with final payment due September 1, 2007. Secured by real estate mortgage. Interest payable at a variable rate (7.175% at March 31,
 1998). ...............................................................    $ 100,000,000      $         --

The Bank of the West loans are secured by all receivables, inventories, and equipment of LSI Interest is payable at prime plus
 0.75% and 0.50%. Repayment terms:

 (A) $20,000 per month with final payment due September 30,
  2000. Interest rate 9.25% at March 31, 1998. ........................          600,000           840,000

 (B) $10,000 per month with final payment due September 30, 1999.
  Interest rate 9.25% at March 31, 1998. ..............................          180,000           300,000

 (C) $20,000 per month with final payment due December 31, 2001.
  Interest rate 8.75% at March 31, 1998. ..............................          880,000                --
                                                                           -------------      ------------
 Total ................................................................      296,660,000       410,343,269
Less current portion ..................................................        1,660,000       409,538,655
                                                                           -------------      ------------
LONG-TERM DEBT ........................................................    $ 295,000,000      $    804,614
                                                                           =============      ============

              MINNESOTA CORN PROCESSORS AND CONSOLIDATED ENTITIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            MARCH 31, 1998 AND 1997

 NOTE 6 -- LONG-TERM DEBT AND PROPERTY PLEDGED (CONTINUED)


     Additionally there are loan covenants with respect to the Harris Trust and Savings Bank, FBS Ag Credit, Inc., and private placement notes that require the cooperative to maintain minimum equity of $270,000,000, maintain a current ratio of 1.1 to 1, maintain minimum net working capital of $25,000,000, maintain certain levels of cash flow, limit expenditures for capital expenditures, and various other financial conditions. Additionally, Harris Trust & Savings Bank and FSB Ag Credit, Inc. have a borrowing base limit on advances. The base consists of portions of accounts receivable and inventories. At March 31, 1998, the cooperative was in compliance with, or had obtained a waiver for, all loan provisions.

     The loan covenants with respect to the Bank of the West loans require that LSI maintain, among other things, a net worth of $12,000,000, current assets of
1.1 times current liabilities, and total liabilities not to exceed three times net worth. At March 31, 1998, the subsidiary was not in compliance with all loan provisions and had not obtained a waiver from The Bank of the West. As a result, the $1,660,000 in outstanding long-term debt at March 31, 1998, has been classified as a current liability in the balance sheet as current portion of long-term debt.

     Subsequent to the original issuance of this report, Liquid Sugars, Inc. refinanced the line of credit and all bank term loans that had previously been with Bank of the West with a line of credit from Minnesota Corn Processors in an aggregate amount of $15,000,000. The line of credit is due August 27, 2000. Also, Liquid Sugars, Inc. subsequently and jointly with Minnesota Corn Processors, entered into a secured revolving credit agreement with Harris Trust and Savings Bank and U.S. Bancorp Ag Credit, Inc. in an aggregate amount of $50,000,000. Liquid Sugars, Inc. and Minnesota Corn Processors are jointly and severally liable for the entire amount of these loans.

     Future maturities of long-term debt are as follows:


   March 31, 1999 .........    $  1,660,000
   March 31, 2000 .........       5,000,000
   March 31, 2001 .........              --
   March 31, 2002 .........       3,571,429
   March 31, 2003 .........       3,571,429
   Thereafter .............     282,857,142
                               ------------
   TOTAL ..................    $296,660,000
                               ============

NOTE 7 -- COMMITMENTS AND CONTINGENCIES

     Certain property and equipment used by the cooperative are leased. Payments on such operating leases, recorded as an expense in the statements of operations, totaled $10,914,552 for the year ended March 31, 1998, $5,333,862 for the six month fiscal period ended March 31, 1997, and $8,616,454 for the year ended September 30, 1996. Noncancellable future minimum payments are required on these leases as follows for the next five years:


   1998/99 ............    $10,937,447
   1999/2000 ..........     10,190,968
   2000/2001 ..........      9,535,885
   2001/2002 ..........      9,201,885
   2002/2003 ..........      8,815,612
   Thereafter .........     59,101,067

     MCP is involved in various litigation at March 31, 1998. In the opinion of management, the ultimate liability for such litigation would not have a material adverse financial effect upon the company.

              MINNESOTA CORN PROCESSORS AND CONSOLIDATED ENTITIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            MARCH 31, 1998 AND 1997

 NOTE 7 -- COMMITMENTS AND CONTINGENCIES (CONTINUED)


Management further believes that all or part of any potential liability for certain of these claims will be covered by insurance, and management is vigorously defending all such claims against the cooperative.

     MCP entered into a stock purchase agreement in which they will purchase a 7.5% ownership interest in a third party with an option to purchase an additional 7.5% ownership interest.

     It is expected that the total costs to complete the construction in progress at March 31, 1998, for MCP will approximate $2,675,919.

     In May, 1997, Archer Daniels Midland Company (ADM) purchased 58,622,340 nonvoting units of equity participation. In return for this investment ADM will receive 30% of any future profits.


NOTE 8 -- MEMBER EQUITIES

     The following is information pertinent to elements of patron equities:


                                                NON-VOTING
                                                PREFERRED         COMMON
                                                  STOCK           STOCK
                                              -------------   -------------
   Par value ..............................    $       50      $       50
   Shares authorized ......................       100,000         100,000
   Aggregate par value authorized .........    $5,000,000      $5,000,000

     Included in the member equities is an account entitled loss allocated to members, which represents the balance of the loss for the fiscal year ended September 30, 1996, which was allocated to the membership. This loss is to be recovered from the members in one of two ways:

   A. A portion of the loss will be deducted from future value added or other positive allocations, until the loss is repaid in full.

   B. The loss represents a lien against the members' units of equity participation, and should a member sell their units of equity participation, the amount of the loss allocated to the members will be deducted from such sale.

     None of the cooperative's stock is transferable except as permitted by the cooperative's board of directors. Because the cooperative's stock is not transferable, the number of shares issued, redeemed, and outstanding are not recorded in the financial statements.

     At March 31, 1998, the number of voting units of equity participation represented 137,077,665 bushel of corn contracts with members and the number of non-voting units of equity participation represented 58,622,340 bushel of corn contracts for a total of 195,700,005 total bushel of corn contracts with members and non-members. The number of voting units of equity participation represented 136,785,461 bushels at March 31, 1997.


NOTE 9 -- INCOME TAXES

     Net operating losses totaling approximately $69,237,000 are available to reduce future taxable income for federal income tax purposes. The net operating losses carryforward will begin to expire March 31, 2011, for federal income tax purposes.

     Separate federal and state income tax returns will be filed by the entities included in the consolidated financial statements.

     The difference between the income tax expense (benefit) and the federal statutory rate is due to the effects of state income taxes, and the adjustment of the prior year accrual.

              MINNESOTA CORN PROCESSORS AND CONSOLIDATED ENTITIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            MARCH 31, 1998 AND 1997

 NOTE 9 -- INCOME TAXES (CONTINUED)


     As of March 31, 1998 and 1997, deferred tax assets and liabilities consists of the follows:


                                                                        1998               1997
                                                                 -----------------   ----------------
   Deferred tax assets (non-current) .........................     $ (24,684,600)     $    (423,400)
   Deferred tax assets (current) .............................          (242,500)       (15,116,900)
   Valuation allowance for deferred tax assets ...............        23,700,000         14,886,000
                                                                   -------------      -------------
                                                                      (1,227,100)          (654,300)
                                                                   =============      =============
   Deferred tax liabilities (non-current) ....................         1,639,100          2,007,500
   Valuation allowance for deferred tax liabilities ..........                --           (617,000)
                                                                   -------------      -------------
                                                                       1,639,100          1,390,500
                                                                   -------------      -------------
   NET DEFERRED TAXES ........................................     $     412,000      $     736,200
                                                                   =============      =============

   The net deferred tax liability is presented in the accompanying balance sheet as follows:

   Non-current deferred tax liability ........................     $     654,500      $     967,100
   Current deferred tax asset ................................          (242,500)          (230,900)
                                                                   -------------      -------------
   NET DEFERRED TAXES ........................................     $     412,000      $     736,200
                                                                   =============      =============

     The components of the net deferred tax liabilities at March 31, 1998, are principally due to the differences between the book and tax basis in property and equipment resulting from the use of accelerated depreciation for tax purposes, and due to the differences in basis for deductions such as the allowance for doubtful accounts, accrued vacation pay, deferred compensation, and net operating loss carryforwards.

     The components of income tax expense (benefit) are as follows:


   Federal:
   Current ....................    $  307,812
   Deferred ...................      (357,200)
                                   ----------
                                      (49,388)
                                   ----------
   State and local:
   Current ....................        16,103
   Deferred ...................        33,000
                                   ----------
                                       49,103
                                   ----------
   INCOME TAX BENEFIT .........    $     (285)
                                   ==========

              MINNESOTA CORN PROCESSORS AND CONSOLIDATED ENTITIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            MARCH 31, 1998 AND 1997

NOTE 10 -- MARKETING OBLIGATIONS


     Cash Grain Positions


     The cooperative and GPA had open contracts to purchase 5,634,303 bushels of cash corn as of March 31, 1998. MCP has open futures purchase contracts for 26,000,000 bushels as of March 31, 1998. Additionally, MCP has an outstanding obligation on 3,445,504 bushels on deferred price contracts at March 31, 1998.


NOTE 11 -- DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS


     The consolidated entities financial instruments consist principally of cash, trade receivables and payables, grain contracts, sales contracts, short-term and long-term notes payable. There are no significant differences between the carrying value and the fair value of any of these financial instruments. For investments in other cooperatives, there are no quoted market prices and a reasonable estimate of the fair value could not be made without incurring excessive costs.


NOTE 12 -- PENSION EXPENSE


     Pension costs charged to operations on the accrual basis amounted to $93,720 for the year ended March 31, 1998, $51,675 for the six month fiscal period ended March 31, 1997, and $129,262 for the year ended September 30, 1996.


NOTE 13 -- CONCENTRATIONS OF CREDIT RISK


     The cooperative and its consolidated entities maintain cash and temporary investments at various financial institutions. Balances on deposit are insured by the Federal Deposit Insurance Corporation (FDIC) up to specified limits. Balances in excess of FDIC limits are uninsured. Total cash and temporary investments held by the financial institutions exceeded specified limits at various dates throughout the fiscal year ended March 31, 1998.


NOTE 14 -- LOSS ON SALES CONTRACT


     During the year ended March 31, 1998, an MCP customer exercised its contract option to purchase additional corn sweeteners at a contract price that was less than the current market price. This option was exercised after MCP had committed its corn sweetener production to other customers. Because the customer has a binding contract, MCP has agreed to subsidize this customer by purchasing product on the open market and selling it to the customer at the reduced contract price. This transaction will create an estimated loss of $7,986,000 and is included in the statement of operations.


NOTE 15 -- EMPLOYMENT CONTRACTS


     Liquid Sugars, Inc. has 25 employment contracts with employees, ranging from five to eight years in length. Salary commitments under these contracts total $9,733,469 as of March 31, 1998.





                  This information is an integral part of the
                 accompanying consolidated financial statements.

              MINNESOTA CORN PROCESSORS AND CONSOLIDATED ENTITIES
              CONSOLIDATED FINANCIAL STATEMENTS -- BALANCE SHEET
                              SEPTEMBER 30, 1998
                                  (Unaudited)



                                   ASSETS
CURRENT ASSETS
 Cash and cash equivalents ........................    $   3,235,744
 Receivables ......................................       59,930,096
 Inventories ......................................       43,169,582
 Prepaid expenses .................................        4,054,026
 Margin deposits ..................................       12,650,502
 Option contract premiums .........................               --
 Deferred income taxes ............................          242,500
                                                       -------------
  Total current assets ............................      123,282,450
                                                       -------------
INVESTMENTS AND OTHER ASSETS
 Investments in cooperatives ......................       11,661,521
 Deferred costs ...................................        1,091,306
 Deferred debt refinancing costs ..................        3,349,949
 Cash surrender value of life insurance ...........          137,383
 Non-current receivables ..........................        2,321,826
 Non-current prepaids .............................        2,145,690
 Goodwill .........................................        3,691,022
                                                       -------------
  Total investments and other assets ..............       24,398,697
                                                       -------------
PROPERTY AND EQUIPMENT ............................      690,131,549
 Less accumulated depreciation ....................      185,140,881
                                                       -------------
  Net property, and equipment .....................      504,990,668
                                                       -------------
TOTAL ASSETS ......................................    $ 652,671,815
                                                       =============
                     LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES
 Short-term notes payable .........................    $   1,228,858
 Current portion of long-term debt ................               --
 Accounts payable:
   Producers ......................................        3,815,322
   Other ..........................................       22,740,937
   Accrued expenses and taxes .....................       18,936,138
                                                       -------------
     Total current liabilities ......................     46,721,255
                                                       -------------
LONG-TERM DEBT -- BANK AND DEBENTURE ..............      318,000,000
DEFERRED COMPENSATION .............................        1,108,901
DEFERRED INCOME TAXES .............................        1,639,100
                                                       -------------
  Total long-term liabilities .....................      320,748,001
                                                       -------------
  Total liabilities ...............................      367,469,256
                                                       -------------
MEMBERS' EQUITY
 Units of equity participation ....................      246,850,986
 Contributed capital ..............................        1,007,789
 Unallocated capital deficit ......................      (61,572,294)
 Non-qualified distributions ......................        3,849,171
 Non-voting units of equity participation .........      119,790,000
 Loss to be allocated to members ..................      (21,531,754)
 Retained earnings ................................       (3,191,339)
                                                       -------------
  Total members' equity ...........................      285,202,559
                                                       -------------
TOTAL LIABILITIES AND MEMBERS' EQUITY .............    $ 652,671,815
                                                       =============

                 These are unaudited and for internal use only.

              MINNESOTA CORN PROCESSORS AND CONSOLIDATED ENTITIES
           CONSOLIDATED FINANCIAL STATEMENTS -- OPERATING STATEMENTS
                 SIX MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
                                  (Unaudited)



                                                                 1998               1997
                                                           ---------------   -----------------
NET SALES, STORAGE AND HANDLING CHARGES ................    $ 322,355,918      $ 292,912,222
COST OF GOODS ..........................................      290,357,141        276,109,753
                                                            -------------      -------------
 Gross proceeds ........................................       31,998,777         16,802,469
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES ..........       25,371,287         21,954,346
                                                            -------------      -------------
 Net operating proceeds (loss) .........................        6,627,490         (5,151,877)
                                                            -------------      -------------
INTEREST AND OTHER EXPENSE
 Interest and expense ..................................      (12,060,006)       (20,116,594)
 Interest and other income .............................          599,091            494,499
 Loss on the sale of property and equipment ............          (14,277)                --
 Patronage income received .............................        3,713,699          1,802,012
                                                            -------------      -------------
  Total interest and other expense .....................       (7,761,493)       (17,820,083)
                                                            -------------      -------------
  Net loss before income taxes .........................       (1,134,003)       (22,971,960)
FEDERAL AND STATE INCOME TAXES .........................           25,121            285,420
                                                            -------------      -------------
NET LOSS ...............................................    $  (1,159,124)     $ (23,257,380)
                                                            =============      =============

                 These are unaudited and for internal use only.

              MINNESOTA CORN PROCESSORS AND CONSOLIDATED ENTITIES
                CONSOLIDATED FINANCIAL STATEMENTS -- CASH FLOWS
                 SIX MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
                                  (Unaudited)



                                                                            1998                1997
                                                                      ----------------   -----------------
CASH FLOWS FROM OPERATING ACTIVITIES
 Net loss .........................................................    $  (1,159,124)     $  (23,257,381)
 Adjustments to reconcile net loss to net cash used by
  operating activities:
   Depreciation and amortization ..................................       23,022,908          22,471,540
   Non-cash portion of patronage refunds received .................       (2,599,589)         (1,261,407)
   Deferred income taxes/compensation .............................           33,174               2,875
   Deferred debt refinancing costs ................................               --          (3,587,576)
   Unrealized loss on foreign exchange ............................           76,042                  --
   Gain on disposal of property and equipment .....................           14,277                  --
   Changes in operating assets and liabilities:
    Receivables ...................................................       (6,587,043)         (5,508,431)
    Inventories ...................................................          649,372           5,563,584
    Current portion of long-term debt .............................               --        (409,178,655)
    Prepaids ......................................................        1,477,003             615,522
    Margin deposit account ........................................       (8,567,641)         (1,386,618)
    Accounts payable - producers ..................................       (7,570,022)         (5,830,829)
    Accounts payable - other ......................................      (14,669,464)         (6,861,767)
    Short-term notes payable ......................................         (138,318)          8,528,987
    Accrued expenses ..............................................       10,719,975          10,512,964
    Income taxes recoverable/payable - current ....................               --             269,980
    Option contract premiums ......................................        1,457,280                  --
                                                                       -------------      --------------
     Net cash used by operating activities ........................       (3,841,170)       (408,907,212)
                                                                       -------------      --------------
CASH FLOWS FROM INVESTING ACTIVITIES
 Additions to property and equipment ..............................       (4,654,259)         (6,352,932)
 Net increase in long-term receivables ............................       (1,672,133)           (266,138)
 Proceeds from termination of officer's life insurance policy .....          112,417                  --
 Investments in Ice Ban ...........................................          (48,087)                 --
 Proceeds from disposal of equipment ..............................            5,950                  --
                                                                       -------------      --------------
  Net cash used from investing activities .........................       (6,256,112)         (6,619,070)
                                                                       -------------      --------------
CASH FLOWS FROM FINANCING ACTIVITIES
 Long-term borrowings .............................................       23,000,000         290,000,000
 Principal payments on debt (LSI) .................................       (8,260,000)            (24,614)
 Deposit on railcars ..............................................       (2,145,690)           (180,000)
 Loss allocation payments from members ............................            2,782               4,968
 Equities sold ....................................................           (7,948)        119,790,000
                                                                       -------------      --------------
  Net cash provided from financing activities .....................       12,589,144         409,590,354
                                                                       -------------      --------------
NET INCREASE (DECREASE) IN CASH AND CASH
 EQUIVALENTS ......................................................        2,491,862          (5,935,928)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD ....................          743,882           7,059,433
                                                                       -------------      --------------
CASH AND CASH EQUIVALENTS, END OF PERIOD ..........................    $   3,235,744      $    1,123,505
                                                                       =============      ==============

                These are unaudited and for internal use only.

              MINNESOTA CORN PROCESSORS AND CONSOLIDATED ENTITIES
             CONSOLIDATED FINANCIAL STATEMENTS -- MEMBER EQUITIES
                      SIX MONTHS ENDED SEPTEMBER 30, 1998
                                  (Unaudited)




                                   UNITS OF EQUITY      NON-VOTING
                                    PARTICIPATION    UNITS OF EQUITY   CONTRIBUTED
                                     CERTIFICATES     PARTICIPATION      CAPITAL
                                  ----------------- ----------------- -------------
BALANCE, APRIL 1, 1998 ..........   $246,858,933       $119,790,000    $1,007,789
 Net loss for the year ended
  March 31, 1998 ................             --                 --            --
 Equities repurchased ...........         (7,948)                --            --
 Loss allocation:
  Payment by members ............             --                 --            --
                                    ------------       ------------    ----------
BALANCE, SEPTEMBER 30, 1998 .....   $246,850,985       $119,790,000    $1,007,789
                                    ============       ============    ==========



[WIDE TABLE CONTINUED FROM ABOVE]

                                     UNALLOCATED
                                       CAPITAL       NON-QUALIFIED         LOSS          RETAINED
                                       RESERVE         PATRONAGE       ALLOCATED TO      EARNINGS
                                      (DEFICIT)         REFUNDS          MEMBERS         (DEFICIT)        TOTAL
                                  ----------------- --------------- ----------------- -------------- ---------------
BALANCE, APRIL 1, 1998 ..........   $ (63,177,920)     $3,849,171     $ (21,534,536)    $ (426,589)   $286,366,848
 Net loss for the year ended
  March 31, 1998 ................      (1,159,124)             --                --             --      (1,159,124)
 Equities repurchased ...........              --              --                --             --          (7,948)
 Loss allocation:
  Payment by members ............              --              --             2,782             --           2,782
                                    -------------      ----------     -------------     ----------    ------------
BALANCE, SEPTEMBER 30, 1998 .....   $ (64,337,044)     $3,849,171     $ (21,531,754)    $ (426,589)   $285,202,558
                                    =============      ==========     =============     ==========    ============

                 These are unaudited and for internal use only.

              MINNESOTA CORN PROCESSORS AND CONSOLIDATED ENTITIES
                  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                              SEPTEMBER 30, 1998


     Minnesota Corn Processors ("the cooperative") (MCP) is a member owned cooperative incorporated in Minnesota for the purpose of producing value added corn related products for its members. The cooperative produces corn starch, syrup, gluten, fuel ethanol, and high fructose corn syrup.

     Members are required to purchase units of equity participation based upon the number of bushels for which they contract.

     Liquid Sugars, Inc. (LSI), a wholly owned subsidiary, is a sweetener blending and storage operation, which provides its products to various types of customers (including food processors) located in the Western United States and Southwestern Canada. As a result of MCP's 100% ownership of LSI, the accounts and transactions of LSI are consolidated in these financial statements.

     Grower Procurement Agency (GPA), an agency of the members of MCP, was formed to assemble, procure, and supply corn to MCP on behalf of its membership. The Board of Directors consists of employees of MCP, and it leases facilities and employees from MCP. Because of the control which MCP has over the operations of GPA, this entity is also being consolidated.


PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of MCP, and its wholly owned subsidiary, LSI, and its controlled entity, GPA. All significant intercompany accounts and transactions have been eliminated.


USE OF ESTIMATES IN PREPARING FINANCIAL STATEMENTS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates included in these financial statements include the valuation of the repair parts inventory, the accumulated depreciation, and the allowance for doubtful accounts.


CREDIT POLICY

     The cooperative sells its product to the petroleum industry, farmers and ranchers, breweries, bakeries, the paper industry, soft drink companies, etc., on terms it establishes for each customer. LSI sells its products to food processors and others on terms it establishes for each customer. GPA only has one customer, MCP. Credit sales are made throughout the United States and, to a much lesser degree, in Canada, by MCP and its consolidated entities.


CASH AND CASH EQUIVALENTS

     For purposes of the statement of cash flows, the cooperative and its subsidiary considers all highly liquid investments in debt instruments of other entities, with a maturity date of less than three months at the date of purchase, to be cash equivalents.


INVENTORIES

     Unprocessed corn, finished goods, maintenance parts, and in-process inventories are valued at the lower of cost or net realizable value. Ingredients are valued at the lower of cost or market. All inventory valuations, except those of LSI, assume a first-in, first-out flow of goods. The inventory of LSI is valued at the last-in, first-out flow of goods method.


HEDGE TRANSACTIONS

     The company generally follows a policy of managing its risk of future grain price fluctuations by hedging in established commodities markets. As grain is used in the production process, realized gains or

              MINNESOTA CORN PROCESSORS AND CONSOLIDATED ENTITIES
                  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                               SEPTEMBER 30, 1998

losses and option contract premiums on these positions are recognized. Marketing gains or losses realized on grain prior to the delivery period for which they are identified as protecting are deferred and recognized pro rata through the identified delivery period.


INVESTMENTS

     Investments are principally in the St. Paul Bank. They are recorded at original cost, plus the face value of equities received as patronage refunds. The face value of equities redeemed by other cooperatives is deducted from the investment balance. The investments are not transferable. No cash is received until such time as redeemed at the discretion of the other cooperative. Patronage refunds and redemptions are recorded in the year received.


PROPERTY AND EQUIPMENT

     The cost of property and equipment includes all costs incurred to bring such assets to the condition necessary for their intended use.

     Costs of property and equipment are charged to operations, as depreciation, on a straight-line method over the estimated useful lives of the individual assets.


PENSION PLANS

     The cooperative makes payments under a defined contribution plan for the benefit of substantially all employees at a contribution rate stipulated by the plan. Starting April 1, 1998, the cooperative also matches a portion of employee contributions.

     LSI makes payments under a defined contribution plan covering substantially all eligible employees and makes contributions at a rate that is stipulated by the plan. LSI also contributes to the pension funds for the union employees as required by the respective union contracts. In addition a portion of LSI's employees are covered by a collective bargaining agreement.


DEFERRED COMPENSATION

     LSI maintains non-qualified deferred compensation agreements with certain of its employees. The present value of the future payments amounted to $1,108,901 at September 30, 1998. This amount is based on estimated rates of returns. Actual future payments could differ from these estimates. The increase in future benefits attributable to interest is expensed yearly. Life insurance contracts have been acquired covering the life of most of the employees covered by the deferred compensation arrangements, with LSI being both the owner and the beneficiary of the policies. The purpose of these life insurance policies is to assist in payment of the deferred compensation obligations in the event of death or retirement of the employee. The cash surrender value, amounting to $137,383 relating to these policies, is included as a non-current asset in the balance sheet as of September 30, 1998.


INCOME TAXES

     The cooperative is subject to federal income tax, Minnesota franchise tax, and Nebraska income tax and is permitted a deduction from taxable income for the portion of the net proceeds refunded to patrons in the form of qualified patronage refunds, if any, or value added payments. In addition, any tax that may be due to the State of Nebraska will be offset primarily by credits allowable under the Nebraska Employment and Investment Growth Act.

              MINNESOTA CORN PROCESSORS AND CONSOLIDATED ENTITIES
                  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                               SEPTEMBER 30, 1998

     LSI is subject to federal and numerous state income taxes as a tax paying corporation. The entity is subject to state income taxes on a pro-rata basis in most of these states.

     GPA is a Minnesota corporation that is subject to taxation under the provision of its organizing code section, but has a net operating loss carryforward resulting in minimal federal or state income taxes for the year.

     Consolidated tax returns are not being filed for federal income tax purposes.


DEFERRED INCOME TAXES

     Deferred income taxes arise from LSI from the difference in reported bases of assets and liabilities for financial and tax accounting. Deferred taxes are classified as current or non-current depending on the classification of the asset and liabilities to which they relate.

     The principal sources of differences are property and equipment depreciation methods and non-deductible items, such as the allowance for doubtful accounts, vacation pay accruals, and deferred compensation.

     MCP distributes its proceeds and losses on a tax basis, which effectively eliminates the requirement of recording deferred income taxes relating to timing differences for this entity. Those timing differences are accounted for in the unallocated capital reserve.


DEFERRED START UP COSTS

     Various start-up costs incurred in connection with the construction of the plant in Nebraska have been deferred ($3,747,373) and are being charged to expense (amortized) on a straight-line basis over a 5-year period effective September, 1992, and August, 1994. Amortization expense relating to the deferred organizational costs was $64,026 an $319,760 for the six month periods ended September 30, 1998 and 1997, respectively. Accumulated amortization was $3,640,668 at September 30, 1998.


AMORTIZATION OF OTHER INTANGIBLE COSTS

     Goodwill resulting from the purchase price of LSI being greater than fair market value is being amortized on a straight-line basis over a 15-year period beginning in April, 1996. Amortization expense for the six month periods ended September 30, 1998 and 1997 was $147,641, each. Accumulated amortization was $738,205 at September 30, 1998.

     Included in prepaid expenses is an amount of $3,788,324 representing costs incurred by MCP in connection with the construction of a railroad bridge in Columbus, Nebraska, to encourage another rail company to serve that location. It is expected that the freight savings will result in the recovery of the costs incurred over a three-year period. Accordingly, these costs are being amortized on a straight-line basis over a three-year period effective October 1, 1996. Amortization expense amounted to $630,312 and $624,624 for the six month periods ended September 30, 1998 and 1997, respectively. Accumulated amortization was $2,521,248 at September 30, 1998.


DEFERRED DEBT REFINANCING COST

     The debt refinancing costs relate to a restructuring of debt completed during fiscal 1997/98. The asset is carried at cost and is being amortized over a 15-year period on a straight-line basis. Amortization expense was $120,000 and $20,000 for the six month periods ended September 30, 1998 and 1997, respectively.

              MINNESOTA CORN PROCESSORS AND CONSOLIDATED ENTITIES
                  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                               SEPTEMBER 30, 1998

NEW ACCOUNTING STANDARD


     In June 1998, the Financial Accounting Standards Board (FAS) has issued Statement No. 133 -- Accounting for Derivative Instruments and Hedging Activities to be implemented for periods beginning after June 15, 1999. While management does not believe this standard will materially impact the financial results of the company, it is currently, evaluating the reporting requirements under this new standard.












































                  This information is an integral part of the
                 accompanying consolidated financial statements.

              MINNESOTA CORN PROCESSORS AND CONSOLIDATED ENTITIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              SEPTEMBER 30, 1998


NOTE 1 -- RECEIVABLES

     Balance sheet totals comprise the following elements:


                                                                                      09/30/98
                                                                                  ---------------
   Notes receivable ...........................................................    $  2,091,217
   Trade accounts .............................................................      57,040,478
   Other - primarily tax refunds on capital expenditures and ethanol production
    credits ...................................................................       5,204,953
   Allowance for doubtful accounts ............................................      (2,194,320)
                                                                                   ------------
   TOTAL RECEIVABLES ..........................................................    $ 62,142,328
                                                                                   ============
   Balance sheet classification:
    Current assets ............................................................    $ 59,820,502
    Non-current assets ........................................................       2,321,826
                                                                                   ------------
   TOTAL ......................................................................    $ 62,142,328
                                                                                   ============

NOTE 2 -- INVENTORIES

     Principal elements of inventories were as follows:


                                                                                 09/30/98
                                                                              -------------
   Corn ...................................................................   $ 2,424,860
   Chemicals, supplies, and coal ..........................................     5,848,868
   Goods in process of manufacture ........................................     1,975,183
   Finished goods .........................................................    18,018,055
   Repair parts ...........................................................    12,262,903
   Liquid Sugars, Inc. - sweetener inventory - bulk and specialty products      2,639,713
                                                                              -----------
   TOTAL INVENTORIES ......................................................   $43,169,582
                                                                              ===========

     The sweetener inventory maintained by LSI is valued on the basis of a last-in, first-out flow of goods. Had the inventory been valued at current average replacement cost, the inventory value would have been approximately $869,507 higher than under the last-in, first-out method of valuation for September 30, 1998.

              MINNESOTA CORN PROCESSORS AND CONSOLIDATED ENTITIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1998

NOTE 3 -- PROPERTY AND EQUIPMENT

     The consolidated entity's investment in property and equipment is recorded in the balance sheet at cost. The principal elements of the totals shown in the balance sheet are as follows:


                                                           09/30/98
                                                       ---------------
   Land and public improvements ....................    $  5,625,430
   Land improvements ...............................       6,814,373
   Buildings and leasehold improvements ............     117,233,100
   Equipment .......................................     541,759,604
   Railroad, switch engine, and rail cars ..........       1,960,902
   Silos ...........................................      10,627,402
   Construction in progress ........................       6,110,738
                                                        ------------
   TOTAL PROPERTY AND EQUIPMENT ....................    $690,131,549
                                                        ============

     Depreciation expense was $22,070,853 and $21,984,139 for the six month periods ended September 30, 1998 and 1997, respectively.


NOTE 4 -- SHORT-TERM NOTES PAYABLE

     Balance sheet totals consist of notes payable to:


                                      09/30/98
                                   -------------
   Debentures payable ..........    $1,228,858
                                    ==========

     The debentures payable to members and others are unsecured. Interest is paid on maturity of the debenture at a rate of to 7.00% per annum. Notes are issued for one-year periods and may be renewed.

              MINNESOTA CORN PROCESSORS AND CONSOLIDATED ENTITIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1998

NOTE 5 -- LONG-TERM DEBT AND PROPERTY PLEDGED


                                                                                          09/30/98
                                                                                       --------------
Harris Trust and Savings Bank and FBS Ag Credit, Inc. - outstanding on
 $50,000,000 revolving credit loan due August 27, 1999. Outstanding amounts are secured by security agreements on inventories, accounts receivable, and assignment of hedging account. Interest at variable rates (6.81% at September 30,
 1998) .............................................................................   $ 28,000,000

Private Placement Notes - Series A - repayment to be made at the rate of
 $3,571,429 per year commencing September 1, 2001, with final payment due
 September 1, 2007. Secured by real estate mortgage. Interest payable
 semi-annually at 7.57% per annum. .................................................     25,000,000

Private Placement Notes - Series B - repayment to be made at the rate of
 $24,000,000 per year commencing September 1, 2005, with final payment due
 September 1, 2009. Secured by real estate mortgage. Interest payable
 semi-annually at 7.72% per annum. .................................................    120,000,000

Private Placement Notes - Series C - repayment to be made at the rate of
 $6,428,571 per year commencing September 1, 2006, with final payment due
 September 1, 2012. Secured by real estate mortgage. Interest payable
 semi-annually at 7.83% per annum. .................................................     45,000,000

Private Placement Notes - Series D - repayment to be made at the rate of
 $20,000,000 per year commencing September 1, 2003, with final payment due
 September 1, 2007. Secured by real estate mortgage. Interest payable at a
 variable rate (6.925% at September 30, 1998) ......................................    100,000,000
                                                                                       ------------
 Total .............................................................................   $318,000,000
Less current portion ...............................................................             --
                                                                                       ------------
LONG-TERM DEBT .....................................................................   $318,000,000
                                                                                       ============

     There are loan covenants with respect to the Harris Trust and Savings Bank, US Bancorp Ag Credit, Inc., and private placement notes that require the cooperative to maintain minimum equity of $270,000,000; maintain a current ratio of 1.1 to 1; maintain minimum net working capital of $25,000,000; maintain certain levels of cash flow; limit capital expenditures; and various other financial conditions. Additionally, Harris Trust & Savings Bank and US Bancorp Ag Credit, Inc. have a borrowing base limit on advances. The base consists of portions of accounts receivable and inventories.

     Future maturities of long-term debt are as follows:


   September 30, 1999 .........    $         --
   September 30, 2000 .........      28,000,000
   September 30, 2001 .........       3,571,429
   September 30, 2002 .........       3,571,429
   September 30, 2003 .........      23,571,429
   Thereafter .................     259,285,713
                                   ------------
   TOTAL ......................    $318,000,000
                                   ============

NOTE 6 -- COMMITMENTS AND CONTINGENCIES

     Certain property and equipment used by the cooperative are leased. For the six month periods ended September 30, 1998 and 1997, payments on such operating leases, recorded as expense in the

              MINNESOTA CORN PROCESSORS AND CONSOLIDATED ENTITIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1998

 NOTE 6 -- COMMITMENTS AND CONTINGENCIES (CONTINUED)


statement of operations, totaled $6,841,701 and $5,189,374. Noncancellable future minimum payments are required on these leases as follows for the next five years:


   1999/2000 ..........    $13,743,513
   2000/2001 ..........     13,226,719
   2001/2002 ..........     12,596,479
   2002/2003 ..........     12,041,905
   2003/2004 ..........     11,739,118
   Thereafter .........     57,972,025

     MCP is involved in various litigation at September 30, 1998. In the opinion of management, the ultimate liability for such litigation would not have a material adverse financial effect upon the company. Management further believes that all or part of any potential liability for certain of these claims will be covered by insurance, and management is vigorously defending all such claims against the cooperative.

     It is expected that the total cost to complete the construction in progress at September 30, 1998, for MCP will approximate $4,000,000.

     LSI has 25 employment contracts with employees, ranging from five to eight years in length. Salary commitments under these contracts total approximately $8,652,000 at September 30, 1998.


NOTE 7 -- MEMBER EQUITIES

     The following is information pertinent to elements of patron equities:


                                                NON-VOTING
                                                PREFERRED         COMMON
                                                  STOCK           STOCK
                                              -------------   -------------
   Par value ..............................    $       50      $       50
   Shares authorized ......................       100,000         100,000
   Aggregate par value authorized .........    $5,000,000      $5,000,000

     Included in the member equities is an account entitled loss allocated to members, which represents the balance of the loss for the fiscal year ended September 30, 1996, which was allocated to the membership. This loss is to be recovered from the members in one of two ways:

   A. A portion of the loss will be deducted from future value added or other positive allocations, until the loss is repaid in full.

   B. The loss represents a lien against the members' units of equity participation, and should a member sell their units of equity participation, the amount of the loss allocated to the members will be deducted from such sale.

     None of the cooperative's stock is transferable except as permitted by the cooperative's board of directors. Because the cooperative's stock is not transferable, the number of shares issued, redeemed, and outstanding are not recorded in the financial statements.

     In May 1997 Archer Daniels Midland Company (ADM) purchased 58,622,340 nonvoting units of equity participation. In return for this investment, ADM will receive 30% of any future profits.

     At September 30, 1998, the number of voting units of equity participation represented 137,073,691 bushel of corn contracts with members and the number of non-voting units of equity participation represented 58,622,340 bushel of corn contracts for a total of 195,696,031 total bushel of corn contracts with members and non-members.

              MINNESOTA CORN PROCESSORS AND CONSOLIDATED ENTITIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1998

NOTE 8 -- INCOME TAXES

     Net operating losses totaling approximately $69,237,000 are available to reduce future taxable income for federal income tax purposes. The net operating losses carryforward will begin to expire March 31, 2011, for federal income tax purposes.

     Separate federal and state income tax returns will be filed by the entities included in the consolidated financial statements.

     The difference between the income tax expense (benefit) and the federal statutory rate is due to the effects of state income taxes, and the adjustment of the prior year accrual.

     As of September 30, 1998, deferred tax assets and liabilities consists of the follows:


                                                                      09/30/98
                                                                 -----------------
   Deferred tax assets (non-current) .........................     $ (24,684,600)
   Deferred tax assets (current) .............................          (242,500)
   Valuation allowance for deferred tax assets ...............        23,700,000
                                                                   -------------
                                                                      (1,227,100)
                                                                   -------------
   Deferred tax liabilities (non-current) ....................         1,639,100
   Valuation allowance for deferred tax liabilities ..........                --
                                                                   -------------
                                                                       1,639,100
                                                                   -------------
   NET DEFERRED TAXES ........................................     $     412,000
                                                                   =============

     The net deferred tax liability is presented in the accompanying balance sheet as follows:


   Non-current deferred tax liability .........    $  654,500
   Current deferred tax asset .................      (242,500)
                                                   ----------
   NET DEFERRED TAXES .........................    $  412,000
                                                   ==========

     The components of the net deferred tax liabilities at September 30, 1998, are principally due to the differences between the book and tax basis in property and equipment resulting from the use of accelerated depreciation for tax purposes, and due to the differences in basis for deductions such as the allowance for doubtful accounts, accrued vacation pay, deferred compensation, and net operating loss carryforwards.

     The components of income tax expense are as follows:


   Current:
    Federal ...................    $14,063
    State .....................     11,058
                                   -------
   INCOME TAX EXPENSE .........    $25,121
                                   =======

              MINNESOTA CORN PROCESSORS AND CONSOLIDATED ENTITIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1998

NOTE 9 -- MARKETING OBLIGATIONS


     Cash Grain Positions


     The cooperative and GPA had open contracts to purchase 8,770,471 bushels of cash corn as of September 30, 1998. MCP has open futures purchase contracts for 47,715,000 bushels as of September 30, 1998. Additionally, MCP has an outstanding obligation on 1,002,833 bushels on deferred price contracts at September 30, 1998.


NOTE 10 -- DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS


     The consolidated entities financial instruments consist principally of cash, trade receivables and payables, grain contracts, sales contracts, short-term and long-term notes payable. There are no significant differences between the carrying value and the fair value of any of these financial instruments. For investments in other cooperatives, there are no quoted market prices and a reasonable estimate of the fair value could not be made without incurring excessive costs.


NOTE 11 -- PENSION EXPENSE


     Pension costs charged to operations on the accrual basis amounted to $258,845 and $150,000 for the six month periods ended September 30, 1998 and 1997, respectively.


NOTE 12 -- CONCENTRATIONS OF CREDIT RISK


     The cooperative maintains cash and temporary investments at various financial institutions. Balances on deposit are insured by the Federal Deposit Insurance Corporation (FDIC) up to specified limits. Balances in excess of FDIC limits are uninsured. Total cash and temporary investments held by the financial institutions exceeded specified limits at various dates throughout the fiscal year ended September 30, 1998.




















                  This information is an integral part of the
                 accompanying consolidated financial statements.

                                  APPENDIX A


                                PLAN OF MERGER




     THIS PLAN OF MERGER (the "Plan") is dated as of January __, 1999, and is by and between MINNESOTA CORN PROCESSORS, INC (the "Cooperative") and MINNESOTA CORN PROCESSORS COLORADO ("MCP Colorado"), each of which may be referred to herein as a "Constituent Cooperative" and both of which may be collectively referred to herein as the "Constituent Cooperatives."


     WHEREAS, the Cooperative is a cooperative association organized under Chapter 308A of Minnesota Statutes, as amended (the "Minnesota Act"); and MCP Colorado is a cooperative association organized under Title 7 Article 56 of the Colorado Revised Statutes, as amended (the "Colorado Act"), and is a wholly owned subsidiary of the Cooperative. The Minnesota Act and the Colorado Act may be referred to herein collectively as the "Acts."


     WHEREAS, the respective Boards of Directors of the Cooperative and MCP Colorado and the respective members of the Cooperative and MCP Colorado each has approved and adopted this Plan and the transactions contemplated hereby in the manner required by their respective Articles of Incorporation and Bylaws, and the appropriate sections of the Acts.


     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements of the parties contained herein, the parties hereto agree as follows:


     SECTION 1. THE MERGER. On the Effective Time (as defined in Section 8), the Cooperative and MCP Colorado shall combine through merger (the "MCP Merger") in accordance with the applicable provisions of the Acts; and MCP Colorado shall be the surviving cooperative and shall continue to exist as a Colorado cooperative association by virtue of, and shall be governed by, the Colorado Act.


     SECTION 2. ARTICLES OF MERGER. As soon as practicable following satisfaction or waiver of all conditions to the consummation of the MCP Merger, the articles of merger (the "Articles of Merger") and a statement of merger ("Statement of Merger") shall be executed in compliance with Section 308A.801 of the Minnesota Act and Section 7-56-605 of the Colorado Act, respectively. The Articles of Merger shall be filed with the Secretary of State of the State of Minnesota and the Statement of Merger shall be filed with the Secretary of State of the State of Colorado, or as otherwise required by the Acts.


     SECTION 3. EFFECT OF MERGER. From and after the Effective Time, without any further action by the Constituent Cooperatives or any of their respective members: (a) MCP Colorado, as the surviving cooperative in the MCP Merger, shall have all of the rights, privileges, immunities and powers, and shall be subject to all the duties and liabilities, of a cooperative organized under the Colorado Act; (b) MCP Colorado, as the surviving cooperative in the MCP Merger, shall possess all of the rights, privileges, immunities and franchises, of a public as well as a private nature, of each Constituent Cooperative, and all property, real, personal and mixed, and all debts due on whatever account, including all choses in action, and each and every other interest of or belonging to or due to each Constituent Cooperative, shall be deemed to be and hereby is vested in MCP Colorado, without further act or deed, and the title to any property, or any interest therein, vested in either Constituent Cooperative, shall not revert or be in any way impaired by reason of the MCP Merger; (c) MCP Colorado shall be responsible and liable for all of the liabilities and obligations of each Constituent Cooperative, and any claim existing or action or proceeding pending by or against one of the Constituent Cooperatives may be prosecuted as if the MCP Merger had not taken place or MCP Colorado may be substituted in its place;
(d) neither the rights of creditors nor any liens upon the property of either of the Constituent Cooperatives shall be impaired by the MCP Merger; and (e) the MCP Merger shall have any other effect set forth in the Acts and the Transaction Agreement dated January ___, 1999 between the Cooperative, MCP Colorado and Minnesota Corn Processors, LLC (the "Transaction Agreement"); all with the effect and to the extent provided in the applicable provisions of the Acts.

     SECTION 4. ARTICLES OF INCORPORATION AND BYLAWS. From and after the Effective Time, pursuant to the Articles of Merger and without any further action by the Constituent Cooperatives or any of their respective members, the Articles of Incorporation of MCP Colorado in effect immediately prior to the Effective Time shall be the Articles of Incorporation of MCP Colorado, as the surviving cooperative in the MCP Merger (the "Surviving Entity Articles"). From and after the Effective Time, without any further action by the Constituent Cooperatives or any of their respective members, the Bylaws of MCP Colorado in effect immediately prior to the Effective Time shall be the Bylaws of MCP Colorado, as the surviving cooperative in the MCP Merger (the "Surviving Entity Bylaws"). A copy of the Surviving Entity Articles of Incorporation and Bylaws was provided to the respective members of each Constituent Cooperative in connection with their consideration of the MCP Merger.

     SECTION 5. BOARD OF DIRECTORS AND OFFICERS. From and after the Effective Time, without any further action by the Constituent Cooperatives or any of their respective members, each person serving as a director or an officer of the Cooperative immediately prior to the Effective Time shall become a director or an officer of MCP Colorado, as the surviving cooperative in the MCP Merger, (in the case of officers, holding the same office in MCP Colorado as they held in the Cooperative immediately prior to the Effective Time) to serve in accordance with the Surviving Entity Bylaws. The initial directors and officers of MCP Colorado prior to the effective date shall resign their positions as directors and officers of MCP Colorado as of the effective date.

     SECTION 6. EXCHANGE, REDESIGNATION AND CONVERSION AND CONTINUATION OF CAPITAL STOCK, NON-STOCK EQUITY INTERESTS, PATRONS' EQUITIES AND MEMBERSHIPS. On the Effective Time, the manner and basis of exchanging and continuing the shares of capital stock, non-stock equity interests, units of equity participation, non-voting units of equity participation, patronage equity interests (including all entitlements to patronage refunds), any other allocated equity interests, and unallocated and capital reserves of the Cooperative and MCP Colorado (all such interests referred to herein as "Cooperative Equity Interests" or "MCP Colorado Equity Interests", respectively), and membership interests in the Cooperative and MCP Colorado, for equal Equity Interests and membership interests in MCP Colorado, shall be as follows:

       (a) EXCHANGE AND CONTINUATION OF COOPERATIVE MEMBERSHIPS. As of the Effective Time, without any further action by the Constituent Cooperatives or any of their respective members, each holder of common stock of the Cooperative shall become and be a member of MCP Colorado, to the extent they are eligible for membership under the Surviving Entity Articles and the Surviving Entity Bylaws, in such class and with such incidents of membership as are set forth in the Surviving Entity Articles and the Surviving Entity Bylaws.

       (b) MCP COLORADO MEMBERSHIPS. As of the Effective Time, without any further action by the Constituent Cooperatives or any of their respective members, the Cooperative, as the sole member of MCP Colorado, shall cease to exist by operation of the merger and shall cease to be a member of MCP Colorado.

       (c) EXCHANGE AND CONTINUATION OF COOPERATIVE EQUITY INTERESTS. As of the Effective Time, without any further action by the Constituent Cooperatives or any of their respective members, all Equity Interests standing on the books of the Cooperative immediately prior to the Effective Time shall be determined and exchanged for equal Equity Interests in MCP Colorado at its stated dollar amount on a dollar-for-dollar basis, including as follows:

         i. Common Stock. Each share of common stock of the Cooperative issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be exchanged for one (1) share of Common Stock of MCP Colorado at a par value of $50.00 per share.

        ii. Preferred Stock. Each share of Preferred stock of the Cooperative issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be exchanged for one (1) share of Preferred Stock of MCP Colorado at a par value of $50.00 per share.

       iii. Patronage Equity Interests and Units of Equity Participation. All patronage refunds (qualified and nonqualified), units of equity participation and non-voting units of equity participation and any other allocated or to be allocated patronage equity interests (including all entitlements thereto) standing on the books of the Cooperative immediately prior to the Effective Time (which are not otherwise evidenced by capital stock) shall be exchanged for equal patronage refunds, units of equity participation and non-voting units of equity participation, and allocated or to be allocated equity interests, entitlements to patronage refunds, or other equal patronage equity interests on the books of MCP Colorado, at their stated dollar amount on a dollar-for-dollar basis, and in such denominations or other designations or series so as to preserve the year of issue (as MCP Colorado deems necessary) and other terms and conditions of the original issuance; and each unit of equity participation so exchanged shall be subject on the books of MCP Colorado to the same obligation for loss allocation as standing on the books of the Cooperative immediately prior to the Effective Time.


       iv. Deferred Patronage and Unallocated Reserve. All deferred patronage (not exchanged above), unallocated reserves, and any other unallocated equity interests standing on the books of the Cooperative immediately prior to the Effective Time shall be exchanged and credited for equal deferred patronage, unallocated reserves or other equal unallocated equity interests on the books of MCP Colorado, at their stated dollar amount on a dollar-for-dollar basis, and in such denominations or other designations or series so as to preserve the year of issue (if applicable and as MCP Colorado deems necessary) and other terms and conditions of the original issuance (if applicable).

        v. Net Effect. The net effect of the exchange of Cooperative Equity Interests for equal Equity Interests in MCP Colorado shall be that the holders of Cooperative Equity Interests standing on the books of the Cooperative immediately prior to the Effective Time shall hold and will have equal Equity Interests in MCP Colorado immediately following the Effective Time, in terms of stated dollar amount on a dollar-for-dollar basis, year of issue (as determined necessary), loss allocation obligations and any other rights and preferences, and that the deferred patronage, unallocated reserves and other unallocated Equity Interests of the Cooperative, as standing on its books immediately prior to the Effective Time, shall be exchanged and credited for an equal Equity Interest in MCP Colorado immediately following the Effective Time, in terms of stated dollar amount on a dollar-for-dollar basis and other rights and preferences.

       (d) MCP COLORADO EQUITY INTERESTS. Prior to the Effective Time, the Cooperative is the sole member of MCP Colorado and all equity interest of any and every nature in MCP Colorado is owned by and held in the name of the Cooperative. Upon the Effective Time, the Cooperative, as the merging entity, shall merge with and into MCP Colorado and shall cease to exist in its own right. All Equity Interests of any and every nature standing on the books of MCP Colorado and held by the Cooperative immediately prior to the Effective Time shall be cancelled.

       (e) SURVIVING ENTITY ARTICLES AND BYLAWS TO GOVERN. Membership in MCP Colorado and all Equity Interests in MCP Colorado whether issued or credited in exchange for Cooperative Equity Interests or continued with respect to MCP Colorado Equity Interests as described above, shall in all instances be governed by the provisions of the Surviving Entity Articles and the Surviving Entity Bylaws.

       (f) FURTHER ASSURANCES OF HOLDERS OF EQUITY. Each holder of Cooperative Equity Interests and each holder of MCP Colorado Equity Interests shall take such action or cause to be taken such action as MCP Colorado may reasonably deem necessary or appropriate to effect the exchange and continuation of the equity interests hereunder, including without limitation the execution and delivery of any stock certificates or other evidences of equity being exchanged or continued hereunder.

     SECTION 7. FURTHER ASSURANCES. From time to time and after the Effective Time, as and when requested by MCP Colorado, or its successors or assigns, the Cooperative shall execute and deliver or cause to be executed and delivered all such deeds and other instruments, and shall take or cause to be taken all such further action or actions, as MCP Colorado, or its successors or assigns, may deem necessary or desirable in order to vest in and confirm to MCP Colorado, or its successors or assigns, title to and possession of all of the properties, rights, privileges, powers and franchises referred to in Section 3 of this Plan, and otherwise to carry out the intent and purposes of this Plan. If MCP Colorado shall at any time deem that any further assignments or assurances or any other acts are necessary or desirable to vest, perfect or confirm of record or otherwise the title to any property or to enforce any claims of the Cooperative or MCP Colorado vested in MCP Colorado pursuant to this Plan, the officers of MCP Colorado or its successors or assigns, are hereby specifically authorized as attorneys-in-fact of each the Cooperative and MCP Colorado (which appointment is irrevocable and coupled with an interest), to execute and deliver any and all such deeds, assignments and assurances and to do all such other acts in the name and on behalf of each the Cooperative and MCP Colorado, or otherwise, as such officer shall deem necessary or appropriate to accomplish such purpose.

     SECTION 8. EFFECTIVE TIME. The MCP Merger shall become effective at the later of the filing of the Articles of Merger with the Secretary of State of Minnesota and the filing of the Statement of Merger with the Secretary of State of Colorado (the "Effective Time").

     SECTION 9. GOVERNING LAW. This Plan shall be governed by and construed in accordance with the laws of the State of Colorado.

     IN WITNESS WHEREOF, this Plan has been agreed to and executed by the duly authorized representatives of the Cooperative and MCP Colorado, as of the date first set forth above.


                                     MINNESOTA CORN PROCESSORS, INC.


                                     By: --------------------------------------


                                     Its: -------------------------------------


                                     MINNESOTA CORN PROCESSORS COLORADO



                                     By: --------------------------------------


                                     Its: -------------------------------------

                                  APPENDIX B


                                PLAN OF MERGER




     THIS PLAN OF MERGER (the "Plan") is dated as of January __, 1999, and is by and between MINNESOTA CORN PROCESSORS COLORADO, ("MCP Colorado") and MINNESOTA CORN PROCESSORS, LLC ("LLC"), each of which may be referred to herein as a "Constituent Entity" and both of which may be collectively referred to herein as the "Constituent Entities".

     WHEREAS, MCP Colorado is a cooperative association organized under Title 7,
Article 56 of the Colorado Revised Statutes as amended (the "Colorado Act"), and LLC is a limited liability company organized under Title 7 Article 80 of the Colorado Revised Statutes as amended (the "LLC Act"), and a wholly owned subsidiary of MCP Colorado as a result of a merger of Minnesota Corn Processors, Inc., a Minnesota cooperative association (the "Cooperative"), with and into MCP Colorado, effective on the date hereof. The LLC Act and the Colorado Act may be referred to herein collectively as the "Acts"; and

     WHEREAS, the Board of Directors and members of MCP Colorado have approved and adopted this Plan and the transactions contemplated hereby in the manner required by its Articles of Incorporation and Bylaws, the Colorado Act and other applicable provisions of Colorado law including specifically the Colorado Corporations and Associations Act found at Title 7, Article 90 of the Colorado Revised Statues ("CCA Act"); and

     WHEREAS, the Board of Directors and members of LLC have approved and adopted this Plan and the transactions contemplated hereby in the manner required by its Articles of Organization and Operating Agreement, the LLC Act and the CCA Act; and

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements of the parties contained herein, the parties hereto agree as follows:

     SECTION 1. THE MERGER. On the Effective Time (as defined in Section 8), MCP Colorado and LLC shall combine through merger (the "LLC Merger") in accordance with the applicable provisions of the Acts and the CCA Act, and LLC shall be the surviving entity and shall continue to exist as a Colorado limited liability company with principal offices at 901 North Highway 59, Marshall, MN 56258-2744, by virtue of, and shall be governed by, the LLC Act.

     SECTION 2. STATEMENT OF MERGER. As soon as practicable following satisfaction or waiver of all conditions to the consummation of the LLC Merger, a statement of merger (the "Statement of Merger") shall be executed in accordance with all legal requirements. The Statement of Merger shall be filed with the Secretary of State of the State of Colorado or as otherwise required by law.

     SECTION 3. EFFECT OF MERGER. From and after the Effective Time, without any further action by the Constituent Entities or any of their respective members:
(A) LLC, as the surviving entity in the LLC Merger, shall have all of the rights, privileges, immunities and powers, and shall be subject to all the duties and liabilities, of a limited liability company organized under the LLC Act; (B) LLC, as the surviving entity in the LLC Merger, shall possess all of the rights, privileges, immunities and franchises, of a public as well as a private nature, of each Constituent Entity, and all property, real, personal and mixed, and all debts due on whatever account, including all choses in action, and each and every other interest of or belonging to or due to each Constituent Entity, shall be deemed to be and hereby is vested in LLC, without further act or deed, and the title to any property, or any interest therein, vested in either Constituent Entity, shall not revert or be in any way impaired by reason of the LLC Merger; (C) LLC shall be responsible and liable for all of the liabilities and obligations of each Constituent Entity, and any claim existing or action or proceeding pending by or against one of the Constituent Entities may be prosecuted as if the LLC Merger had not taken place or LLC may be substituted in its place; (D) neither the rights of creditors nor any liens upon the property of either of the Constituent Entity shall be impaired by the LLC Merger; and (E) the LLC Merger shall have any other effect set forth in the Acts, the CCA Act, and the Transaction Agreement dated January __, 1999 between the Cooperative, MCP

Colorado and LLC (the "Transaction Agreement"); all with the effect and to the extent provided in the applicable provisions of Colorado law.

     SECTION 4. ARTICLES OF ORGANIZATION; OPERATING AGREEMENT. From and after the Effective Time, pursuant to the Statement of Merger and without any further action by the Constituent Entities or any of their respective members, the Articles of Organization of LLC in effect immediately prior to the Effective Time shall be the Articles of Organization of LLC, as the surviving entity in the LLC Merger (the "Surviving Entity Articles"). From and after the Effective Time, without any further action by the Constituent Entities or any of their respective members, the Operating Agreement of LLC as in effect immediately prior to the Effective Time shall be the Operating Agreement of LLC, as the surviving entity in the LLC Merger (the "Surviving Entity Operating Agreement"). A copy of the Surviving Entity Articles of Organization and Operating Agreement was provided to the respective members of each Constituent Cooperative in connection with their consideration of the LLC Merger.

     SECTION 5. BOARD OF DIRECTORS. From and after the Effective Time, without any further action by the Constituent Cooperatives or any of their respective members, each person serving as a director or an officer of MCP Colorado immediately prior to the Effective Time shall be a director or an officer of LLC, as the surviving entity in the LLC Merger, (in the case of officers, holding the same office in LLC as they held in MCP Colorado immediately prior to the Effective Time) to serve in accordance with the Surviving Entity Operating Agreement. The initial directors and officers of LLC prior to the effective date shall resign their positions as directors and officers of LLC as of the effective date.

     SECTION 6. EXCHANGE, REDESIGNATION AND CONVERSION OF CAPITAL STOCK, NON-STOCK EQUITY INTERESTS, PATRONS' EQUITIES AND MEMBERSHIPS. On the Effective Time, the manner and basis of exchanging or converting the shares of capital stock, non-stock equity interests, units of equity participation, non-voting units of equity participation, patronage equity interests (including all entitlements to patronage refunds), any other allocated equity interests, and unallocated and capital reserves of MCP Colorado and LLC (all such interests referred to herein as "MCP Colorado Equity Interests" or "LLC Equity Interests", respectively), and membership interests in MCP Colorado and LLC, for proportionally equivalent Equity Interests and equal membership interests in LLC, shall be as follows:

       (A) EXCHANGE AND CONTINUATION OF MCP COLORADO MEMBERSHIPS. As of the Effective Time, without any further action by the Constituent Entities or any of their respective members, (i) each member and holder of Units of Participation of MCP Colorado shall become and be a Class A member of LLC, to the extent they are eligible for membership under the Surviving Entity Articles and the Surviving Entity Operating Agreement, and (ii) each holder of non-voting Units of Participation of MCP Colorado shall become and be a Class B member of LLC. Class A and Class B members shall have such incidents of membership as are set forth in the Surviving Entity Articles and the Surviving Entity Operating Agreement.

       (B) LLC MEMBERSHIP. As of the Effective Time, without any further action by the Constituent Entities or any of their respective members, MCP Colorado, as the sole member of LLC, shall cease to exist by operation of the merger and shall also cease to be a member of LLC.

       (C) EXCHANGE AND CONTINUATION OF MCP COLORADO EQUITY INTERESTS. As of the Effective Time, without any further action by the Constituent Entities or any of their respective members, all MCP Colorado Equity Interests standing on the books of` MCP Colorado immediately after the consummation of the merger of The Cooperative with and into MCP Colorado, and immediately prior to the Effective Time shall be determined and exchanged for proportionally equivalent Equity Interests in LLC as follows:

        I. VOTING UNITS OF EQUITY PARTICIPATION. Each voting unit of equity participation standing on the books of MCP Colorado and held by members of MCP Colorado ("Member Equity") immediately prior to the Effective Time shall cease to be outstanding and shall be exchanged for one Class A Unit of LLC; and each Class A Unit of LLC so exchanged shall be subject on the books of LLC to the same obligation for loss allocation as standing on the books of MCP Colorado immediately prior to the Effective Time.

        II. NON-VOTING UNITS OF EQUITY PARTICIPATION. Each non-voting unit of equity participation standing on the books of MCP Colorado and held by non-members of MCP Colorado

             ("Non-Member Equity") immediately prior to the Effective Time shall cease to be outstanding and shall be exchanged for one Class B Unit of LLC.

       III. COMMON STOCK. All shares of common stock standing on the books of MCP Colorado immediately prior to the Effective Time shall be cancelled and shall cease to exist.

        IV. NONQUALIFIED PATRONAGE REFUNDS. All nonqualified patronage refunds standing on the books of MCP Colorado immediately prior to the Effective Time shall be converted into nonvoting financial interests of LLC having the same stated dollar amount, years of issue (as LLC deems necessary) and other terms and conditions as applicable to such nonqualified patronage refunds immediately prior to the Effective Time.

       (D) LLC EQUITY INTERESTS. Prior to the Effective Time, MCP Colorado is the sole member of LLC and all equity interest of any and every nature in LLC is owned by and held in the name of MCP Colorado. Upon the Effective Time, MCP Colorado, as the merging entity, shall merge with and into LLC and shall cease to exist in its own right. All Equity Interests of any and every nature standing on the books of LLC immediately prior to the Effective Time shall be cancelled.

       (E) SURVIVING ENTITY ARTICLES AND OPERATING AGREEMENT TO GOVERN. Membership in LLC and all Equity Interests in LLC issued or credited in exchange for MCP Colorado Equity Interests and continued with respect to LLC Equity as described above, shall in all instances be governed by the provisions of the Surviving Entity Articles and the Surviving Entity Operating Agreement.

       (F) FURTHER ASSURANCES OF HOLDERS OF EQUITY. Each holder of MCP Colorado Equity Interests and each holder of LLC Equity Interests shall take such action or cause to be taken such action as LLC may reasonably deem necessary or appropriate to effect the exchange and continuation of the equity interests hereunder, including without limitation the execution and delivery of any stock certificates or other evidences of equity being exchanged or continued hereunder.

     SECTION 7. FURTHER ASSURANCES. From time to time and after the Effective Time, as and when requested by LLC, or its successors or assigns, MCP Colorado shall execute and deliver or cause to be executed and delivered all such deeds and other instruments, and shall take or cause to be taken all such further action or actions, as LLC, or its successors or assigns, may deem necessary or desirable in order to vest in and confirm to LLC, or its successors or assigns, title to and possession of all of the properties, rights, privileges, powers and franchises referred to in Section 3 of this Plan, and otherwise to carry out the intent and purposes of this Plan. If LLC shall at any time deem that any further assignments or assurances or any other acts are necessary or desirable to vest, perfect or confirm of record or otherwise the title to any property or to enforce any claims of MCP Colorado or LLC vested in LLC pursuant to this Plan, the officers of LLC or its successors or assigns, are hereby specifically authorized as attorneys-in-fact of each MCP Colorado and LLC (which appointment is irrevocable and coupled with an interest), to execute and deliver any and all such deeds, assignments and assurances and to do all such other acts in the name and on behalf of each MCP Colorado and LLC, or otherwise, as such officer shall deem necessary or appropriate to accomplish such purpose.

     SECTION 8. EFFECTIVE DATE. The LLC Merger shall become effective at the time of filing of the Statement of Merger with the Secretary of State of Colorado (the "Effective Time").

     SECTION 9. GOVERNING LAW. This Plan shall be governed by and construed in accordance with the laws of the State of Colorado.

     IN WITNESS WHEREOF, this Plan has been agreed to and executed by the duly authorized representatives of MCP Colorado and LLC, as of the date first set forth above.



                                     MINNESOTA CORN PROCESSORS COLORADO


                                     By: --------------------------------------


                                     Its: -------------------------------------


                                     MINNESOTA CORN PROCESSORS, LLC



                                     By: --------------------------------------


                                     Its: -------------------------------------

                                  APPENDIX C



                         -------------------------------
                         -------------------------------

                             TRANSACTION AGREEMENT


                                 by and among



                        MINNESOTA CORN PROCESSORS, INC.
                      a Minnesota cooperative association


                                      and



                      MINNESOTA CORN PROCESSORS COLORADO,
                      a Colorado cooperative association


                                      and



                        MINNESOTA CORN PROCESSORS, LLC
                     a Colorado limited liability company






                         Dated as of January 22, 1999





                         -------------------------------
                         -------------------------------

                               TABLE OF CONTENTS


ARTICLE I
OVERVIEW OF THE TRANSACTIONS ....................................................     1
Section 1.01 Purpose ............................................................     1
Section 1.02 The MCP Merger .....................................................     1
Section 1.03 The LLC Merger .....................................................     2
Section 1.04 The Closing ........................................................     2
Section 1.05 Actions at the Closing .............................................     2
Section 1.06 Effective Time .....................................................     2
Section 1.07 Effect of the Mergers ..............................................     2
ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE COOPERATIVE ...............................     3
Section 2.01 Representations and Warranties of the Cooperative ..................     3
Section 2.02 Organization and Good Standing .....................................     3
Section 2.03 Capital Stock and Equity Participation Units .......................     3
Section 2.04 Financial Statements ...............................................     4
Section 2.05 Undisclosed Liabilities ............................................     4
Section 2.06 Compliance with Applicable Laws ....................................     4
Section 2.07 Legal Proceedings ..................................................     4
Section 2.08 Absence of Defaults ................................................     4
Section 2.09 Authorization ......................................................     4
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF MCP COLORADO ..................................     5
Section 3.01 Representations and Warranties of MCP Colorado .....................     5
Section 3.02 Organization and Good Standing .....................................     5
Section 3.03 Capital Stock ......................................................
Section 3.04 Authorization ......................................................     6
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF LLC ...........................................     6
Section 4.01 Representations and Warranties of LLC ..............................     6
Section 4.02 Organization and Good Standing .....................................     6
Section 4.03 Capital Stock ......................................................     6
Section 4.04 Authorization ......................................................     7
ARTICLE V
COVENANTS .......................................................................     7
Section 5.01 Reasonable Best Efforts ............................................     7
Section 5.02 Conduct of Business ................................................     8
Section 5.03 Forbearances .......................................................     8
Section 5.04 Meetings of Members ................................................     9
Section 5.05 Access .............................................................     9
Section 5.06 Notice of Developments .............................................     9
Section 5.07 Exclusivity ........................................................     9
Section 5.08 Registration Statement .............................................     9
ARTICLE VI
CONDITIONS PRECEDENT ............................................................    10
Section 6.01 Conditions to Obligations of Each Party to the MCP Merger ..........    10
Section 6.02 Conditions to Obligations of Each Party to the LLC Merger ..........    10
Section 6.03 Additional Conditions to Obligation of the Cooperative .............    11
Section 6.04 Additional Conditions to Obligation of MCP Colorado ................    12
Section 6.05 Additional Conditions to Obligation of LLC .........................    12

ARTICLE VII
POST CLOSING AGREEMENTS ...................................................   13
Section 7.01 Employee Benefit Plans .......................................   13
Section 7.02 Patronage Distributions ......................................   13
Section 7.03 1996 Loss Payable ............................................   13
Section 7.04 Indemnification; Directors' and Officers' Insurance ..........   13
ARTICLE VIII
TERMINATION ...............................................................   14
Section 8.01 Termination of Agreement .....................................   14
Section 8.02 Effect of Termination ........................................   14
ARTICLE IX
MISCELLANEOUS .............................................................   14
Section 9.01 Waiver .......................................................   14
Section 9.02 Amendment ....................................................   15
Section 9.03 Binding Nature ...............................................   15
Section 9.04 Counterparts .................................................   15
Section 9.05 Entire Agreement .............................................   15
Section 9.06 Notices ......................................................   15
Section 9.07 Nonsurvival of Representations and Warranties ................   16
Section 9.08 Captions .....................................................   16

                             TRANSACTION AGREEMENT


     THIS TRANSACTION AGREEMENT ( "Agreement") is made and entered into as of January 22, 1999, by and among MINNESOTA CORN PROCESSORS, a Minnesota cooperative association (the "Cooperative"), MINNESOTA CORN PROCESSORS COLORADO, a Colorado cooperative association ("MCP Colorado") and MINNESOTA CORN PROCESSORS, LLC, a Colorado limited liability company ("LLC").


     WHEREAS, the Cooperative, MCP Colorado, and LLC are each organized to benefit and serve their respective members and patrons; and

     WHEREAS, the parties believe the interests of their respective members will best be benefitted and served if the parties reorganize their business operations and corporate structure whereby: (i) the Cooperative will merge into MCP Colorado, with MCP Colorado being the surviving entity (the "MCP Merger"); and (ii) MCP Colorado will then merge into LLC, with LLC being the surviving entity (the "LLC Merger"); the MCP Merger and the LLC Merger may be referred to in this Agreement individually as a "Merger" or "Transaction" and collectively as the "Mergers" or "Transactions"; and

     WHEREAS, the parties have now agreed on the final terms and conditions of the Mergers, and wish to: (i) memorialize these agreements as more particularly described herein; and (ii) enter into this Agreement for the purpose of effecting the Mergers;

     NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants herein contained, the parties hereto agree as follows:



                                   ARTICLE I


                         OVERVIEW OF THE TRANSACTIONS

     SECTION 1.01. PURPOSE. The purpose of the transactions contemplated by this Agreement is to reorganize the corporate structure of the Cooperative from a Minnesota cooperative association into a Colorado limited liability company. This reorganization will be accomplished through a two-step merger process. First, the Cooperative shall merge with and into Cooperative Colorado. Second, Cooperative Colorado will merge with and into LLC. The MCP Merger and the LLC Merger are separate and distinct transactions, and each Merger shall be individually consummated. Although the Mergers are separate transactions, consummation of the LLC Merger is contingent upon consummation of the MCP Merger. Upon completion of both Mergers, the Cooperative and MCP Colorado will cease to exist and LLC will continue as the sole surviving entity.

     SECTION 1.02 THE MCP MERGER. Subject to the terms and conditions set forth in this Agreement and the Plan of Merger attached hereto as Exhibit A (the "MCP Merger Agreement), the Cooperative will merge with and into MCP Colorado. MCP Colorado shall be the surviving entity (the "Surviving Colorado Entity"). Immediately after completion of the MCP Merger and without any further action by its board of directors and members, MCP Colorado, as the Surviving Colorado Entity, shall merge with and into LLC as described in Section 1.03 hereof.

     SECTION 1.03 THE LLC MERGER. Subject to the terms and conditions set forth in this Agreement and the Plan of Merger attached hereto as Exhibit B (the "LLC Merger Agreement), MCP Colorado will merge with and into LLC. LLC shall be the surviving entity (the "Surviving Entity"), and thereafter shall continue to exist and operate as Minnesota Corn Processors, LLC under the laws of the State of Colorado.

     SECTION 1.04 THE CLOSING. The closing of the Mergers (the "Closing") will take place on the date the Effective Time occurs at the offices of Dorsey & Whitney, LLC, 220 South Sixth Street, Minneapolis, Minnesota 55402 or on such other date and/or at such other place as the parties may agree.

     SECTION 1.05 ACTIONS AT THE CLOSING. At the Closing, the parties shall take the following actions:

       (a) MCP Merger. The Cooperative and MCP Colorado shall (i) execute the MCP Merger Agreement, (ii) execute and deliver to each other the various certificates, instruments, and documents

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referred to in the MCP Merger Agreement, and (iii) execute and file with the
Secretary of State of the States of Minnesota and Colorado articles of merger as required by the laws of the States of Minnesota and Colorado to effectuate the merger in accordance with the terms of the MCP Merger Agreement.

       (b) LLC Merger. MCP Colorado and LLC shall (i) execute the LLC Merger Agreement, (ii) execute and deliver to each other the various certificates, instruments, and documents referred to in the LLC Merger Agreement, and (iii) execute and file with the Colorado Secretary of State a statement of merger as required by the laws of the State of Colorado to effectuate the merger in accordance with the terms of the LLC Merger Agreement.

     SECTION 1.06 EFFECTIVE TIME. Each of the Mergers shall become effective on the date on which the articles of merger and statement of merger have been duly filed in the respective offices of the Minnesota and Colorado Secretary of State as required by law (the "Effective Time"). At any time after the Effective Time, LLC as the Surviving Entity may take any action (including executing and delivering any document) in the name and on behalf of any party to this Agreement in order to carry out and effectuate the transactions contemplated by this Agreement.

     SECTION 1.07 EFFECT OF THE MERGERS.

       (a) Articles of Organization and Operating Agreement. The Articles of Organization of LLC attached hereto as Exhibit C and the Operating Agreement of LLC attached hereto as Exhibit D shall become the Articles of Organization and the Operating Agreement of the Surviving Entity.

       (b) Directors and Officers. The officers and directors of the Cooperative at the Effective Time shall, from and after the Effective Time, be the directors and officers of LLC (the "LLC Directors and Officers") to serve until their respective terms have expired and their successors have been duly elected and qualified in accordance with the terms of LLC's Operating Agreement. The terms of the LLC Directors and Officers shall expire on the date each such director's or officer's term would have expired under Article III Section 1 of the Cooperative's Amended and Restated Bylaws had the Mergers not occurred. At the Effective Time, the initial directors and officers of MCP Colorado and LLC immediately prior to the Effective Time shall resign as directors and officers of MCP Colorado and LLC, respectively.

       (c) Stock and Units of Equity Participation. At the Effective Time, without any further action by the parties or any of their respective members, and as further described in the MCP Merger Agreement and the LLC Merger
Agreement:

          (i) Each member of the Cooperative prior to the Effective Time shall first become a member of MCP Colorado as a result of the MCP Merger and then shall automatically become a member of LLC as the Surviving Entity upon consummation of the LLC Merger; and

         (ii) Upon consummation of the MCP Merger, (1) the stock and units of equity participation held by each member and each nonmember of the Cooperative shall be automatically converted into like forms and amounts (on a one-for-one basis) of stock and units of equity participation of MCP Colorado and (2) all stock of MCP Colorado owned by the Cooperative shall be cancelled without payment of any consideration therefor. Upon consummation of the LLC Merger, (1) each unit of equity participation of MCP Colorado shall automatically be converted into one Class A Unit (for voting members) or one Class B Unit (for nonvoting members) of LLC and (2) each outstanding share of common stock of MCP Colorado shall be cancelled.




                                  ARTICLE II


               REPRESENTATIONS AND WARRANTIES OF THE COOPERATIVE

     SECTION 2.01. REPRESENTATIONS AND WARRANTIES OF THE COOPERATIVE. The Cooperative represents and warrants to MCP Colorado that the statements contained in this Article II are correct and complete in all material respects as of the date of this Agreement, except as set forth in the Cooperative Disclosure Schedule delivered by the Cooperative to MCP Colorado attached hereto (the "Cooperative Disclosure Schedule").

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     SECTION 2.02 ORGANIZATION AND GOOD STANDING. The Cooperative is a
cooperative association duly organized and existing under Chapter 308A of the Minnesota Statutes (as amended, the "Cooperative Act"), is in good standing under the laws of the State of Minnesota, and has all requisite corporate power and authority to own its properties and conduct its business as it is presently being conducted. The Cooperative is duly qualified to do business and is in good standing in each jurisdiction in which it conducts business or owns or leases properties of a nature which would require such qualification.

     SECTION 2.03 CAPITAL STOCK AND EQUITY PARTICIPATION UNITS. As of the date hereof, the authorized capital stock of the Cooperative consists solely of 100,000 shares of common stock, of which 28,321 are issued and outstanding, and 100,000 shares of preferred stock, none of which are issued and outstanding. A total of 195,696,031 units of equity participation (voting and nonvoting) are issued and outstanding. The outstanding shares of common stock and units of equity participation have been duly authorized and are validly issued and outstanding.

     SECTION 2.04 FINANCIAL STATEMENTS. The Cooperative has delivered to MCP Colorado its audited financial statements as of March 31, 1998, accompanied by the opinion of Clifton, Gunderson, LLC and its unaudited financial statements as of September 30, 1998, certified by the Treasurer of the Cooperative. Such financial statements fairly present the financial position of the Cooperative at the dates indicated therein and the results of its operation for the periods indicated therein, in conformity with generally accepted accounting principles consistently applied. There has been no material adverse change in the financial condition or results of operations of the Cooperative since the date of such financial statements.

     SECTION 2.05 UNDISCLOSED LIABILITIES. Except for those liabilities reflected in the financial statements referred to in Section 2.04 and for liabilities incurred in the ordinary course of business since September 30, 1998, the Cooperative has not incurred a liability that, either individually or in the aggregate, has had or will have a material adverse effect on the Cooperative.

     SECTION 2.06 COMPLIANCE WITH APPLICABLE LAWS. The Cooperative is in compliance with all applicable laws and regulations the violation of which would have a material adverse effect on the Cooperative or on its business as currently conducted. The Cooperative has all material licenses and permits required by law or otherwise necessary for the proper operation of its business as currently conducted, all of such licenses and permits are in full force and effect, and no action to terminate, withdraw, not renew or materially limit or otherwise change any such license or permit is pending or has been threatened by any governmental agency or other party.

     SECTION 2.07 LEGAL PROCEEDINGS. There is no material action, proceeding or investigation by any administrative or regulatory body or other person which has been commenced or is pending, or to the best of the Cooperative's knowledge after reasonable inquiry, is threatened against the Cooperative or any of the assets which are owned by the Cooperative.

     SECTION 2.08 ABSENCE OF DEFAULTS. The Cooperative is not in any material respect in default under any provision of its Articles of Incorporation or Bylaws or any material indenture, mortgage, loan agreement or other material agreement to which it is a party or by which it is bound, and the Cooperative is not in violation of any statute, order, rule or regulation of any court or governmental agency having jurisdiction over it or its properties which if enforced could have a material adverse effect on its business, and except for any consent or approval identified on Exhibit E attached hereto, neither the execution and delivery of this Agreement nor the consummation of the Transactions in accordance with this Agreement will in any material respect conflict with or result in a breach of any of the foregoing, which if enforced could have a material adverse effect on its business.

     SECTION 2.09 AUTHORIZATION. The Cooperative has the corporate power and authority to execute and to perform its obligations under this Agreement (subject to the approval of its members as required by Section 6.01(a)). This Agreement and the Transaction have been duly and validly authorized by the Board of Directors of the Cooperative, and, except for the approval of its members as required by Section 6.01(a), no other corporate action is required by the Cooperative in connection with this Agreement or the Transaction. This Agreement constitutes the valid and binding agreement of the Cooperative, enforceable against the Cooperative in accordance with its terms, except to the extent such enforcement may be limited by the application of equitable principles where equitable relief is sought or bankruptcy and other laws relating to the enforcement of creditors, rights generally.

                                  ARTICLE III


                REPRESENTATIONS AND WARRANTIES OF MCP COLORADO

     SECTION 3.01 REPRESENTATIONS AND WARRANTIES OF MCP COLORADO. MCP Colorado represents and warrants to the Cooperative and LLC that the statements contained in this Article III are correct and complete in all material respects as of the date of this Agreement, except as set forth in the MCP Colorado Disclosure Schedule attached hereto (the "MCP Colorado Disclosure Schedule").

     SECTION 3.02 ORGANIZATION AND GOOD STANDING. MCP Colorado is a cooperative association duly organized and existing under the Colorado Cooperative Act, is in good standing under the laws of the State of Colorado, and has all requisite corporate power and authority to own its properties and conduct its business as it is presently being conducted. MCP Colorado is duly qualified to do business and is in good standing in each jurisdiction in which it conducts business or owns or leases properties of a nature which would require such qualification.

     SECTION 3.03 CAPITAL STOCK. As of the date hereof, the authorized capital stock of MCP Colorado consists of 100,000 shares of common stock, of which one share is issued and outstanding, and 100,000 shares of preferred stock, of which none are issued and outstanding.

     SECTION 3.04 AUTHORIZATION. MCP Colorado has the corporate power and authority to execute and to perform its obligations under this Agreement (subject to the approval of its members as required by Sections 6.01(b) and 6.02(a)). This Agreement and the Transaction have been duly and validly authorized by the Board of Directors of MCP Colorado, and except for the approvals of its members and defined members as required by Sections 6.01(b) and 6.02(a) no other corporate action is required by MCP Colorado in connection with this Agreement or the Transactions. This Agreement constitutes the valid and binding agreement of MCP Colorado, enforceable against MCP Colorado in accordance with its terms, except to the extent such enforcement may be limited by the application of equitable principles where equitable relief is sought or bankruptcy and other laws relating to the enforcement of creditors, rights generally.



                                  ARTICLE IV


                     REPRESENTATIONS AND WARRANTIES OF LLC

     SECTION 4.01 REPRESENTATIONS AND WARRANTIES OF LLC. LLC represents and warrants to MCP Colorado that the statements contained in this Article IV are correct and complete in all material respects as of the date of this Agreement, except as set forth in the LLC Disclosure Schedule delivered by LLC to MCP Colorado attached hereto (the "LLC Disclosure Schedule").

     SECTION 4.02 ORGANIZATION AND GOOD STANDING. LLC is a limited liability company duly organized and existing under the Colorado Limited Liability Company Act, is in good standing under the laws of the State of Colorado, and has all requisite corporate power and authority to own its properties and conduct its business as it is presently being conducted. LLC is duly qualified to do business and is in good standing in each jurisdiction in which it conducts business or owns or leases properties of a nature which would require such qualification.

     SECTION 4.03 CAPITAL STOCK. As of the date hereof, the authorized capital stock of LLC consists of 350,000,000 Class A units and 150,000,000 Class B units, of which none are issued and outstanding, respectively.

     SECTION 4.04 AUTHORIZATION. LLC has the corporate power and authority to execute and to perform its obligations under this Agreement. This Agreement and the Transaction have been duly and validly authorized by the Board of Directors of LLC, and, except for the approval of its members as required by Section 6.02(b), no other corporate action is required by LLC in connection with this Agreement or the Transaction. This Agreement constitutes the valid and binding agreement of LLC, enforceable against LLC in accordance with its terms, except to the extent such enforcement may be limited by the application of equitable principles where equitable relief is sought or bankruptcy and other laws relating to the enforcement of creditors, rights generally.

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                                   ARTICLE V


                                   COVENANTS

     SECTION 5.01 REASONABLE BEST EFFORTS. Each party agrees to cooperate with the other parties hereto and to use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Mergers as promptly as practicable. In addition, each party shall cooperate and use its reasonable best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties necessary to consummate the Transactions contemplated by this Agreement.

     SECTION 5.02 CONDUCT OF BUSINESS. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated by this Agreement, each of the Cooperative and MCP Colorado shall conduct its business in the ordinary course and in a manner consistent with its past practices (except as expressly contemplated hereby), and shall use good faith efforts to preserve intact its business organization, properties (except as they may be sold, used or otherwise disposed of in the ordinary course) and the good will of its members, suppliers, customers and others having business relationships with it.

     SECTION 5.03 FORBEARANCES. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated by this Agreement, without the prior consent of the other party to this Agreement, neither party shall:

       (a) grant to any person any option or other right to acquire capital stock or other equity interests, except for allocation of patronage equities in a manner consistent with past practice;

       (b) issue any additional shares or units of capital stock and other equity interests, except in the ordinary course of business and consistent with past practice;

       (c) enter into, amend or terminate any material contract, lease or understanding;

       (d) amend its Articles of Incorporation or Articles of Organization, as the case may be, its Bylaws or Operating Agreement, as the case may be, or any board policies;

       (e) incur any indebtedness for borrowed money or make any commitment to borrow money, except indebtedness incurred in the ordinary course of business pursuant to credit arrangements existing as of the date of this Agreement (including any renewals thereof);

       (f) make any material capital expenditures other than in the ordinary course of business or which were disclosed to the other party;

       (g) mortgage any of its assets or properties, or except in the ordinary course of business, sell any of its material assets or properties;

       (h) pay any dividends or make any distributions with respect to its capital stock or equity interests, except in the ordinary course of business;

       (i) reclassify, combine, subdivide, split, or amend its capital stock or equity interests;

       (j) purchase, acquire or redeem any shares of its capital stock or equity interests, except in the ordinary course of business; or

       (k) agree or commit to do any of the foregoing.

     SECTION 5.04 MEETINGS OF MEMBERS. Each of the Cooperative and MCP Colorado will take all steps necessary to call an appropriate meeting of its respective members, for the purpose of considering and voting on this Agreement and its respective Merger in accordance with its respective Articles of Incorporation, Bylaws and applicable law.

     SECTION 5.05 ACCESS. Each party will permit the authorized representatives of the other parties to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of such party, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to such party, and will furnish them such additional financial and operating data and other information concerning its business and properties as such other parties may from time to time reasonably request. Each of the parties will use their best efforts to cause all confidential information obtained by it from the other parties to be treated as such, will also use its best efforts not to use such information in a manner detrimental to such party and, if for any reason the Transactions are not consummated, will promptly return all documents, papers, books, records and other materials (and all copies thereof) obtained in the course of its investigation and evaluation.

     SECTION 5.06 NOTICE OF DEVELOPMENTS. Each party will give prompt written notice to the other of any material adverse development causing a breach of any of its own representations and warranties contained herein. Except as specified in such written notice, no disclosure by a party pursuant to this Section 5.06 shall be deemed to amend or supplement such party's Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

     SECTION 5.07 EXCLUSIVITY. Except for the Transactions contemplated by this Agreement, none of the parties will (i) solicit, initiate, or encourage the submission of any proposal or offer from any person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of such party (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any person to do or seek any of the foregoing. Each party will notify the other party immediately if any person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

     SECTION 5.08 REGISTRATION STATEMENT. LLC shall promptly prepare and file with the SEC a Registration Statement on Form S-4 (the "Registration Statement") in connection with the issuance of Class A and Class B units in the LLC Merger. The parties shall use their reasonable best efforts to have the Registration Statement declared effective under the Securities Act of 1933 (the "Securities Act") as promptly as practicable after such filing, and the parties shall thereafter mail or deliver the Information Statement Prospectus, which constitutes a part of the Registration Statement, to their respective members.



                                  ARTICLE VI


                             CONDITIONS PRECEDENT

     SECTION 6.01 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO THE MCP MERGER. The respective obligations of the Cooperative and MCP Colorado to consummate the MCP Merger and other matters described in this Agreement, are subject to the satisfaction or waiver of each of the following conditions on or before the Effective Time, except that condition (f) must be satisfied and cannot be waived by either party:

       (a) The members of the Cooperative shall have approved this Agreement and the MCP Merger Agreement, all in accordance with the requirements of applicable law and the Articles of Incorporation and Bylaws of the Cooperative;


       (b) The members of MCP Colorado shall have approved the MCP Merger Agreement and this Agreement all in accordance with the requirements of applicable law and the Articles of Incorporation and Bylaws of MCP Colorado;

       (c) No injunction, restraining order or order of any nature issued by any court of competent jurisdiction, government or governmental agency enjoining the Transaction shall have been issued and remain in effect;

       (d) All consents, approvals and waivers which are necessary in connection with the Transactions, or any part thereof, shall have been obtained, including the consents and approvals referred to in Exhibits E and F attached hereto;

       (e) No action shall have been threatened or instituted by any governmental agency or any other person challenging the legality of the Transactions, seeking to prevent or delay consummation of the Transactions or seeking to obtain divestiture or other relief in the event of consummation of the Transactions. It is understood in the event that such an action is threatened or instituted, the parties will first attempt for a period of 90 days to obtain dismissal or other favorable resolution of such threatened or actual action prior to exercise of their right to terminate hereunder;

       (f) The members of MCP Colorado shall have approved the LLC Merger Agreement and this Agreement as set forth in Section 6.02(a); and

       (g) The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

     SECTION 6.02 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO THE LLC MERGER. The respective obligations of MCP Colorado and LLC to consummate the LLC Merger and other matters described in this Agreement, are subject to the satisfaction or waiver of each of the following conditions on or before the Effective Time, except that condition (f) must be satisfied and cannot be waived by either party:

       (a) The members of MCP Colorado shall have approved this Agreement and the LLC Merger Agreement, all in accordance with the requirements of applicable law and the Articles of Incorporation and Bylaws of MCP Colorado;

       (b) No injunction, restraining order or order of any nature issued by any court of competent jurisdiction, government or governmental agency enjoining the Transaction shall have been issued and remain in effect;

       (c) All consents, approvals and waivers which are necessary in connection with the Transactions, or any part thereof, shall have been obtained, including the consents and approvals referred to in Exhibits E and F attached hereto;

       (d) No action shall have been threatened or instituted by any governmental agency or any other person challenging the legality of the Transactions, seeking to prevent or delay consummation of the Transactions or seeking to obtain divestiture or other relief in the event of consummation of the Transactions. It is understood in the event that such an action is threatened or instituted, the parties will first attempt for a period of 90 days to obtain dismissal or other favorable resolution of such threatened or actual action prior to exercise of their right to terminate hereunder;

       (e) The members of the Cooperative and MCP Colorado shall have approved the MCP Merger Agreement and this Agreement as set forth in Section 6.01(a) and 6.01(b), and the MCP Merger should be consummated; and

       (f) The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.


     SECTION 6.03 ADDITIONAL CONDITIONS TO OBLIGATION OF THE COOPERATIVE. The obligation of the Cooperative to consummate the MCP Merger is subject to the satisfaction or waiver of each of the following additional conditions at or before the Effective Time:


       (a) The representations and warranties of MCP Colorado contained in this Agreement shall be true and correct in all material respects as of the Effective Time as though such representations and warranties were made on and as of the Effective Time, and MCP Colorado shall have performed in all material respects all obligations required to be performed by it under this Agreement and the MCP Merger Agreement prior to the Effective Time;

       (b) The Cooperative shall have received a certificate, dated as of the Effective Time, and executed by the President of MCP Colorado, certifying in such detail as the Cooperative may reasonably request as to the accuracy of such representations and warranties, the fulfillment of such obligations, compliance with such covenants and satisfaction of the conditions to the Cooperative's obligation as of the Effective Time; and

       (c) All actions, proceedings and documents necessary to carry out the Transactions (including, without limitation, the MCP Colorado Disclosure Schedule) shall be reasonably satisfactory to the Cooperative.

     SECTION 6.04 ADDITIONAL CONDITIONS TO OBLIGATION OF MCP COLORADO. The obligation of MCP Colorado to consummate the MCP Merger and the LLC Merger is subject to the satisfaction or waiver of each of the following additional conditions at or before the Effective Time:

       (a) The representations and warranties of the Cooperative and LLC contained in this Agreement shall be true and correct in all material respects as of the Effective Time as though such representations and warranties were made on and as of the Effective Time, and the Cooperative and LLC shall have performed in all material respects all of their respective obligations required to be performed by each of them under this Agreement, the MCP Merger Agreement, and the LLC Merger Agreement prior to the Effective Time;

       (b) No fact, event or circumstance shall have occurred or become known to MCP Colorado after the date hereof that alone, or together with all other facts, events or circumstances, has had or is reasonably likely to have a material adverse effect on the Cooperative or the Surviving Entity;

       (c) MCP Colorado shall have received a certificate, from each of the Cooperative and LLC dated as of the Effective Time, executed by their Presidents, certifying in such detail as MCP Colorado may reasonably request as to the accuracy of their representations and warranties, the fulfillment of their obligations, compliance with their covenants and satisfaction of the conditions to MCP Colorado's obligations as of the Effective Time; and

       (d) All actions, proceedings and documents necessary to carry out the Transaction (including, without limitation, the Cooperative Disclosure Schedule and LLC Disclosure Schedule) shall be reasonably satisfactory to MCP Colorado.

     SECTION 6.05 ADDITIONAL CONDITIONS TO OBLIGATION OF LLC. The obligation of LLC to consummate the LLC Merger is subject to the satisfaction or waiver of each of the following additional conditions at or before the Effective Time:

       (a) The representations and warranties of MCP Colorado contained in this Agreement shall be true and correct in all material respects as of the Effective Time as though such representations and warranties were made on and as of the Effective Time, and MCP Colorado shall have performed in all material respects all obligations required to be performed by it under this Agreement and the LLC Merger Agreement prior to the Effective Time;

       (b) No fact, event or circumstance shall have occurred or become known to LLC after the date hereof that alone, or together with all other facts, events or circumstances, has had or is reasonably likely to have a material adverse effect on MCP Colorado;

       (c) LLC shall have received a certificate, dated as of the Effective Time, and executed by the President of MCP Colorado, certifying in such detail as LLC may reasonably request as to the accuracy of such representations and warranties, the fulfillment of such obligations, compliance with such covenants and satisfaction of the conditions to LLC's obligation as of the Effective Time; and

       (d) All actions, proceedings and documents necessary to carry out the Transactions (including, without limitation, the MCP Colorado Disclosure Schedule) shall be reasonably satisfactory to LLC.



                                  ARTICLE VII


                            POST CLOSING AGREEMENTS

     SECTION 7.01 EMPLOYEE BENEFIT PLANS. From and after the Effective Time, the employee benefit plans of the Cooperative in effect as of the date of this Agreement shall remain in effect with respect to employees of the Cooperative (or their subsidiaries) covered by such plans at the Closing Date until such time as LLC shall, subject to applicable law and the terms of such plans, adopt new benefit plans with respect to employees of LLC. LLC agrees to honor in accordance with their terms all benefits vested as of the date hereof under the employee benefit plans of the Cooperative. Nothing in this Section 7.01 shall be interpreted as preventing LLC from amending, modifying or terminating any employee benefit plan of the Cooperative or other contracts, arrangements, commitments or understandings, in accordance with their terms and applicable law.

     SECTION 7.02 PATRONAGE DISTRIBUTIONS. Following the Effective Time and within the time period required by the various provisions of the Code, the Surviving Entity will make patronage distributions to the former members of each party based on patronage transactions with the respective parties during each party's respective fiscal year or portion thereof immediately preceding the Effective Time. The patronage distributions shall be in the form of cash and equity credits in a manner consistent with the previous patronage distributions of each party (and in the case of equity credits, in the form of Class A Units or Class B units of LLC, as appropriate).

     SECTION 7.03 1996 LOSS PAYABLE. After the Effective Time, the unpaid portion of the Cooperative's operating loss for the fiscal year ended September 30, 1996 that was assessed against a unit of equity participation of the Cooperative shall continue as a lien against a Class A unit received in the LLC Merger.

     SECTION 7.04 INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE. From and after the Effective Time, the Surviving Entity shall indemnify each present and former director, officer, employee or agent of the Cooperative or MCP Colorado and each person who, while a director or officer of the Cooperative and at the request of the Cooperative, serves or has served another corporation, cooperative, partnership, joint venture or any other enterprise as a director, officer or partner, against any losses, claims, damages, liabilities or expenses (including legal fees) arising out of or pertaining to matters existing or occurring at or before the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted by law. The Surviving Entity may obtain insurance coverage against any such loss, claim or expense, subject to standard exclusions and exceptions to coverage, but is not obligated to do so.


                                 ARTICLE VIII


                                  TERMINATION

     SECTION 8.01 TERMINATION OF AGREEMENT. This Agreement shall be terminated and the Transactions abandoned if at any time prior to the Effective Time:

       (a) The members of the Cooperative fail to approve the Merger as required by Section 6.01(a) or the members of MCP Colorado fail to approve the Merger as required by Sections 6.01(b) and 6.02(a).

       (b) The parties mutually agree in writing to terminate this Agreement;
or

       (c) Either party to a Merger delivers a written notice to the other, to the effect that (i) one or more of the conditions to its obligations as set forth herein cannot be met, (ii) the other party has defaulted in a material respect under one or more of its covenants or agreements contained herein, or
(iii) any of the representations or warranties of the other party are or have become materially untrue or incorrect as of the date of such notice, and in any case such condition or conditions have not been satisfied, such default or defaults have not been remedied or such representation or warranty has not been rendered true and correct within thirty (30) days after such notice is mailed; or

       (d) The Closing has not occurred on or before August 1, 1999, or such later date as the parties may mutually agree upon.

     SECTION 8.02 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to Section 8.01 above, all rights and obligations of the parties hereunder shall terminate without any liability of either party to the other (except for any liability of a party then in breach); provided, however, that the confidentiality and return of documents provisions contained in or referred to Section 5.05 above shall survive any such termination.


                                  ARTICLE IX


                                 MISCELLANEOUS

     SECTION 9.01 WAIVER. At any time before the Effective Time, any provision of this Agreement may, to the extent legally allowed, be waived by the party benefitted by the provision by an agreement in writing between the parties hereto executed in the same manner as this Agreement, except that after approval of the Mergers contemplated by this Agreement by the respective members of the Cooperative and MCP Colorado, there may not be any waiver of any provision of this Agreement which would reduce the amount or form of consideration to be received by members in the Mergers.

     SECTION 9.02 AMENDMENT. The parties by mutual consent may amend, modify or supplement this Agreement in such manner as may be agreed upon in writing; provided, however, that after approval of the Mergers by the respective members of the Cooperative and MCP Colorado, this Agreement may not be amended if it would violate applicable law or reduce the amount or form of the consideration to be received by members in the Mergers.

     SECTION 9.03 BINDING NATURE. This Agreement shall be binding upon and inure only to the benefit of the parties hereto and their respective successors and assigns, provided that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by any of the parties hereto without the prior written consent of the other parties hereto.

     SECTION 9.04 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     SECTION 9.05 ENTIRE AGREEMENT. This Agreement, the MCP Merger Agreement, the LLC Merger Agreement and the other documents referred to herein and therein set forth the entire understanding of the parties hereto with respect to the matters provided for herein and therein and supersede all prior agreements, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of either party.

     SECTION 9.06 NOTICES. All notices, requests, demands and other communications hereunder shall be deemed to have been duly given if delivered personally, telecopied (with confirmation) or mailed by certified or registered mail (return receipt requested), to the parties at the following addresses (or such other address as such party may specify by like notice):

If to the Cooperative:   Minnesota Corn Processors, Inc.
                         901 North Highway 59
                         Marshall, MN 56258
                         Attn: L. Dan Thompson

If to MCP Colorado:      Minnesota Corn Processors Colorado
                         ---------------------------
                         ---------------------------
                         ---------------------------
                         Attn:----------------------

If to LLC:               Minnesota Corn Processors, LLC
                         ---------------------------
                         ---------------------------
                         ---------------------------
                         Attn:----------------------

     SECTION 9.07 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the parties contained in Articles II, III and IV of this Agreement shall form the basis for closing conditions only, shall not survive the Effective Time and shall not form the basis for any action by or on behalf of either party or any third party for breach, misrepresentation or indemnity at any time after the Effective Time.

     SECTION 9.08 CAPTIONS. The article and section headings of this Agreement are for convenience only and shall not affect the meaning or construction of this Agreement.



               * * * * * * * * * * * * * * * * * * * * * * * * *

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.



                                     MINNESOTA CORN PROCESSORS, INC.


                                     By: --------------------------------------


                                     Its: -------------------------------------


                                     MINNESOTA CORN PROCESSORS COLORADO



                                     By: --------------------------------------


                                     Its: -------------------------------------


                                     MINNESOTA CORN PROCESSORS, LLC



                                     By: --------------------------------------


                                     Its: -------------------------------------

EXHIBITS


Exhibit A - MCP Merger Agreement
Exhibit B - LLC Merger Agreement
Exhibit C - Surviving Entity Articles of Organization
Exhibit D - Surviving Entity Operating Agreement
Exhibit E - List of Consents and Approvals

                                  APPENDIX D















                              OPERATING AGREEMENT

                                      OF

                        MINNESOTA CORN PROCESSORS, LLC


                     A Colorado Limited Liability Company



                           (CONTAINS RESTRICTIONS ON
                    TRANSFERABILITY OF MEMBERSHIP INTERESTS)

                        MINNESOTA CORN PROCESSORS, LLC


                              OPERATING AGREEMENT


                      (CONTAINS RESTRICTIONS ON TRANSFERS
                           OF MEMBERSHIP INTERESTS)


                               TABLE OF CONTENTS



                                                                                              PAGE
                                                                                             -----
  ARTICLE I  DEFINITIONS .................................................................     1
     1.1       Terms Defined in the Act ..................................................     1
     1.2       Terms Defined Herein ......................................................     1
  ARTICLE II THE LIMITED LIABILITY COMPANY ...............................................     8
     2.1       Formation; Effective Date of Agreement ....................................     8
     2.2       Name ......................................................................     8
     2.3       Business Purpose ..........................................................     9
     2.4       Powers ....................................................................     9
     2.5       Duration ..................................................................     9
     2.6       Registered Office and Registered Agent ....................................     9
     2.7       Principal Office ..........................................................     9
     2.8       Title to Property; No Agency Power ........................................     9
     2.9       Limited Liability of Members and Directors ................................     9
  ARTICLE III MEMBERS ....................................................................    10
     3.1       Membership ................................................................    10
     3.2       Ownership of Membership Interests .........................................    10
     3.3       Classes of Membership .....................................................    11
     3.4       Voting ....................................................................    11
     3.5       Place of Meetings .........................................................    12
     3.6       Regular Meetings ..........................................................    12
     3.7       Special Meetings ..........................................................    12
     3.8       Notice of Meetings ........................................................    12
     3.9       Waiver of Notice ..........................................................    12
     3.10      Quorum ....................................................................    12
     3.11      Proxies; Mail Ballots .....................................................    13
     3.12      Action Without Meeting ....................................................    13
     3.13      Telephonic Meetings .......................................................    13
     3.14      Termination of Membership .................................................    13
     3.15      Continuation of the Company ...............................................    14
     3.16      No Obligation to Purchase Units ...........................................    14
     3.17      Advance Consent to Certain Substitute Members .............................    14
     3.18      Compliance with Articles of Organization and Operating Agreement ..........    15
     3.19      No Dissenters' Rights .....................................................    15
  ARTICLE IV CAPITAL .....................................................................    15
     4.1       Units .....................................................................    15
     4.2       Capital Accounts ..........................................................    15
     4.3       Initial Issuance of Units; Offering of Additional Units ...................    16
     4.4       No Capital Calls ..........................................................    17
     4.5       Tax Withholding Obligations ...............................................    17
     4.6       Transferee Succeeds to Transferor's Capital Account .......................    17
     4.7       No Right to Return of Contributions .......................................    17
     4.8       No Interest on Capital Contributions ......................................    17
     4.9       Loans to the Company ......................................................    17
     4.10      No Repayment Liability ....................................................    17

  ARTICLE V  ALLOCATIONS AND DISTRIBUTIONS ...............................................   18
      5.1      Allocation of Profits and Losses ..........................................   18
      5.2      Special Allocations .......................................................   18
      5.3      Curative Allocations ......................................................   20
      5.4      Loss Limitation ...........................................................   20
      5.5      Other Allocation Rules ....................................................   20
      5.6      Tax Allocations ...........................................................   21
      5.7      Distributions .............................................................   21
      5.8      Tax Withholding Obligations Constitute a Distribution .....................   22
  ARTICLE VI BOARD OF DIRECTORS ..........................................................   22
      6.1      Board of Directors ........................................................   22
      6.2      Qualifications of Directors ...............................................   22
      6.3      Election of Directors .....................................................   22
      6.4      Removal of Directors ......................................................   22
      6.5      Vacancies .................................................................   22
      6.6      Annual Meeting ............................................................   23
      6.7      Regular Meetings ..........................................................   23
      6.8      Special Meetings ..........................................................   23
      6.9      Quorum, Voting ............................................................   23
      6.10     Executive Committee .......................................................   23
      6.11     Compensation ..............................................................   23
      6.12     Number of Districts .......................................................   24
      6.13     Districting Committee .....................................................   24
      6.14     Counties and Districts ....................................................   24
      6.15     Directors and Districts ...................................................   25
      6.16     Board Actions Requiring Approval of Members ...............................   25
      6.17     Absent Directors ..........................................................   26
      6.18     Action Without Meeting ....................................................   26
      6.19     Telephonic Meetings .......................................................   26
  ARTICLE VII DUTIES OF DIRECTORS ........................................................   26
      7.1      General Powers ............................................................   26
      7.2      Employment of President and Chief Executive Officer .......................   27
      7.3      Bonds and Insurance .......................................................   27
      7.4      Accounting System and Audit ...............................................   27
      7.5      Agreements with Members ...................................................   27
      7.6      Depository ................................................................   27
  ARTICLE VIII BOARD OFFICERS; PRESIDENT AND CHIEF
               EXECUTIVE OFFICER .........................................................   27
      8.1      Election of Board Officers ................................................   27
      8.2      Duties of Chairman ........................................................   28
      8.3      Duties of Vice Chairman ...................................................   28
      8.4      Duties of Secretary .......................................................   28
      8.5      Duties of President and Chief Executive Officer ...........................   28
      8.6      Compensation ..............................................................   29
      8.7      Special Powers ............................................................   29
  ARTICLE IX REQUIRED RECORDS; ACCOUNTING AND TAX MATTERS ................................   29
      9.1      Required Records ..........................................................   29
      9.2      Books of Account ..........................................................   30
      9.3      Tax Characterization, Returns, Elections and Information ..................   30
      9.4      Tax Matters Partner; Tax Audit Costs ......................................   30
  ARTICLE X  TRANSFER OF MEMBER INTERESTS ................................................   31
     10.1      Restrictions on Transfer. .................................................   31
     10.2      Conditions Precedent to Transfers .........................................   32
     10.3      Substitution of Member ....................................................   32
     10.4      Effective Date of Transfer ................................................   33
     10.5      Distributions and Allocations in Respect to Transferred Interest ..........   33

  ARTICLE XI  DISSOLUTION AND WINDING UP .......................................   34
     11.1       Liquidating Events .............................................   34
     11.2       Winding Up .....................................................   34
     11.3       Distributions Upon Dissolution .................................   34
     11.4       Compliance With Regulations; Deficit Capital Accounts ..........   35
     11.5       Deemed Distribution and Recontribution .........................   35
     11.6       Allocations During Period of Liquidation .......................   35
     11.7       Character of Liquidating Distributions .........................   36
  ARTICLE XII MEMBERS BOUND BY AGREEMENT .......................................   36
  ARTICLE XIII INDEMNIFICATION OF DIRECTORS AND EMPLOYEES ......................   36
     13.1       Indemnity of Directors, Employees and Other Agents .............   36
  ARTICLE XIV MISCELLANEOUS ....................................................   37
     14.1       Entire Agreement ...............................................   37
     14.2       Amendment ......................................................   37
     14.3       Conflict with Articles .........................................   37
     14.4       Certificates of Membership Interest ............................   37
     14.5       Severability ...................................................   37
     14.6       Remedies .......................................................   38
     14.7       Consent and Waiver .............................................   38
     14.8       No Third Party Beneficiary .....................................   38
     14.9       Notices ........................................................   38
     14.10      Binding Effect .................................................   38
     14.11      Necessary Instruments and Acts .................................   39
     14.12      Number and Gender ..............................................   39
     14.13      Interpretation .................................................   39
     14.14      Counterparts ...................................................   39
     14.15      Governing Law ..................................................   39
  SCHEDULE A

                        MINNESOTA CORN PROCESSORS, LLC


                              OPERATING AGREEMENT


                      (CONTAINS RESTRICTIONS ON TRANSFERS
                           OF MEMBERSHIP INTERESTS)



     THIS OPERATING AGREEMENT is entered into and made effective as of the 22nd day of January, 1999 by and between Minnesota Corn Processors, LLC, a Colorado limited liability company (the "Company"), and the members of the Company who are identified as such on the Membership Register from time to time (collectively, the "Members").



                                   RECITALS

     WHEREAS, the Members have caused the Company to be formed under the laws of the State of Colorado for the following purposes: (a) to acquire all of the businesses and assets of Minnesota Corn Processors, Inc., a Minnesota cooperative corporation (the "Cooperative"); and (b) to operate the corn processing and marketing business currently operated by the Cooperative; and (c) for any other lawful purpose. The Members hereby adopt this Agreement as the Operating Agreement of the Company as contemplated by Section 7-80-108 of the Colorado Limited Liability Company Act.

     NOW THEREFORE, in consideration of the foregoing and the mutual agreements of the Members contained herein, and the mutual benefits to be gained by the performance hereof, each of the Members agrees as follows:



                                   ARTICLE I


                                  DEFINITIONS

     1.1 Terms Defined in the Act. Unless defined specifically herein, terms relating to a limited liability company shall have the meanings given in or interpreted under the Colorado Limited Liability Company Act.

     1.2 Terms Defined Herein. The following capitalized words and phrases shall have the following respective meanings as used herein, except as may be otherwise expressly provided in this Agreement or unless the context otherwise specifies.

       "ACT" means the Colorado Limited Liability Company Act, as amended, and any successor thereto.

       "ADJUSTED CAPITAL ACCOUNT DEFICIT" means, with respect to any Unit Holder, the deficit balance, if any, in such Unit Holder's Capital Account as of the end of the relevant allocation period, after giving effect to the following adjustments:

        (i) Credit to such Capital Account any amounts which such Unit Holder is deemed to be obligated to restore pursuant to the penultimate sentences in Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and

       (ii) Debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6) of
the Regulations.

This definition is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

       "AFFILIATE" means, with respect to a specified Person, any Person, directly or indirectly, through one or more intermediaries, controlling or controlled by, or under common control with a specified Person. The term "control", as used in the preceding sentence, means with respect to a corporation the right to exercise, directly or indirectly, more than 50% of the voting rights attributable to the controlled corporation, and, with respect to any partnership, trust or other entity or association, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled entity.

       "AGREEMENT" means this Operating Agreement of Minnesota Corn Processors, LLC, as amended, modified or supplemented from time to time, including any schedules to this Agreement. Words such as "herein", "hereinafter", "hereof", and "hereunder" refer to this Agreement.

       "ARTICLES OF ORGANIZATION" means the Articles of Organization filed on behalf of the Company with the Secretary of State of Colorado, as from time to time amended.

       "BOARD" or "BOARD OF DIRECTORS" means the Board of Directors of the Company established by Article VI. For purposes of the Act, the "Board" or "Board of Directors" shall mean the board of managers of the Company.

       "CAPITAL ACCOUNT" means, with respect to any Unit Holder, the Capital Account maintained for such Person in accordance with the provisions of Section
4.2 herein.

       "CAPITAL CONTRIBUTIONS" means, with respect to any Unit Holder, the amount of money and the Gross Asset Value of any property (other than money) and the agreed value of services rendered or the obligation to perform services which are contributed to the capital of the Company with respect to the Units held by such Person pursuant to the terms of this Agreement.

       "CERTIFICATE OF MEMBERSHIP INTEREST" means a certificate or other evidence of ownership of the Units adopted by the Company pursuant to Section
14.4 of this Agreement.

       "CLASS A MEMBER" means a Member that owns Class A Units.

       "CLASS B MEMBER" means a Member that owns Class B Units.

       "CLASS A UNITS" means the unit of measurement used to quantify the Membership Interest of a Member eligible to purchase a voting Membership Interest.

       "CLASS B UNITS" means the unit of measurement used to quantify the Membership Interest of a Member eligible to purchase a non-voting Membership Interest.

       "CODE" means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

       "COMPANY" shall have the meaning assigned to that term in the first paragraph of this Agreement.

       "COMPANY MINIMUM GAIN" shall have the same meaning as "partnership minimum gain" in Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

       "COMPETITOR" means (i) each Person identified as a Competitor on Schedule A attached hereto and the successors and assigns thereof; (ii) any other Person identified by the Company as a Competitor; and (iii) any officer or director of any Person identified in (i) and (ii) hereof.

       "DEPRECIATION" means, for each allocation period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such allocation period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such allocation period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such allocation period bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such allocation period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Board of Directors.

       "DIRECTOR" or "DIRECTORS" means the natural persons elected, appointed, or otherwise designated as directors by the Members to direct the business and affairs of the Company as provided in Article VI. For purposes of the Act, the directors shall be deemed to be the "managers" of the Company.

       "ESTABLISHED VALUE" means a per-Unit value established by the Board of Directors from time to time, which shall be based on (i) seventy-five percent (75%) of the fair market value for the Units, as determined by the Board of Directors using reasonable valuation methods; or (ii) the book value of the Units as shown on the Company's most recent audited financial statements, whichever is less.


       "EVENT OF DISASSOCIATION" shall have the meaning assigned to that term in
Section 3.15 of this Agreement.


       "GROSS ASSET VALUE" means with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:


       (a) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the Board of Directors, provided that the initial Gross Asset Values of the assets contributed to the Company pursuant to Section 4.3 hereof shall be as set forth in such section;


       (b) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values (taking Code Section 7701(g) into account), as determined by the Board of Directors as of the following times: (i) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a DE MINIMIS Capital Contribution;
(ii) the distribution by the Company to a Member of more than a DE MINIMIS amount of Company property as consideration for an interest in the Company; and
(iii) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), provided that an adjustment described in clauses (i) and
(ii) of this paragraph shall be made only if the Board of Directors reasonably determines that such adjustment is necessary to reflect the relative economic interests of the Members in the Company;


       (c) The Gross Asset Value of any item of Company assets distributed to any Member shall be adjusted to equal the gross fair market value (taking Code
Section 7701(g) into account) of such asset on the date of distribution as determined by the Board of Directors; and


       (d) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and subparagraph (f) of the definition of "Profits and Losses" or Section 5.2(c) hereof; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (iv) to the extent that an adjustment pursuant to subparagraph (b) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (d).


       If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (b) or (d), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset, for purposes of computing Profits and Losses.


       "INITIAL AGREED VALUE PER UNIT" shall mean the fair market value of each Unit received by the Initial Members pursuant to the Transaction Agreement in the merger of MCP Colorado into the Company as determined by a nationally recognized appraisal firm selected by the Cooperative. The Board of Directors shall be authorized to make reasonable modifications to such appraisal to reflect intervening events between the date of the appraisal and the transfer of Units to the Initial Members pursuant to the merger of MCP Colorado with and into the Company pursuant to the Transaction Agreement.


       "INITIAL MEMBERS" shall mean, (i) prior to the merger of MCP Colorado into the Company pursuant to the Transaction Agreement, the Cooperative, and
(ii) from and after the effective time of the merger of MCP Colorado into the Company pursuant to the Transaction Agreement, each Person who receives Class A Units or Class B Units pursuant to such merger.


       "LIQUIDATING EVENT" shall have the meaning assigned to that term in
Section 9.1 of this Agreement.


       "LOSSES" shall have the meaning associated with that term in the definition of Profits and Losses hereunder.

       "MCP COLORADO" means Minnesota Corn Processors Colorado, the transitory Colorado cooperative into which the Cooperative will be merged in anticipation of the merger of such Colorado cooperative into the Company.

       "THE COOPERATIVE" means Minnesota Corn Processors, Inc., a Minnesota cooperative corporation.

       "MEMBER" means any Person (i) who has become a Member pursuant to the terms of this Agreement, and who is designated as a Member on the Membership Register, (ii) who is the owner of 1,000 or more Units, and (iii) who has not ceased to be a Member pursuant to the terms of this Agreement. "Members" means all such Persons.

       "MEMBERSHIP INTEREST" means a Unit Holder's share of the Profits and Losses of the Company and a Unit Holder's right to receive distributions of cash or other assets of the Company in accordance with the terms of this Agreement.

       "MEMBERSHIP REGISTER" shall have the meaning specified in Section 3.1 of this Agreement.

       "1996 LOSS PAYABLE" shall mean the unpaid portion of the Cooperative's operating loss for fiscal year ended September 30, 1996 that was assessed against a unit of equity participation by the Board of Directors of The Cooperative and which pursuant to the Transaction Agreement continues as a lien in favor of the Company against a Class A Unit into which such unit of equity participation has been converted.

       "NONRECOURSE DEDUCTIONS" has the meaning set forth in Section 1.704-2(b)(1) of the Regulations.

       "NONRECOURSE LIABILITY" has the meaning set forth in Section 1.704-2(b)(3) of the Regulations.

       "PERSON" means any individual, partnership, limited liability company, association, corporation, cooperative, estate, trust or other entity, and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

       "PROFITS" shall have the meaning associated with that term in the definition of Profits and Losses hereunder.

       "PROFITS AND LOSSES" shall mean, for each allocation period, an amount equal to the Company's taxable income or loss for such allocation period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication):

       (a) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of "Profits" and "Losses" shall be added to such taxable income or loss;

       (b) Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition of "Profits" and "Losses" shall be subtracted from such taxable income or loss;

       (c) In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraphs (b) or (c) of the definition of Gross Asset Value, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the asset) or an item of loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses;

       (d) Gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Gross Asset Value;

       (e) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Allocation Year, computed in accordance with the definition of Depreciation;

       (f) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) is required, pursuant to Regulations
Section 1.704-(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member's interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and

       (g) Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Section 5.2 or Section 5.3 hereof shall not be taken into account in computing Profits or Losses.

     The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Section 5.2 or Section 5.3 hereof shall be determined by applying rules analogous to those set forth in subparagraphs (a) through (f) above.

       "PROPERTY" means all real and personal property, including cash, acquired and operated by the Company and any improvements thereto, and shall include both tangible and intangible property.

       "REGULATIONS" means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code as such Regulations may be amended from time to time (including corresponding provisions of succeeding Regulations).

       "SPECIAL FINANCIAL INTERESTS" means the nonvoting financial interest in the Company issued to the former holders of nonqualified written notices of allocation issued by the Cooperative, the stated amounts of which shall correspond to the stated amounts of such nonqualified written notices of allocation.

       "REGULATORY ALLOCATIONS" has the meaning set forth in Section 5.3 hereof.

       "TAX WITHHOLDING OBLIGATION" means an amount equal to the portion of any amount allocated, credited, or otherwise distributable to a Unit Holder which the Company is required to withhold for income tax purposes pursuant to any applicable federal, state, local, or other governmental agency law or regulation.


       "TRANSACTION AGREEMENT" means the Transaction Agreement dated January 22, 1999 between the Cooperative, MCP Colorado and the Company.


       "TRANSFER" means, as a noun, any voluntary or involuntary transfer, sale or other disposition and, as a verb, to voluntarily or involuntarily transfer, sell, or otherwise dispose of, but shall not include a pledge, grant of a security interest or other encumbrance.

       "UNIT" means the unit of measurement used herein to quantify the Membership Interest of a Unit Holder, consisting of Class A Units or Class B Units, as reflected on the Membership Register. A Unit Holder's Membership Interest as quantified by the number of Units owned by such Person may be evidenced by a certificate of Units issued by the Company, which certificate shall contain appropriate restrictive legends.

       "UNIT HOLDER NONRECOURSE DEBT" has the same meaning as the term "partner nonrecourse debt" in Section 1.704-2(b)(4) of the Regulations.

       "UNIT HOLDER NONRECOURSE DEBT MINIMUM GAIN" means an amount, with respect to each Unit Holder Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Unit Holder Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Regulations.

       "UNIT HOLDER NONRECOURSE DEDUCTIONS" has the same meaning as the term "partner nonrecourse deductions" in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Regulations.

       "UNIT HOLDERS" means all Persons who hold Units. "Unit Holder" means any one of the Unit Holders.

                                  ARTICLE II


                         THE LIMITED LIABILITY COMPANY

     2.1 Formation; Effective Date of Agreement. The Company is formed as a Colorado limited liability company pursuant to and in accordance with the provisions of the Act and upon the terms and conditions set forth in this Agreement. This Agreement is made effective as of the formation of the Company.


     2.2 Name. The name of the Company shall be Minnesota Corn Processors, LLC. All business of the Company shall be conducted in such name or in trade names approved by the Board of Directors. The name of the Company may be changed from time to time in accordance with the Act.

     2.3 Business Purpose. The purpose of the Company is to conduct any business activity in which a limited liability company organized under the Act may be lawfully engaged in and to conduct any and all activities related or incidental thereto, including the acquisition, improvement, leasing, operation, mortgage and disposition of personal property and real property.

     2.4 Powers. The Company may carry on any lawful business, purpose or activity permitted by the Act and shall possess and may exercise all the powers and privileges granted by the Act or by any other law or by this Agreement, together with any powers incidental, necessary or convenient to the conduct, promotion or attainment of the business, purposes or activities of the Company.


     2.5 Duration. The duration of the Company shall be perpetual, unless dissolved earlier as provided herein.

     2.6 Registered Office and Registered Agent. The location of the registered office and the name of the registered agent of the Company in the State of Colorado shall be as stated in the Articles of Organization. The registered office and registered agent of the Company in the State of Colorado may be changed from time to time by the Board of Directors.

     2.7 Principal Office. The principal office of the Company shall be located at 901 North Highway 59, Marshall, MN 56258, or at such other place(s) within or without the State of Minnesota as the Board of Directors may determine from time to time.

     2.8 Title to Property; No Agency Power. All Property originally transferred to or subsequently acquired by or on account of the Company shall be owned by the Company as an entity. No Member, Director or Unit Holder shall have any ownership interest in such Property in such Person's individual name or right. The Company shall hold all of its Property in the name of the Company and not in the name of any Member, Director or Unit Holder. Subject to the approval by the Board or the Members when required by this Agreement, title to Property may be transferred by an instrument of transfer executed by the appropriate officer of the Company as designated by the Board. No Member, Director or Unit Holder has the authority, in said Person's capacity as Member, Director or Unit Holder, to transfer title to Property or bind the Company or the other Members or any one of them. Only duly authorized officers, directors and agents of the Company shall have the authority to bind the Company.

     2.9 Limited Liability of Members and Directors. Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company. No Member, Director or other agent of the Company, solely by reason of such status, shall be personally liable, under a judgment, decree or order of a court, or in any other manner, for the acts, debts, obligations or liabilities of the Company, whether arising in contract, tort or otherwise.

                                  ARTICLE III


                                    MEMBERS

     3.1 Membership. There shall be no Members admitted to the Company except as provided in this Agreement. The name, address, Capital Contribution, and class of membership of each Member shall be set forth in a membership register maintained by the Company at its principal office or by a duly appointed agent of the Company (the "Membership Register"), which shall be modified from time to time as additional Units are issued and as Units are transferred pursuant to
Article X. Prior to the merger of MCP Colorado into the Company pursuant to the Transaction Agreement, the Cooperative (or its successors) shall be the only Member of the Company. From and after the effective time of the merger of MCP Colorado into the Company pursuant to the Transaction Agreement, the membership interest of the Cooperative (or its successor) in the Company shall be canceled, and (A) The Class A Members of this Company shall include, (i) initially, the members of the Cooperative who receive Class A Units from the Cooperative pursuant to the Transaction Agreement; and (ii) individuals, corporations or other entities who acquire a minimum of 1,000 Class A Units in a permitted transfer or in an offering by the Company of additional Class A Units. The Class B Members of this Company shall include, (i) initially, Archer Daniels Midland Company, as the transferee of Class B Units from the Cooperative pursuant to the Transaction Agreement, and (ii) individuals, corporations or other entities who acquire a minimum of 1,000 Class B Units in a permitted transfer.

     The holders of Special Financial Interests shall not be Members of the Company and shall have no rights other than the rights to distributions specified in Sections 5.7(a) and 11.3(d) and the corresponding right to income allocations provided in Section 5.2(i).

     3.2 Ownership of Membership Interests.

       (a) Minimum Ownership of Units Required. Each Class A Member shall own not less than 1,000 Class A Units. Each Class B Member shall own not less than 1,000 Class B Units.

       (b) Limitation on Ownership of Membership Interests.

           (i) Number of Units. No Class A Member shall own more than two percent (2%) of the total issued and outstanding Class A Units of the Company. For purposes of this Section 3.2(b), the number of Units owned by any Member shall include Units owned by the member's spouse, children, parents, or brothers and sisters, and by any Affiliate of the Member or the Member's spouse, children, parents or brothers and sisters.

          (ii) Competitors. Any Competitor of the Company shall not be eligible to own Class A Units of the Company.

       (c) Company Right to Purchase Units. If (A) any Member holds at any time less than the minimum number of Units required by Section 3.2(a) or more than the maximum number of Units permitted under Section 3.2(b), and fails to cure such violation of this Agreement within one (1) year after notice thereof by the Company, or (B) any Member is or becomes a Competitor, that Member's voting rights, if any, shall be suspended as provided in Section 3.14 below and, in addition, the Company shall have the right (but not the obligation) to purchase, and the Member shall be required to sell (i) in the case of a violation of
Section 3.2(a), all of the Units owned by such Member, and (ii) in the case of a violation of Section 3.2(b), that Member's Units in excess of the two percent (2%) maximum provided for in Section 3.2(b). The purchase price for Units purchased by the Company under this Section shall be an amount equal to the Established Value of the Units determined at the time the Company notifies the Member of the violation and shall be payable, at the Company's option, in one lump sum or equal installments over a period of five (5) years, with interest at a rate equal to the interest rate for 91 day U.S. Treasury bills, adjusted quarterly.

     3.3 Classes of Membership. This Company has two (2) classes of Membership.


       (a) Class A Membership. Class A Membership (as quantified by the Class A Units) shall be the voting Membership Interests of the Company.

       (b) Class B Membership. Class B Membership (as quantified by the Class B Units) shall be non-voting Membership Interests.

     3.4 Voting.

       (a) Units Required. Each Class A Member owning a minimum of 5,000 Class A Units shall be entitled to one (1) vote with respect to any matter to be determined by the Members under this Agreement or the Act, regardless of the number of Units owned by such Class A Member. Any Class A Member who is in default of any of its obligations under this Agreement shall not be entitled to vote on any matter during the period of such default. When determining the aggregate number of Units held by a Member for purposes of this Agreement, the Units held by any Member who is in default of any obligations under this Agreement shall be excluded. Each Member other than individual Members shall designate in writing to the Chairman of the Board of the Company the name of one
(1) individual authorized to act as such Member's representative with respect to all matters covered by this Agreement, including the right to exercise such Member's voting rights hereunder. The Company and the other Members shall be entitled to rely on the authority of the individual so designated. Each Member may change such Member's representative by written notice to the Chairman of the Board at such Member's sole discretion.

       A member absent from any meeting may submit an absentee vote on any motion, resolution, or amendment to be acted upon at such meeting, provided an absentee ballot has been specifically authorized by the Board of Directors. An absentee vote must be cast on a ballot containing the exact text of the proposed motion, resolution, or amendment by delivering such ballot to the Secretary at the principal office of the Company by hand, by United States mail (with postage prepaid thereon), by facsimile, by overnight courier or by any other reasonable means, to arrive not later than five (5) days prior to the day of the meeting at which the vote is taken.

       (b) Non-Voting Members. Any Class A Member owning at least 1,000 Class A Units but less than 5,000 Class A Units as of the date upon which notice of action to be taken by the Members is mailed to the Members shall be considered a non-voting member of the Company and shall not be entitled to vote on any matters reserved to the Members. The Units held by such non-voting members shall be excluded in determining the aggregate number of Units held by Members. Notwithstanding that such member is not entitled to vote, the Units in the hands of the non-voting member shall continue to be subject to all the applicable provisions of this Agreement, including but not limited to the transfer restrictions set forth in Article X hereof. In the event a non-voting member purchases the minimum number of Class A Units required to receive voting rights under Section 3.4(a) hereof, such member shall be entitled to the voting rights set forth in Section 3.4(a) without any further action by the Members or the Board.

     3.5 Place of Meetings. Each meeting of the Members shall be held at such place as the Board of Directors may from time to time designate in writing to the Members.

     3.6 Regular Meetings. Regular meetings of the Members shall be held not less than once per year, at such time and place as determined by the Board of Directors; provided however, that if a regular meeting has not been held within six (6) months after the end of each fiscal year of the Company any Member may demand a meeting of the members by written demand to the Board of Directors.

     3.7 Special Meetings. Special meetings of the Members may be called by the Board of Directors or twenty percent (20%) of the Class A Members. The business transacted at a special meeting of the Members is limited to the purposes stated in the notice of the meeting.

     3.8 Notice of Meetings. Written notice of each meeting of the Members, stating the date, time and place, and in the case of a special meeting, the purpose of the meeting, shall be given in writing at least fourteen (14) days and not more than sixty (60) days prior to the meeting to every Member entitled to vote at such meeting.

     3.9 Waiver of Notice. A Member may waive the notice of meeting required under this Article. A written notice of waiver signed by the Member entitled to notice is effective whether given before, during or after the meeting. Attendance by a Member at a meeting is waiver of notice of that meeting, unless the Member objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and thereafter does not participate in the meeting.

     3.10 Quorum. The presence (in person or by proxy or mail ballot) of at least ten percent (10%) of the Class A Members is required for the transaction of business at a meeting of the Members; provided, however, that a quorum shall never be more than fifty (50) Class A Members.

     3.11 Proxies; Mail Ballots. Voting by proxy or by mail ballot shall be permitted on any matter if authorized by the Board of Directors.

     3.12 Action Without Meeting. Any action required or permitted to be taken at a meeting of the Members of the Company may be taken without a meeting by written action signed by all of the Class A Members. The written action is effective when signed by all the Class A Members, unless a different effective time is provided in the written action.

     3.13 Telephonic Meetings. Any regular or special meeting of the Members may be taken by telephonic or electronic conference or any other means of communication through which the Members can simultaneously hear each other during the conference, if the same notice is given of the conference to each Member, and if the Members participating in the conference would be sufficient to constitute a quorum at a meeting. Participation in a telephonic, electronic, or other conference of such means constitutes presence at the meeting in person or by proxy if all the other requirements are met.

     3.14 Termination of Membership. A Member's Membership Interest terminates and such Person ceases to be a Member on and following the occurrence of any of the following events (each an "Event of Disassociation"):

       (a) Complete Transfer. The Member transfers all of the Member's Units, regardless of whether the transferee(s) is admitted as a substitute Member pursuant to Section 10.5 of this Agreement;

       (b) Dissolution of Member. Any event terminating the existence of any non-individual Member;

       (c) Death of Individual Member. The death of any individual Member;

       (d) Withdrawal. The Member resigns by written notice to the Chairman of the Board; or

       (e) Disqualification. The Member holds less than the minimum number of Units required by Section 3.2(a) or more than the maximum number of Units permitted by Section 3.2(b) and fails to cure the applicable violation within one (1) year after notice thereof by the Company.

     A Person who has ceased to be a Member shall be considered a non-member Unit Holder only, and shall have no right to any information or accounting of the affairs of the Company, shall not be entitled to inspect the books or records of the Company, shall not be entitled to vote on any matters reserved to the Members, and shall not have any of the other rights of a Member under the Act or this Agreement. The Units held by such Unit Holder shall be excluded in determining the aggregate number of Units held by Members. Notwithstanding that such Unit Holder is no longer a Member, the Units in the hands of such Unit Holder shall continue to be subject to all the applicable provisions of this Agreement, including but not limited to the transfer restrictions set forth in
Article X hereof.

     In the event such Unit Holder ceased to be a Member pursuant to Section 3.14(f), such Unit Holder shall be reinstated as a Member without any further action by the Members or the Board upon a showing to the Board that such Unit Holder meets the minimum and maximum requirements set forth in Section 3.2.

     3.15 Continuation of the Company. The Company shall not be dissolved upon the occurrence of an Event of Disassociation or any other event which is deemed to terminate the continued membership of a Member. The Company's affairs shall not be required to be wound up. The Company shall continue without dissolution.


     3.16 No Obligation to Purchase Units. No Member whose membership in the Company terminates shall have any right to demand or receive a return of such terminated Member's Capital Contributions.

Neither the remaining Members nor the Company shall have any obligation to purchase or redeem the Units of any such terminated Member.

     3.17 Advance Consent to Certain Substitute Members.

       (a) Substitute Member -- Dissolution. In the event of dissolution of a non-individual Member, any person who continues the business of a dissolved Member, or who holds some or all of the Membership Interest of the dissolved Member, shall be admitted as a substitute Member; provided, however, that such Person shall not be admitted as a substitute Member unless and until each of the conditions set forth in Section 10.3 of this Agreement have been satisfied.


       (b) Substitute Member -- Death. In the event of the death of an individual Member, each of the following Persons who holds some or all of the Membership interest of the deceased Member shall be admitted as a substitute Member; provided, however, that such Person shall not be admitted as a substitute Member unless and until each of the conditions set forth in Section
10.3 of this Agreement are satisfied at the time such Person becomes the holder of all or some of such Membership Interest:

            (i) the estate of the deceased Member;

           (ii) the surviving joint tenant of the Membership Interest; and

          (iii) any distributee of the estate of the deceased Member, including any trustee(s) of a trust which holds some or all of the Membership Interest of the deceased Member.

The rights of the estate of a deceased Member shall be exercised by the personal representative(s) appointed by the court as the personal representative of the estate of a deceased Member.

       (c) Substitute Member. The purpose of this Section 3.17 is that the voting rights of any Member whose membership is terminated by the dissolution or death of such Member shall follow the Membership Interest of such Member notwithstanding such termination, through the automatic substitution of the holder of all or some of such Membership Interest as a substitute Member. Any Person who is admitted as a substitute Member under this Section 3.17 shall be entitled to all of the rights and bound by the obligations of, the Member for which it is substituted.

     3.18 Compliance with Articles of Organization and Operating Agreement. Each Member of the Company is subject to the terms of the Company's Articles of Organization, this Agreement, and such other reasonable policies and procedures as the Board from time to time adopts to implement the terms of this Agreement.


     3.19 No Dissenters' Rights. No Member or Unit Holder shall have any dissenters' rights or appraisal rights or other similar rights as a result of any merger or consolidation or other action involving the Company approved by the Class A Members as provided in Section 6.16 hereof.



                                  ARTICLE IV


                                    CAPITAL

     4.1 Units. The Company shall be authorized to issue 500,000,000 Units. Of the total number of Units authorized in this Section 4.1, 350,000,000 Units are hereby designated as Class A Units, and 150,000,000 Units are hereby designated as Class B Units.

     4.2 Capital Accounts. A Capital Account maintained for such Unit Holder in accordance with the following provisions:

       (a) To each Unit Holder's Capital Account there shall be credited (i) such Unit Holder's Capital Contributions (determined in the case of the initial Unit Holders as provided in Section 4.3(a)), (ii) such Unit Holder's distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Section 5.2 or Section 5.3 hereof, and
(iii) the amount of any Company liabilities assumed by such Unit Holder or which are secured by any Property distributed to such Unit Holder.

       (b) To each Unit Holder's Capital Account there shall be debited (i) the amount of money and the Gross Asset Value of any Property distributed to such Unit Holder pursuant to any provision of this Agreement, (ii) such Unit Holder's distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Section 5.2 or Section 5.3 hereof, and
(iii) the amount of any liabilities of such Unit Holder assumed by the Company or which are secured by any Property contributed by such Unit Holder to the Company;


       (c) In determining the amount of any liability for purposes of subparagraphs (a) and (b) above there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.


     The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Board of Directors shall determine that it is prudent, it may modify the manner in which the Capital Accounts are maintained, provided that it is not likely to have a material effect on the amounts distributed to any Person pursuant to Article XI hereof upon the dissolution of the Company. The Board of Directors also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Unit Holders and the amount of capital reflected on the Company's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).


     4.3 Initial Issuance of Units; Offering of Additional Units.


       (a) MCP Colorado will fund the Company on the Closing Date specified in the Transaction Agreement by contributing all of its assets to the Company in consideration of the Company's assumption of all of MCP Colorado's liabilities and other obligations. On the effective date of the merger of MCP Colorado into the Company, each member of MCP Colorado shall be issued the number and class of Units that corresponds to the number and class of units such member held in MCP Colorado. As the result of the foregoing transactions, the Unit Holder shall be deemed to have made a Capital Contribution in the amount the product of (i) the number of Units distributed to such Unit Holder, times (ii) the Initial Agreed Value Per Unit.


       (b) From time to time, the Board of Directors may authorize the issuance and sale by the Company of additional Units (within the limits set forth in Section 4.1) but only for the purpose of funding costs of expansion of or necessary maintenance and repairs to the Company's corn wet-milling and related facilities, funding costs of construction or acquisition of new or existing facilities or business related or complimentary to the Company's existing business, funding losses which cannot reasonably be expected to be funded with future earnings, and/or funding equity contributions to joint ventures involved in businesses which are related or complimentary to the Company's existing businesses. In the event the Company offers such additional Units, the Company shall offer the existing Class A and Class B Members the opportunity to purchase additional Units so as to permit them to maintain at a constant level their then existing percentage of the total Class A or Class B Units.


     4.4 No Capital Calls. The Company may not require Members to make additional contributions of capital to the Company for any reason, except that the Board of Directors may, in its discretion, by resolution require that any Member to whom a Tax Withholding Obligation is attributable make an additional contribution to the capital of the Company in an amount equal to such Tax Withholding Obligation less the amount of any loans for such purpose made to the Company pursuant to Section 4.9.


     4.5 Tax Withholding Obligations. The Board of Directors may, in its discretion, by resolution require that any Member to whom a Tax Withholding Obligation is attributable make an additional contribution to the capital of the Company in an amount equal to such Tax Withholding Obligation less the amount of any loans for such purpose made to the Company pursuant to Section 4.9.


     4.6 Transferee Succeeds to Transferor's Capital Account. Any transfers permitted by Article X of this Agreement by a Member to a transferee of all or a part of such Member's Membership Interest in the Company shall vest in such transferee (and such transferee shall become a successor in interest) the interest of the transferor Member's Capital Account to the extent of the Membership Interest transferred.

     4.7 No Right to Return of Contributions. The Members (including terminated members) shall have no right to the withdrawal or the return of their respective Capital Contributions except to the extent set forth in Article XI upon liquidation of the Company.

     4.8 No Interest on Capital Contributions. Other than Distributions authorized pursuant to Article V or Article XI, no Member shall be entitled to receive any interest or other property on account of the Member's Capital Contributions to the Company.

     4.9 Loans to the Company. A Member may lend money to the Company if authorized by the Board of Directors. Any such loan shall not be treated as a Capital Contribution for any purpose and shall not entitle the Member to any increase in such Member's Membership Interest. The Company shall be obligated to such Member for the amount of any such loan, with interest thereon at such rate as may have been agreed upon by the Board of Directors.

     4.10 No Repayment Liability. No Member, Director or other Unit Holder shall be personally liable for the repayment of any Capital Contributions of any other Unit Holder.



                                   ARTICLE V


                         ALLOCATIONS AND DISTRIBUTIONS

     5.1 Allocation of Profits and Losses. After giving effect to the special allocations set forth in Section 5.2 or Section 5.3, Profits and Losses for any accounting period shall be allocated to the Unit Holders and shall be divided among them in proportion to the number of Units held by each as set forth on the Membership Register.

     5.2 Special Allocations. The following special allocations shall be made in the following order:

       (a) Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this
Article V, if there is a net decrease in Company Minimum Gain during any allocation period, each Unit Holder shall be specially allocated items of Company income and gain for such allocation period (and, if necessary, subsequent allocation periods) in an amount equal to such Unit Holder's share of the net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unit Holder pursuant thereto. The items to be so allocated shall be determined in accordance with sections 1.704-2(f) (6) and 1.704-2(j) (2) of the Regulations. This Section 3.3(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

       (b) Unit Holder Minimum Gain Chargeback. Except as otherwise provided in
Section 1.704-2(i) (4) of the Regulations, notwithstanding any other provision of this Article V, if there is a net decrease in Unit Holder Nonrecourse Debt Minimum Gain attributable to a Unit Holder Nonrecourse Debt during any allocation period, each Unit Holder who has a share of the Unit Holder Nonrecourse Debt Minimum Gain attributable to such Unit Holder Nonrecourse Debt, determined in accordance with Section 1.704-2(i) (5) of the Regulations, shall be specially allocated items of Company income and gain for such allocation period (and, if necessary, subsequent allocation periods) in an amount equal to such Unit Holder's share of the net decrease in Unit Holder Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i) (4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unit Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)
(4) and 1.704-2(j) (2) of the Regulations. This Section 5.2(b) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i) (4) of the Regulations and shall be interpreted consistently therewith.

       (c) Qualified Income Offset. In the event any Unit Holder unexpectedly receives any adjustments, allocations, or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6) of
the Regulations, items of Company income and gain shall be specially allocated to such Unit Holder in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of the Unit Holder as quickly as possible, provided that an allocation pursuant to this
Section 5.2(c) shall be made only if and to the extent that the Unit Holder would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article V have been tentatively made as if this Section 5.2(c) were not in the Agreement.

       (d) Gross Income Allocation. In the event any Unit Holder has a deficit Capital Account at the end of any allocation period which is in excess of the sum of (i) the amount such Unit Holder is obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Unit Holder shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 5.2(d) shall be made only if and to the extent that such Unit Holder would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article V have been made as if Section 5.2(c) and this Section 5.2(d) were not in the Agreement.

       (e) Nonrecourse Deductions. Nonrecourse Deductions for any allocation period shall be specially allocated to the Unit Holders in proportion to their respective Units held.

       (f) Unit Holder Nonrecourse Deductions. Any Unit Holder Nonrecourse Deductions for any allocation period shall be specially allocated to the Unit Holder who bears the economic risk of loss with respect to the Unit Holder Nonrecourse Debt to which such Unit Holder Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i) (1).

       (g) Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset, pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Unit Holder in complete liquidation of such Unit Holder's interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Unit Holders in accordance with their interests in the Company in the event Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Unit Holder to whom such distribution was made in the event Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

       (h) Allocations Relating to Taxable Issuance of Units. Any income, gain, loss or deduction realized as a direct or indirect result of the issuance of Units by the Company shall be allocated among the Unit Holders so that, to the extent possible, the net amount of such items, together with all other allocations under this Agreement to each Unit Holder shall be equal to the net amount that would have been allocated to each such Unit Holder if the items had not been realized.

       (i) Allocations Relating to Special Financial Interests. If a distribution is made to a holder of a Special Financial Interests under Section 5.7(a) or 11(d), a corresponding amount of income, gain, gross receipts or gross sales proceeds, as determined by the Board of Directors, shall be allocated to such holder.

     5.3 Curative Allocations. The allocations set forth in Sections 5.2(a) through 5.2(g) and 5.4 (the "Regulatory Allocations") are intended to comply with certain requirements of the Regulations. It is the intent of the Unit Holders that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 5.3. Therefore, notwithstanding any other provision of this Section 3 (other than the Regulatory Allocations), the Board of Directors shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Unit Holder's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Unit Holder would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Sections 5.1 and 5.2(h).

     5.4 Loss Limitation. Losses allocated pursuant to Section 5.1 hereof shall not exceed the maximum amount of Losses that can be allocated without causing any Unit Holder to have an Adjusted Capital Account Deficit at the end of any allocation period. In the event some but not all of the Unit Holders would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to Section 5.1 hereof, the limitation set forth in this Section 5.4 shall be applied on a Unit Holder by Unit Holder basis and Losses not allocable to any Unit Holder as a result of such limitation shall be allocated to the other Unit Holders in accordance with the positive balances in such Unit Holder's Capital Accounts so as to allocate the maximum permissible Losses to each Unit Holder under Section 1.704-1(b)(2)(ii)(d) of the Regulations.


     5.5 Other Allocation Rules.


       (a) For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Board of Directors using any permissible method under Code Section 706 and the Regulations thereunder.


       (b) The Unit Holders are aware of the income tax consequences of the allocations made by this Article 5 and hereby agree to be bound by the provisions of this Article 5 in reporting their shares of Company income and loss for income tax purposes.


       (c) Solely for purposes of determining a Unit Holder's proportionate share of the "excess nonrecourse liabilities" of the Company within the meaning of Regulations Section 1.752-3(a) (3), the Unit Holders' interests in Company profits are in proportion to their Units held.


     To the extent permitted by Section 1.704-2(h) (3) of the Regulations, the Company shall endeavor to treat distributions as having been made from the proceeds of a Nonrecourse Liability or a Unit Holder Nonrecourse Debt only to the extent that such distributions would cause or increase an Adjusted Capital Account Deficit for any Unit Holder.


     5.6 Tax Allocations. In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any Property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Unit Holders so as to take account of any variation between the adjusted basis of such Property to the Company for federal income tax purposes and its initial Gross Asset Value using such allocation method as may be provided by Regulations and selected by the Board of Directors.


     In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (b) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder.


     Any elections or other decisions relating to such allocations shall be made by the Board of Directors in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 5.6 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Unit Holder's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.


     5.7 Distributions. Cash shall be distributed in the amounts and at such times as the Board may determine in its discretion; provided, however, that the declaration and making of any distribution shall in all instances be limited by applicable provisions of the Act. Subject to such limitation, the Board shall endeavor to cause the Company to make cash distributions at such times and in such amounts as will permit the Unit Holders to make timely payment of income taxes payable with respect to ownership of Units. Distributions shall be in such amounts as the Board determines is not required to be retained by the Company to meet the reasonably foreseeable cash requirements and needs of the business and activities of the Company and to establish an adequate reserve for the payment of Company liabilities and contingencies. Distributions of cash or other property hereunder shall be made as follows:

       (a) In the sole discretion of the Board of Directors, distributions may be made prorata to the holders of Special Financial Interests in any amount up to the stated amount thereof provided that the aggregate amount of such distributions shall not exceed the aggregate stated amount of all Special Financial Interests.


       (b) Except as otherwise provided in Section 5.7(a), to the Unit Holders to be divided among them in proportion to the number of Units held by each Unit Holder.


       (c) Any distribution may be made subject to offset for any debt or other amount owed by the Unit Holder or the holder of a Special Financial Interest to the Company.


       For purposes of determining those Unit Holders entitled to receive distributions pursuant to this Section 5.7, the Board of Directors may fix in advance a record date which shall be the first day of any calendar month following the calendar month in which the Board of Directors declares the distribution. If no such record date is fixed by the Board, the record date shall be the first day of the calendar month in which the distribution is to paid. Notwithstanding the foregoing, distributions made with respect to Units that are the subject of a Transfer shall be made in accordance with Section 10.6 hereof and distributions made with respect to additional Units issued by the Company shall be made in accordance with Section 10.6 as if such additional Units had been the subject of a Transfer.


     5.8 Tax Withholding Obligations Constitute a Distribution. Any Tax Withholding Obligation which is withheld by the Company shall constitute a distribution of such amount by the Company to the Unit Holder to whom such Tax Withholding Obligation is attributable.



                                  ARTICLE VI


                              BOARD OF DIRECTORS


     6.1 Board of Directors. Except as otherwise provided in this Agreement, the business and affairs of the Company shall be managed under the direction of the Board of Directors as provided herein. Prior to the merger of MCP Colorado into the Company pursuant to the Transaction Agreement, the Board of Directors shall consist of the individuals identified as such in the Articles of Organization. At the effective time of the merger of MCP Colorado into the Company pursuant to the Transaction Agreement, the Board of Directors shall consist of the Directors specified in the Transaction Agreement. Thereafter, the Board of Directors shall consist of twenty-four (24) Directors, who shall be elected by the Class A Members in accordance with this Article.


     6.2 Qualifications of Directors. All Directors elected by the Class A Members shall be natural persons and must be Class A Members or an elected or appointed representative of a Class A Member which is other than a natural person.


     6.3 Election of Directors. At each Annual Meeting of the Members, elections shall be held to fill all vacancies on the Board of Directors. Class A Members may vote by mail ballot for directors, provided a mail ballot has been specifically authorized by the Board of Directors. Directors shall be elected for staggered terms of three (3) years and until a successor is elected and qualified.


     6.4 Removal of Directors. The Board of Directors or any individual director may be removed from office, with cause, by a vote of a majority of the Class A Members from the district that elected the director that are present in person or by mail ballot, and that are entitled to vote at the meeting of the Class A Members at which said removal of directors is considered. In case any one (1) or more directors be so removed, successor directors shall be elected at the same meeting. Such successor directors shall be from the same district or districts as the director or directors so removed. Notice of a meeting at which any Class A Members will be voting to remove a director must state removal of directors as an item to be voted upon at the meeting.


     6.5 Vacancies. Whenever a vacancy occurs on the Board of Directors, other than from expiration of a term of office or removal from office, a majority of the remaining Directors shall appoint a Member from the same district to fill the vacancy until the next Annual Meeting of the Class A Members, at which time the Members may elect a new Director to fill the vacancy for the remainder of the term of the vacant Directors.

     6.6 Annual Meeting. An annual organizational meeting of the Board of Directors shall be held within thirty (30) days following each Annual Meeting of the Class A Members for the purpose of the election of the board officers for the ensuing year, and to transact such other business as may properly come before the meeting.

     6.7 Regular Meetings. A regular meeting of the Board of Directors shall be held at such frequency and at such time and place as the Board of Directors may determine.

     6.8 Special Meetings. A special meeting of the Board of Directors shall be held whenever called by the Chairman or, during his or her absence, by the Vice Chairman, on forty-eight (48) hours' notice to each Director personally, or by mail. Special meetings shall be called by the Chairman or Secretary in like manner and on like notice on the written request of any Director. The purpose of a special meeting need not be specified in the notice of the meeting. Notice of any special meeting may be waived by attendance at a meeting, except when a Director attends a meeting and objects to the transaction of business, or by a waiver of notice signed before, during, or after the meeting.

     6.9 Quorum, Voting. A majority of the Directors in office shall constitute a quorum necessary to the transaction of business at any annual organizational meeting, regular meeting, or special meeting of the Board of Directors, but if less than a quorum is present, those Directors present may adjourn the meeting from time to time until a quorum shall be present. All questions shall be decided by a vote of a majority of the Directors present at a meeting.

     6.10 Executive Committee. The Board of Directors may designate three (3) or more Directors, one of whom shall be the Chairman of the Board, to constitute an Executive Committee. The Board of Directors may elect other Directors as alternative members of the Executive Committee. To the extent determined by the Board of Directors, the Executive Committee shall have and exercise the authority of the Board of Directors in the direction of the Company; provided, however, that the Executive Committee shall not have the powers of the Board of Directors in regard to apportionment or distribution of cash, election of officers, filling vacancies on the Board of Directors, and recommending amendments to this Agreement. The Executive Committee shall act only in the interval between meetings of the Board of Directors, and shall be subject at all times to the control and direction of the Board of Directors. Copies of the minutes of each Executive Committee meeting shall be mailed to all directors within seven (7) days following such meeting.

     6.11 Compensation. The compensation of the Board of Directors shall be determined by resolution of the Board of Directors, which shall be presented for approval to the Class A Members at any Annual Meeting or special meeting, and when so determined shall be continuing until altered or amended. Board officers shall be entitled to reimbursement for actual expenses incurred in attending Board of Directors meetings or in conducting other business of the Company. Such expense accounts shall be approved by officers of the Board of Directors.

     6.12 Number of Districts. The territory in which the Class A Members are located shall be divided into eight districts. The boundaries of such districts shall be defined without dividing counties, and the number of Directors representing each district shall be approximately proportionate to the number of Class A Members located in that district. Each district shall be represented by two or more Directors, who shall be elected at the Annual Meeting, as provided in Section 6.3.

     6.13 Districting Committee. Periodically, the Board of Directors may appoint a Districting Committee. The Districting Committee shall review the boundaries of the districts, the number of Class A Members located in each district, and the number of Directors representing each district. The Districting Committee shall then recommend any changes to said boundaries that are necessary to maintain equality of representation among such districts.

     The boundaries of the districts, the number of Class A Members located in each district, and the number of Directors representing each district shall be subject to review by the Districting Committee at least every three years. The recommendations of the Districting Committee may be accepted, rejected, or modified by the Board of Directors. Rather than appointing a Districting Committee, the Board of Directors may delegate the duties, powers, rights, and responsibilities described in this Section 6.13 to any existing committee of the Board of Directors.

     6.14 Counties and Districts. Initially, the counties in each of the eight districts shall be as follows:

       (a) District One. District One shall include the following counties in
Minnesota: Anoka, Big Stone, Chisago, Clay, Crow Wing, Dakota, Douglas, Grant, Hennepin, Kanabec, Kandiyohi, Mahnomen, Meeker, Mille Lacs, Morrison, Norman, Otter Tail, Pennington, Polk, Pope, Ramsey, Red Lake, Sherburne, Stearns, Stevens, Swift, Todd, Traverse, Wadena, Washington, Wilkin, and Wright.

       (b) District Two. District Two shall include the following counties in
Minnesota: Blue Earth, Carver, Dodge, Faribault, Fillmore, Freeborn, Goodhue, Le Sueur, McLeod, Mower, Nicollet, Olmsted, Renville, Rice, Scott, Sibley, Steele, Wabasha, and Waseca.

       (c) District Three. District Three shall include Brown County, Redwood County, and Watonwan County in Minnesota.

       (d) District Four. District Four shall include Chippewa County and Lac Qui Parle County in Minnesota.

       (e) District Five. District Five shall include Lincoln County and Yellow Medicine County in Minnesota, and shall also include the following counties in South Dakota: Beadle, Bon Homme, Brookings, Brown, Charles Mix, Clark, Clay, Codington, Deuel, Grant, Hamlin, Kingsbury, Lake, Lincoln, McCook, Miner, Minnehaha, Moody, Spink, Turner, and Yankton.

       (f) District Six. District Six shall include Lyon County in Minnesota.

       (g) District Seven. District Seven shall include the following counties in Minnesota: Cottonwood, Jackson, Martin, Murray, Nobles, Pipestone, and Rock. District Seven shall also include the following counties in Iowa: Cerro Gordo, Clay, Chickasaw, Dickinson, Emmet, Lyon, Mitchell, Osceola, Sioux, and Winnebago.

       (h) District Eight. District Eight shall include all of the counties in Nebraska, and shall also include the following counties in Iowa: Carroll, Crawford, Davis, Delaware, Dubuque, Fremont, Harrison, Ida, Linn, Louisa, Page, Pottawattamie, Shelby, Story, and Webster.

       If a situation arises where a Class A Member is located in a county or state which is not designated as part of the any of the eight districts, then the Board of Directors may add that county or state to whichever of the districts the Board of Directors determines is most logical, in its sole discretion, and may notify the affected Member of its decision. The Board of Directors may take this action without the need for any additional amendments to this Agreement. The designation of new counties to existing districts by the Board of Directors under these circumstances shall be reviewed by the Districting Committee when it is next appointed.

     6.15 Directors and Districts. Initially, the number of directors representing each district shall be as follows:

       (a) District One shall be represented by three directors.

       (b) District Two shall be represented by three directors.

       (c) District Three shall be represented by three directors.

       (d) District Four shall be represented by two directors.

       (e) District Five shall be represented by three directors.

       (f) District Six shall be represented by two directors.

       (g) District Seven shall be represented by three directors.

       (h) District Eight shall be represented by five directors.

     6.16 Board Actions Requiring Approval of Class A Members. The Board may not authorize or approve the following actions without the affirmative vote or prior consent of sixty-six and two-thirds percent (66.67%) of the Class A Members voting in person, by proxy or by mail ballot at a duly called Members meeting:

       (a) Any amendment of this Agreement or the Articles of Organization of the Company;

       (b) Approve any merger, consolidation, share or interest exchange, or sale of all or substantially all of the assets of the Company (other than the merger contemplated in the Transaction Agreement and a merger of a wholly-owned subsidiary with and into the Company in which the Company is the surviving entity);

       (c)  Voluntarily cause the dissolution of the Company; and

       (d) Authorize any transaction, agreement or action on behalf of the Company that is not related or complimentary to the Company's existing business or would make it impossible for the Company to carry on the primary business of the Company.

     6.17 Board Actions Requiring Approval of Class B Members. Neither the Board nor the Class A Members may authorize or approve the following actions without the prior consent of the holders of sixty-six and two-thirds percent (66.67%) of the Class B Units:

       (a)  Make any material change in the principal business of the Company;

       (b) Sell, lease, liquidate, exchange, dispose of or otherwise transfer substantially all of the assets of the Company; or

       (c) Embark upon any capital expenditure project that would involve the expenditure by the Company of any amount in excess of Two Hundred and Fifty Thousand Dollars ($250,000.00).

     Holders of Class B Units shall not unreasonably withhold any consent required of it pursuant to this Section 6.17. For purposes of assessing the reasonableness of the withholding by any holder of Class B Units of consent hereunder, reference shall be made to the viewpoint of a lender or passive investor that occupies the position of sole holder of the Class B Units.

     6.18 Absent Directors. A Director of the Company may give advance written consent or opposition to a proposal to be acted upon at a Board meeting. If the Director is not present at the meeting, consent or opposition to a proposal does not constitute presence at the meeting for purposes of determining existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the Director has consented or objected.

     6.19 Action Without Meeting. Any action required or permitted to be taken at a meeting of the Directors may be taken without a meeting by written action signed by all of the Directors. The written action is effective when signed by all the Directors, unless a different effective time is provided in the written action.

     6.20 Telephonic Meetings. Any regular or special meeting of the Directors may be taken by telephonic or electronic conference or any other means of communication through which the Directors can simultaneously hear each other during the conference, if the same notice is given of the conference to each Director, and if the Directors participating in the conference would be sufficient to constitute a quorum at a meeting. Participation in a telephonic, electronic, or other conference of such means constitutes presence at the meeting in person if all the other requirements are met.



                                  ARTICLE VII


                              DUTIES OF DIRECTORS

     7.1 General Powers. The Board of Directors shall direct the business and affairs of the Company, and shall exercise all of the powers of the Company except such as are by this Agreement conferred upon or reserved to the Members. The Board of Directors shall adopt such policies, rules, regulations, and actions not inconsistent with law or this Agreement as it may deem advisable.

     7.2 Employment of President and Chief Executive Officer. The Board of Directors shall select and employ a President and Chief Executive Officer and fix the compensation of such President and Chief Executive Officer. The Board of Directors may terminate the employment of the President and Chief Executive Officer with or without cause at any time, unless an enforceable written contract between the Company and the President and Chief Executive Officer provides otherwise.

     7.3 Bonds and Insurance. The Board of Directors shall require the President and Chief Executive Officer and all officers, agents, and employees charged by the Company with responsibility for the custody of any of its funds or property to give adequate bonds. Such bonds, unless cash security is given, shall be furnished by a responsible bonding company and approved by the Board of Directors, and the cost thereof shall be paid by the Company. The Company shall provide for the adequate insurance of the property of the Company, or property which may be in the possession of the Company, or stored by it, and not otherwise adequately insured, and in addition adequate insurance covering liability for accidents to all employees and the public.

     7.4 Accounting System and Audit. The Board of Directors shall cause to be installed and maintained an adequate system of accounts and records. At least once in each year the books and accounts of the Company shall be audited by an independent auditing firm, and the report of such audit shall be made at the next Annual Meeting of the Class A Members.

     7.5 Agreements with Members. The Board of Directors and such duly authorized officers shall have the power to carry out all agreements of the Company with its Members in every way advantageous to the Company representing the Members collectively.

     7.6 Depository. The Board of Directors may direct management to approve one or more banks or other financial institutions to act as depositories of the funds of the Company, and to determine the manner of receiving, depositing, and disbursing the funds of the Company, the form of checks, and the person or persons by whom they shall be signed, with the power to change such banks and the person or persons signing such checks and the form thereof at will.



                                 ARTICLE VIII


             BOARD OFFICERS; PRESIDENT AND CHIEF EXECUTIVE OFFICER

     8.1 Election of Board Officers. At each Annual Meeting of the Board of Directors, the Board of Directors shall elect the principal officers of the Board, which principal officers shall be a Chairman, a Vice Chairman, a Secretary and such other Board officers as may be established by the Board. The Chairman, Vice Chairman and Secretary must be Directors of the Company. A board officer may be removed by the Board of Directors whenever in its judgment the best interests of the Company will be served thereby. If any vacancy shall occur among the principal officers of the Board, it shall be filled by the Board of Directors at its next regular meeting following the vacancy.

     8.2 Duties of Chairman. The Chairman shall:

       (a) preside over all meetings of the Members of the Company, the Executive Committee, and the Board of Directors;

       (b) call special meetings of the Board of Directors;

       (c) perform all acts and duties usually performed by an executive and presiding officer; and

       (d) sign all membership certificates and such other papers of the Company as the Chairman may be authorized or directed to sign by the Board of Directors; provided, however, that the Board of Directors may authorize any person to sign any or all checks, contracts, and other documents in writing on behalf of the Company. The Chairman shall perform such other duties as may be prescribed by this Agreement or by the Board of Directors.

     8.3 Duties of Vice Chairman. In the absence or disability of the Chairman, the Vice Chairman shall perform the duties of the Chairman.

     8.4 Duties of Secretary. The Secretary shall attend all meetings of the Company and the Board of Directors, all meetings of the Executive Committee, and all meetings of the Members, and shall record all votes and keep minutes of all proceedings. The Secretary shall keep a complete record of all meetings of the Company and of the Board of Directors. The Secretary shall sign such papers pertaining to the Company as he or she may be authorized or directed to sign by the Board of Directors. The Secretary shall serve all notices required by law and by this Agreement, including notices of meetings, and shall make a full report of all matters and business pertaining to his or her office to the Members at the Annual Meeting. The Secretary shall cause to be kept and maintained complete membership records, shall make all reports required by law, and shall perform such other duties as may be required of him or her by the Company or the Board of Directors. An Assistant Secretary, if any, shall perform the duties of the Secretary during the absence or disability of the Secretary.

     8.5 Duties of President and Chief Executive Officer. The President and Chief Executive Officer shall be employed by the Board of Directors as an officer of the Company and shall perform such duties as the Board of Directors may prescribe, and shall exercise such authority as the Board of Directors may from time to time vest in him or her. Under the direction of the Board of Directors, the President and Chief Executive Officer shall have general charge of the ordinary and usual business operations of the Company, including the purchasing, marketing and handling of all products and supplies handled by the Company.

     The President and Chief Executive Officer shall cause all money belonging to the Company that comes into his or her possession in the name of the Company to be deposited in a bank or other financial institution selected by the Board of Directors, and if authorized to do so by the Board of Directors, shall make all disbursements by check or electronic transfer of funds therefrom for the ordinary and necessary expenses of the business in the manner and form prescribed by the Board of Directors. On the appointment of his or her successor, the President and Chief Executive Officer shall deliver to said successor all money and property belonging to the Company which he or she has in his or her possession or over which he or she has control.

     The President and Chief Executive Officer shall be required to maintain the Company's records and accounts in such a manner that the true and correct condition of the Company's business may be ascertained therefrom at any time. The President and Chief Executive Officer shall render annual and periodic statements in the form and in the manner prescribed by the Board of Directors, and shall carefully preserve all books, documents, correspondence, and records of whatever kind pertaining to the business of the Company that may come into his or her possession.

     The President and Chief Executive Officer shall employ, supervise, and dismiss any or all officers or employees of the Company, except agents or counsel specifically employed by the Board of Directors. The President and Chief Executive Officer may designate employees of the Company as various vice presidents or assistant secretaries of the Company and define their duties and responsibilities as such officers of the Company.

     8.6 Compensation. The salary, compensation, and other benefits of the President and Chief Executive Officer and all Board officers shall be fixed by the Board of Directors; provided, however, that no officer who is a director may take part in the vote on his or her own compensation.

     8.7 Special Powers. The President and Chief Executive Officer or any officer may be vested by the Board of Directors with any power and charged with any duty not contrary to law or inconsistent with this Agreement.



                                  ARTICLE IX


                 REQUIRED RECORDS; ACCOUNTING AND TAX MATTERS

     9.1 Required Records. The Board shall cause to be maintained the required records of the Company in a complete and accurate manner. The Board shall cause to be maintained the required records on a current basis, including, without limitation, the recording of any transfer of all or part of a Member's Membership Interest pursuant to Article X hereof in the required records as soon as the Board receives notice of such transfer. The Board shall conspicuously note in the required records that the Members' Membership Interests are governed by this Agreement and that this Agreement contains a restriction on the assignment of Membership Interests. The required records at all times shall be kept at the principal executive office of the Company or such other place or places within the United States as the Board may determine. Each Member shall have access to and may inspect and copy the required records as provided to the extent allowable and in accordance with the Act. The costs of such inspection and copying shall be borne by the inspecting Member.

     9.2 Books of Account. The Board shall cause to be kept complete and accurate accounts of all transactions of the Company in proper books of account and shall enter or cause to be entered therein a full and accurate account of each and every Company transaction in accordance with accounting principles and methods as determined by the Board with the advice of the Company's accountants. The books of account of the Company shall be closed and balanced as of the end of each fiscal year. The books of account and other records of the Company shall at all times be kept at the principal executive office of the Company or such other place or places within the United States as the Board may determine. Each Member shall have access to and may inspect and copy any of such books and records at all reasonable times and in accordance with the Act. The costs of such inspection and copying shall be borne by the inspecting Member.

     9.3 Tax Characterization, Returns, Elections and Information. The Members acknowledge that the Company will be characterized as a partnership for federal income tax purposes. Management shall prepare or cause to be prepared and shall file on or before the due date (or any extension thereof) any federal, state or local tax returns required to be filed by the Company and, except as otherwise provided in any Board resolution, shall have complete discretion and authority concerning any tax election required or permitted to be made by the Company. Notwithstanding the preceding sentence, the Company shall not make an election under Section 754 of the Code unless the Board shall determine by resolution that the tax benefits made available to affected transferee Members as a result of such an election are likely to be of sufficient magnitude to justify the increased cost and administrative burden of accounting for the resulting basis adjustments under Sections 734(b) and 743(b) of the Code.

     Management shall deliver or cause to be delivered to each Member within a reasonable time after the end of each fiscal year or, if applicable, after the extended due date of the Company's tax return, such information concerning the Company as is necessary or appropriate to permit each Member to properly complete any federal, state or local income tax return in which Members must include items attributable to the Company. Management shall endeavor to provide sufficient information from time to time during the year as may be appropriate to permit the Members to pay federal, state and local estimated taxes.

     9.4 Tax Matters Partner; Tax Audit Costs. The Tax Matters Partner shall be the person so designated in accordance with Sections 6221-33 of the Code and related Treasury Regulations and such person shall assume the responsibilities assigned to tax matters partners therein. The Board may designate the Tax Matters Partner in accordance with said sections and regulations or, if no such designation is made, the Tax Matters Partner shall be the Chairman of the Board or, if such Chairman is not a Member, the Director who is a Member and who, among the other Directors who are members, individually owns the largest number of Units.

     If on advice of counsel the Tax Matters Partner determines that it is in the best interest of the Members that the final results of any administrative proceeding be appealed by the institution of legal proceedings, the Tax Matters Partner is hereby authorized to commence such legal proceedings in such forum as the Tax Matters Partner, on advice of counsel, determines to be appropriate. In the event the Tax Matters Partner selects a forum for appeal in which the Unit Holders are required to deposit a proportionate share of any disputed tax before making such appeal, the Tax Matters Partner must obtain the approval of the Board and the consent of Members owning a majority of the Voting Interests. If such approval and consent is obtained, each of the Unit Holders will be required to deposit and pay such Unit Holder's proportionate share of such disputed tax before participating in such appeal. The Unit Holders acknowledge that such deposit under current law does not earn interest and that the failure to so deposit may preclude a Unit Holder from pursuing any other sort of appeal by court action.

     The Tax Matters Partner shall not be liable to any other Unit Holder for any action taken with respect to any such administrative proceedings or appeal so long as the Tax Matters Partner is not grossly negligent or guilty of willful misconduct. Any costs paid or incurred by the Tax Matters Partner in connection with its activities in such capacity shall be reimbursed by the Company.

     Each Unit Holder acknowledges that any cost a Unit Holder may incur in connection with an audit of such Unit Holder's income tax return, including an audit of such Unit Holder's investment in this Company, is such Unit Holder's sole responsibility and obligation. The Company, the Board, the officers and the Tax Matters Partner shall not be liable to any Unit Holder for reimbursement or sharing of any such costs.



                                   ARTICLE X


                         TRANSFER OF MEMBER INTERESTS

     10.1 Restrictions on Transfer.

       (a) No Person shall Transfer any Unit if, in the determination of the Board, such Transfer would cause the Company to be treated as a "publicly traded partnership" within the meaning of Section 7704(b) of the Code.

       (b) No Person shall Transfer any Unit except with the prior consent of the Board of Directors.

       (c) Any Transfer of a Unit that would result in a violation of the restrictions in Section 10.1(a) or (b) shall be null and void, and the intended transferee shall acquire no rights in such Unit.

     10.2 Conditions Precedent to Transfers. The Board of Directors may not recognize any Transfer of Units unless and until the Company has received:

       (a) an opinion of counsel (whose fees and expenses shall be borne by the transferor) satisfactory in form and substance to the Board that such Transfer may be lawfully made without registration or qualification under applicable state and federal securities laws, or such Transfer is properly registered or qualified under applicable state and federal securities laws;

       (b) such documents and instruments of conveyance executed by the transferor and transferee as may be necessary or appropriate in the opinion of counsel to the Company to effect such Transfer, except that in the case of a Transfer of Units involuntarily by operation of law, the Transfer shall be confirmed by presentation of legal evidence of such Transfer, in form and substance satisfactory to the Company;

       (c) the transferor's Certificate of Membership Interest;

       (d) the transferee's taxpayer identification number and sufficient information to determine the transferee's initial tax basis in the interest transferred, and any other information reasonably necessary to permit the Company to file all required federal and state tax returns and other legally required information statements or returns;

       (e) evidence satisfactory in form and substance to the Board that the transferee meets the minimum and maximum Unit ownership requirements set forth in Section 3.2 of this Agreement;

       (f) in the case of a Transfer of Class A Units subject to a 1996 Loss Payable, full payment in cash to offset such Member's 1996 Loss Payable; and

       (g) in the case of a Transfer of Class B Units, a written agreement executed by the transferee to the effect that transferee is not entitled to the benefits of the Stockholder Agreement between the Cooperative and Archer Daniels Midland Corporation dated August 27, 1997;

provided, however, the Board may waive any or all of the conditions stated above. In addition, the Board may adopt such other conditions on the Transfer of Units as it deems appropriate.

     10.3 Substitution of Member. A transferee of Units shall be admitted as a substitute Member only if (i) the provisions of this Article have been met, (ii) the transferee executes an instrument satisfactory to the Company accepting and adopting the terms and provisions of this Agreement and (iii) the transferor pays all reasonable expenses incurred by the Company in connection with the Transfer and, if applicable, the transferee's admission as a new Member. The admission of a transferee as a substitute Member shall not result in the release of the Member who transferred the Unit from any liability that such Member may have to the Company.

     10.4 Effective Date of Transfer. Any Transfer of a Unit shall be deemed effective as of the day of the month and year (i) which the Transfer occurs (as reflected by the form of Assignment) and (ii) the transferee's name and address and the nature and extent of the Transfer are reflected in the records of the Company. The name, address, Capital Contributions, class and number of Units held by each Member shall be set forth on the Membership Register, which shall be modified from time to time as Transfers occur or as additional Units are issued pursuant to the provisions of this Agreement. The appropriate Company records shall be conspicuously noted to prevent the Transfer of Units otherwise than in accordance with this Article X. Notwithstanding the foregoing, the effective date of a Transfer for purposes of allocation of Profits and Losses and for distributions shall be determined pursuant to Section 10.5. Any transferee of a Unit shall take subject to the restrictions on transfer imposed by this Agreement.

     10.5 Distributions and Allocations in Respect to Transferred Interest. If any Unit is transferred during any accounting period in compliance with the provisions of this Article X, then Profits and Losses, each item thereof, and all other items attributable to such Units for such accounting period shall be divided and allocated between the transferor and the transferee by taking into account their varying interests during such accounting period in accordance with Code Section 706(d). Solely for purposes of making such allocations and distributions, the Company shall use the interim closing of the books method and the convention that recognizes such Transfer as of the beginning of the calendar month following the calendar month in which the notice, documentation and information requirements of this Article X have been substantially complied with. All distributions on or before the end of the calendar month in which such requirements have been substantially complied with shall be made to the transferor and all distributions thereafter shall be made to the transferee. The Board shall have the power and authority to adopt another reasonable method and/or convention with respect to such allocations and distributions; provided, that reasonable notice of any change is given to the Members in advance of the change. Neither the Company, the Board, any Director nor any Member shall incur any liability for making allocations and distributions in accordance with the provisions of this Section 10.5, whether or not the Board or any Director or the Company or any Member has knowledge of any Transfer of ownership of any interest in the Company.



                                  ARTICLE XI


                          DISSOLUTION AND WINDING UP

     11.1 Liquidating Events. The Company shall be dissolved and commence winding up and liquidating upon the affirmative vote of at least sixty-six and two-thirds percent (66.67%) of the Class A Members voting at a duly called meeting.

     As further provided in Article III herein, the dissociation and termination of the continued membership of a Member shall not cause the dissolution of the Company and shall not require the Company's business to be wound-up, so long as the Company has the minimum number of Members required under applicable state law within ninety (90) days following the Event of Dissociation.

     11.2 Winding Up.

       (a) Notice of Dissolution. As soon as possible following the occurrence of a Liquidating Event, the appropriate representative of the Company shall execute a notice of dissolution in such form as shall be prescribed by the Colorado Secretary of State, setting forth the information required under the Act, and shall file same with the Colorado Secretary of State's office.

       (b) Winding Up of Business. Upon filing a notice of dissolution with the Colorado Secretary of State, the Company shall cease to carry on its business, except insofar as may be necessary for the winding up of its business, but its separate existence shall continue until a certificate of termination has been issued by the Secretary of State or until a decree dissolving the Company has been entered by a court of competent jurisdiction.


     11.3 Distributions Upon Dissolution. Upon dissolution, the business of the Company shall be wound up, the Directors shall take full account of the Company assets and liabilities, and all assets shall be liquidated as promptly as is consistent with obtaining the fair value thereof. If any assets are not sold, gain or loss shall be allocated to the Unit Holders in accordance with Article V as if such assets had been sold at their fair market value at the time of the liquidation. If any assets are distributed to a Unit Holder, rather than sold, the distribution shall be treated as a distribution equal to the fair market value of the assets at the time of the liquidation. The assets of the Company shall be applied and distributed in the following order of priority:


       (a) First, to the payment of all debts and liabilities of the Company, including all fees due the Directors, and including any loans or advances that may have been made by the Members to the Company, in the order of priority as provided by law;


       (b) Second, to the establishment of any reserves deemed necessary by the Directors or the Person winding up the affairs of the Company for any contingent liabilities or obligations of the Company; and


       (c) Third, to the Unit Holders, ratably in proportion to the credit balances in their respective Capital Accounts after and including all allocations to the Unit Holders and holders of Special Financial Interests under
Article V herein, including the allocation of any income, gain or loss from the sale, exchange or other disposition (including a deemed sale pursuant to this Section 11.3) of the Company's assets, in an amount equal to value of their units as established by the Board of Directors;


       (d) Fourth, to the holders of Special Financial Interests in proportion to their stated amounts in amounts equal to the stated amount of such interests less any previous distributions made with respect to such Interests; and


       (e) Fifth, the balance, if any, to the Unit Holders, ratably in proportion to the credit balances in their respective Capital Accounts, in an amount equal to the aggregate credit balances in the Capital Accounts after and including all allocations to the Unit Holders and holders of Special Financial Interests under Article V herein, including the allocation of any income, gain or loss from the sale, exchange or other disposition (including a deemed sale pursuant to this Section 11.3) of the Company's assets.


     11.4 Compliance With Regulations; Deficit Capital Accounts. In the event the Company is "liquidated" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Article XI to the Unit Holders who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2). If any Unit Holder has a deficit balance in his Capital Account (after giving effect to all contributions, distributions and allocations for all allocation periods, including the allocation period during which such liquidation occurs), such Unit Holder shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever. In the discretion of the Company, a pro rata portion of the distributions that would otherwise be made to the Unit Holders pursuant to this Article XI may be:


       (a) Distributed to a trust established for the benefit of the Unit Holders for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company. The assets of any such trust shall be distributed to the Unit Holders from time to time, in the reasonable discretion of the trustee, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Unit Holders pursuant to Section
11.3 hereof; or

       (b) Withheld to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that such withheld amounts shall be distributed to the Unit Holders as soon as practicable.

     11.5 Deemed Distribution and Recontribution. Notwithstanding any other provision of this Article XI, in the event the Company is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Dissolution Event has occurred, the Property shall not be liquidated, the Company's debts and other liabilities shall not be paid or discharged, and the Company's affairs shall not be wound up. Instead, solely for federal income tax purposes, the Company shall be deemed to have distributed the property in-kind to the Unit Holders, who shall be deemed to have taken subject to all debts of the Company and other liabilities all in accordance with their respective Capital Accounts. Immediately thereafter, the Unit Holders shall be deemed to have recontributed the property in-kind to the Company, which shall be deemed to have taken subject to all such liabilities.

     11.6 Allocations During Period of Liquidation. During the period commencing on the first day of the Fiscal Year during which a Dissolution Event occurs and ending on the date on which all of the assets of the Company have been distributed to the Unit Holders pursuant to Section 11.3 hereof (the "Liquidation Period"), the Unit Holders shall continue to share Profits, Losses, gain, loss and other items of Company income, gain, loss or deduction in the manner provided in Article V hereof.

     11.7 Character of Liquidating Distributions. All payments made in liquidation of the interest of a Unit Holder shall be made in exchange for the interest of such Unit Holder in property pursuant to Section 736(b)(1) of the Code, including the interest of such Unit Holder in Company goodwill.



                                  ARTICLE XII


                          MEMBERS BOUND BY AGREEMENT

     By their purchase or acceptance of Units, the Initial Members and any Person who is admitted as an additional Member or a substitute Member shall be subject to and bound by all the provisions of this Agreement, whether or not such Member executes this Agreement or any other document referring to this Agreement. However, such Person shall execute and acknowledge any documents and instruments, in form and substance satisfactory to the Board, as the Board shall deem necessary or advisable to effect such admission and to confirm the agreement of the Person being admitted to be bound by all the terms and provisions of this Agreement. Upon demand by the Board, such Person shall pay all reasonable expenses in connection with such admission as a Member, including, without limitation, legal fees and costs of preparation of any amendment to or restatement of this Agreement, if necessary or desirable in connection therewith.



                                 ARTICLE XIII


                  INDEMNIFICATION OF DIRECTORS AND EMPLOYEES

     13.1 Indemnity of Directors, Employees and Other Agents.

       (a) To the fullest extent permitted by law, the Company shall indemnify each Director from and make advances for expenses incurred by the Director in connection with any claim made against the Director arising from an action or omission made in good faith or which he or she reasonably believed to be in the best interests of the Company, or any other such claim to the maximum extent permitted under the Act, except to the extent the claim for which indemnification is sought results from an act or omission of the Director constituting fraud or willful misconduct.

       (b) Except as may otherwise be provided in an agreement with an agent or employee, the Company shall indemnify its employees and other agents who are not Directors to the fullest extent permitted by law.

       (c) Expenses (including legal fees and expenses) incurred by a Director in defending any claim, demand, action, suit or proceeding subject to subsection
(a) above shall be paid by the Company
in advance of the final disposition of such claim, demand, action, suit or proceeding upon receipt of an undertaking (which need not be secured) by or on behalf of the Director to repay such amount if it shall ultimately be finally determined by a court of competent jurisdiction and not subject to appeal, that the Director is not entitled to be indemnified by the Company as authorized hereunder.



                                  ARTICLE XIV
                                 MISCELLANEOUS

     14.1 Entire Agreement. This Agreement constitutes the entire agreement among the parties and supersedes any prior agreement or understanding among them with respect to the subject matter hereof.

     14.2 Amendment. This Agreement may not be modified, amended, or supplemented, without (a) the affirmative vote or prior consent of sixty-six and two-thirds percent (66.67%) of the Class A Members voting in person, by proxy, or by mail ballot at a duly called Members meeting (except that the Board may amend Section 6.17(c) without the consent or approval of any Class A Members), and (b) in the case of any modification, amendment or supplement which otherwise modifies or amends Section 6.17 hereof or the last sentence of Section 4.3(b) hereof, or which otherwise modifies the rights and benefits afforded to the holders of Class B Units, the prior consent of the holders of sixty-six and two-thirds percent (66.67%) of the Class B Units.

     14.3 Conflict with Articles. In the event of any conflict between the Articles of Organization and this Agreement, the provisions of this Agreement shall govern to the extent not contrary to law.

     14.4 Certificates of Membership Interest. Units shall be evidenced by certificates of membership interest. At the effective time of the merger of MCP Colorado into the Company pursuant to the Transaction Agreement, the Company adopts the certificates of the Cooperative as the Certificates of Membership Interest of the Company. Upon any Transfer of Units in accordance with Article X, the Board of Directors will issue a new form of certificate under the Company's own name (a "LLC Certificate") representing the Units so transferred; provided, however, that the issuance of LLC Certificates shall not invalidate or otherwise affect the validity of certificates of the Cooperative representing outstanding Units owned by the Initial Members. Each LLC Certificate shall bear a legend referring to the restrictions set forth in Article X.

     14.5 Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under the present or future laws effective during the term of this Agreement, such provision will be fully severable. This Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement. The remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. In lieu of such illegal, invalid, or unenforceable provision, there will be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

     14.6 Remedies. The parties agree that in the event of a breach of this Agreement, the non-breaching party or parties shall be entitled to the remedies of specific performance and injunctive relief, except to the extent prohibited by the Act. Such remedies shall be in addition to any other remedies available at law or in equity with the pursuit of any one or more remedies not being a bar to the pursuit of other remedies which may be available. The parties further agree that the breaching party or parties shall pay all reasonable costs, expenses, and attorneys' fees incurred by the non-breaching party or parties in pursuing their remedies for a breach of this Agreement.

     14.7 Consent and Waiver. No consent under and no waiver of any provision of this Agreement on any one occasion shall constitute a consent under or waiver of any other provision on said occasion or on any other occasion, nor shall it constitute a consent under or waiver of the consented to or waived provision on any other occasion. No consent or waiver shall be enforceable unless it is in writing and signed by the party against whom such consent or waiver is sought to be enforced.

     14.8 No Third Party Beneficiary. This Agreement is made solely and specifically among and for the benefit of the Company, the Members and the Unit Holders, and their respective successors and assigns.

No other Person will have any rights, interest, or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise; provided, however, that the Company shall have standing to bring an action to recover damages provided for by the Act or to seek remedies otherwise provided by law in the event of a breach or threatened breach of this Agreement.

     14.9 Notices. All notices, offers, demands, or other communications required or permitted under this Agreement shall be in writing, signed by the Person giving the same. Notice shall be treated as given when personally received or (except in the event of a mail strike) when sent by United States Mail to a Member or Unit Holder at the address as shown from time to time on the records of the Company. Any Member or Unit Holder may specify a different address by written notice to the Company.

     14.10 Binding Effect. Except as herein otherwise specifically provided, this Agreement shall be binding upon and inure to the benefit of the Company, the Members and Unit Holders, parties and their legal representatives, heirs, administrators, executors, successors and assigns. Members and Unit Holders shall be bound by and shall be entitled to the benefits of this Agreement by their purchase or acceptance of Units whether or not they sign this Agreement or any document referring to this Agreement.

     14.11 Necessary Instruments and Acts. The parties covenant and agree that they shall execute any further instruments and shall perform any acts which are or may become necessary to effectuate and to carry out the terms and conditions of this Agreement.

     14.12 Number and Gender. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural and pronouns stated in either the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter.


     14.13 Interpretation. All references herein to Articles, Sections and subsections refer to Articles, Sections and subsections of this Agreement. All Article, Section and subsection headings are for reference purposes only and shall not affect the interpretation of this Agreement.

     14.14 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement binding on all parties. Each party shall become bound by this Agreement immediately upon signing any counterpart, independently of the signature of any other party.

     14.15 Governing Law. This Agreement and the rights of the parties hereunder shall be governed by and interpreted in accordance with the internal laws of the State of Colorado, without regard to its conflicts or choice-of-law rules.



                                 * * * * * * *


     IN WITNESS WHEREOF, this Agreement has been executed by the duly authorized representatives of the Company and the Cooperative as of the date set forth in the first paragraph.




                                     MINNESOTA CORN PROCESSORS, INC.


                                     By: --------------------------------------


                                     Its: -------------------------------------


                                     MINNESOTA CORN PROCESSORS, LLC


                                     By: --------------------------------------


                                     Its: -------------------------------------

                                  SCHEDULE A



                                  COMPETITORS


Archer Daniels Midland Company
Cargill, Incorporated
Corn Products Company (Corn Products International, Inc.)
A.E. Staley Manufacturing Company (Tate & Lyle, PLC)
Cerestar USA, Inc.
National Starch and Chemical Company
Penford Products Company (Penford Corporation)
Roquette America, Inc.

                                  APPENDIX E


                              SUMMARIZATION LETTER
                                       OF
                               APPRAISAL OPINION


     AMERICAN APPRAISAL ASSOCIATES                  SUMMARIZATION LETTER  PAGE 1

     ===========================================================================




                                                                February 1, 1999




Minnesota Corn Processors
Marshall, Minnesota


In order to assist you, we are providing this summarization letter of our appraisal report, dated January 26, 1999. All terms and conditions contained in the report apply fully herein. To understand the procedures followed and the conclusions reached, the reader is advised to read the report in its entirety.

In accordance with your authorization, we made an investigation and appraisal of the business enterprise headquartered in MARSHALL, MINNESOTA, and identified to us as


                            MINNESOTA CORN PROCESSORS


Our report, intended to comply with the purpose and reporting requirements set forth by the Uniform Standards of Professional Appraisal Practice ("USPAP") for a summary appraisal report was prepared for Minnesota Corn Processors ("MCP" or "the company") regarding their contemplated conversion ("the Contemplated Transaction") that would restructure the company from a cooperative entity to a limited liability company ("LLC"). Our opinions are as of September 30, 1998 ("the appraisal date"), of the fair market value under the premise of continued use of (I) the business enterprise of MCP prior to the Contemplated Transaction, and (ii) the minority common equity value of MCP on a per-share basis immediately following the consummation of the Contemplated Transaction. These opinions have been prepared for MCP and its equity holders for tax and corporate planning purposes. It is entirely inappropriate to use these opinions of value for any other purpose.

FAIR MARKET VALUE is defined as the estimated amount at which the business enterprise might exchange between a willing buyer and a willing seller, neither being under compulsion, each having reasonable knowledge of all relevant facts.

When fair market value is established under the premise of CONTINUED USE, it is assumed that the

     AMERICAN APPRAISAL ASSOCIATES                  SUMMARIZATION LETTER  PAGE 2

     ===========================================================================


buyer and the seller would be contemplating retention of the assets at their present location as part of the current operations. An estimate of fair market value arrived at under the premise of continued use does not represent the amount that might be realized from piecemeal disposition of the assets in the open market or from an alternative use of the assets.

BUSINESS ENTERPRISE is defined as the combination of all tangible assets (property, plant, and equipment, and normal working capital) and intangible assets of a continuing business. Alternatively, it is equivalent to the invested capital of the business; that is, the combination of the value of the stockholders' equity and long-term debt.

Our appraisal report identifies the property appraised, states the objective and extent of the appraisal, and presents the conclusion of value. The report discusses the economic and industry outlook, the history and nature of the business, an explanation of the valuation techniques employed, and the conclusion of value. The report contains exhibits on (A) Historical Income Statement; (B) Historical Balance Sheet; (C) Guideline Company Weighting Process; (D) Market Approach - Guideline Company Method; (E) Discount Rate Development; (F) Income Approach - Discounted Cash Flow Method; (G) Valuation of St. Paul Bank Investment; (H) Valuation of Member Loss Allocation Receivable;
(I) Discount for Lack of Marketability Data; (J) Analysis of Court Cases; (K) Assumptions and Limiting Conditions; (L) Certificate of Appraiser and a statement of general service conditions.

At September 30, 1998, MCP was a wet corn milling plant that produced value-added corn-related products for its cooperative members. The products produced for sale by MCP include ethanol, cornstarch, 55 high fructose corn syrup ("55-HFCS"), 42 high fructose corn syrup ("42-HFCS"), and corn syrup. Co-products ("feeds") consisting of gluten feed, gluten meal, corn germ, and steepwater are also produced and sold.

The investigation included discussions with MCP's management concerning the history and nature of the business, its economic status, and its prospects. For the purpose of preparing the appraisal, we were furnished with audited and unaudited financial statements, as well as other records, documents, and forecasts germane to the appraisal. The historical data have been utilized without further verification as correctly representing the results of the operation and the financial condition of the enterprise. In addition, a study of market conditions and an analysis of published information were used to evaluate the company's past performance and to assess its ability and capacity to generate future investment returns.

The appraisal investigation included a study of the factors having a bearing on determining the fair market value. A listing of these factors is contained in the report. Primary consideration was given to the company's earning capacity and a comparative evaluation of its financial results with other similar enterprises.

     AMERICAN APPRAISAL ASSOCIATES                  SUMMARIZATION LETTER  PAGE 3

     ===========================================================================


As a result of our study, it is our opinion that as of September 30, 1998, the fair market value under the premise of continued use of the Minnesota Corn Processors business enterprise prior to the Contemplated Transaction is reasonably represented in the amount of SIX HUNDRED ELEVEN MILLION DOLLARS ($611,000,000). On the same date, the fair market value under the premise of continued use of the minority common equity value of MCP immediately following the consummation of the Contemplated Transaction is ONE DOLLAR TEN CENTS ($1.10) per share, based on 195,428,000 shares outstanding.

No investigation was made of the title to or any liability against the interest appraised. Further, we have not investigated the title to or any liabilities against the property appraised.


                                       Respectfully submitted,

                                       AMERICAN APPRAISAL ASSOCIATES, INC.

                                   PART II.

                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS


ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES
     (a) Exhibits. See Exhibit Index.

     (b) Financial Statement Schedules. Not applicable.

     (c) Report, Opinion or Appraisal. Not applicable.


ITEM 22. UNDERTAKINGS
     (a) The undersigned registrant hereby undertakes:


        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:


          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;


        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


   (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   (c) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
        Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (d) The undersigned registrant hereby undertakes that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

   (e) The undersigned registrant hereby undertakes that every prospectus: (i) that is filed pursuant to paragraph (d) immediately preceding, or (ii) that purports to meet the requirements of Sections 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marshall, State of Minnesota on February 12, 1999.


                                        MINNESOTA CORN PROCESSORS, LLC



                                           /S/ L. DAN THOMPSON
                                        By ------------------------------------
                                           L. Dan Thompson
                                           President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on February 12, 1999.



               SIGNATURE                                       TITLE
---------------------------------------   -----------------------------------------------

/S/ L. DAN THOMPSON                       President and Chief Executive Officer
 -------------------------------------
L. Dan Thompson



/S/ DANIEL H. STACKEN                     Principal Financial and Accounting Officer and
 -------------------------------------    Director
Daniel H. Stacken


/S/ JERRY JACOBY                          Director
 -------------------------------------
Jerry Jacoby



                               INDEX TO EXHIBITS



 EXHIBIT NO.  DESCRIPTION
------------- ------------------------------------------------------------------------------

   2.1        Plan of Merger by and between Minnesota Processors, Inc. and
              Minnesota Corn Processors of Colorado, dated January , 1999.
   2.2        Plan of Merger by and between Minnesota Corn Processors Colorado and Minnesota Corn Processors, LLC, dated January , 1999.
   2.3        Transaction Agreement by and among Minnesota Corn Processors, Inc.,
              Minnesota Corn Processors Colorado and Minnesota Corn Processors, LLC,
              dated January 22, 1999.
   3.1        Articles of Organization of Minnesota Corn Processors, LLC, filed
              December 10, 1998.*
   3.2        Operating Agreement of Minnesota Corn Processors, LLC.
   3.3        Articles of Incorporation of Minnesota Corn Processors Colorado, filed December 10, 1998.*
   3.4        Amended and Restated Articles of Incorporation of Minnesota Corn Processors
              Colorado, filed January 22, 1999.*
   3.5        Bylaws of Minnesota Corn Processors Colorado.
   5.1        Legal Opinion of Dorsey & Whitney, LLP with respect to the securities being registered.**
  10.1        Transaction Agreement between Archer Daniels Midland Company and
              Minnesota Corn Processors, Inc., dated July 9, 1997.*
  10.2        Stockholder Agreement between Archer Daniels Midland Company and
              Minnesota Corn Processors, Inc., dated August 27, 1997.*
  10.3        Master Equipment Lease Agreement between Fleet Capital Corporation and
              Minnesota Corn Processors, Inc., dated April 9, 1998.**
  10.4        Firm Sales/Purchase Agreement between Minnesota Corn Processors, Inc. and
              Wascana Energy Marketing (U.S.) Inc., dated December 30, 1996.**
  10.5        Natural Gas Purchase and Sale Contract between Minnesota Corn Processors,
              Inc. and Husky Gas Marketing Inc., dated November 1, 1996.**
  10.6        Amended and Restated Secured Credit Agreement among Minnesota
              Corner Processors, Inc., Liquid Sugars, Inc., Harris Trust and
              Savings Bank and U.S. Bancorp Ag Credit, dated as of November 4, 1998.*
  10.7        Note Purchase Agreement dated as of August 26, 1997.*
  10.8        Employment Agreement of L. Daniel Thompson, dated August 15, 1997.*
  10.9        Employment Agreement of George A. Lamberth, dated November 11, 1997.*
  10.10       Form of Management Stock Purchase Option Agreement.*
  10.11       Corn Steep Agreement between Minnesota Corn Processors and
              Liquid Corn, Inc.*
  23.1        Consent of Dorsey & Whitney, LLP (included in the opinion filed as
              Exhibit 5.1).
  23.2        Consent of American Appraisal Associates.*
  23.3        Consent of Clifton Gunderson, LLC.*
  23.4        Consent of Doug Finstrom
  23.5        Consent Carl Just
  23.6        Consent of Duane Adams
  23.7        Consent of Howard Dahlager
  23.8        Consent of Ken Robinson
  23.9        Consent of David Scheibel
  23.10       Consent of Steve Lipetzky
  23.11       Consent of John Zwach, Jr.
  23.12       Consent of Roger Fjerkenstad
  23.13       Consent of Donald Lindblad
  23.14       Consent of Daniel Dybsetter
  23.15       Consent of John Jerzak
  23.16       Consent of Dean Buesing


  23.17      Consent of Sandy Ludeman
  23.18      Consent of John P. Hennen
  23.19      Consent of John Nelson
  23.20      Consent of James Gervais
  23.21      Consent of Ron Kirchner
  23.22      Consent of Kenneth Regier
  23.23      Consent of Larry Dowd
  23.24      Consent of Andrew Jensen
  23.25      Consent of Patrick L. Meuret
  23.26      Consent of Robert Bender
  24.        Power of Attorney*
  27.        Financial Data Schedule*

------------------
* Previously filed.

** To be filed by amendment.